As filed with the Securities and Exchange Commission on July 2
4
, 2025
Registration No. 333-286041

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 2
to
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIONSGATE STUDIOS CORP.*
(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	7812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
(877)
848-3866
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bruce Tobey
Executive Vice President and General Counsel
Lionsgate Studios Corp.
2700 Colorado Avenue
Santa Monica, California 90404
(877)
848-3866
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Mark A. Stagliano Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	Kimberly Burns Dentons Canada LLP 250 Howe Street, 20th Floor Vancouver, British Columbia Canada, V6C 3R8
Approximate Date of Commencement of
Proposed
Sale of the Securities to the Public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the securities act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Exchange Act of 1934, as amended. (Check one):

Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The Registrant was formerly named Lionsgate Studios Holding Corp. In connection with the Transactions described in the prospectus included in this Registration Statement, Lionsgate Studios Holding Corp. changed its name to “Lionsgate Studios Corp.”

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY AND SUBJECT TO COMPLETION, DATED JULY 24, 2025

The 208,122 shares of common stock, without par value, of Lionsgate Studios Corp. (“New Lionsgate,” “we,” “us,” “our,” or the “Company”) (f/k/a Lionsgate Studios Holding Corp.), an entity formed under the laws of the Province of British Columbia and previously a wholly-owned subsidiary of Lions Gate Entertainment Corp. (“Lionsgate” or “LGEC”), covered by this prospectus include options (“stock options”) and stock appreciation rights (“SARs”) to acquire common shares of New Lionsgate that are held by former employees of LGEC and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz Entertainment Corp. (“Starz”), and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The stock options and SARs are outstanding under the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “New Lionsgate 2025 Plan”) and were converted from stock options to purchase Class A voting shares and Class B non-voting shares of LGEC (“LGEC common shares”) and SARs to acquire LGEC common shares in connection with the separation of the businesses of Lionsgate Studios Holding Corp. (f/k/a Lionsgate Studios Corp.), a British Columbia corporation (“LG Studios”), which encompasses the motion picture and television studio operations (the “LG Studios Business”), from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms (the “Starz Business”). Any proceeds received by New Lionsgate from the exercise of stock options and SARs covered by the Plan (and issued pursuant to the offering described in this prospectus) will be used for general corporate purposes. In connection with the Transactions (as defined below), Lionsgate was renamed to Starz Entertainment Corp. References in this prospectus to “LGEC” or “Lionsgate” refer to the entity as it existed prior to the Transactions.

As a result of the Transactions, New Lionsgate new common shares trade on the New York Stock Exchange (“NYSE”) under the symbol “LION.” Prior to the completion of the Transactions, New Lionsgate was a wholly-owned subsidiary of LGEC. Trading of New Lionsgate new common shares under the symbol “LION” began on the first trading day following the completion of the Transactions. On July 23, 2025, the closing price of New Lionsgate new common shares as reported on NYSE was $6.56 per share.

In reviewing this prospectus, we urge you to read carefully the section entitled “Risk Factors” beginning on page 20 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated [   ], 2025

i

CERTAIN DEFINITIONS

Unless otherwise indicated or as the context otherwise requires, all references in this prospectus to:

“Arrangement” refers to an arrangement proposed by Lionsgate to the holders of the LGEC Class A shares and to the holders of the LGEC Class B shares, and by LG Studios to the shareholders of the LG Studios common shares, in each case under Part 9, Division 5 of the BC Act and completed on May 6, 2025 on the terms and subject to the conditions set forth in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or the provisions of the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and LG Studios, as applicable;

“Arrangement Agreement” refers to that certain Arrangement Agreement, dated January 29, 2025, as amended by an amending agreement, dated March 12, 2025, and may be further amended from time to time, by and among Lionsgate, New Lionsgate, LG Studios, and LG Sirius, which agreement and amending agreement are attached hereto as Exhibit 2.1 and Exhibit 2.2, respectively;

“BC Act” refers to the Business Corporations Act (British Columbia);

“BC Court” refers to the Supreme Court of British Columbia;

“Competition Act” refers to the Competition Act (Canada) and the regulations made thereunder;

“Computershare” refers to Computershare Investor Services Inc. with offices located at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9, Canada;

“Employee Matters Agreement” refers to the employee matters agreement, by and among, LG Studios, New Lionsgate, LG Sirius and Starz, dated as of May 6, 2025, which is attached hereto as Exhibit 10.4;

“Interim Orders” refers to the LGEC Interim Order with respect to the Arrangement for LGEC and the LG Studios Interim Order with respect to the Arrangement for LG Studios, in each case pursuant to the Arrangement Agreement;

“Investment Canada Act” refers to the Investment Canada Act (Canada) and the regulations made thereunder;

“LG Sirius” refers to LG Sirius Holdings ULC, a British Columbia unlimited liability corporation that was voluntarily dissolved on May 6, 2025, in accordance with Section 314 of the Business Corporations Act (British Columbia) and the regulations made thereunder;

“LG Sirius Owned Shares” refers to all of the LG Studios common shares owned by LG Sirius at the Arrangement Effective Time;

“LG Studios” refers to Lionsgate Studios Holding Corp. (f/k/a Lionsgate Studios Corp.), a British Columbia corporation;

“LG Studios Board” refers to the board of directors of LG Studios prior to the completion of the Transactions;

“LG Studios Business” refers to the business held by LG Studios prior to the completion of the Transactions;

“LG Studios common shares” refers to the common shares, without par value, of LG Studios;

“LG Studios Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LG Studios made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the LG Studios Special Meeting;

“LG Studios Reorganization Proposal” refers to a special resolution of the holders of LG Studios common shares adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, LG Studios shareholders received, for each LG Studios common share they held, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, as more fully described in this prospectus;

“LGEC common shares” refers to LGEC Class A shares and LGEC Class B shares;

“LGEC Class A shares” refers to the Class A voting shares, without par value, of Lionsgate;

“LGEC Class B shares” refers to the Class B non-voting shares, without par value, of Lionsgate;

“LGEC Interim Articles” refers to the interim articles of LGEC;

“LGEC Interim Order” refers to the interim order of the BC Court with respect to the Arrangement for LGEC made pursuant to section 291 of the BC Act, providing for, among other things, the calling and holding of the Lionsgate Annual General and Special Meeting;

“Lionsgate” or “LGEC” refers to Lions Gate Entertainment Corp., a British Columbia corporation, as it existed prior to the completion of the Transactions and which, as part of the Transactions, changed its name to “Starz Entertainment Corp.”;

“Lionsgate Board” refers to the board of directors of Lionsgate prior to the completion of the Transactions;

“Lionsgate Transactions Proposal” refers to a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares, in each case adopting a statutory plan of arrangement pursuant to Section 288 of the BC Act among Lionsgate, the shareholders of Lionsgate, LG Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things, (a) New Lionsgate was separated from Lionsgate and holds the LG Studios Business, (b) Starz (formerly LGEC) holds the Starz Business, (c) LGEC shareholders received (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, received, for each LG Studios common share they held, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in this prospectus;

“New Lionsgate” refers to Lionsgate Studios Corp. (f/k/a Lionsgate Studios Holding Corp.), a British Columbia corporation;

“New Lionsgate 2025 Plan” refers to the Lionsgate Studios Corp. 2025 Performance Incentive Plan, which is attached hereto as Exhibit 10.5;

“New Lionsgate Articles” refers to the articles of New Lionsgate which became effective upon completion of the Transactions, as amended from time to time, the form of which are attached hereto as Exhibit 3.2;

v

“New Lionsgate Board” refers to the board of directors of New Lionsgate;

“New Lionsgate Class A shares” refers to the Class A shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class A shares;

“New Lionsgate Class B shares” refers to the Class B shares, without par value, of New Lionsgate having substantially the same powers, preferences and rights as LGEC Class B shares;

“New Lionsgate Class C preferred shares” refers to the Class C preferred shares, with one-half (1/2) of a vote per share, without par value, with a redemption price of $0.01 per share, of New Lionsgate;

“New Lionsgate Interim Articles” refers to the interim articles of New Lionsgate, which are attached hereto as Exhibit 3.1;

“New Lionsgate new common shares” refers to the common shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“New Lionsgate preference shares” refers to the preference shares, without par value, of New Lionsgate, following the Initial Share Exchange;

“Plan of Arrangement” refers to the Plan of Arrangement in respect of the Arrangement, which is attached hereto as Exhibit 2.3, and became effective on May 6, 2025, subject to any amendments or variations to such plan made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the BC Court in the Interim Orders or Final Order with the prior written consent of Lionsgate and Studios, as applicable;

“Prior Plans” refers to the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan, the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan;

“Separation Agreement” refers to the separation agreement by and among New Lionsgate, LG Studios, LG Sirius and Lionsgate, dated as of May 6, 2025 and which was entered into prior to the Arrangement Effective Time and which is attached hereto as Exhibit 2.4;

“Starz” refers to LGEC following its name change to Starz Entertainment Corp. in connection with the Transactions;

“Starz 2025 Plan” refers to the Starz Entertainment Corp. 2025 Performance Incentive Plan;

“Starz Articles” refers to the articles of Starz which became effective upon completion of the Transactions, as may be amended from time to time;

“Starz Board” refers to the board of directors of Starz;

“Starz Business” refers to the businesses of Lionsgate, other than the LG Studios Business, as in existence prior to the Transactions;

“Starz common shares” refers to voting common shares, each without par value, of Starz (formerly LGEC);

“Tax Matters Agreement” refers to the tax matters agreement, by and between LGEC and LG Studios, dated as of May 9, 2024 and entered into in connection with the Business Combination, which is attached hereto as

Exhibit 10.1 and to which New Lionsgate was made a party prior to the Arrangement Effective Time, pursuant to an amendment to the Tax Matters Agreement, which is attached hereto as Exhibit 10.2 (the “Tax Matters Agreement Amendment”); and

“Transition Services Agreement” refers to the transition services agreement, by and between New Lionsgate and Starz, dated as of May 6, 2025 and which was entered into prior to the Arrangement Effective Time and which is attached hereto as Exhibit 10.3.

PROSPECTUS SUMMARY

This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you. To fully understand the Transactions you should read carefully this entire prospectus, including the annexes, as well as the documents incorporated by reference into this prospectus, and the other documents to which you are referred. Please see the section entitled “Where You Can Find More Information” elsewhere in this prospectus.

Except as otherwise indicated or unless the context otherwise requires, the information included in this prospectus about New Lionsgate assumes the completion of all of the transactions referred to in this prospectus in connection with the Transactions. Unless the context otherwise requires, references in this prospectus to “New Lionsgate” or the “Company” refer to Lionsgate Studios Corp. (f/k/a Lionsgate Studios Holding Corp.), a British Columbia corporation, which was previously a wholly-owned subsidiary of Lions Gate Entertainment Corp. and was formed to hold, upon consummation of the Transactions, the LG Studios Business, including a substantial portion of Lionsgate’s corporate general and administrative functions and costs. Unless the context otherwise requires, references in this prospectus to “LGEC” or “Lionsgate” and its historical business and operations refer to Lions Gate Entertainment Corp., a British Columbia corporation that was renamed Starz Entertainment Corp. in connection with the Transactions, as it existed prior to the Transactions. References in this prospectus to New Lionsgate’s historical business and operations, and to LG Studios, refer to the LG Studios Business of LGEC prior to the Transactions and that transferred to New Lionsgate in connection with the Transactions. References in this prospectus to the “Transactions” refer to the series of transactions that resulted in the pre-transaction shareholders of Lionsgate owning shares in two separate public companies as follows: (i) the Starz Business is held by Starz Entertainment Corp. (“Starz”), formerly LGEC and which was owned immediately following the Transactions by LGEC shareholders as of immediately before the Transactions and operated through the same wholly owned subsidiaries of LGEC prior to the Transactions, and (ii) the LG Studios Business is held by New Lionsgate, which was owned immediately following the Transactions by LGEC shareholders and LG Studios shareholders, each as of immediately before the Transactions.

Lionsgate Studios Corp.

Overview and History

Lionsgate Studios Corp. (f/k/a Lionsgate Studios Holding Corp.) is incorporated under the laws of the Province of British Columbia and was previously a direct, wholly owned subsidiary of Lionsgate (“New Lionsgate”). Following the completion of the Transactions, New Lionsgate holds the LG Studios Business.

New Lionsgate was incorporated under the BC Act using the name Lionsgate Studios Holding Corp. on January 10, 2025. New Lionsgate’s head office address is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8.

As a result of the Transactions, the New Lionsgate new common shares trade under the symbol “LION” on the New York Stock Exchange.

Summary of Risk Factors

An investment in New Lionsgate new common shares is subject to a number of risks. Set forth below are some, but not all, of these risks. Please read the information in the section entitled “Risk Factors,” beginning on page 20, for a more thorough description of these and other risks.

Risks Related to New Lionsgate

•	New Lionsgate faces substantial capital requirements and financial risks.

•

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

•	New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

•	Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

•	New Lionsgate’s revenues and results of operations may fluctuate significantly.

•

New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

•	New Lionsgate does not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

•	The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

•	A significant portion of New Lionsgate’s library revenues is expected to come from a small number of titles.

•

Changes in consumer behavior, as well as evolving technologies (such as artificial intelligence) and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

•	New Lionsgate faces substantial competition in all aspects of its business.

•	New Lionsgate will face economic, political, regulatory, and other risks from doing business internationally.

•	New Lionsgate is subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

•	If Entertainment One Canada Ltd. loses its Canadian status, it could lose licenses, incentives and tax credits.

•	New Lionsgate’s success depends on attracting and retaining key personnel and artistic talent.

•	Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

•	New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

•	Business interruptions from circumstances or events out of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

•

New Lionsgate’s business is dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on New Lionsgate’s business.

•	New Lionsgate’s business involves risks of claims for content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

•	New Lionsgate may become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

•	Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

•

New Lionsgate relies upon cloud computing services to operate certain aspects of its service and any disruption of or interference with its use of its cloud computing servicer could adversely impact its operations and its business.

•

New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

•

Service disruptions or failures, or security incidents impacting New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

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Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing certain 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

•	Some provisions of the BC Act and the adoption of the rights plan may delay or prevent a change in control and may discourage bids for our common stock that shareholders consider favorable.

Risks Related to New Lionsgate’s Indebtedness

•	New Lionsgate has incurred significant indebtedness that could adversely affect its business and profitability and its ability to meet other obligations.

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New Lionsgate may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

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Despite its current level of indebtedness, New Lionsgate and its subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to New Lionsgate’s financial condition described above.

•	The terms of New Lionsgate’s corporate indebtedness restrict Lionsgate’s current and future operations, particularly New Lionsgate’s ability to respond to changes or to take certain actions.

•	Lionsgate’s variable rate indebtedness subjects it to interest rate risk, which could cause its debt service obligations to increase significantly.

Risks Related to Tax Rules and Regulations

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The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

•	Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

•	Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

•	New Lionsgate’s tax rate is uncertain and may vary from expectations.

•	Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

•	Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

Risks Related to the Transactions

•	New Lionsgate may be unable to achieve some or all of the benefits that it expects to achieve through the Transactions.

•	Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions and future access to capital on favorable terms.

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The historical financial information of the LG Studios Business and pro forma financial information of New Lionsgate included in this prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

•	Following the completion of the Transactions, New Lionsgate is a smaller, less diversified company than Lionsgate prior to the Transactions, with a different financial profile.

•	Substantial sales of New Lionsgate new common shares, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares.

•	Starz may fail to perform under the agreements that were executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s operations.

•	New Lionsgate may be held liable to Starz if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s business and operations.

•	Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms New Lionsgate may have otherwise received from unaffiliated third parties.

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The transfer to New Lionsgate of certain contracts, permits and other assets and rights may require or may have required the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals are not or were not obtained, New Lionsgate may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

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The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s business, financial condition and operating results and could divert management attention.

•	The Transactions have involved significant time and expense, which could disrupt or adversely affect the business of New Lionsgate following the Transactions.

•	Actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

•	New Lionsgate and its respective shareholders could suffer material adverse tax consequences as a result of the Transactions.

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The executive officers and directors of Lionsgate and the executive officers and directors of LG Studios have interests in the Transactions that may be different from, or in addition to, the interests of Lionsgate’s shareholders and LG Studios’ shareholders.

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The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s competitive position and/or ability to develop and commercialize certain content and services.

Risks Related to New Lionsgate New Common Shares

•	New Lionsgate cannot be certain that an active trading market for its common shares will develop or be sustained and its share price may fluctuate significantly.

•	New Lionsgate does not expect to pay any cash dividends for the foreseeable future.

•	Your percentage ownership in New Lionsgate may be diluted in the future.

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If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s business, New Lionsgate’s share price and/or trading volume, as applicable, could decline.

The Transactions

Structure of the Transactions

The Transactions resulted in the separation of the LG Studios Business from the Starz Business through a series of steps that resulted in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which has been renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business, and (2) New Lionsgate, which has been renamed “Lionsgate Studios Corp.” and holds, directly and through subsidiaries, the LG Studios Business.

The Transactions consisted of elements of a typical Canadian “spinoff” and were completed through a British Columbia Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement was subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. The Transactions occurred on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to have been exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who held such shares as capital property for purposes of the Canadian Tax Act would generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date were granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date were granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly followed the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court. None of the registered shareholders who were granted dissent rights exercised such rights.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders first received in exchange for each outstanding LGEC Class A share that they held:

○	One (1) New Lionsgate Class A share; and

○	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders first received, in exchange for each outstanding LGEC Class B share that they held:

○	One (1) New Lionsgate Class B share; and

○	One (1) New Lionsgate Class C preferred share.

•	LGEC changed its name to Starz Entertainment Corp. and created a new class of voting common shares, the Starz common shares.

•	New Lionsgate created a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) received, in exchange for each:

•

New Lionsgate Class A share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz has a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares were consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares were consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, transferred to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they held and such shareholders received, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equaled the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage was multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equaled the quotient, expressed as a percentage, of (1) LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” The LG Studios Reorganization Ratio was determined to be 0.989632 and approximately 34,880,006 New Lionsgate new common shares were issued to LG Studios shareholders in connection with the Transactions. The LG Studios common shares were delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate changed its name to “Lionsgate Studios Corp.”

The following diagram depicts Lionsgate’s simplified organizational and ownership structures prior to completion of the Transactions.

LG Studios Public Shareholders
Lions Gate Entertainment Corp. (Canada)
12.2%
87.8%
Lionsgate Studios Corp. (Canada)
100%
Other Starz Subsidiaries (non-U.S.)
100%
Entities conducting the Starz Business (non-U.S.)
100%
Lions Gate Capital Holdings, LLC (U.S.- Delaware)
100%
Entities conducting the Starz Business (U.S.)
100%
Other LG Studios Subsidiaries (non-U.S.)
100%
Entities conducting the Studio Business (non-U.S.)
100%
Other LG Studio Subsidiaries (U.S.)
100%
Entities conducting the Studio Business (U.S.)

The following diagram depicts LG Studios’ simplified organizational and ownership structures prior to completion of the Transactions.

The following diagrams depict New Lionsgate’s and Starz’s simplified organizational and ownership structures immediately following the completion of the Transactions.

Results of the Transactions

Following the Transactions, each of New Lionsgate and Starz became a separate, publicly traded company. Approximately 285,688,670 New Lionsgate new common shares were issued in the Transactions, which reflects any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to LGEC common shares prior to the Arrangement Effective Time.

In connection with the Transactions, New Lionsgate, Lionsgate and LG Studios entered into an Arrangement Agreement, an amendment to the Arrangement Agreement, and a Separation Agreement, as well as other related agreements that effected the Transactions and provide a framework for the relationship of the parties thereto after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement, and agreements governing other commercial licensing arrangements. The Separation Agreement, together with other related transaction agreements, provides for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and governs the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Reasons for the Transactions

The Lionsgate Board and the LG Studios Board believed that the separation of the LG Studios Business and the Starz Business into two independent, publicly traded companies was in the best interests of Lionsgate and its shareholders for a number of reasons, including:

•	Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

•

The Transactions allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

•

The Transactions allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities and to efficiently grow its operations on a standalone basis.

•

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategy.

•	The Transactions allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

•	The Transactions allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development, production and acquisition.

•

Targeted Investment Opportunity. The Transactions allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

•	The Transactions allow New Lionsgate to become one of the only pure-play publicly traded content studios.

•

The Transactions allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

•

Creation of Independent Equity Currencies. The Transactions create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz have more flexibility to capitalize on their unique strategic opportunities.

•

Employee Recruitment, Incentives and Retention. The Transactions allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions allow incentive structures and targets at each company to be better aligned with each underlying business.

•

Stronger Corporate Governance. The Lionsgate Board also believed that a one (1) share, one (1) vote capital structure at Starz and New Lionsgate was in the best interests of Starz, New Lionsgate and their respective shareholders as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

The Lionsgate Board and the LG Studios Board also considered a number of potentially negative factors in evaluating the Transactions, including:

•

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on each of their respective management’s time, effort and resources.

•

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business benefited from certain economies of scale operating within the broader corporate organization that are no longer available after the Transactions. As standalone companies, New Lionsgate and Starz have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies has and will continue to result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz require corporate general and administrative functions.

•

Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business, including capital expenditures and acquisitions, were historically satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. Following the completion of the Transactions, New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

In determining to pursue the Transactions, the Lionsgate Board and the LG Studios Board each concluded the potential benefits of the Transactions outweighed the foregoing factors. See “Risk Factors—Risks Related to the Transactions” included elsewhere in this prospectus.

Treatment of Lionsgate Equity Awards

Background. Lionsgate previously maintained four equity compensation plans: the Lionsgate 2023 Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Lionsgate 2019 Plan”), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Lionsgate 2017 Plan”) and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (together with the Lionsgate 2023 Plan, the Lionsgate 2019 Plan and the Lionsgate 2017 Plan, the “Prior Plans”). New Lionsgate assumed the Lionsgate 2023 Plan and amended and restated the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board, by the holders of LGEC Class A shares, and by LGEC, as the sole shareholder of New Lionsgate, which became effective as of the date of the completion of the Transactions. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the completion of the Transactions held by a Lionsgate employee who became a New Lionsgate employee after the Transactions (a “New Lionsgate Employee”) or by a former employee of Lionsgate (regardless of the division in which such former employee served), were converted into awards of New Lionsgate under the New Lionsgate 2025 Plan, which is attached hereto as Exhibit 10.5. Starz adopted the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board and the holders of LGEC Class A shares, which became effective as of the date of the Transactions. Awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions held by a Lionsgate employee who became an employee of Starz (a “Starz Employee”), were converted into awards of Starz immediately after the Transactions and assumed under the Starz 2025 Plan. Each Lionsgate equity award that was outstanding immediately prior to the Transactions was adjusted to reflect the impact of the Transactions, as described below.

Stock Options

Stock Options Held by Starz Employees. Each award of Lionsgate stock options held by a Starz Employee was converted into an award of stock options with respect to the Starz common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Options Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock options held by a New Lionsgate Employee or by a former employee of Lionsgate was converted into an award of stock options with respect to New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights

Stock Appreciation Rights Held by Starz Employees. Each award of Lionsgate stock appreciation rights held by a Starz Employee was converted into an award of stock appreciation rights with respect to Starz common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock appreciation rights held by a New Lionsgate Employee or by a former employee was converted into an award of stock appreciation rights with respect to the New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units

Time-Vesting Restricted Share Units Held by Starz Employees and Starz Directors. Each award of Lionsgate time-vesting restricted share units held by a Starz Employee or a non-employee director of Lionsgate who became a non-employee director of Starz but not a non-employee director of New Lionsgate immediately following the Transactions was converted into an award of time-vesting restricted share units with respect to Starz common shares. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by New Lionsgate Employees, New Lionsgate Directors and Former Lionsgate Employees. Each award of Lionsgate time-vesting restricted share units held by a New Lionsgate Employee, by a non-employee director of Lionsgate who became a non-employee director of New Lionsgate but not a non-employee director of Starz immediately following the Transactions or by a former employee of Lionsgate was converted into an award of time-vesting restricted share units with respect to the New Lionsgate new common shares. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by Dual Directors. Each award of Lionsgate time-vesting restricted share units held by a non-employee director of Lionsgate who became a non-employee director on both the Starz Board and the New Lionsgate Board immediately following the Transactions (a “Dual Director”) was converted into an award of time-vesting restricted share units with respect to Starz common shares and an award of time-vesting restricted share units with respect to New Lionsgate new common shares. The number of shares subject to such Starz award and the number of shares subject to such New Lionsgate award was the number of Starz common shares and the number of New Lionsgate new common shares, respectively, that would have been received pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC common shares subject to such Lionsgate time-vesting restricted share units immediately prior to the Arrangement Effective Time.

Performance-Based Restricted Share Units

Performance-Vesting Restricted Share Units Held by Starz Employees. Each award of Lionsgate performance-based restricted share units held by a Starz Employee was converted into an award of restricted share units with respect to Starz common shares, provided that the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the Starz Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Performance-Vesting Restricted Share Units Held by New Lionsgate Employees. Each award of Lionsgate performance-based restricted share units held by a New Lionsgate Employee was converted into an award of restricted share units with respect to New Lionsgate new common shares, provided that the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the New Lionsgate Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Conditions to the Transactions

The Transactions were completed on May 6, 2025, beginning at the Arrangement Effective Time in accordance with the Plan of Arrangement, and the conditions set forth in the Separation Agreement have been satisfied (or waived by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective Lionsgate’s and New Liongate’s registration statement on Form S-4 and such registration statement not being the subject of any order suspending the effectiveness of the registration statement; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares that were issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board or the LG Studios Board, having made it inadvisable to effect the Transactions.

The Plan of Arrangement

The Arrangement was approved and implemented at the Arrangement Effective Time and the following transactions were effected:

(a)

each LGEC common share outstanding immediately prior to the Arrangement Effective Time held by an LGEC shareholder in respect of which dissent rights have been validly exercised was transferred free and clear of all liens by the shareholder to New Lionsgate.

(b)	New Lionsgate amended its notice of articles to remove all of the existing directors and to name the following individuals as directors of New Lionsgate:

a.	Michael Burns;

b.	Mignon Clyburn;

c.	Gordon Crawford;

d.	Jon Feltheimer;

e.	Emily Fine;

f.	Michael T Fries;

g.	John D. Harkey, Jr.;

h.	Susan McCaw;

i.	Yvette Ostolaza;

j.	Mark H. Rachesky, M.D.;

k.	Hardwick Simmons; and

l.	Harry E. Sloan.

(c)

each outstanding LGEC Class A share was transferred to New Lionsgate in exchange for one New Lionsgate Class A share and one New Lionsgate Class C preferred share, and each outstanding LGEC Class B share was transferred to New Lionsgate in exchange for one New Lionsgate Class B share and one New Lionsgate Class C preferred share. Such exchange transactions by LGEC shareholders are collectively referred to as the “Initial Share Exchange.”

(d)

LG Sirius was voluntarily dissolved under Section 314 of the BC Act. LG Sirius transferred and assigned all of its property to LGEC, and LGEC assumed all of the liabilities and obligations of LG Sirius.

(e)

LGEC changed its name to Starz Entertainment Corp. and created the Starz common shares. LGEC’s notice of articles was amended to reflect the change of name and the alterations to LGEC’s capital, and LGEC adopted the LGEC Interim Articles.

(f)

all of the outstanding LGEC common shares were transferred by New Lionsgate to LGEC in exchange for an initial number of Starz common shares and all of the LG Sirius Owned Shares. Approximately 250,808,664 initial Starz common shares were issued (prior to the Reverse Stock Split).

(g)

the authorized capital of LGEC was altered to eliminate LGEC Class A shares and LGEC Class B shares and LGEC’s notice of articles was amended to reflect the alterations to LGEC’s capital, and LGEC adopted the Starz Articles.

(h)	New Lionsgate created the New Lionsgate new common shares and New Lionsgate’s notice of articles was amended to reflect the alterations to New Lionsgate’s capital.

(i)

New Lionsgate shareholders (formerly LGEC shareholders) received, in exchange for each New Lionsgate Class A share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and in exchange for each New Lionsgate Class B share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

(j)

the authorized capital of New Lionsgate was altered to eliminate the New Lionsgate Class A shares, the New Lionsgate Class B shares and the New Lionsgate Class C preferred shares, and New Lionsgate’s notice of articles was amended to reflect the alterations to New Lionsgate’s capital, and New Lionsgate adopted the New Lionsgate Interim Articles.

(k)	pursuant to the Reverse Stock Split, the Starz common shares were consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares were consolidated into one (1) Starz common share.

(l)

each LG Studios common share outstanding immediately prior to the Arrangement Effective Time held by a LG Studios shareholder in respect of which dissent rights were validly exercised was transferred to New Lionsgate.

(m)

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, transferred to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they held and such shareholders received, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equaled the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equaled the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” The LG Studios Reorganization Ratio was determined to be 0.989632 and approximately 34,880,006 New Lionsgate new common shares were issued to LG Studios shareholders in connection with the Transactions.

(n)

LG Studios changed its name to “Lionsgate Studios Holding Corp.” and the sole director of LG Studios became Bruce Tobey. New Lionsgate changed its name to “Lionsgate Studios Corp.”, New Lionsgate adopted the New Lionsgate Articles, and the directors of New Lionsgate became Gordon Crawford, Jon Feltheimer, Emily Fine, Michael T. Fries, John D. Harkey, Jr., Susan McCaw, Yvette Ostolaza, Mark H. Rachesky, M.D., Richard Rosenblatt and Harry E. Sloan. The directors of LGEC (now named Starz) became Michael Burns, Mignon Clyburn, Emily Fine, Lisa Gersh, Marc Graboff, Jeffrey A. Hirsch, Bruce Mann, Mark H. Rachesky, M.D., Joshua W. Sapan, Hardwick Simmons and Harry E. Sloan.

Summary Historical and Unaudited Pro Forma Financial Information

As more fully described elsewhere in this prospectus, New Lionsgate has retained certain existing indebtedness of Lionsgate and incurred certain additional indebtedness in connection with the Transactions, the estimated impacts of which are summarized below and reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate.

The New Lionsgate indebtedness includes:

•

IP credit facilities of $1.3 billion in aggregate principal amount (prior to debt issuance costs), which were entered into in anticipation of the Transactions and remained outstanding with New Lionsgate following the completion of the Transactions.

•	Exchange Notes of $389.9 million aggregate principal amount, which became obligations of New Lionsgate upon consummation of the Transactions.

•	A new revolving credit facility providing for $800.0 million of commitments.

The following tables set forth summary historical consolidated financial data of Lionsgate Studios Corp. and unaudited pro forma financial information of New Lionsgate. This information is presented for illustrative purposes only to reflect the current anticipated changes and is not necessarily indicative of the operating results or financial position that would have occurred if the relevant transactions had been consummated on the dates indicated, nor is it indicative of future operating results. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information and we believe such assumptions are reasonable under the circumstances.

This information is derived from and should be read in conjunction with the information under “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and accompanying notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited consolidated financial statements of LG Studios and Lionsgate, both of which are included in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF NEW LIONSGATE AND CONSOLIDATED STATEMENTS OF OPERATIONS DATA OF LIONSGATE STUDIOS CORP.

	Pro Forma New Lionsgate	Historical Legacy Lionsgate Studios Corp.
	Year Ended March 31,	Year Ended March 31,
	2025	2025	2024	2023
Revenues	$3,204.4	$3,195.5	$2,986.4	$3,083.8
Expenses:
Direct operating	2,216.7	2,210.0	1,886.7	2,207.9
Distribution and marketing	398.7	395.9	462.3	304.2
General and administration	347.5	344.6	349.2	387.0
Depreciation and amortization	17.8	17.8	15.6	17.9
Restructuring and other	81.5	102.6	132.9	27.2
Goodwill impairment	—	—	—	—

Total expenses	3,062.2	3,070.9	2,846.7	2,944.2

Operating income	142.2	124.6	139.7	139.6
Interest expense	(259.7)	(242.5)	(222.5)	(162.6)
Interest and other income	14.9	14.8	19.2	6.4
Other expense	(11.9)	(11.8)	(20.0)	(21.2)
Gain (loss) on extinguishment of debt	(15.2)	(1.8)	(1.3)	(1.3)
Gain (loss) on investments	—	—	3.5	44.0
Equity interests income	4.3	4.3	8.7	0.5

Income (loss) from continuing operations before income taxes	(125.4)	(112.4)	(72.7)	5.4
Income tax benefit (provision)	(14.5)	(14.5)	(34.2)	(14.3)

Loss from continuing operations	(139.9)	(126.9)	(106.9)	(8.9)
Less: Net loss (income) attributable to noncontrolling interests	(1.6)	(1.6)	13.4	8.6

Net loss from continuing operations attributable to controlling interest	$(141.5)	$(128.5)	$(93.5)	$(0.3)

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(0.51)	$(0.43)	$(0.42)	$(0.00)

Diluted net loss from continuing operations per common share	$(0.51)	$(0.43)	$(0.42)	$(0.00)

Weighted average number of common shares outstanding:
Basic	279.8	284.6	253.4	253.4
Diluted	279.8	284.6	253.4	253.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AND CONSOLIDATED BALANCE SHEET DATA

	Pro Forma New Lionsgate	Historical Legacy Lionsgate Studios Corp.
	As of March 31,	As of March 31,
	2025	2025	2024
	(Amounts in millions)
Balance Sheet Data:
Cash and cash equivalents	$179.4	$205.7	$277.0
Investment in films and television programs and program rights, net	1,994.1	1,992.6	1,929.0
Total assets	5,098.5	5,115.2	5,103.0
Corporate debt	1,653.2	1,673.0	1,783.3
Film related obligations	1,983.1	1,983.1	1,938.0
Total liabilities	6,019.3	6,038.1	6,129.9
Redeemable noncontrolling interest	93.7	93.7	123.3
Total equity (deficit)	(1,014.5)	(1,016.6)	(1,150.2)

THE OFFERING

Common stock offered:	208,122 New Lionsgate new common shares

Use of Proceeds:	Any proceeds received by New Lionsgate from the exercise of New Lionsgate stock options or SARs covered by the Plans (and issued pursuant to the offering described in this prospectus) are expected to be used for general corporate purposes. These proceeds represent the exercise prices for the New Lionsgate stock options and SARs.

Risk Factors:	For a discussion of risks and uncertainties involved with an investment in New Lionsgate new common shares, see “Risk Factors” included elsewhere in this prospectus and any risk factors described in any accompanying prospectus supplement.

Listing:	Prior to the completion of the Transactions, there was no established public trading market for New Lionsgate new common shares. New Lionsgate new common shares trade under the symbol “LION” following the completion of the Transactions.

RISK FACTORS

Shareholders should carefully consider each of the following risks and uncertainties associated with the Transactions, New Lionsgate and the ownership of New Lionsgate securities. In addition, for more information shareholders should review the specific descriptions of New Lionsgate’s businesses under “Business” in this prospectus as well as other information incorporated by reference into this prospectus. The following list of significant risk factors is not all-inclusive or necessarily in order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially adversely affect us in future periods.

Risks Related to New Lionsgate

New Lionsgate faces substantial capital requirements and financial risks.

The production, acquisition and distribution of motion picture and television content requires substantial capital. A significant amount of time may elapse between expenditure of funds and the receipt of revenues after release or distribution of such content. New Lionsgate cannot assure shareholders that it will be able to successfully implement arrangements to reduce the risks of production exposure such as tax credit, government or industry programs. Moreover, New Lionsgate may experience delays and increased costs due to disruptions or events beyond its control and if production incurs substantial budget overruns, New Lionsgate may have to seek additional financing or fund the overrun itself. New Lionsgate cannot make assurances regarding the availability of such additional financing on terms acceptable to it, or that it will recoup these costs. Increased costs or budget overruns incurred with respect to a particular film may prevent its completion or release or may result in a delayed release and the postponement to a potentially less favorable date. This could adversely affect box office performance and the overall financial success of such film. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

The requirements of being a public company, including maintaining adequate internal control over financial and management systems, may strain New Lionsgate’s resources, divert management’s attention, and affect New Lionsgate’s ability to attract and retain executive management and qualified board members.

As a public company, New Lionsgate is subject to reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules subsequently implemented by the SEC, the Canadian Securities Administrators, the rules and regulations of the listing standards of U.S. and Canadian exchanges, and other applicable securities rules and regulations. Compliance with these rules and regulations may strain its financial and management systems, internal controls, and employees.

The Exchange Act requires, among other things, that New Lionsgate file annual, quarterly, and current reports with respect to its business and operating results. Moreover, the Sarbanes-Oxley Act requires, among other things, that New Lionsgate maintain effective disclosure controls and procedures, and internal control, over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures, and internal control over, financial reporting to meet this standard, significant resources and management oversight are required. If New Lionsgate has material weaknesses or deficiencies in its internal control over financial reporting, New Lionsgate may not detect errors on a timely basis and its consolidated financial statements may be materially misstated. Effective internal control is necessary for New Lionsgate to produce reliable financial reports and is important to prevent fraud.

In addition, New Lionsgate is required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. New Lionsgate may incur significant expenses and devote substantial management effort toward ensuring compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, New Lionsgate management’s attention may be diverted from other business concerns, which could harm New Lionsgate’s business, operating results, and financial condition.

New Lionsgate may incur significant write-offs if its projects do not perform well enough to recoup costs.

New Lionsgate is required to amortize capitalized production costs over the expected revenue streams as it recognizes revenue from films or other projects. The amount of production costs that will be amortized each quarter depends on, among other things, how much future revenue New Lionsgate expects to receive from each project. Unamortized production costs are evaluated for impairment each reporting period on a project-by-project basis when events or changes in circumstances indicate that the fair value of a film is less than its unamortized cost. These events and changes in circumstances include, among others, an adverse change in the expected performance of a film prior to its release, actual costs substantially in excess of budgeted cost for the film, delays or changes in release plans and actual performance subsequent to the film’s release being less than previously expected performance estimates. In any given quarter, if New Lionsgate lowers its previous forecast with respect to total anticipated revenue from any film or other project or increases its previous forecast of cost of making or distribution of the film, New Lionsgate may be required to accelerate amortization or record impairment charges with respect to the unamortized costs, even if it previously recorded impairment charges for such film or other project. Such impairment charges could adversely impact New Lionsgate’s business, operating results and financial condition.

Changes in New Lionsgate’s business strategy, plans for growth or restructuring may increase its costs or otherwise affect its profitability.

As changes in New Lionsgate’s business environment occur, it may adjust its business strategies to meet these changes, which may include growing a particular area of business or restructuring a particular business or asset. In addition, external events including changing technology, changing consumer patterns, acceptance of theatrical and television offerings and changes in macroeconomic conditions may impair the value of New Lionsgate’s assets. When these occur, New Lionsgate may incur costs to adjust its business strategy and may need to write down the value of assets. New Lionsgate may also invest in existing or new businesses. Some of these investments may have negative or low short-term returns and the ultimate prospects of the businesses may be uncertain or may not develop at a rate that supports its level of investment. In any of these events, New Lionsgate’s costs may increase, it may have significant charges associated with the write-down of assets, or returns on new investments may be lower than prior to the change in strategy, plans for growth or restructuring.

New Lionsgate’s revenues and results of operations fluctuate significantly.

New Lionsgate’s results of operations depend significantly upon the commercial success of the motion picture, television and other content that it sells, licenses or distributes, which cannot be predicted with certainty. Viewer preferences and audience acceptance are difficult to predict and may be subject to influences beyond New Lionsgate’s control, such as the critical acclaim of its content, the format in which content is released, the talent involved, the genre and specific subject matter of its content, audience reaction to its content, the quality and acceptance of content that its competitors release into the marketplace, and the availability of alternative forms of entertainment (including user-generated content) and leisure activities, general economic conditions and other tangible and intangible factors. New Lionsgate may not be able to anticipate and react effectively to shifts in tastes and interests. In particular, if one or more motion pictures underperforms at the box office in any given period, New Lionsgate’s revenue and earnings results for that period (and potentially, subsequent periods) may be less than anticipated. New Lionsgate’s results of operations may also fluctuate due to the timing, mix, number and availability of theatrical motion picture and home entertainment releases, as well as license periods for content. Moreover, low ratings for television programming produced by New Lionsgate may lead to the cancellation of a program which may result in significant programming impairments in a given period, and can negatively affect license fees for the cancelled program in future periods. Other than non-renewals or cancellation of television programs or series that may occur from time to time, New Lionsgate is not aware of any current material cancellation of television programming releases or of content that New Lionsgate sells, licenses or distributes. In addition, the comparability of results may be affected by changes in accounting guidance or changes in New Lionsgate’s ownership of certain assets and businesses. As a result of the factors above, New Lionsgate’s results of operations may fluctuate and differ from period to period, and therefore, may not be indicative of the results for any future periods or directly comparable to prior reporting periods.

New Lionsgate’s content licensing arrangements, primarily those relating to the distribution of films in foreign territories, may include minimum guarantee arrangements which, absent such arrangements, could adversely affect our results of operations.

New Lionsgate generates revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international marketplaces. Certain of such content licensing arrangements, primarily those relating to the distribution of films by third parties in foreign territories, may include a minimum guarantee. New Lionsgate’s revenue from these minimum guarantee arrangements amounted to approximately $110.5 million, $151.0 million and $101.3 million for the years ended March 31, 2025, 2024 and 2023 respectively. To the extent that receipts generated by such foreign distributor from distribution of the film in the territory exceed a formula-based threshold, the distributor will pay New Lionsgate an amount in addition to the minimum guarantee (the “overage”). Absent these arrangements, the revenues derived by New Lionsgate may be determined as a function of a revenue-sharing formulation that calculates the licensee fee payable to New Lionsgate solely based on the actual performance of the film in the territory. In these situations, content that is not favorably received or underperforms may not achieve the level of revenues that New Lionsgate would have received from a minimum guarantee arrangement, which could adversely impact New Lionsgate’s business, operating results and financial condition.

New Lionsgate does not have long-term arrangements with many of its production or co-financing partners and, as a result, New Lionsgate may not have certain derivative rights related thereto.

New Lionsgate typically does not enter into long-term production contracts with the creative producers of motion picture and television content that it produces, acquires or distributes. Moreover, New Lionsgate generally has certain derivative rights that provide it with distribution rights to, for example, prequels, sequels and remakes of certain content it produces, acquires or distributes. There is no guarantee that New Lionsgate will produce, acquire or distribute future content by any creative producer or co-financing partner, and a failure to do so could adversely affect its business, financial condition, operating results, liquidity and prospects.

New Lionsgate relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.

A small number of retailers and distributors account for a material percentage of the revenues in home entertainment for the Motion Picture segment of New Lionsgate. New Lionsgate does not have long-term agreements with retailers. In addition, in fiscal 2025, 2024 and 2023, the LG Studios Business generated approximately 19%, 18% and 25%, respectively, of its revenue from the Starz Business, and in fiscal 2025, 2024 and 2023, the LG Studios Business generated approximately 16%, 14% and 11%, respectively, of its revenue from Amazon.com, Inc. and its subsidiaries. New Lionsgate cannot assure shareholders that it will maintain favorable relationships with its retailers and distributors (including with Starz) or that it or they will not be adversely affected by economic conditions, including as a result of global pandemics, such as wars, such as Russia’s invasion of Ukraine (including sanctions therefrom, though New Lionsgate and, to the knowledge of New Lionsgate, its directors and executive officers have not been, and are not expected to be, subject to any sanctions related to Russia’s invasion of Ukraine), bank failures, ongoing disruptions in financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States political developments, geopolitical events and other sources of instability, inflation or a recession. For additional information, see Note 17 to the consolidated financial statements of the LG Studios Business in this prospectus.

A significant portion of New Lionsgate’s library revenues comes from a small number of titles.

New Lionsgate depends on a limited number of titles in any given fiscal quarter for the majority of the revenues to be generated by its library. In addition, many of the titles in its library are not presently distributed and generate substantially no revenue. Moreover, the rights to the titles in its library vary; in some cases, New Lionsgate only holds the right to distribute titles in certain media and territories for a limited term; in other cases, certain rights may be reserved and/or granted to third parties or otherwise only granted to it for a limited period.

If New Lionsgate cannot acquire new product and the rights to popular titles through production, distribution agreements, acquisitions, mergers, joint ventures or other strategic alliances, or renew expiring rights to titles generating a significant portion of its revenue on acceptable terms, any such failure could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects. New Lionsgate has not entered into any agreements regarding material acquisitions of titles, renewals, business combinations, joint ventures or sales that have not yet closed.

Changes in consumer behavior, as well as evolving technologies (such as artificial intelligence) and distribution models, may negatively affect New Lionsgate’s business, financial condition or results of operations.

New Lionsgate’s success, in part, depends on its ability to anticipate and adapt to shifting content consumption patterns and technological development. The ways in which viewers consume content, and technology and business models in its industry, continue to evolve, and new distribution platforms, as well as increased competition from new entrants and emerging technologies, have added to the complexity of maintaining predictable revenues. Developments in technology and new content delivery products and services have also led to an increased amount of video content, as well as changes in consumers’ expectations regarding the availability of video content and their willingness to pay for access to such content. These changes include the increase in the number of advertising-based video on demand services or free, ad-supported streaming linear channels (also known as FAST channels) or increased cord-cutting.

Evolving technology, such as artificial intelligence (“AI”), may be used in ways that increase access to publicly available free or relatively inexpensive content that may reduce demand for New Lionsgate’s products and services. Regulations governing new technological developments, such as developments in AI, remain unsettled, and these developments may affect aspects of New Lionsgate’s existing business model, including revenue streams for the use of New Lionsgate’s intellectual property and how it creates and distributes its content. If New Lionsgate fails to successfully leverage emerging technologies and effectively anticipate or adapt to emerging competitors, content distribution platforms, changes in consumer behavior and shifting business models, this could have a material adverse effect on its competitive position, business, financial condition and results of operations.

In particular, the use of AI, including generative AI, machine learning, and large language models (collectively, “AI/ML technologies”), is evolving rapidly and becoming more prevalent in business operations, and New Lionsgate’s ability to compete could be adversely affected if its competitors gain an advantage by using such technologies. New Lionsgate has begun adopting certain AI/ML technologies into its daily operations. The use of AI/ML technologies is relatively new, and may lead to challenges, concerns and risks that are significant or that New Lionsgate may not be able to predict, especially if its use of these technologies in its operations become more important over time.

New Lionsgate faces substantial competition in all aspects of its business.

New Lionsgate is an independent distributor and producer. Most of the major U.S. studios are part of large diversified corporate groups with a variety of other operations that can provide both the means of distributing their products and stable sources of earnings that may allow them to better offset fluctuations in the financial performance of their motion picture operations and television production operations. If New Lionsgate is unable to successfully or profitably compete with current and new competitors, its business will be adversely affected.

New Lionsgate faces economic, political, regulatory, and other risks from doing business internationally

New Lionsgate has operations and distributes content outside the U.S. and derives revenue from international sources. As a result, its business is subject to certain risks inherent in international business, many of which are beyond its control. These risks include:

•	difficulties in understanding and complying with local laws, regulations and customs in foreign jurisdictions;

•	laws and policies adversely affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

•	sanctions imposed on countries, entities and individuals with whom it conducts business (such as those imposed due to Russia’s invasion of Ukraine);

•	the impact of trade disputes;

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anti-corruption laws and regulations such as the Foreign Corrupt Practices Act and the U.K. Bribery Act that impose strict requirements on how New Lionsgate may conduct its foreign operations and changes in these laws and regulations;

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changes in local regulatory requirements including regulations designed to stimulate local productions, promote and preserve local culture and economic activity (including local content quotas, investment obligations, local ownership requirements, and levies to support local film funds);

•	differing degrees of consumer protection laws, data privacy and cybersecurity laws, and changes in these laws;

•	differing degrees of employee or labor laws and changes in these laws that may impact our ability to hire and retain foreign employees;

•	strikes or other employment actions that may make it difficult to produce and/or localize content;

•	censorship requirements that may cause New Lionsgate to remove or edit popular content, leading to consumer disappointment, brand tarnishment or consumer dissatisfaction;

•	inability to adapt New Lionsgate’s offerings successfully to differing languages, cultural tastes, and preferences in international markets;

•	international jurisdictions where laws are less protective of intellectual property and varying attitudes towards the piracy of intellectual property;

•	establishing and protecting a new brand identity in competitive markets;

•	the instability of foreign economies and governments;

•	currency exchange restrictions, export controls and currency devaluation risks in some foreign countries;

•	war and acts of terrorism; and

•	the spread of communicable diseases, which may impact business in such jurisdictions.

New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, disruptions of its business operations, reputational harm, loss of revenue or profits, loss of customers or sales, and other adverse business consequences.

New Lionsgate is subject to risks associated with possible acquisitions, dispositions, business combinations, or joint ventures.

From time to time, New Lionsgate may engage in discussions and activities with respect to possible acquisitions, sale of assets, business combinations, joint ventures intended to complement or expand its business or other transactions. However, New Lionsgate may not realize the anticipated benefit from the transactions it pursues; there may be liabilities assumed that it did not discover or that it underestimated in the course of performing its due diligence; the negotiation of the transaction and the integration of the acquired business could require New Lionsgate to incur significant costs and cause diversion of management’s time and resources; the transaction could result in impairment of goodwill and other intangibles, development write-offs and other related expenses; the transaction may pose challenges in the consolidation and integration of information technology, accounting systems, personnel and operations; and New Lionsgate may have difficulty managing the combined entity in the short term if it experiences a significant loss of management personnel during the transition period after a significant acquisition. No assurance can be given that expansion, acquisition or other opportunities will be successful, completed on time, or that New Lionsgate will realize expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits. Any of the foregoing could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. If New Lionsgate determines to sell individual properties, libraries or other assets or businesses, it will benefit from the net proceeds realized from such sales. However, New Lionsgate’s revenues may be affected in the long-term due to the loss of revenue-generating assets, and poor timing of such disposals may result in unrealized asset value, all of which may diminish its ability to service its indebtedness and repay its notes and its other indebtedness at maturity. Furthermore, New Lionsgate’s future growth may be inhibited if the disposed asset contributed in a significant way to the diversification of its business platform. In addition, for risks relating the Transactions, see “–Risks Related to the Transactions” below.

If Entertainment One Canada Ltd. loses Canadian status, it could lose licenses, incentives and tax credits.

Through Lionsgate’s acquisition of eOne in December 2023, it acquired the economic interests in Entertainment One Canada Ltd., a Canadian corporation (“EOCL”). EOCL is able to benefit from a number of licenses, incentive programs and Canadian government tax credits as a result of it being “Canadian controlled” as defined in the Investment Canada Act. Lionsgate has taken measures to ensure that EOCL’s Canadian status is maintained. There can be no assurance, however, that EOCL will be able to continue to maintain its Canadian status. The loss of EOCL’s Canadian status could harm New Lionsgate’s business, including the possible loss of future incentive programs and clawback of funding previously provided to EOCL.

New Lionsgate’s success depends on attracting and retaining key personnel and artistic talent.

New Lionsgate’s success depends upon the continued efforts, abilities and expertise of its executive teams and other key employees, including production, creative and technical personnel, including, in turn, on its ability to identify, attract, hire, train and retain such personnel. New Lionsgate has employment agreements with top executive officers and production executives but does not expect to have significant “key person” life insurance policies for any employee. Although it is standard in the industry to rely on employment agreements as a method of retaining the services of key employees, these agreements cannot assure New Lionsgate of the continued services of such employees. In addition, New Lionsgate depends on the availability of a number of actors, writers, directors and producers of third-party production companies who create its original programming. New Lionsgate cannot assure shareholders that it will be successful in identifying, attracting, hiring, training and retaining such personnel in the future, and New Lionsgate’s inability to do so could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

Global economic turmoil and regional economic conditions could adversely affect New Lionsgate’s business.

Global economic turmoil resulting from such events as global pandemics, wars, inflation, bank failures or a recession, may cause a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, levels of intervention from U.S. federal government and other foreign governments, decreased consumer confidence, overall slower economic activity and extreme volatility in credit, equity and fixed income markets, ongoing disruptions in financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States political developments, geopolitical events and other sources of instability. A decrease in economic activity in the U.S. or in other regions of the world in which New Lionsgate does business could adversely affect demand for its content, thus reducing its revenues and earnings. A decline in economic conditions could reduce performance of theatrical, television and home entertainment releases. In addition, an increase in price levels generally could result in a shift in consumer demand away from the entertainment offered, which could also adversely affect New Lionsgate revenues and, at the same time, increase costs. Moreover, financial institution failures may make it more difficult to finance any future acquisitions, or engage in other financing activities.

New Lionsgate could be adversely affected by labor disputes, strikes or other union job actions.

New Lionsgate is directly or indirectly dependent upon highly specialized union members who are essential to the production of motion pictures and television content including writers, directors, actors and other talent as well as trade employees and others who are subject to collective bargaining agreements. In general, a labor dispute, work stoppage, work slowdown, strike by, or a lockout of, one or more of the unions that provide personnel essential to the production of motion pictures or television content could delay or halt New Lionsgate’s ongoing development and/or production activities, or could cause a delay or interruption in release of new motion pictures and television content. Labor disputes have in the past, such as the industry-wide strike by the Writers Guild of America in May 2023 and Screen Actors Guild in July 2023, and may in the future, restrict access to content, result in work stoppages, and may result in increased costs and decreased revenue, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects.

Business interruptions from circumstances or events outside of New Lionsgate’s control could adversely affect New Lionsgate’s operations.

New Lionsgate’s operations are vulnerable to outages and interruptions due to fire, floods, power loss, telecommunications failures, software or hardware failures, loss of data, security breaches, cyberattacks, personnel misconduct or error, war or acts of terrorism, global pandemics, work stoppages and strikes, and similar events beyond its control. New Lionsgate’s headquarters is located in Southern California, which is subject to natural disasters such as earthquakes, wildfires and flooding. Although New Lionsgate has developed certain plans to respond in the event of a disaster, there can be no assurance that such plans will be effective in the event of a specific disaster. A long-term power outage, however, could disrupt its operations.

Although New Lionsgate carries business interruption insurance for potential losses (including earthquake-related losses), there can be no assurance that such insurance will be sufficient to compensate for losses that may occur or that such insurance may continue to be available on affordable terms. Any losses or damages incurred by New Lionsgate could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

New Lionsgate’s business is dependent on the maintenance and protection of its intellectual property and pursuing and defending against intellectual property claims may have a material adverse effect on its business.

New Lionsgate’s ability to compete depends, in part, upon successful protection of its intellectual property. New Lionsgate attempts to maintain and protect its proprietary and intellectual property rights to its productions through available copyright and trademark laws, contractual provisions in its agreements with its employees, contractors and production partners that develop intellectual property on its behalf, and licensing and distribution arrangements with reputable international companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited practical protection in certain countries where New Lionsgate distributes its products. As a result, it may be possible for unauthorized third parties to copy and distribute New Lionsgate’s productions or certain portions or applications of its intended productions, which could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. Moreover, there can be no assurance that New Lionsgate’s content producers or other third parties from whom it may license or acquire content have, in every instance, entered into agreements that contain appropriate protections regarding intellectual property, including nondisclosure, “work made for hire” or valid assignment provisions, with each party who has developed intellectual property on their respective behalf. Litigation may also be necessary to enforce New Lionsgate’s intellectual property rights, to protect its trade secrets, or to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation, infringement or invalidity claims could result in substantial costs and the diversion of resources and could have a material adverse effect on New Lionsgate’s business, financial condition, operating results, liquidity and prospects. New Lionsgate’s more successful and popular film or television products or franchises may experience higher levels of infringing activity, particularly around key release dates. Alleged infringers have claimed and may claim that their products are permitted under fair use or similar doctrines, that they are entitled to compensatory or punitive damages because New Lionsgate’s efforts to protect its intellectual property rights are illegal or improper, and that New Lionsgate’s key trademarks or other significant intellectual property are invalid. Such claims, even if meritless, may result in adverse publicity or costly litigation. New Lionsgate will vigorously defend its copyrights and trademarks from infringing products and activity, which can result in litigation. It may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurance that a favorable final outcome will be obtained in all cases. Additionally, one of the risks of the film and television production business is the possibility that others may claim that New Lionsgate’s productions and production techniques misappropriate or infringe the intellectual property rights of third parties.

Notwithstanding New Lionsgate’s efforts to obtain all permissions and clearances it deems necessary in relation to the content it will create or distribute, from time to time, New Lionsgate may be subject to claims and legal proceedings regarding alleged infringement by it of the intellectual property rights (including patents) of third parties. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, require the development of alternative technology or business practices, injunctions against New Lionsgate, or payments for licenses or damages. New Lionsgate may also enter into licenses or other arrangements to settle and resolve such allegations on commercially reasonable terms where available, though there can be no assurance such agreements can be obtained on acceptable terms. These risks may be amplified by the increase in third parties whose sole or primary business is to assert such claims. Regardless of the validity or the success of the assertion of any such claims, New Lionsgate could incur significant costs and diversion of resources in enforcing its intellectual property rights or in defending against such claims, which could have a material adverse effect on its business, financial condition, operating results, liquidity and prospects.

In addition, New Lionsgate may, from time to time, lose or cease to control certain of its rights in the intellectual property on which it relies. Pursuant to applicable intellectual property laws, such rights may expire or be transferred to third parties as a result of the operation of copyright reversion and/or termination of transfer rights under applicable laws. Additionally, where New Lionsgate acquires rights in certain properties or content, it may only acquire such rights for a limited period or subject to other restrictions. Where New Lionsgate loses intellectual property rights, it may not be able to re-acquire such rights on reasonable terms or at all, including due to material entering the public domain. The loss of (or of control of) such intellectual property rights may adversely impact New Lionsgate’s ability to prevent others from exploiting content based on such rights.

New Lionsgate’s business involves risks of claims and content of material, which could adversely affect New Lionsgate’s business, results of operations and financial condition.

As a distributor of media content, in the ordinary course of business, New Lionsgate may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, claims related to the mature nature of some of its content, other claims based on the nature and content of the materials distributed, or statements made by personnel or talent regarding or promoting those materials or attributable to its business. These types of claims have historically been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations.

New Lionsgate may become subject to litigation and other legal proceedings, which could adversely impact its business, financial condition and results of operations.

From time to time, New Lionsgate may be subject to various legal proceedings (including class action lawsuits), claims, regulatory investigations and arbitration proceedings, including claims relating to intellectual property, employment, wage and hour, consumer privacy, contractual and commercial disputes, and the production, distribution, and licensing of its content. The outcomes of legal proceedings are inherently uncertain. Any proceedings, actions, claims or inquiries initiated by or against it, whether successful or not, may be time consuming, result in costly litigation, damage awards, consent decrees, injunctive relief or increased costs of business, require to change its business practices or products, result in negative publicity, require significant amounts of management time, result in the diversion of significant operational resources or otherwise harm its business and financial results. In addition, New Lionsgate’s insurance may not be adequate to protect it from all material expenses related to pending and future claims. Any of these factors could materially adversely affect New Lionsgate’s business, financial condition and results of operations.

Piracy of films and television programs could adversely affect New Lionsgate’s business over time.

Piracy is extensive in many parts of the world and is made easier by the availability of digital copies of content and technological advances allowing conversion of films and television content into digital formats. This trend facilitates the creation, transmission and sharing of high-quality unauthorized copies of motion pictures and television content. The proliferation of unauthorized copies of these products has had and will likely continue to have an adverse effect on New Lionsgate’s business, because these products reduce the revenue it may receive from distribution. In order to contain this problem, New Lionsgate may have to implement elaborate and costly security and anti-piracy measures, which could result in significant expenses and losses of revenue. New Lionsgate cannot assure shareholders that even the highest levels of security and anti-piracy measures will prevent piracy.

New Lionsgate relies upon cloud computing services to operate certain aspects of its service and any disruption of or interference with its use of its cloud computing service could adversely impact its operations and its business.

New Lionsgate utilizies cloud computing services to deliver a distributed computing infrastructure platform for its business operations. New Lionsgate architects its software and computer systems so as to utilize data processing, storage capabilities and other services provided by its current cloud computing service provider and run its computing via such cloud computing service provider. Given this, along with the fact that switching cloud computing services to another provider may be difficult, any problems faced by New Lionsgate’s cloud computing provider, including technological or business-related disruptions, as well as cybersecurity threats and regulatory interference, or any unanticipated interference with its current cloud service provider could adversely impact New Lionsgate’s operations and its business.

New Lionsgate’s activities are subject to stringent and evolving obligations which may adversely impact its operations. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation; fines and penalties; disruptions of its business operations; reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse business consequences.

Data Privacy and Security. In the ordinary course of its business, New Lionsgate collects, generates, uses, stores, processes, discloses, transmits, shares and transfers (collectively “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, and third-party data, through its websites and applications and those of third parties. Among other purposes, New Lionsgate uses this information to engage with users, promote its programming, and monitor the use of its digital platforms. New Lionsgate’s processing of personal data may subjects it to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the U.S, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act and the Controlling the Assault of Non-Solicited Pornography and Marketing Act), and other similar laws (e.g., wiretapping laws). For example, numerous U.S. states have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights include the right to access, correct, or delete certain personal data, and to opt-out of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. The exercise of these rights may impact New Lionsgate’s business and ability to provide its products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance, for example, the California Consumer Privacy Act (“CCPA”). Similar laws are being considered in several other states, as well as at the federal and local levels. These developments will further complicate compliance efforts and increase legal risk and compliance costs for New Lionsgate and the third parties with whom New Lionsgate works.

Outside the U.S, an increasing number of laws, regulations, and industry standards apply to data privacy and security. For example, the European Union’s General Data Protection Regulation (the “EU GDPR”), the United Kingdom’s GDPR (the “UK GDPR” and, together with the EU GDPR, the “GDPR”), the EU Digital Services Act, Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or “LGPD”) (Law No. 13,709/2018) and Canada’s Personal Information Protection and Electronic Documents Act (“PIPEDA”) impose strict requirements for processing personal data. For example, under the GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros (under the EU GDPR) or 17.5 million pounds sterling (under the UK GDPR), or 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests. As another example, in Canada, PIPEDA and various related provincial laws, as well as Canada’s Anti-Spam Legislation (“CASL”), apply to New Lionsgate’s operations, as well as the LGPD in Brazil. The LGPD broadly regulates processing personal data of individuals in Brazil and imposes compliance obligations and penalties comparable to those of the GDPR.

Additionally, regulators are increasingly scrutinizing companies that process children’s data. Numerous laws, regulations, and legally-binding codes, such as the Children’s Online Privacy Protection Act (“COPPA”), California’s Age Appropriate Design Code, CCPA, other U.S. state comprehensive privacy laws, GDPR, and the UK Age Appropriate Design Code impose various obligations on companies that process children’s data, including requiring certain consents to process such data and extending certain rights to children and their parents with respect to that data. Some of these obligations have wide ranging applications, including for services that do not intentionally target child users (defined in some circumstances as a user under the age of 18 years old). These laws may be, or in some cases, have already been, subject to legal challenges and changing interpretations, which may further complicate New Lionsgate’s efforts to comply with these laws.

New Lionsgate is subject to certain new laws governing the processing of consumer health data, including by providing for reproductive, sexual orientation, and gender identity privacy rights. For example, Washington’s My Health My Data Act (“MHMD”) broadly defines consumer health data, places restrictions on processing consumer health data (including imposing stringent requirements for consents), provides consumers certain rights with respect to their health data, and creates a private right of action to allow individuals to sue for violations of the law. Other states are considering and may adopt similar laws.

Additionally, under various privacy laws (such as the Video Privacy Protection Act) and other obligations, New Lionsgate may be required to obtain certain consents to process personal data. Noncompliance with such obligations is increasingly subject to challenges by class action plaintiffs. New Lionsgate’s inability or failure to obtain such consents could result in adverse consequences.

In the ordinary course of business, New Lionsgate transfers personal data from Europe and other jurisdictions to the U.S. or other countries. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“U.K.”) have significantly restricted the transfer of personal data to the U.S. and other countries whose privacy laws it believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the U.S. in compliance with law, such as the EEA standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that New Lionsgate can satisfy or rely on these measures to lawfully transfer personal data to the U.S.

If there is no lawful manner for New Lionsgate to transfer personal data from the EEA, the UK or other jurisdictions to the U.S., or if the requirements for a legally-compliant transfer are too onerous, New Lionsgate could face significant adverse consequences, including the interruption or degradation of its operations, the need to relocate part of or all its business or data processing activities to other jurisdictions at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against processing or transferring of personal data necessary to operate its business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activist groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers out of the EEA for allegedly violating the GDPR’s cross-border data transfer limitations.

New Lionsgate is also bound by contractual obligations related to data privacy and security, and its efforts to comply with such obligations may not be successful. For example, New Lionsgate is contractually subject to certain industry standards adopted by industry groups, such as the Payment Card Industry Data Security Standard (“PCI DSS”). The PCI DSS requires companies to adopt certain measures to ensure the security of cardholder information, including using and maintaining firewalls, adopting proper password protections for certain devices and software, and restricting data access. Noncompliance with PCI DSS can result in penalties ranging from fines of $5,000 to $100,000 per month by credit card companies, litigation, damage to New Lionsgate’s reputation, and revenue losses. New Lionsgate relies on third parties to process payment card data, who may be subject to PCI DSS, and its business may be negatively affected if these parties are fined or suffer other consequences as a result of PCI DSS noncompliance. Moreover, New Lionsgate publishes privacy policies, marketing materials and other statements regarding data privacy and security, including as required by applicable laws and regulations. Regulators in the United States are increasingly scrutinicing these materials, and if these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, misleading or misrepresentative of New Lionsgate’s practices, it may be subject to investigation, enforcement actions by regulators or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires significant resources and has in the past and may continue to necessitate changes to New Lionsgate’s information systems, policies and practices and to those of any third parties upon with whom it works.

New Lionsgate may at times fail (or be perceived to have failed) in efforts to comply with data privacy and security obligations. Moreover, despite its efforts, its personnel or third parties with whom it works may fail to comply with such obligations, which could negatively impact New Lionsgate’s business operations and compliance posture. If New Lionsgate or the third parties with whom it works fails, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, New Lionsgate could face significant consequences, including, but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans or restrictions on processing personal data; or orders to destroy or not use personal data. In particular, plaintiffs have become increasingly active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on New Lionsgate’s reputation, business, or financial condition, including, but not limited to: loss of customers; interruptions or stoppages in business operations; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize its products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to its business model or operations.

Consumer Protection Laws. The continued growth and development of the market for online commerce may lead to more stringent consumer protection laws both domestically and internationally, which may impose additional burdens on New Lionsgate. If authorities start taking increased enforcement action related to statutes governing perceived unfair deceptive acts and practices, New Lionsgate could suffer additional costs, complaints and/or regulatory investigations or fines. Several of these laws also have private rights of action. New Lionsgate’s actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions, litigation, fines and penalties, reputational harm, and other adverse business consequences. Other changes in consumer protection laws and the interpretations thereof, could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Levies/Taxes. Governments are increasingly looking to introduce regulations related to media and tax that may apply to New Lionsgate’s services. For example, some international governments have enacted or are considering enacting laws that impose levies and other financial obligations on media operators located outside their jurisdiction. Other changes in levy or tax laws and the interpretations thereof could have a materially adverse effect on New Lionsgate’s business, financial condition and results of operations.

Service disruptions or failures, or security incidents impacting New Lionsgate or its third-party service providers’ information systems, data and networks may disrupt its businesses, damage its reputation, expose it to regulatory investigations, actions, litigation, fines and penalties or have a negative impact on its results of operations including but not limited to loss of revenue or profit, loss of customers or sales and other adverse consequences.

In the ordinary course of New Lionsgate’s business, New Lionsgate and the third parties with whom it works process proprietary, confidential, and sensitive data, including personal data, intellectual property, and trade secrets (collectively, sensitive information). Threats such as cyberattacks, malicious internet-based activity, and online and offline fraud are becoming more prevalent and are increasingly difficult to detect. These threats come from a variety of sources, including traditional computer “hackers,” threat actors, “hacktivists,” personnel (such as through theft or misuse), sophisticated nation-states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, New Lionsgate and the third parties with whom it works may be vulnerable to a heightened risk of these attacks, including retaliatory cyber-attacks, that could materially disrupt New Lionsgate’s systems and operations, supply chain, and ability to produce, sell and distribute its goods and services.

New Lionsgate and the third parties with whom it works are subject to a variety of evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks, credential stuffing attacks, credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, attacks enhanced or facilitated by artificial intelligence, and other similar threats. In particular, ransomware attacks are becoming increasingly prevalent and can lead to significant interruptions in New Lionsgate’s operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but New Lionsgate may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Further, a partially remote workforce poses increased risks to New Lionsgate’s information technology systems and data, as certain employees may work from home on a full or part-time basis, utilizing network connections outside New Lionsgate’s premises. Business transactions (such as acquisitions or integrations) could expose New Lionsgate to additional cybersecurity risks and vulnerabilities, as its systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, New Lionsgate may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into its information technology environment and security program.

New Lionsgate works with certain third parties to operate critical business systems and process proprietary, confidential or other sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure (for more, see the Risk Factor titled “New Lionsgate relies upon cloud computing services to operate certain aspects of its service and any disruption of or interference with its use of its cloud computing servicer could adversely impact its operations and its business.”), data center facilities, encryption and authentication technology, employee email servers, content delivery systems, and other functions. New Lionsgate’s ability to monitor these third parties’ information security practices may be limited, and these third parties may not have adequate information security measures in place. If these third parties experience a security incident or other interruption, New Lionsgate could experience adverse consequences. While New Lionsgate may be entitled to damages if these third parties fail to satisfy their privacy or security-related obligations to it, any award may be insufficient to cover New Lionsgate’s damages, or New Lionsgate may be unable to recover such award. Similarly, supply-chain attacks have increased in frequency and severity, and New Lionsgate cannot guarantee that third parties and infrastructure in its supply chain or its third-party partners’ supply chains have not been compromised.

New Lionsgate takes steps designed to detect, mitigate and remediate vulnerabilities in its information systems (such as its hardware or software) and those of the third parties with whom New Lionsgate works, but it has not and may not in the future be able to detect and remediate (or have the third parties with whom it works remediate) all such vulnerabilities on a timely basis or at all. Further, New Lionsgate has in the past and may in the future experience delays in developing and deploying remedial measures and patches designed to address any such identified vulnerabilities. Vulnerabilities could be exploited and result in a security incident.

Certain of the previously identified or similar threats have in the past and may in the future cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to New Lionsgate’s sensitive information. For example, New Lionsgate has been the target of unsuccessful phishing attempts in the past, and expects such attempts will continue in the future. A security incident or other interruption could disrupt New Lionsgate’s ability (and that of third parties with whom it works) to provide its services. New Lionsgate has expended significant resources and may continue to do so or modify its business activities to try to protect against security incidents. Certain data privacy and security obligations may require New Lionsgate’s to implement and maintain specific industry-standard or reasonable security measures to protect its information technology systems and sensitive information. While New Lionsgate takes steps to implement security measures designed to protect against security incidents, there can be no assurance that these measures will be effective.

Applicable data privacy and security obligations may require New Lionsgate to notify relevant stakeholders, including affected individuals, customers, regulators, and investors, of security incidents. Such disclosures are costly, and the disclosures or the failure to comply with such requirements could lead to adverse consequences. If New Lionsgate (or a third party with whom it works) experiences a security incident or is perceived to have experienced a security incident, New Lionsgate may experience adverse consequences, such as: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information; litigation; indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in its operations; financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using New Lionsgate’s services, deter new customers from using New Lionsgate’s services, and negatively impact New Lionsgate’s ability to grow and operate its business. New Lionsgate’s contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in its contracts are sufficient to protect it from liabilities, damages, or claims related to its data privacy and security obligations. New Lionsgate cannot be sure that its insurance coverage will be adequate or sufficient to protect it from or to mitigate liabilities arising out of its privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about New Lionsgate’s from public sources, data brokers, or other means that reveals competitively sensitive details about its organization and could be used to undermine its competitive advantage or market position.

Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing certain 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.

On August 27, 2024, purported holders of former 5.500% Notes of Lionsgate (now Starz) filed a complaint in New York State court asserting claims for breach of certain contractual provisions and breach of the implied covenant of good faith and fair dealing based on a May 2024 transaction in which Lions Gate Entertainment Corp. exchanged approximately $390 million in aggregate principal amount of 5.500% Notes for new 5.500% exchange notes due 2029 (now, the 6.00% Notes) and entered into Supplemental Indenture No. 10 to the indenture governing the 5.500% Notes (the “LGEC Indenture”). The main basis for these claims is that Supplemental Indenture No. 10 allegedly implicated certain provisions of the LGEC Indenture that require consent of each affected holder for certain types of waivers, amendments, and supplements to the LGEC Indenture. The relief sought includes a request for a declaration that Supplemental Indenture No. 10 and the associated exchange transaction are null and void. On September 13, 2024, another purported holder sought to intervene as a plaintiff in the same suit asserting nearly identical claims, which intervention was granted on October 11, 2024. The second holder subsequently added additional theories against Lions Gate Entertainment Corp. and brought claims against other parties. Lions Gate Entertainment Corp. filed a motion to dismiss the claims. On May 23, 2025, both plaintiffs amended their complaints in view of the completion of the separation transaction. Defendants moved to dismiss these amended complaints.

Although Lionsgate and Starz believe that both the original and the amended claims are without merit, there can be no assurance that the plaintiffs will not be successful in obtaining relief sought in their complaints. If the plaintiffs are successful in obtaining a declaratory judgment, they may also issue the trustee of the 5.500% Notes a notice of default and seek accelerated payments for amounts due under the 5.500% Notes. These actions may result in an outcome that could have a material adverse impact on New Lionsgate’s and Starz’s business, operations and financial conditions as well as their stakeholders, as any such actions could require payments on the 5.500% Notes earlier than expected. Even if Starz and/or New Lionsgate are successful in defending against such claims, it may expend significant management time and attention and funds to defend against such claims.

Some provisions of the BC Act and the adoption of the rights plan may delay or prevent a change in control and may discourage bids for our common stock that shareholders consider favorable.

Under the BC Act, the following powers are available to companies to make themselves potentially less vulnerable to hostile takeover attempts:

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any shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of a company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount and must have been received by such company at least three months before the anniversary of the previous year’s annual reference date;

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shareholders who hold in the aggregate at least 5% of the issued shares of a company that carry the right to vote at general meetings may requisition a general meeting of shareholders by following the procedures in the BC Act, in which case the directors are required to call a meeting for a date not more than four (4) months after the date the requisition is received and if they do not do so within 21 days after the date on which the requisition was received by such company, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and

•	unless the articles state otherwise, directors may only be removed by a two-thirds (66 2/3%) majority vote by shareholders.

The BC Act also does not restrict related-party transactions for public companies; however, in Canada, takeover bids and related-party transactions of private and public companies are addressed in provincial securities legislation and policies.

Additionally, on May 6, 2025, the Board declared a dividend of one common share purchase right (the “Right”) for each outstanding Lionsgate common share, and adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement dated as of May 7, 2025 (the “Rights Agreement”), by and between Lionsgate and Computershare Investor Services, Inc., as rights agent. The dividend was payable on May 20, 2025 to Lionsgate stockholders of record as of the close of business on May 19, 2025. The Rights will expire on the earliest to occur of May 7, 2026 (or, if confirmed by resolution passed by a majority of the votes cast by shareholders present or represented by proxy at a meeting of shareholders of Lionsgate to be held within one (1) year of the Rights Agreement, May 7, 2028), the Redemption Date (as defined in the Rights Agreement), the time at which the Board orders the exchange of the Rights or upon the consummation of a consensual merger, each as provided in the Rights Agreement.

The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the Board and could have the effect of discouraging, delaying or preventing a change in management or control over us that shareholders consider favorable.

Risks Related to New Lionsgate’s Indebtedness

New Lionsgate has incurred significant indebtedness that could adversely affect its business and profitability and its ability to meet other obligations.

As of March 31, 2025, Legacy Lionsgate Studios and its subsidiaries had outstanding an aggregate principal amount of corporate debt of approximately $1,697.8 million, and film related obligations of approximately $1,990.2 million. New Lionsgate’s debt service obligations (principal and interest) on such corporate debt and film related obligations over the next twelve months is estimated to be approximately $1,965.3 million. This amount is based on the applicable SOFR rate as of March 31, 2025, is net of payments and receipts from Legacy Lionsgate’s interest rate swaps and excludes amounts that may be required for future borrowings under its senior secured revolving credit facility. See the section entitled “Part II. Item 7. Management’s Discussion & Analysis of Financial Condition and Results of Operations—Material Cash Requirements from Known Contractual and Other Obligations” for more information. In connection with consummation of the Starz Separation, New Lionsgate incurred additional indebtedness after March 31, 2025 that is not reflected in the amounts above. See “Part II. Item 7. Management’s Discussion & Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources—Corporate Debt” for more information on such indebtedness.

This significant amount of debt could potentially have important consequences to New Lionsgate and its debt and equity investors, including:

•	requiring a substantial portion of its cash flow from operations to make interest payments;

•	making it more difficult to satisfy debt service and other obligations;

•	increasing the risk of a future credit ratings downgrade of its debt, which could increase future debt costs and limit the future availability of debt financing;

•	increasing its vulnerability to general adverse economic and industry conditions;

•	reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow its business;

•	limiting New Lionsgate’s flexibility in planning for, or reacting to, changes in its business and the industry;

•	placing New Lionsgate at a competitive disadvantage relative to its competitors that may not be as highly leveraged with debt;

•	limiting New Lionsgate’s ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase New Lionsgate new common shares; and

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restricting the way in which New Lionsgate conducts its business because of financial and operating covenants in the agreements governing its existing and future indebtedness and exposing it to potential events of default (if not cured or waived) under covenants contained in its debt instruments.

To the extent that New Lionsgate incurs additional indebtedness, the foregoing risks could increase. In addition, to the extent that New Lionsgate incurs additional indebtedness, the foregoing risks could increase. In addition, New Lionsgate’s actual cash requirements in the future may be greater than expected. Its cash flow from operations may not be sufficient to repay all of the outstanding debt as it becomes due, and New Lionsgate may not be able to borrow money, sell assets or otherwise raise funds on acceptable terms, or at all, to refinance its debt.

In addition, New Lionsgate may seek additional capital that may result in stockholder dilution or that may have rights senior to those of its shareholders. The decision to obtain additional capital will depend on, among other things, New Lionsgate’s business plans, operating performance and condition of the capital markets. Rising interest rates or any disruption in the capital markets could make it more difficult and expensive for New Lionsgate to raise additional capital or refinance its existing indebtedness. If New Lionsgate raises additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of its common shares, and New Lionsgate’s shareholders may experience dilution. Any large equity or equity-linked offering could also negatively impact New Lionsgate’s share price.

New Lionsgate may not be able to generate sufficient cash to service all of its indebtedness and may be forced to take other actions to satisfy its obligations under its indebtedness, which may not be successful.

A significant portion of New Lionsgate’s cash flows from operations is expected to be dedicated to the payments of principal and interest obligations. New Lionsgate’s ability to make scheduled payments on or refinance its debt obligations will depend on New Lionsgate’s financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond New Lionsgate’s control, including global pandemics, wars, recessions and their effects. If New Lionsgate’s cash flow from operations declines significantly, it could result in the inability to pay the principal, premium, if any, and interest on its indebtedness.

If New Lionsgate’s cash flows and capital resources are insufficient to fund its debt service obligations, New Lionsgate could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness. In addition, during times of economic instability, including disruptions to, and volatility in, the credit and financial markets in the United States and worldwide resulting from global pandemics, wars, or recessions, it has been difficult for many companies to obtain financing in the public markets or to obtain debt financing. New Lionsgate may not be able to affect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet its scheduled debt service obligations. The agreements governing New Lionsgate’s corporate indebtedness restrict its ability to dispose of assets and use the proceeds from those dispositions, and also restrict its ability to raise debt or certain types of equity to be used to repay other indebtedness when it becomes due. New Lionsgate may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. Additionally, there can also be no assurance that New Lionsgate will not face credit rating downgrades as a result of weaker than anticipated performance of its businesses, fluctuations in its leverage or cost of capital or other factors. Future downgrades could further adversely affect New Lionsgate’s cost of funds and related margins, liquidity, competitive position and access to capital markets, and a significant downgrade could have an adverse commercial impact on New Lionsgate’s business.

In addition, New Lionsgate conducts a substantial portion of its operations through its subsidiaries, certain of which are not guarantors of New Lionsgate’s corporate indebtedness. Accordingly, repayment of such indebtedness is dependent on the generation of cash flow by New Lionsgate’s subsidiaries and their ability to make such cash available to it, by dividend, debt repayment or otherwise. Unless they are guarantors of New Lionsgate’s corporate indebtedness, New Lionsgate’s subsidiaries do not have any obligation to pay amounts due on such indebtedness or to make funds available for that purpose. New Lionsgate’s subsidiaries may not be able to, or may not be permitted to, make distributions to enable New Lionsgate to make payments in respect of its indebtedness. While the agreements governing New Lionsgate’s corporate indebtedness limit the ability of New Lionsgate’s subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to New Lionsgate, these limitations are subject to qualifications and exceptions. In the event that New Lionsgate does not receive distributions from its subsidiaries, it may be unable to make required principal and interest payments on its indebtedness.

Despite its current level of indebtedness, New Lionsgate and its subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks to New Lionsgate’s financial condition described above.

New Lionsgate and its subsidiaries may be able to incur significant additional indebtedness in the future. Although the agreements governing New Lionsgate’s corporate indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also will not prevent New Lionsgate from incurring obligations that do not constitute indebtedness under such agreements, such as certain qualified receivables financings. If new debt is added to New Lionsgate’s current debt levels, the related risks that New Lionsgate and its guarantors now face could intensify.

The terms of New Lionsgate’s corporate indebtedness restrict New Lionsgate’s current and future operations, particularly Lionsgate’s ability to respond to changes or to take certain actions.

The agreement governing New Lionsgate’s corporate indebtedness contain a number of restrictive covenants that impose operating and financial restrictions on New Lionsgate and limit its ability to engage in acts that may be in its long-term best interest, including restrictions on its ability to: incur, assume or guarantee additional indebtedness; issue certain disqualified stock; pay dividends or distributions or redeem or repurchase capital stock; prepay, redeem or repurchase debt that is junior in right of payment to the debt under such agreements; make loans or investments; incur liens; restrict dividends, loans or asset transfers from its restricted subsidiaries; sell or otherwise dispose of assets, including capital stock of subsidiaries and sale/leaseback transactions; consolidate or merge with or into, or sell substantially all of its assets to, another person; enter into transactions with affiliates; and enter into new lines of business.

In addition, New Lionsgate’s senior secured revolving credit facility requires New Lionsgate to maintain specified financial ratios. New Lionsgate’s ability to meet those financial ratios can be affected by events beyond its control, including the effects on its business from global pandemics, wars, recessions, tariffs and related government actions and consumer behavior; as such, New Lionsgate may be unable to meet such financial ratios.

A breach of the covenants under the agreements governing New Lionsgate’s corporate indebtedness, or nonpayment of any principal or interest when due thereunder, could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under New Lionsgate’s senior secured revolving credit facility would permit the lenders thereunder to terminate all commitments to extend further credit thereunder. Furthermore, if New Lionsgate were unable to repay the amounts due and payable thereunder, the lenders thereof could proceed against the collateral granted to them to secure such indebtedness. In the event New Lionsgate’s lenders or noteholders accelerate the repayment of its indebtedness, New Lionsgate and its subsidiaries may not have sufficient assets to repay that indebtedness.

New Lionsgate’s variable rate indebtedness subjects it to interest rate risk, which could cause its debt service obligations to increase significantly.

Certain of New Lionsgate’s borrowings, primarily borrowings under its senior secured revolving credit facility, and its film related obligations, are, and are expected to continue to be, at variable rates of interest and expose New Lionsgate to interest rate risk. If interest rates were to increase, New Lionsgate’s debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and its net income and cash flows, including cash available for servicing its indebtedness, will correspondingly decrease.

Risks Related to Tax Rules and Regulations

The Internal Revenue Service may not agree that New Lionsgate should be treated as a non-U.S. corporation for U.S. federal tax purposes and may not agree that its U.S. affiliates should not be subject to certain adverse U.S. federal income tax rules.

Under current U.S. federal tax law, a corporation is generally considered for U.S. federal tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Because New Lionsgate is incorporated outside of the U.S., it would generally be classified as a non-U.S. corporation (and, therefore, a non-U.S. tax resident) under these rules. However, Section 7874 of the Internal Revenue Code (the “Code”) (“Section 7874”) provides an exception to this general rule under which a non-U.S. incorporated entity may, in certain circumstances, be treated as a U.S. corporation (or surrogate foreign corporation) for U.S. federal tax purposes if it acquires a domestic entity (referred to as a “domestic entity acquisition”), and after the domestic entity acquisition, 80% or more (by vote or value) of the non-U.S. incorporated entity’s stock (60% or more for purposes of a surrogate foreign corporation determination) is held by former shareholders of the domestic entity by reason of holding stock in the domestic entity. This exception generally does not apply to situations in which, prior to the domestic entity acquisition, 80% or more (by vote and value) of the stock of the domestic entity was held directly or indirectly by a parent corporation (referred to as the “common parent”), and, after the domestic entity acquisition, the same common parent holds 80% or more (by vote and value) of the stock of the non-U.S. incorporated entity (referred to as the “internal group restructuring exception”).

There is limited guidance regarding the application of Section 7874, including the application of the rules to the facts as they currently exist. If New Lionsgate were to be treated as a U.S. corporation for federal tax purposes, it could be subject to substantially greater U.S. tax liability than currently contemplated as a non-U.S. corporation. In addition, non-U.S. shareholders of New Lionsgate would be subject to U.S. withholding tax on the gross amount of any dividends paid by us to such shareholders (subject to an exemption or reduced rate available under an applicable tax treaty). Alternatively, if New Lionsgate were to be treated as a surrogate foreign corporation for federal tax purposes, it and its U.S. affiliates (including the U.S. affiliates historically owned by it) may, in some circumstances, be subject to certain adverse U.S. federal income tax rules (which, among other things, could retroactively increase its transition tax under Section 965 from 8%-15.5% to 35% (as well as that of its prospective U.S. acquiror as the case may be) and limit its ability to utilize certain U.S. tax attributes to offset U.S. taxable income, such as the use of net operating losses and certain tax credits, or to offset the gain resulting from certain transactions, such as from the transfer or license of property to a foreign related person during the 10-year period following the merger).

Future changes to U.S. and non-U.S. tax laws could adversely affect New Lionsgate.

The U.S. Congress, the Organisation for Economic Co-operation and Development (“OECD”) and other government agencies in jurisdictions where New Lionsgate and its affiliates will conduct business have had an extended focus on issues related to the taxation of multinational corporations. For the past several years, the primary focus has been in the area of “base erosion and profit shifting,” including situations where payments are made between affiliates from a jurisdiction with high tax rates to a jurisdiction with lower tax rates. As part of its so-called Base Erosion and Profit Shifting (“BEPS”) project, OECD and the G-20 developed changes to numerous long-standing international tax principles. More recently, countries are increasingly seeking ways to tax what is sometimes referred to as the digitalized economy. For example, in response to the increasing globalization and digitalization of trade and business operations, OECD is working on a proposal as an extension of its BEPS project to establish a global minimum corporate taxation rate. The rules are designed to ensure that large multinational groups pay corporate income taxes at the minimum rate of 15% in the countries where they operate. As of January 2025, 55 jurisdictions have enacted or introduced legislation to implement these rules, while an additional 10 jurisdictions have taken concrete steps toward doing so.

Tax laws are dynamic and subject to change as new laws are passed and new interpretations of the law are issued or applied. The U.S. Congress and various state legislatures are currently evaluating, or may in the future propose, tax legislation, including, at the federal level, new laws to address the expiration of provisions enacted under the Tax Cuts and Jobs Act of 2017, the timing and substance of which remain uncertain. Many countries in the European Union, as well as a number of other countries and organizations such as OECD, are increasingly scrutinizing the tax positions of companies and actively considering changes to existing tax laws that, if enacted, could increase its tax obligations in countries where it does business. For example, the OECD has urged its member countries to raise taxes to protect against future fiscal risks attributed to high deficit and debt levels. There can be no assurance that Canadian federal income tax laws, the judicial interpretation thereof, or the administrative policies and assessing practices of the Canada Revenue Agency will not be changed in a manner that adversely affects New Lionsgate or the holders of New Lionsgate new common shares. If U.S. or other foreign tax authorities change applicable tax laws, its overall taxes could increase, and its business, financial condition or results of operations may be adversely impacted.

Changes in foreign, state and local tax incentives may increase the cost of original programming content to such an extent that they are no longer feasible.

Original programming requires substantial financial commitment, which can occasionally be offset by foreign, state or local tax incentives. However, there is a risk that the tax incentives will not remain available for the duration of a series. If tax incentives are no longer available or reduced substantially, it may result in increased costs for it to complete the production, or make the production of additional seasons more expensive. If New Lionsgate is unable to produce original programming content on a cost-effective basis its business, financial condition and results of operations would be materially adversely affected.

New Lionsgate’s tax rate is uncertain and may vary from expectations.

There is no assurance that New Lionsgate will be able to maintain any particular worldwide effective corporate tax rate because of uncertainty regarding the tax policies in the jurisdictions in which it and its affiliates operate. New Lionsgate’s actual effective tax rate may vary from its expectations, and such variance may be material. Additionally, tax laws or their implementation and applicable tax authority practices in any particular jurisdiction could change in the future, possibly on a retroactive basis, and any such change could have an adverse impact on New Lionsgate and its affiliates.

Legislative or other governmental action in the U.S. could adversely affect New Lionsgate’s business.

Legislative action may be taken by the U.S. Congress that, if ultimately enacted, could limit the availability of tax benefits or deductions that New Lionsgate expects to claim, override tax treaties upon which it expects to rely, or otherwise increase the taxes that the U.S. imposes on New Lionsgate’s worldwide operations. Such changes could materially adversely affect New Lionsgate’s effective tax rate and/or require it to take further action, at potentially significant expense, to seek to preserve its effective tax rate. In addition, if proposals were enacted that had the effect of limiting New Lionsgate’s ability as a Canadian company to take advantage of tax treaties with the U.S., it could incur additional tax expense and/or otherwise incur business detriment.

Changes in, or interpretations of, tax rules and regulations, and changes in geographic operating results, may adversely affect New Lionsgate’s effective tax rates.

New Lionsgate is subject to income taxes in Canada, the U.S. and foreign tax jurisdictions. It also conducts business and financing activities between its entities in various jurisdictions and it is subject to complex transfer pricing regulations in the countries in which it operates. Although uniform transfer pricing standards are emerging in many of the countries in which it operates, there is still a relatively high degree of uncertainty and inherent subjectivity in complying with these rules. In addition, due to economic and political conditions, tax rates in various jurisdictions may be subject to significant change. New Lionsgate’s future effective tax rates could be affected by changes in tax laws or regulations or the interpretation thereof (including those affecting the allocation of profits and expenses to differing jurisdictions), by changes in the amount of revenue or earnings that it derives from international sources in countries with high or low statutory tax rates, by changes in the valuation of its deferred tax assets and liabilities, by changes in the expected timing and amount of the release of any tax valuation allowance, or by the tax effects of stock-based compensation. Unanticipated changes in its effective tax rates could affect its future results of operations. Further, New Lionsgate may be subject to examination of its income tax returns by federal, state, and foreign tax jurisdictions. New Lionsgate regularly assesses the likelihood of outcomes resulting from possible examinations to determine the adequacy of its provision for income taxes. In making such assessments, it exercises judgment in estimating its provision for income taxes. While New Lionsgate believes its estimates are reasonable, it cannot assure you that final determinations from any examinations will not be materially different from those reflected in its historical income tax provisions and accruals. Any adverse outcome from any examinations may have an adverse effect on its business and operating results, which could cause the market price of its securities to decline.

Risks Related to the Transactions

New Lionsgate may be unable to achieve some or all of the benefits that it expects to achieve through the Transactions.

New Lionsgate may be unable to achieve the full strategic and financial benefits expected to result from the Transactions, or such benefits may be delayed or may never occur at all. The Transactions are expected to provide the following benefits, among others:

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allow New Lionsgate to more effectively pursue its own distinct operating priorities and strategies, and enable the management team of New Lionsgate to focus on strengthening its core business, and pursue distinct and targeted opportunities to accelerate revenue and profitability;

•	allow New Lionsgate to allocate its financial resources to meet the unique needs of its own business, enabling it to sharpen its focus on distinct strategic priorities;

•	allow the LG Studios Business to more effectively pursue its own distinct capital structure and capital allocation strategy;

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allow New Lionsgate to more effectively articulate its own clear investment thesis for its business as a pure-play content studio, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate its access to capital by providing investors with a distinct and targeted investment opportunity;

•	allow for continued participation by Lionsgate’s shareholders in New Lionsgate’s future earnings and growth potential following the completion of the Transactions; and

•	provide employees with stock-based compensation that more closely aligns with the performance of the underlying businesses.

New Lionsgate may not achieve these or other anticipated benefits for a variety of reasons, including, among others: (i) the Transactions have required significant amounts of management time and effort, which may have diverted and may continue to divert management attention from operating and growing New Lionsgate’s business and (ii) the other actions required to separate New Lionsgate’s and Starz’s respective businesses prior to the Arrangement Effective Time could have disrupted and may continue to disrupt New Lionsgate’s operations. If New Lionsgate fails to achieve some or all of the benefits expected to result from the Transactions, or if such benefits are delayed, New Lionsgate’s business, results of operations and financial condition could be materially and adversely affected.

Challenges in the commercial and credit environment may adversely affect the expected benefits of the Transactions and future access to capital on favorable terms.

Volatility in the world financial markets could increase borrowing costs or affect New Lionsgate’s ability to access the capital markets. New Lionsgate’s ability to issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for its business’s content, products or in the solvency of its customers or suppliers or if there are other significantly unfavorable changes in economic conditions, such as a recession. These conditions may also adversely affect the expected benefits of the Transactions, including by increasing the time and expense involved in the Transactions.

The historical financial information of the LG Studios Business and pro forma financial information of Lionsgate included in this prospectus is not necessarily representative of the results that New Lionsgate would have achieved as a separate, publicly traded company and may not be a reliable indicator of its future results.

As described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business is presented as being spun-off from Lionsgate in a “reverse spin” in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs.” Following the completion of the Transactions, New Lionsgate reports the historical consolidated results of operations of the Starz Business in discontinued operations. The historical information about the LG Studios Business in this prospectus refers to the LG Studios Business as operated by and integrated with Lionsgate, excluding the Starz Business. The historical and pro forma financial information included in this prospectus is derived from the consolidated financial statements and accounting records of Lionsgate. Accordingly, the historical and pro forma financial information included in this prospectus does not necessarily reflect the financial condition, results of operations or cash flows that New Lionsgate would have achieved as a separate, publicly traded company during the periods presented or those that New Lionsgate will achieve in the future primarily as a result of the factors described below:

•	Following the completion of the Transactions, New Lionsgate’s results of operations and cash flows are likely to be more volatile, and it may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, strategic relationships or other arrangements, which may or may not be available on terms acceptable to New Lionsgate and may be more costly.

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Previously, the LG Studios Business was integrated with the Starz Business. Historically, Lionsgate’s businesses shared economies of scope and scale in costs, employees, vendor relationships and customer relationships. While Lionsgate has sought to minimize the impact on New Lionsgate when separating these arrangements, there is no guarantee these arrangements will continue to capture these benefits in the future.

•	The cost of capital for New Lionsgate’s business may be higher than Lionsgate’s cost of capital prior to the Transactions.

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In connection with the Transactions, New Lionsgate retained certain existing indebtedness of Lionsgate and incurred certain additional indebtedness. New Lionsgate’s historical financial information does not reflect the debt that it incurred as part of the Transactions, including the financing discussed in the section entitled “Description of Material Indebtedness and Film Related Obligations.”

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The unaudited pro forma condensed consolidated financial information included in this prospectus includes adjustments to reflect the divestiture of the Starz Business from Lionsgate. The pro forma adjustments are based upon available information and assumptions that management of Lionsgate believes are reasonable; however, actual outcomes may vary from such assumptions. In addition, the unaudited pro forma condensed consolidated financial information included in this prospectus does not give effect to on-going costs that New Lionsgate may incur or may be eliminated in connection with being a stand-alone company.

Other significant changes may occur in New Lionsgate’s cost structure, management, financing and business operations as a result of operating as a company separate from Starz. For additional information about the past financial performance of its business and the basis of presentation of the historical combined financial statements and the unaudited pro forma condensed consolidated financial statements of its business, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and accompanying notes included elsewhere in this prospectus.

New Lionsgate is a smaller, less diversified company than Lionsgate prior to the Transactions with a different financial profile.

The Transactions resulted in New Lionsgate being a smaller, less diversified company than Lionsgate prior to the Transactions, with more limited business concentrated primarily in film and television production and distribution. As a result, New Lionsgate may be more vulnerable to changing market conditions, which could have a material adverse effect on New Lionsgate’s business, financial condition and results of operations. In addition, the diversification of revenues, costs, and cash flows have diminished for New Lionsgate as a result of the Transactions, such that its results of operations, cash flows, working capital and financing requirements may be subject to increased volatility and its ability to fund capital expenditures and investments, pay dividends and service debt may be diminished. New Lionsgate may also lose capital allocation efficiency and flexibility, as New Lionsgate is no longer be able to use cash flow from the Starz Business.

Substantial sales of New Lionsgate new common shares, or the perception that such sales might occur, could depress the market prices of New Lionsgate new common shares.

The smaller relative size and different investment characteristics of New Lionsgate as compared to Lionsgate prior to the Transactions may not appeal to the investor base of Lionsgate prior to the completion of the Transactions, which could result in the disposition of New Lionsgate new common shares. Any sales of substantial amounts of New Lionsgate new common shares in the public market, for this or other reasons, or the perception that such sales might occur, could depress the market price of New Lionsgate new common shares. There is no assurance that there will be sufficient buying interest to offset any such sales, and, accordingly, the prices of New Lionsgate new common shares may be depressed by such sales and have periods of volatility. New Lionsgate has several shareholders who each hold a significant percentage of their respective outstanding common shares. If such shareholders sell a significant portion or all of their shares, the prices of New Lionsgate new common shares may be depressed by such sales.

Starz may fail to perform under the agreements that were executed as part of the Transactions, and such failure to perform could have a material adverse effect on New Lionsgate’s operations.

In connection with, and prior to, the Transactions, New Lionsgate and Lionsgate (which has been renamed Starz) have entered into an Arrangement Agreement, an amendment to the Arrangement Agreement, the Separation Agreement and certain other agreements, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties thereto. The Arrangement Agreement, Separation Agreement and other agreements, together with the documents and agreements by which the internal reorganization was effected, determine the allocation of assets and liabilities between the companies following the completion of the Transactions for those respective areas and include any applicable indemnifications related to liabilities and obligations. The Transition Services Agreement provides for the performance of certain services by each company for the benefit of the other for a period of time after the Transactions. New Lionsgate will rely on Starz to satisfy its performance and payment obligations under these agreements. If Starz is unable or unwilling to satisfy its obligations under these agreements, including its indemnification obligations, New Lionsgate could incur operational difficulties and/or losses. If New Lionsgate does not have in place its own systems and services, or if it does not have agreements with other providers of these services once certain Transactions-related agreements expire, it may not be able to operate its business effectively, and its profitability may decline.

New Lionsgate may be held liable to Starz if it fails to perform under its agreements, and the performance of such services may negatively affect New Lionsgate’s business and operations.

In connection with the Transactions, New Lionsgate and Starz entered into a Transition Services Agreement, agreements governing other commercial licensing arrangements between the parties to the Transactions and other agreements that provide for the performance of certain services by each company for the benefit of the other. If New Lionsgate does not satisfactorily perform its obligations under the agreements, it may be held liable for any resulting losses suffered by Starz, subject to certain limits. In addition, during the transition services periods, New Lionsgate’s management and employees may be required to divert their attention away from New Lionsgate’s business in order to provide services to Starz, which could adversely affect New Lionsgate’s business.

Certain of the transaction agreements between New Lionsgate and Starz may be on terms that differ from the terms each may have otherwise received from unaffiliated third parties.

The agreements that New Lionsgate and Lionsgate (which has been renamed Starz) have entered into in connection with the Transactions, including the Arrangement Agreement, Separation Agreement, Transition Services Agreement, Tax Matters Agreement Amendment, Employee Matters Agreement and agreements governing other commercial licensing arrangements, were prepared in the context of the Transactions while New Lionsgate and Starz were still part of the same combined company. Accordingly, during the period in which the terms of those agreements were prepared, New Lionsgate did not have an independent board of directors or a management team that was fully independent of Starz’s business. While New Lionsgate believes that the terms of such agreements generally reflect market terms, they may not reflect the same terms that would have resulted from negotiations with unaffiliated third parties.

The transfer to New Lionsgate of certain contracts, permits and other assets and rights may have required or may require the consents or approvals of, or provide other rights to, third parties and governmental authorities. If such consents or approvals have not been or are not obtained, New Lionsgate may not be entitled to the full benefit of such contracts, permits and other assets and rights, which could increase its expenses or otherwise harm its business and financial performance.

The Separation Agreement provides for the transfer of certain contracts, permits and other assets and rights from Lionsgate (which has been renamed Starz) or its subsidiaries to New Lionsgate or its subsidiaries, or vice versa, in connection with the Transactions. The transfer of, or transfer of control related to, certain contracts, permits and other assets and rights may have required or may require consents or approvals of third parties or governmental authorities or provide other rights to third parties. In addition, in some circumstances, both New Lionsgate and Starz or their respective beneficiaries may have been beneficiaries of contracts, and New Lionsgate and/or Starz may have needed or may need the consents of third parties in order to split or separate the contracts or the relevant portion of the contracts to New Lionsgate.

Some parties may use consent requirements or other rights to seek to terminate contracts or obtain more favorable contractual terms from New Lionsgate, which, for example, could take the form of price increases, require the expenditure of additional resources in order to obtain the services or assets previously provided under the contract, or require the pursuit of arrangements with new third parties or letters of credit or other forms of credit support. If New Lionsgate has been or is unable to obtain required consents or approvals, it may be unable to obtain the benefits, permits, assets and contractual commitments that are intended to be allocated to them as part of the Transactions, and it may be required to seek alternative arrangements to obtain services and assets which may be more costly and/or of lower quality. The termination or modification of these contracts or permits or the failure to timely complete the transfer or separation of these contracts or permits could negatively impact New Lionsgate’s business, financial condition, results of operations and cash flows.

The Transactions may result in litigation and/or regulatory inquiries and investigations, which would harm New Lionsgate’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Transactions. Any litigation or investigation relating to the Transactions against New Lionsgate, whether or not resolved in either party’s favor, could result in substantial costs and divert the applicable company’s management’s attention from other business concerns, which could adversely affect the applicable company’s business and cash resources and the ultimate value of New Lionsgate new common shares.

The Transactions have involved significant time and expense, which could disrupt or adversely affect the business of New Lionsgate following the Transactions.

The process of completing the proposed Transactions has been time-consuming and has involved significant costs and expenses. The costs of the Transactions may be significantly higher than what New Lionsgate anticipated and may not yield a discernible benefit if the expected benefits of the Transactions are not realized. Executing the proposed Transactions also required significant amounts of New Lionsgate’s management’s time and effort, which may have diverted management’s attention from operating and growing New Lionsgate’s businesses. In addition, if the expected benefits of the Transactions are not realized, there may be a negative impact on the market price of New Lionsgate new common shares.

New Lionsgate and its shareholders could suffer material adverse tax consequences as a result of the Transactions.

There can be no assurance that the New Lionsgate new common shares will be qualified investments for purposes of the Canadian Tax Act. New Lionsgate will endeavor to ensure that the New Lionsgate new common shares are qualified investments for Registered Plans. However, no assurance can be given in this regard. The Canadian Tax Act imposes penalties for the acquisition or holding of non-qualified investments by Registered Plans.

The transactions contemplated by the arrangement may have given rise to tax for holders of LGEC common shares who are resident in Canada for the purposes of the Canadian Tax Act or for holders of LGEC common shares who are non-residents of Canada and to whom such shares constitute “taxable Canadian property.”

Certain of the anticipated tax consequences to New Lionsgate are based on valuations of the LG Studios Business and the Starz Business. In the event that such valuations are successfully challenged by one or more relevant taxing authorities, it is possible that New Lionsgate could suffer material adverse tax consequences.

Actual or potential conflicts of interest may develop between the management and directors of Starz, on the one hand, and the management and directors of New Lionsgate, on the other hand.

The management and directors of New Lionsgate and Starz own both Starz common shares and New Lionsgate new common shares. This ownership overlap could create, or appear to create, potential conflicts of interest when New Lionsgate’s and Starz’s respective directors and executive officers face decisions that could have different implications for New Lionsgate and Starz. For example, potential conflicts of interest could arise in connection with the resolution of any dispute between New Lionsgate and Starz regarding terms of the agreements governing the Transactions and the relationship between New Lionsgate and Starz, including the Arrangement Agreement, the Separation Agreement, the Employee Matters Agreement, the Tax Matters Agreement Amendment, the Transition Services Agreement or any commercial agreements between the parties thereto or their affiliates. Potential conflicts of interest could also arise if New Lionsgate and Starz enter into any commercial arrangements in the future.

The allocation of intellectual property rights between Starz and New Lionsgate as part of the Transactions could adversely affect New Lionsgate’s competitive positions and/or ability to develop and commercialize certain content and services.

In connection with the Transactions, New Lionsgate and Starz entered into commercial agreements governing, among other things, the allocation of intellectual property rights related to their respective businesses. The allocation of intellectual property rights between the two parties may also impose limitations on New Lionsgate’s ability to fully develop and commercialize certain content, brands and services. For example, although Starz generally has secured long-term licenses for its current and library originals that were greenlit prior to the Transactions from Lionsgate, Starz does not own the intellectual property rights for most of such shows because they were allocated to Lionsgate. However, as part of such original programming license agreements, Starz typically has rights of first negotiation/first refusal for periods that extend beyond the initial run of the programs to acquire exclusive rights to any television derivative or spinoff of such programs. Additionally, Starz generally owns or co-owns the intellectual property rights to most of its current development slate and owns or co-owns most of its originals following the Transactions.

Risks Related to New Lionsgate New Common Shares

New Lionsgate cannot be certain that an active trading market for its common shares will develop or be sustained and its share price may fluctuate significantly.

The trading of New Lionsgate new common shares began on the first trading day after the Arrangement Effective Time. However, New Lionsgate cannot guarantee that an active trading market for its common shares will develop or be sustained, nor can New Lionsgate predict the prices at which its common shares may trade. Similarly, New Lionsgate cannot predict whether the combined market value of the New Lionsgate new common shares and Starz common shares will be less than, equal to or greater than the market value of LGEC Class A shares and LGEC Class B shares, respectively, prior to the Transactions, or whether the market value of the New Lionsgate new common shares will be less than, equal to or greater than the market value of LG Studios common shares prior to the Transactions.

The market price of New Lionsgate new common shares may decline or fluctuate significantly due to a number of factors, many of which may be beyond New Lionsgate’s control, including:

•	the limited trading history of the New Lionsgate new common shares;

•	actual or anticipated fluctuations in New Lionsgate’s operating results, as applicable, and the expectations of securities analysts, investors and the financial community with respect thereto;

•	actual or anticipated fluctuations in operating revenues derived from New Lionsgate’s core business, as applicable;

•	the gain or loss of significant customers;

•	changes in management;

•	changes in financial estimates and recommendations by securities analysts;

•	announcements of developments affecting New Lionsgate’s business or systems or expansion plans by New Lionsgate or others;

•	the amount of short interest in New Lionsgate new common shares;

•	the operating and share price performance of comparable companies; and

•	changes in the regulatory and legal environment under which New Lionsgate operates.

New Lionsgate does not expect to pay any cash dividends for the foreseeable future.

New Lionsgate currently intends to retain future earnings to finance and grow its business. As a result, New Lionsgate does not expect to pay any cash dividends for the foreseeable future. All decisions regarding the payment of dividends by New Lionsgate are made in the sole discretion of the New Lionsgate Board from time to time in accordance with applicable law. There can be no assurance that New Lionsgate will have sufficient surplus under applicable law to be able to pay any dividends at any time in the future. This may result from extraordinary cash expenses, actual costs exceeding contemplated costs, funding of capital expenditures or increases in reserves. If New Lionsgate does not pay dividends, the price of the New Lionsgate new common shares must appreciate for shareholders to receive a gain on their investment. This appreciation may not occur. Further, shareholders may have to sell some or all of their New Lionsgate new common shares in order to generate cash flow from their investment.

Shareholders’ percentage ownership in New Lionsgate may be diluted in the future.

In the future, shareholders’ percentage ownership in New Lionsgate may be diluted because of equity awards that New Lionsgate grants to New Lionsgate’s directors, officers and employees or otherwise as a result of equity issuances for acquisitions, strategic transactions or capital market transactions. New Lionsgate’s employees and former employees of Lionsgate (regardless of the division in which such former employees served) received equity awards for New Lionsgate new common shares after the Transactions as a result of conversion of their Lionsgate equity awards to New Lionsgate equity awards. New Lionsgate anticipates that, in normal course, its compensation committees will grant additional stock-based awards to its employees. Such awards will have a dilutive effect on the earnings per share of New Lionsgate which could adversely affect the market price of the New Lionsgate new common shares. For more detailed description of the treatment of the Lionsgate equity awards in connection with the Transactions, see “The Transactions—Treatment of Lionsgate Equity Awards.”

In addition, New Lionsgate’s articles, which we refer to as the “New Lionsgate Articles,” allow for the issuance of one or more classes or series of preference shares that may have powers, preferences and/or other special rights, including preferences over the New Lionsgate new common shares with respect to dividends and distributions. The terms of such preference shares could dilute the voting power or reduce the value of the New Lionsgate new common shares. Similarly, the repurchase or redemption rights or liquidation preferences that New Lionsgate could assign to holders of preference shares could affect the residual value of the New Lionsgate new common shares. For additional information, see “Description of Capital Stock.”

If securities or industry analysts do not publish research or publish misleading or unfavorable research about New Lionsgate’s business, New Lionsgate’s share price and/or trading volume could decline.

The trading markets for the New Lionsgate new common shares depends in part on the research and reports that securities or industry analysts publish about New Lionsgate or its business. If one or more of the analysts downgrades the New Lionsgate new common shares or publishes unfavorable research about New Lionsgate’s business, the share price of the New Lionsgate new common shares may decline. If one or more of the analysts cease coverage of the New Lionsgate new common shares or fail to publish reports on it regularly, demand for the New Lionsgate new common shares could decrease, which could cause the price or trading volume of the New Lionsgate new common shares to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the securities laws. All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “projects,” “intend,” “expect,” “believe,” “anticipate,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning, and statements concerning strategy, identify forward-looking statements. These forward-looking statements include, among others, statements regarding future financial performance, anticipated trends, and prospects in the markets and industries in which New Lionsgate operates, business prospects and strategies, including the Transactions, and anticipated financial position, liquidity, and capital needs relating to New Lionsgate. For those statements, New Lionsgate claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are estimates and projections reflecting judgments and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although New Lionsgate believes that the estimates and projections reflected in the forward-looking statements are reasonable, these expectations may prove to be incorrect. Other unknown or unpredictable factors also could have material adverse effects on New Lionsgate’s future results, performance or achievements. When considering forward-looking statements, you should keep in mind the factors described under the caption “Risk Factors.” Important factors, some of which are described under the caption “Risk Factors,” that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, among others:

•	Weakness in the global economy and financial markets, including a recession.

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Competitive factors that could adversely affect New Lionsgate’s operations, including new product or service introductions and technologies by its current or future competitors, consolidation or strategic alliances among media companies, and/or distributors to improve their competitive position or develop new models for the delivery of entertainment, increased pricing pressure due to the impact of low-cost content providers or new entrants into its markets.

•	The adverse financial impact resulting from unfavorable changes in foreign currency exchange rates.

•	Regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates, and their potential effect on the operating performance of New Lionsgate.

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Security breaches of New Lionsgate’s information systems, which could impair its ability to conduct business, compromise sensitive information of New Lionsgate and its customers and other business partners, and result in actions by regulatory bodies or civil litigation.

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The impact of business combinations or divestitures, including any volatility in earnings relating to acquisition-related costs, and New Lionsgate’s ability to successfully integrate any business it may acquire.

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Conditions in international markets, including social and political conditions, civil unrest, terrorist activity, governmental changes, restrictions on the ability to transfer capital across borders, tariffs and other protectionist measures, difficulties in protecting and enforcing its intellectual property rights and governmental expropriation of assets. New Lionsgate’s international operations also increase its compliance risks, including risks under the Foreign Corrupt Practices Act and other anti-corruption laws, as well as regulatory and privacy laws.

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Natural disasters, global pandemics, wars (such as Russia’s invasion of Ukraine), terrorism, labor disruptions or strikes, and international conflicts that could cause significant economic disruption and political and social instability, resulting in decreased demand for New Lionsgate’s services or adversely affect New Lionsgate’s content procurement and distribution capabilities.

•

Pending and potential future litigation or other proceedings asserting, including and/or subpoenas seeking information with respect to, alleged violations of law and/or regulation, including the availability or collectability of insurance relating to any such claims.

•

New or changing laws and regulations affecting domestic and foreign operations, or changes in enforcement practices, including laws relating to trade, monetary and fiscal policies or taxation (including tax reforms that could adversely impact multinational corporations).

•	Issuance of new or revised accounting standards by the Financial Accounting Standards Board or the SEC.

•	The expected benefits of the Transactions.

•

The possibility that any consents or approvals required in connection with the Transactions have not been or will not be received or obtained within the expected time frame, on the expected terms or at all.

•	Financing transactions undertaken in connection with the Transactions and risks associated with additional indebtedness.

•	The risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the Transactions will exceed estimates.

•

The impact of the Transactions on the LG Studios Business and the risk that the Transactions may be more difficult, time-consuming or costly than expected, including the impact on New Lionsgate’s respective resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

•	Other risks and uncertainties discussed in this prospectus and other reports that New Lionsgate may file with the SEC.

New Lionsgate believes these forward-looking statements are reasonable. However, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. The above list of factors is not exhaustive or necessarily in order of importance. New Lionsgate is not under any obligation, nor does it intend, to make publicly available any update or other revisions to any of the forward-looking statements contained in this prospectus to reflect circumstances existing after the date of this prospectus or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized, except as required by law.

THE TRANSACTIONS

Structure of the Transactions

The Transactions resulted in the separation of the LG Studios Business from the Starz Business through a series of steps that resulted in the pre-transaction shareholders of LGEC owning shares in two separate public companies: (1) LGEC, which has been renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business, and (2) New Lionsgate, which has been renamed “Lionsgate Studios Corp.” and holds, directly and through subsidiaries, the LG Studios Business.

The Transactions consisted of elements of a typical Canadian “spinoff” and were completed through the Plan of Arrangement, which is a British Columbia statutory procedure providing for approval with respect to fairness and supervision with respect to procedure by the BC Court. The Plan of Arrangement was subject to approval by the shareholders of LGEC, the shareholders of LG Studios and the BC Court. The Transactions occurred on a taxable basis to the shareholders of LGEC under the Canadian Tax Act, with non-residents of Canada expected to have been exempt from Canadian income tax on any gains realized. Holders of LG Studios common shares who held such shares as capital property for purposes of the Canadian Tax Act will generally not realize either a capital gain or a capital loss on the exchange of LG Studios common shares for New Lionsgate new common shares.

With respect to dissent rights, under the Interim Orders, registered shareholders of Lionsgate as of the Record Date were granted the right to dissent in respect of the Lionsgate Transactions Proposal, and registered shareholders of LG Studios as of the Record Date were granted dissent rights in respect of the LG Studios Reorganization Proposal (collectively, the “dissent rights”), provided they strictly followed the procedures specified in Section 237 through Section 247 of the BC Act, as modified by the Plan of Arrangement, the applicable Interim Order, and any other order of the BC Court. None of the registered shareholders who were granted dissent rights exercised such rights.

In connection with the completion of the Transactions, among other things:

•	LGEC shareholders first received, in exchange for each outstanding LGEC Class A share that they held:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC shareholders first received, in exchange for each outstanding LGEC Class B share that they held:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC changed its name to Starz Entertainment Corp. and created a new class of voting common shares, the Starz common shares.

•	New Lionsgate created a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) received, in exchange for each:

•

New Lionsgate Class A share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares; and

•

New Lionsgate Class B share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

•	Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares were consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares were consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, transferred to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they held and such shareholders received, in exchange for each LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equaled the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage was multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equaled the quotient, expressed as a percentage, of (1) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time and held by LG Studios shareholders other than the LG Sirius Owned Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” The LG Studios Reorganization Ratio was determined to be 0.989632 and approximately 34,880,006 New Lionsgate new common shares were issued to LG Studios shareholders in connection with the Transactions. The LG Studios common shares were delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate changed its name to “Lionsgate Studios Corp.”

•	LG Studios changed its name to “Lionsgate Studios Holding Corp.”

Reasons for the Transactions

The Lionsgate Board and the LG Studios Board believed that the separation of the LG Studios Business and the Starz Business into two independent, publicly traded companies was in the best interests of Lionsgate and its shareholders for a number of reasons, including:

•

Enhanced Focus on Strategic, Operational Drivers to Accelerate Revenue and Profit Growth. The Transactions allow New Lionsgate and Starz to more effectively pursue their own distinct operating priorities and strategies, and enable the management teams of each of the two companies to focus on strengthening their core businesses and pursue distinct and targeted opportunities to accelerate revenue and profitability.

•

The Transactions allow New Lionsgate to better highlight opportunities and value in its diversified theatrical wide release and multi-platform motion picture business and its television production and distribution business, and continue to drive growth of its film and television library.

•

The Transactions allow Starz to focus on areas where it can scale its business cost-effectively, to take advantage of bundling and packaging opportunities and to efficiently grow its operations on a standalone basis.

•

More Efficient Resource and Capital Allocation to Pursue Each Company’s Strategic Goals. The Transactions allow each of New Lionsgate and Starz to allocate its financial resources to meet the unique needs of its own business, enabling each company to sharpen its focus on distinct strategic priorities. The Transactions also allow each business to more effectively pursue its own distinct capital structures and capital allocation strategy.

•	The Transactions allow New Lionsgate to re-invest positive free cash flow exclusively into the continued growth of its content business.

•	The Transactions allow Starz to focus its cash flow on subscriber growth and retention, increased profitability and content development, production and acquisition.

•

Targeted Investment Opportunity. The Transactions allow each of New Lionsgate and Starz to more effectively articulate its own clear investment thesis for its business as a pure-play content studio and platform, respectively, operating in a world of vertically integrated conglomerates, in order to attract a long-term investor base suited to its business, and facilitate each company’s access to capital by providing investors with two distinct and targeted investment opportunities.

•	The Transactions allow New Lionsgate to become one of the only pure-play publicly traded content studios.

•

The Transactions allow Starz to become one of the only pure-play premium subscriber platforms, with a focused content strategy targeting two valuable and scalable core demographics, offering premium original programming that complements other streaming offerings.

•

Creation of Independent Equity Currencies. The Transactions create fully independent equity securities, including affording the Starz Business direct access to the capital markets, enabling each of New Lionsgate and Starz to use its capital stock to consummate future transactions. As a result, New Lionsgate and Starz have more flexibility to capitalize on their unique strategic opportunities.

•

Employee Recruitment, Incentives and Retention. The Transactions allow each of New Lionsgate and Starz to more effectively attract, incentivize and retain employees through the use of stock-based compensation that more closely reflects and aligns management and employee incentives with specific growth objectives, financial goals and business performance. In addition, the Transactions allow incentive structures and targets at each company to be better aligned with each underlying business.

•

Stronger Corporate Governance. The Lionsgate Board also believed that a one (1) share, one (1) vote capital structure at Starz and New Lionsgate was in the best interests of Starz, New Lionsgate and their respective shareholders as it strengthens corporate governance by aligning the voting power and economic interests of all shareholders, streamlines Starz’s and New Lionsgate’s capital structures, reducing complexity and potentially making Starz and New Lionsgate more attractive to retail and institutional investors, who may not prefer or may be unable to invest in dual-class structures, and may appeal to a broader range of investors by providing a more straightforward investment opportunity, enhancing liquidity and improving long-term shareholder value.

The Lionsgate Board and the LG Studios Board also considered a number of potentially negative factors in evaluating the Transactions, including:

•

Risk of Failure to Achieve Anticipated Benefits of the Transactions. New Lionsgate and Starz may not achieve the anticipated benefits of the Transactions on the expected timeframe or at all for a variety of reasons, including, among others, fluctuating market conditions and the demand of the Transactions on each of their respective management’s time, effort and resources.

•

Loss of Scale and Increased Administrative Costs. The LG Studios Business and the Starz Business benefited from certain economies of scale operating within the broader corporate organization that are no longer available after the Transactions. As standalone companies, New Lionsgate and Starz have reduced purchasing power with respect to vendor relationships. In addition, the transition to two standalone public companies has and will continue to result in incremental accounting, tax, legal, information system, recruiting and executive hiring costs as each of New Lionsgate and Starz require corporate general and administrative functions.

•	Working Capital Requirements and Cost of Capital. Generally, the working capital requirements and capital for general corporate purposes for each of the Starz Business and the LG Studios Business,

including capital expenditures and acquisitions, were historically satisfied as part of the corporate-wide cash management policies of Lionsgate, including the other business. New Lionsgate’s and/or Starz’s results of operations and cash flows may be more volatile, and each of them may need to obtain additional financing from banks, through public offerings or private placements of debt or equity securities, through strategic relationships or through other arrangements, which may or may not be available on terms acceptable to New Lionsgate or Starz, as applicable, and may be more costly.

In determining to pursue the Transactions, the Lionsgate Board and the LG Studios Board each concluded the potential benefits of the Transactions outweighed the foregoing factors. See “Risk Factors—Risks Related to the Transactions” included elsewhere in this prospectus.

Treatment of Lionsgate Equity Awards

Background. Lionsgate previously maintained four equity compensation plans: the Lionsgate 2023 Plan, the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “Lionsgate 2019 Plan”), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Lionsgate 2017 Plan”) and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (together with the Lionsgate 2023 Plan, the Lionsgate 2019 Plan and the Lionsgate 2017 Plan, the “Prior Plans”). New Lionsgate assumed the Lionsgate 2023 Plan and amended and restated the Lionsgate 2023 Plan as the New Lionsgate 2025 Plan as approved prior to the Transactions by the New Lionsgate Board and by LGEC, as the sole shareholder of New Lionsgate, which became effective as of the date of the completion of the Transactions, subject to the approval of holders of LGEC Class A shares which was obtained. Awards outstanding under the equity plans of Lionsgate including awards outstanding under the Prior Plans immediately prior to the completion of the Transactions held by a Lionsgate employee who became a New Lionsgate employee after the Transactions (a “New Lionsgate Employee”) or by a former employee of Lionsgate (regardless of the division in which such former employee served), were converted into awards of New Lionsgate under the New Lionsgate 2025 Plan, which is attached hereto as Exhibit 10.5. Starz adopted the Starz 2025 Plan as approved prior to the Transactions by the Lionsgate Board, which became effective as of the date of the Transactions, subject to the approval of holders of LGEC Class A shares which was obtained. Awards outstanding under the equity plans of Lionsgate immediately prior to the Transactions including awards outstanding under the Prior Plans immediately prior to the Transactions held by a Lionsgate employee who became an employee of Starz (a “Starz Employee”), were converted into awards of Starz immediately after the Transactions and assumed under the Starz 2025 Plan. Each Lionsgate equity award that was outstanding immediately prior to the Transactions was adjusted to reflect the impact of the Transactions, as described below.

Stock Options

Stock Options Held by Starz Employees. Each award of Lionsgate stock options held by a Starz Employee was converted into an award of stock options with respect to the Starz common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Options Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock options held by a New Lionsgate Employee or by a former employee of Lionsgate was converted into an award of stock options with respect to New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights

Stock Appreciation Rights Held by Starz Employees. Each award of Lionsgate stock appreciation rights held by a Starz Employee was converted into an award of stock appreciation rights with respect to Starz common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Stock Appreciation Rights Held by New Lionsgate Employees and Former Employees. Each award of Lionsgate stock appreciation rights held by a New Lionsgate Employee or by a former employee was converted into an award of stock appreciation rights with respect to the New Lionsgate new common shares. The exercise price of, and number of shares subject to, each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units

Time-Vesting Restricted Share Units Held by Starz Employees and Starz Directors. Each award of Lionsgate time-vesting restricted share units held by a Starz Employee or a non-employee director of Lionsgate who became a non-employee director of Starz but not a non-employee director of New Lionsgate immediately following the Transactions was converted into an award of time-vesting restricted share units with respect to Starz common shares. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by New Lionsgate Employees, New Lionsgate Directors and Former Lionsgate Employees. Each award of Lionsgate time-vesting restricted share units held by a New Lionsgate Employee, by a non-employee director of Lionsgate who became a non-employee director of New Lionsgate but not a non-employee director of Starz immediately following the Transactions or by a former employee of Lionsgate was converted into an award of time-vesting restricted share units with respect to the New Lionsgate new common shares. The number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions.

Time-Vesting Restricted Share Units Held by Dual Directors. Each award of Lionsgate time-vesting restricted share units held by a non-employee director of Lionsgate who became a non-employee director on both the Starz Board and the New Lionsgate Board immediately following the Transactions (a “Dual Director”) was converted into an award of time-vesting restricted share units with respect to Starz common shares and an award of time-vesting restricted share units with respect to New Lionsgate new common shares. The number of shares subject to such Starz award and the number of shares subject to such New Lionsgate award was the number of Starz common shares and the number of New Lionsgate new common shares, respectively, that would have been received pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC common shares subject to such Lionsgate time-vesting restricted share units immediately prior to the Arrangement Effective Time.

Performance-Based Restricted Share Units

Performance-Vesting Restricted Share Units Held by Starz Employees. Each award of Lionsgate performance-based restricted share units held by a Starz Employee was converted into an award of restricted share units with respect to Starz common shares, provided that the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the Starz Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Performance-Vesting Restricted Share Units Held by New Lionsgate Employees. Each award of Lionsgate performance-based restricted share units held by a New Lionsgate Employee was converted into an award of restricted share units with respect to New Lionsgate new common shares, provided that the number of shares subject to each such award was adjusted in a manner intended to preserve the aggregate intrinsic value of the original Lionsgate award as measured immediately before and immediately after the Transactions (in each case, as calculated based on the applicable stock price measurements specified in the Employee Matters Agreement), subject to rounding. Such adjusted award otherwise continued to have the same terms and conditions that applied to the original Lionsgate award immediately prior to the Transactions, subject to any modifications to applicable performance-based vesting conditions determined by the Lionsgate Compensation Committee prior to the Arrangement Effective Time, or by the New Lionsgate Compensation Committee after the Arrangement Effective Time, in order to reflect the impact of the Transactions.

Results of the Transactions

Following the Transactions, New Lionsgate became a separate, publicly traded company. Approximately 285,688,670 New Lionsgate new common shares were issued in connection with the Transactions, which reflects any exercise of stock options (“stock options”) or share appreciation rights (“SARs”) relating to the LGEC common shares prior to the Arrangement Effective Time.

New Lionsgate, Lionsgate and LG Studios have entered into an Arrangement Agreement, an amendment to the Arrangement Agreement, a Separation Agreement and other related agreements to effect the Transactions and to provided a framework for their relationship after the Transactions, including a Transition Services Agreement, a Tax Matters Agreement Amendment, an Employee Matters Agreement and agreements governing other commercial licensing arrangements between the parties thereto. The Separation Agreement and other agreements provided for, among other things, the allocation between New Lionsgate and Starz of the assets, employees, liabilities and obligations (including, among others, investments, property, intellectual property and employee benefits and tax-related assets and liabilities) of Lionsgate and its subsidiaries attributable to periods prior to, at and after New Lionsgate’s separation from Lionsgate and govern the relationship between New Lionsgate and Starz subsequent to the completion of the Transactions. For additional information regarding the Separation Agreement and other transaction agreements, see the sections entitled “Risk Factors—Risks Related to the Transactions” and “Certain Relationships and Related Party Transactions.”

Transferability of New Lionsgate New Common Shares

The New Lionsgate new common shares that were issued in connection with the Transactions were issued in reliance on an exemption from the prospectus requirements of securities legislation in each province and territory of Canada. Subject to certain disclosure and regulatory requirements and to customary restrictions applicable to distributions of shares that constitute “control distributions,” the shares issued pursuant to the Transactions may be resold in each province and territory in Canada, subject in certain circumstances, to the usual conditions that no unusual effort, or no effort, has been made to prepare the market or create demand.

Markets for New Lionsgate New Common Shares

The New Lionsgate new common shares are listed on the NYSE under the symbol “LION”. On July 23, 2025, the closing price of New Lionsgate new common shares as reported on NYSE was $6.56 per share.

The prices at which New Lionsgate new common shares trade may fluctuate significantly, particularly until an orderly public market for such shares develops. Trading prices for the New Lionsgate new common shares are determined in the public markets and may be influenced by many factors. See “Risk Factors—Risks Related to the Transactions.”

Conditions to the Transactions

The Transactions were completed on May 6, 2025, beginning at the Arrangement Effective Time, in accordance with the Plan of Arrangement, and were conditioned on the satisfaction of the conditions set forth in the Separation Agreement (or the waiver thereof by Lionsgate in its sole and absolute discretion), including, among others:

•	the Transactions having been duly approved by the Lionsgate Board;

•	the Transactions having been duly approved by the LG Studios Board;

•	the approval by the Lionsgate’s shareholders of the Lionsgate Transactions Proposal at the Lionsgate Annual General and Special Meeting;

•	the approval by the LG Studios’ shareholders of the LG Studios Reorganization Proposal at the LG Studios Special Meeting;

•

the SEC declaring effective Lionsgate’s and New Lionsgate’s registration statement on Form S-4 and such registration statement not being the subject of any order suspending the effectiveness of the registration statement; and there being no proceedings for such purposes having been instituted or threatened by the SEC;

•	the internal reorganization having been completed in accordance with the Separation Agreement;

•

the receipt by Lionsgate Entertainment Inc., a subsidiary of New Lionsgate, of an opinion from Lionsgate Entertainment Inc.’s outside tax advisor to the effect that the requirements for tax-free treatment under Section 355 of the Internal Revenue Code should be satisfied;

•

an independent appraisal firm acceptable to the Lionsgate Board having delivered an opinion to the Lionsgate Board confirming the solvency and financial viability of Starz after giving effect to the Transactions, in a form and substance acceptable to the Lionsgate Board in its sole and absolute discretion;

•

all actions necessary or appropriate under applicable Canadian and U.S. federal, state, provincial or other securities or blue sky laws and the rule and regulations thereunder having been taken or made and, where applicable, having become effective or been accepted;

•	the execution of certain agreements contemplated by the Separation Agreement;

•	no order, injunction or decree issued by any government authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions being in effect;

•	the New Lionsgate new common shares to be issued having been accepted for listing on the NYSE, subject to official notice of issuance; and

•	no other event or development existing or having occurred that, in the judgment of the Lionsgate Board, or the LG Studios Board, having made it inadvisable to effect the Transactions.

Accounting Treatment

Notwithstanding the legal form of the Transactions described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from New Lionsgate. This presentation is in accordance with GAAP, specifically FASB Accounting Standards Codification 505-60, “Spinoff and Reverse Spinoffs,” and is primarily a result of the relative significance of the LG Studios Business as compared to the Starz Business and the continued involvement of existing senior management of Lionsgate with the LG Studios Business and, as a result, New Lionsgate. As a result, the separation of the Starz Business from the LG Studios Business qualifies as a discontinued operation. For additional information, see “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Listing of New Lionsgate New Common Shares

The New Lionsgate new common shares are listed for trading on the NYSE.

Regulatory Requirements Related to the Transactions

New Lionsgate is not aware of any material governmental approvals or actions that were necessary for the completion of the Transactions. However, certain Lionsgate and LG Studios shareholders may have had filing obligations under the Hart–Scott–Rodino Antitrust Improvements Act of 1976.

Post-Closing Governance and Management

The following individuals are the executive officers of New Lionsgate. Some of New Lionsgate’s executive officers were previously employees of Lionsgate, but ceased to hold such positions upon the completion of the Transactions. See “Directors and Executive Officers—Management of New Lionsgate”.

Name	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

For more information regarding New Lionsgate’s governance and management, see the section of this prospectus entitled “Directors and Executive Officers.”

DIVIDEND POLICY

New Lionsgate does not expect to pay a regular dividend. However, the timing, declaration, amount of and payment of any dividends is within the discretion of the New Lionsgate Board and will depend upon many factors, including its financial condition, earnings, capital requirements of its operating subsidiaries, covenants associated with certain of its debt service obligations, legal requirements, regulatory constraints, industry practice, ability to access capital markets and other factors deemed relevant by the New Lionsgate Board. Moreover, if the New Lionsgate Board determines to pay any dividend in the future, there can be no assurance that it will continue to pay such dividends or the amount of such dividends.

NEW LIONSGATE CAPITALIZATION

The following table sets forth the capitalization of New Lionsgate as of March 31, 2025, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in Unaudited Pro Forma Condensed Consolidated Financial Information. Notwithstanding the legal form of the Transactions described elsewhere in this prospectus, for accounting and financial reporting purposes, the Starz Business will be presented as being spun-off from Lionsgate. This presentation is in accordance with U.S. GAAP and is primarily a result of the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of existing Old Lionsgate senior management with the Studio Business. Therefore, the historical financial statements of Old Lionsgate will represent the historical financial statements of New Lionsgate given the presentation of the Starz Business as discontinued operations upon completion of the Transactions.

The information below is not necessarily indicative of what New Lionsgate’s capitalization would have been had the Transactions and related transactions, including financing transactions, been completed as of March 31, 2025. In addition, it is not necessarily indicative of New Lionsgate’s future capitalization. This table should be read in conjunction with “Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp.,” and the Consolidated Financial Statements and notes included in the “Index to Financial Statements” section of this prospectus.

	As of March 31, 2025
	Actual(1)	Pro Forma
	(Amounts in millions)
Cash and cash equivalents	$223.7	$179.4
Corporate debt(2)	2,291.2	1,653.2
Equity:
Old Lionsgate Class A common shares, no par value, 500.0 shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and Old Lionsgate Class B common shares, no par value, 500.0 shares authorized, 156.8 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,196.8	—
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.7 million shares issued and outstanding)	—	2,433.1
Accumulated deficit	(3,534.1)	(3,537.7)
Accumulated other comprehensive income	72.6	61.3
Noncontrolling interests	(88.0)	28.8

Total equity (deficit)	(352.7)	(1,014.5)

Total capitalization	$2,162.2	$818.1

(1)	This column is derived from Old Lionsgate’s audited consolidated financial statements for the fiscal year ended March 31, 2025 included in this prospectus.
(2)

Corporate debt excludes film related obligations of approximately $2,073.8 million (net of deferred financing costs) as of March 31, 2025, see Note 6 and Note 7 to the audited consolidated financial statements in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF NEW LIONSGATE

The following unaudited pro forma condensed consolidated financial information of New Lionsgate presents the financial information of Lions Gate Entertainment Corp. adjusted to give effect to the separation of the Starz Business and the Lionsgate Studios Corp. (NASDAQ: LION) (“Legacy Lionsgate Studios” or the Studio Business) and other significant corporate and financing transactions of Old Lionsgate related thereto. The following unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X.

Old Lionsgate encompassed the Studio Business comprised of its motion picture and television studio operations, and the Starz Business, comprised of the STARZ-branded premium subscription platforms. On May 6, 2025, through a series of transactions contemplated by the Arrangement Agreement, Old Lionsgate completed the separation of the Studio Business and the Starz Business (the “Transactions”) that resulted in the pre-transaction shareholders of Old Lionsgate owning shares in two separate public companies: (i) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (NYSE: LION) (and herein after referred to as the “Company,” “Lionsgate,” “we,” “us,” or “our”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” (“Starz”) and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate. Prior to the Transactions, New Lionsgate had no assets or operations and therefore its financial information is not included in this pro forma financial information. New Lionsgate was determined to be the accounting spinnor in the Transactions and therefore the financial statements of New Lionsgate will reflect that of Old Lionsgate following the Transactions. Therefore, the pro forma financial information has been prepared by utilizing Old Lionsgate’s historical financial statements and adjusting for the Transactions and other significant corporate and financing transactions related thereto.

The following unaudited pro forma condensed consolidated financial statements consist of unaudited pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2025, 2024 and 2023, and an unaudited pro forma condensed consolidated balance sheet as of March 31, 2025. The unaudited pro forma condensed consolidated financial information should be read together with the following:

•

Old Lionsgate’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three fiscal years ended March 31, 2025 included as Exhibit 99.1 in Legacy Lionsgate Studios’ Annual Report on From 10-K;

•

Legacy Lionsgate Studios historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the three fiscal years ended March 31, 2025; and

•

The historical combined financial statements of the Starz Business of Old Lionsgate and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Starz Entertainment Corp’s annual report on Form 10-K for the three fiscal years ended March 31, 2025.

The unaudited pro forma condensed consolidated financial statements is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the actual results of operations or financial condition and should not be construed as representative of the future results of operations or financial condition of New Lionsgate.

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of New Lionsgate related thereto, not otherwise reflected in the historical consolidated financial statements of Old Lionsgate, as if they had occurred on March 31, 2025. The unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2025 gives effect to the Transactions and other significant corporate and financing transactions of New Lionsgate related thereto, as if they had occurred on April 1, 2024. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2024 and 2023 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the Studio Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2024 and 2023.

Capitalized terms defined in this unaudited pro forma condensed consolidated financial information of New Lionsgate have the meanings ascribed to such terms in, and for the purposes of, this section.

Description of the Transactions

In connection with the completion of the Transactions and related transactions, pre-transaction shareholders of Old Lionsgate holding Class A voting shares (“Old Lionsgate Class A Shares”) received one and twelve one-hundredths (1.12) Lionsgate new common shares (“Lionsgate Common Shares”) and one and twelve one-hundredths (1.12) Starz Entertainment Corp. common shares (“Starz Common Shares”) and pre-transaction shareholders of Old Lionsgate holding Class B non-voting shares (“Old Lionsgate Class B Shares”) received one Lionsgate Common Share and one Starz Common Share. Pre-transaction Legacy Lionsgate Studios shareholders, other than Old Lionsgate, received, in exchange for each Legacy Lionsgate Studios common share, without par value (“Legacy Lionsgate Studios Common Share”), they held, a number of Lionsgate Common Shares equal to the product of the Lionsgate Studios Consideration Shares divided by the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation and held by Legacy Lionsgate Studios shareholders other than Old Lionsgate (such shares, the “LG Studios Flip Shares” and such ratio, the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equals the aggregate number of Legacy Lionsgate Studios Common Shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of Lionsgate Common Shares issued to Lionsgate shareholders divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equals the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation. Such transactions by Legacy Lionsgate Studios shareholders are collectively referred to as the “LG Studios Flip.” Immediately following the completion of the Transactions, there were 285,688,670 Lionsgate Common Shares outstanding. The LG Studios Reorganization Ratio was determined to be 0.989632 and approximately 34,880,006 New Lionsgate new common shares were issued to LG Studios shareholders in connection with the Transactions.

According to United States (“U.S.”) generally accepted accounting principles (“GAAP”), due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with New Lionsgate and the Studio Business following the completion of the Transactions, New Lionsgate (which holds the Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, the pro rata distribution of the Starz Business will be recorded through equity with no gain or loss recorded. Beginning in the first quarter ending June 30, 2025, New Lionsgate’s historical financial results for comparative prior periods will reflect the Starz Business as discontinued operations.

Description of Other Transactions

Business Combination and Prior Legacy Lionsgate Studios Separation

On May 13, 2024, Old Lionsgate consummated the transactions (the “Business Combination”) contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius, LG Orion Holdings ULC, a

British Columbia unlimited liability company and wholly-owned subsidiary of Old Lionsgate (“Legacy Lionsgate Studios”) and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of Legacy Lionsgate Studios and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” (referred to as “Legacy Lionsgate Studios”) and continues the existing business operations of Legacy Lionsgate Studios, consisting of the Studio Business of Old Lionsgate. The Studio Business consists of the businesses of Old Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Old Lionsgate’s corporate general and administrative functions and costs. Legacy Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Old Lionsgate and Legacy Lionsgate Studios entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to Legacy Lionsgate Studios such that Legacy Lionsgate Studios held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Prior Legacy Lionsgate Studios Separation”).

As a result of the Business Combination, approximately 87.8% of the total shares of Legacy Lionsgate Studios continued to be held by Old Lionsgate, while other shareholders owned approximately 12.2% of Legacy Lionsgate Studios, including the period immediately following the closing of the Business Combination through immediately prior to the Transactions. In addition to establishing Legacy Lionsgate Studios as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Old Lionsgate. The net proceeds were used to partially pay down amounts outstanding under Old Lionsgate’s corporate debt.

Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this prospectus. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements have been adjusted to give effect to the following:

•

The disposition by Old Lionsgate of the Starz Business including certain assets and liabilities and operations that comprise the Starz Business, in connection with the Transactions and the resulting treatment as a discontinued operation (see Note 2).

•	Other transactions, related to the Transactions, including changes in the capital structure:

•

The LG Studios Flip, as defined above, including the elimination of noncontrolling interest in Legacy Lionsgate Studios which was previously recognized as a result of the Prior Legacy Lionsgate Studios Separation and Business Combination;

•

The pay-off of Old Lionsgate’s existing Revolving Credit Facility and remaining Term Loan A (all as defined under “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp. — Liquidity and Capital Resources” included elsewhere herein), with $325.1 million of Lionsgate’s 5.5% senior notes due April 15, 2029 (the “Existing Notes”) remaining obligations of the Starz Business that are presented as part of discontinued operations and $389.9 million of the Lionsgate Exchange Notes (also defined under

“Management’s Discussion and Analysis of Financial Condition and Results of Operations of Lionsgate Studios Corp. — Liquidity and Capital Resources”, the “Exchange Notes”) which will remain with New Lionsgate;

•

The transfer of cash from Starz to New Lionsgate in connection with the capital structure allocation as a result of the Transactions, including the allocation of Existing Notes and Exchange Notes discussed above and the settlement of intercompany financing arrangements; and

•

The impact to interest expense as a result of New Lionsgate’s incurrence of new debt in anticipation of the Transactions, including IP facilities of approximately $1.3 billion executed during the fiscal year ended March 31, 2025 (see details below at Note 3(b) and Note 3(c)).

•

The impact, if any, of various agreements entered into in connection with the Transactions inclusive of the separation agreement, a transition services agreement, a tax matters agreement, an employee matters agreement, and other commercial agreements between New Lionsgate and Starz.

•	The related income tax effects of the pro forma adjustments.

Beginning in the first quarter ending June 30, 2025, New Lionsgate’s historical financial results for comparative prior periods will reflect the Starz Business as discontinued operations.

The unaudited pro forma condensed consolidated financial statements are presented based on information currently available, are intended for informational purposes, are not intended to represent what New Lionsgate’s financial position and results of operations actually would have been had the Transactions and related transactions occurred on the dates indicated above and do not reflect all actions that may be undertaken by New Lionsgate after the disposition of the Starz Business. In addition, the unaudited pro forma condensed consolidated financial statements are not necessarily indicative of New Lionsgate’s results of operations and financial position for any future period.

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 2025

(in millions)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes		Pro Forma New Lionsgate
ASSETS
Cash and cash equivalents	$223.7	$(15.1)	$(29.2)	3	(b)	$179.4
Accounts receivable, net	636.5	(51.4)	215.0	3	(a)	800.1
Other current assets	375.8	(17.5)	—			358.3

Total current assets	1,236.0	(84.0)	185.8			1,337.8
Investment in films and television programs and program rights, net	2,913.1	(919.0)	—			1,994.1
Property and equipment, net	82.7	(48.6)	—			34.1
Investments	77.8	—	—			77.8
Intangible assets	836.8	(816.0)	—			20.8
Goodwill	808.5	—	—			808.5
Other assets	867.2	(41.8)	—			825.4

Total assets	$6,822.1	$(1,909.4)	$185.8			$5,098.5

LIABILITIES
Accounts payable	$310.1	$(63.3)	$—			$246.8
Content related payables	134.5	(99.4)	—			35.1
Other accrued liabilities	269.7	(54.6)	—			215.1
Participations and residuals	670.2	(29.5)	—			640.7
Film related and other obligations	1,708.7	(90.7)	—			1,618.0
Debt - short term portion	134.0	—	(134.0)	3	(c)	—
Deferred revenue	240.1	(38.4)	36.8	3	(a)	238.5

Total current liabilities	3,467.3	(375.9)	(97.2)			2,994.2
Debt	2,157.2	(318.2)	(185.8)	3	(c)	1,653.2
Participations and residuals	409.3	—	—			409.3
Film related and other obligations	365.1	—	—			365.1
Other liabilities	493.0	(75.9)	—			417.1
Deferred revenue	169.1	—	—			169.1
Deferred tax liabilities	20.1	(8.8)	—			11.3

Total liabilities	7,081.1	(778.8)	(283.0)			6,019.3
Redeemable noncontrolling interest	93.7	—	—			93.7
EQUITY (DEFICIT)
Old Lionsgate Class A shares, no par value, 500.0 million shares authorized, 83.7 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding) and Old Lionsgate Class B shares, no par value, 500.0 million shares authorized, 156.8 million shares issued and outstanding (Pro Forma - no shares authorized, no shares issued and outstanding)	3,196.8	(1,111.4)	472.4	3	(d)	—
			(2,557.8)	3	(e)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(A))	Transaction Accounting Adjustments	Notes		Pro Forma New Lionsgate
New Lionsgate new common shares, no par value, no shares authorized, no shares issued and outstanding (Pro Forma - unlimited authorized, 285.7 million shares issued and outstanding)	—		2,433.1	3	(e)	2,433.1
Accumulated deficit	(3,534.1)	—	(3.6)	3	(c)	(3,537.7)
Accumulated other comprehensive income	72.6	(19.2)	7.9	3	(e)	61.3

Total shareholders’ equity (deficit)	(264.7)	(1,130.6)	352.0			(1,043.3)
Noncontrolling interests	(88.0)	—	116.8	3	(e)	28.8

Total equity (deficit)	(352.7)	(1,130.6)	468.8			(1,014.5)

Total liabilities, redeemable noncontrolling interest and equity	$6,822.1	$(1,909.4)	$185.8			$5,098.5

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2025

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Transaction Accounting Adjustments	Notes		Pro Forma New Lionsgate
Revenues	$3,947.9	$(1,363.2)	$619.7	3	(g)	$3,204.4
Expenses:
Direct operating	2,352.1	(611.8)	476.4	3	(g)	2,216.7
Distribution and marketing	776.9	(378.2)	—			398.7
General and administration	445.4	(87.9)	(10.0)	3	(j)	347.5
Depreciation and amortization	188.1	(170.3)	—			17.8
Restructuring and other	253.5	(172.0)	—			81.5

Total expenses	4,016.0	(1,420.2)	466.4			3,062.2

Operating income (loss)	(68.1)	57.0	153.3			142.2
Interest expense	(283.6)	22.6	1.3	3	(h)	(259.7)
Interest and other income	15.1	(0.2)	—			14.9
Other gains (losses), net	(19.0)	7.1	—			(11.9)
Gain (loss) on extinguishment of debt	(7.5)	2.5	(10.2)	3	(i)	(15.2)
Equity interests income	4.3	—	—			4.3

Loss from continuing operations before income taxes	(358.8)	89.0	144.4			(125.4)
Income tax provision	(14.8)	0.3	—	3	(k)	(14.5)

Net loss from continuing operations	(373.6)	89.3	144.4			(139.9)
Less: Net loss (income) from continuing operations attributable to noncontrolling interests	11.6	—	(13.2)	3	(f)	(1.6)

Net loss from continuing operations attributable to controlling interest	$(362.0)	$89.3	$131.2			$(141.5)

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(1.49)			3	(l)	$(0.51)

Diluted net loss from continuing operations per common share	$(1.49)			3	(l)	$(0.51)

Weighted average number of common shares outstanding:
Basic	238.9			3	(l)	279.8
Diluted	238.9			3	(l)	279.8

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 31, 2024

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes		Pro Forma New Lionsgate
Revenues	$4,016.9	$(1,566.7)	3	(g)	$2,450.2
Expenses:
Direct operating	2,189.2	(720.0)	3	(g)	1,469.2
Distribution and marketing	911.4	(446.2)			465.2
General and administration	490.5	(107.4)			383.1
Depreciation and amortization	192.2	(176.6)			15.6
Restructuring and other	508.5	(378.3)			130.2
Goodwill impairment	663.9	(663.9)			—

Total expenses	4,955.7	(2,492.4)			2,463.3

Operating loss	(938.8)	925.7			(13.1)
Interest expense	(269.8)	23.8			(246.0)
Interest and other income	22.1	(3.7)			18.4
Other expense	(26.9)	7.6			(19.3)
Gain (loss) on extinguishment of debt	19.9	(21.2)			(1.3)
Gain on investments	3.5	—			3.5
Equity interests income	8.7	—			8.7

Loss from continuing operations before income taxes	(1,181.3)	932.2			(249.1)
Income tax benefit (provision)	65.0	(46.9)			18.1

Net loss from continuing operations	(1,116.3)	885.3			(231.0)
Less: Net loss from continuing operations attributable to noncontrolling interests	13.4	—			13.4

Net loss from continuing operations attributable to controlling interest	$(1,102.9)	$885.3			$(217.6)

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(4.77)		3	(l)	$(0.89)

Diluted net loss from continuing operations per common share	$(4.77)		3	(l)	$(0.89)

Weighted average number of common shares outstanding:
Basic	233.6		3	(l)	243.7
Diluted	233.6		3	(l)	243.7

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FISCAL YEAR ENDED MARCH 31, 2023

(in millions, except per share amounts)

	Historical Lionsgate (as reported)	Discontinued Operations (Note 2(B))	Notes		Pro Forma New Lionsgate
Revenues	$3,854.8	$(1,537.1)	3	(g)	$2,317.7
Expenses:
Direct operating	2,312.5	(807.1)	3	(g)	1,505.4
Distribution and marketing	801.7	(493.2)			308.5
General and administration	531.1	(109.9)			421.2
Depreciation and amortization	180.3	(162.3)			18.0
Restructuring and other	411.9	(389.8)			22.1
Goodwill impairment	1,475.0	(1,475.0)			—

Total expenses	5,712.5	(3,437.3)			2,275.2

Operating income (loss)	(1,857.7)	1,900.2			42.5
Interest expense	(221.2)	31.4			(189.8)
Interest and other income	6.4	(0.7)			5.7
Other expense	(26.9)	6.7			(20.2)
Gain (loss) on extinguishment of debt	57.4	(58.7)			(1.3)
Gain on investments	44.0	—			44.0
Equity interests income	0.5	—			0.5

Loss from continuing operations before income taxes	(1,997.5)	1,878.9			(118.6)
Income tax provision	(21.3)	2.5			(18.8)

Net loss from continuing operations	(2,018.8)	1,881.4			(137.4)
Less: Net loss from continuing operations attributable to noncontrolling interests	8.6	—			8.6

Net loss from continuing operations attributable to controlling interest	$(2,010.2)	$1,881.4			$(128.8)

Per share information attributable to shareholders:
Basic net loss from continuing operations per common share	$(8.82)		3	(l)	$(0.54)

Diluted net loss from continuing operations per common share	$(8.82)		3	(l)	$(0.54)

Weighted average number of common shares outstanding:
Basic	227.9		3	(l)	237.9
Diluted	227.9		3	(l)	237.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

NEW LIONSGATE

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet gives effect to the Transactions and other significant corporate and financing transactions of New Lionsgate related thereto, to the extent not reflected in Old Lionsgate’s historical financial information, as if they had occurred on March 31, 2025. The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the fiscal year ended March 31, 2025 gives effect to the Transactions and other significant corporate and financing transactions of New Lionsgate related thereto, as if they had occurred on April 1, 2024. The unaudited pro forma condensed consolidated statement of operations for the fiscal years ended March 31, 2024 and 2023 reflect only the retroactive presentation required under the discontinued operations accounting guidance and therefore do not reflect any other transaction adjustments. Accordingly, intercompany transactions between the Studio Business and the Starz Business remain eliminated in the pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2024 and 2023.

The information in the “Discontinued Operations” column in the unaudited pro forma condensed consolidated statements of operations was derived from Old Lionsgate’s consolidated financial statements and related accounting records for the fiscal years ended March 31, 2025, 2024, and 2023 and reflects the operating results of the Starz Business under the accounting rules for discontinued operations. Discontinued Operations does not include any allocation of general corporate overhead expense of Old Lionsgate to the Starz Business, which results in all of Old Lionsgate’s corporate general and administrative expenses, net of reductions for the transition services agreement (see Note 3(j)), reflected in New Lionsgate’s unaudited pro forma condensed consolidated statements of operations, which is consistent with those functions remaining with New Lionsgate.

Pro forma New Lionsgate results of operations presented in these unaudited pro forma financial statements differ from the audited consolidated results of operations of Legacy Lionsgate Studios as presented elsewhere in this prospectus primarily due to the impact of Transactions and other related adjustments for the fiscal year ended March 31, 2025, the elimination of intercompany licensing revenues and related direct operating expense for the fiscal years ended March 31, 2024 and 2023 and the allocation of Old Lionsgate’s historical corporate general and administrative expenses to the Starz Business.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed consolidated financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed consolidated financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed consolidated financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.

The pro forma adjustments reflecting the completion of the Transactions are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the current time.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the company following completion of the Transactions.

2.	Discontinued Operations

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025, and the unaudited pro forma condensed consolidated statements of operations for the fiscal years ended March 31, 2025, 2024, and 2023 includes the following adjustments:

(A) Reflects the balance sheet deconsolidation adjustments for the discontinued operations of the Starz Business, including the associated assets, liabilities, and equity, that are directly related to the Transactions, and debt that was assumed by the Starz Business following the completion of the Transactions.

(B) Reflects the statement of operations adjustments for the discontinued operations of the Starz Business that are directly related to the Transactions. The following is a description of selected financial information from the “Discontinued Operations” column:

•

No portion of Old Lionsgate’s historical corporate general and administrative expenses were allocated to discontinued operations because U.S. GAAP precludes the elimination of these amounts from continuing operations.

•

Expenses incurred directly attributable to the Transactions, including legal, accounting and tax advisory services, are reflected as discontinued operations, including $37.9 million, $5.8 million, and $10.2 million, for the fiscal years ended March 31, 2025, 2024, and 2023, respectively. After March 31, 2025, New Lionsgate incurred additional expenses directly attributable to the Transaction of $34.1 million, including but not limited to investment advisory fees, which have not been reflected in the unaudited pro forma condensed consolidated statement of operations as such costs are reported within discontinued operations as incurred.

•

Discontinued operations includes only interest expense related to debt positions that are directly related to the Starz Business or remained with the Starz Business following the completion of the Transactions, specifically the Existing Notes which are issued by a Starz entity, and to the extent not exchanged for new 5.5% senior notes which became obligations of New Lionsgate, along with any other film related and other obligations directly related to the Starz Business. No other interest expense was allocated to discontinued operations.

•	Income Taxes attributable to discontinued operations were calculated by applying tax allocation methods in accordance with U.S. GAAP.

The discontinued operations of the Starz Business presented in these pro forma financial statements differs from the information presented for the Media Networks segment in Lionsgate’s historical consolidated financial statements primarily due to the Media Networks’ segment profit including only revenue less direct operating, distribution and marketing and general and administrative expenses. The discontinued operations of the Starz Business, when applicable, includes restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy and certain charges related to the COVID-19 global pandemic which are excluded from the Media Networks’ segment profit. The discontinued operations of the Starz Business also includes the impact of certain eliminations associated with the intercompany licensing arrangement for the license of content from Old Lionsgate to the Starz Business.

3.	Transaction Accounting Adjustments

The pro forma adjustments included in the unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 are as follows:

(a) Reflects the recognition of accounts receivable representing amounts due from the Starz Business to the Studio Business and deferred revenue from the Starz Business as of March 31, 2025 that were previously eliminated in consolidation but are expected to remain outstanding following the completion of the Transactions.

(b) Reflects the expected change in cash as a result of the refinancing of Old Lionsgate’s existing Term Loan A (which is based on the outstanding balance of $314.4 million as of March 31, 2025) and Revolving Credit Facility, which did not have an outstanding balance as of March 31, 2025.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 includes a cash transfer from the Starz Business based on the actual cash held by the Starz Business at the time of the Transactions, including cash proceeds resulting from to the incurrence of new debt by Starz.

The following reflects the significant components of the pro forma adjustment to cash related to the Transactions:

(in millions)	As of March 31, 2025
Payment of issuance costs from incurrence of debt (see 3(c))	$(9.0)
Repayment of existing debt (see Note 3(c))	(314.4)
Cash transfer from Starz	294.2

Total pro forma adjustment to cash	$(29.2)

(c) The following table summarizes debt refinancing activity as of March 31, 2025:

(in millions)	As of March 31, 2025
Cash repayment of debt	$(314.4)
Write-off unamortized debt issuance costs	3.6
Issuance costs	(9.0)

Total pro forma adjustment to debt	$(319.8)

Pro forma adjustment to Short term debt	$(134.0)

Pro forma adjustment to Long term debt	$(185.8)

In connection with the close of the Transactions, all outstanding obligations in respect of principal, interest and fees under Old Lionsgate’s credit agreement, were repaid in full and all commitments thereunder were terminated. New Lionsgate entered into a new credit agreement (the “Lionsgate Credit Agreement”) which provides for an $800.0 million senior secured revolving credit facility. New Lionsgate incurred debt issuance costs of approximately $9.0 million, which is reflected as a reduction to cash and debt.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 reflects the pay-off of $314.4 million of corporate debt, which is equal to the outstanding amount of Old Lionsgate’s remaining outstanding balance of its existing Term Loan A as of March 31, 2025 and excludes (i) $389.9 million of the Exchange Notes which will remain with New Lionsgate; (ii) approximately $1.3 billion of IP credit facilities which will remain with New Lionsgate, and (iii) $325.1 million of Existing Notes which were not exchanged into New 5.5% senior notes and will remain with the Starz Business and are therefore reflected within discontinued operations. The total pro forma adjustment to debt includes a write-off of unamortized debt issuance costs as of $3.6 million, which is also reflected as a reduction to accumulated deficit within equity on the unaudited pro forma condensed consolidated balance sheet as of March 31, 2025.

In addition to the above, Starz incurred $300.0 million in new debt ($294.2 million net of debt issuance costs), with a portion of the cash proceeds transferred to New Lionsgate as part of the capital allocation described above (see Note 3(b)).

If a portion of the debt paid off is deemed to be a modification of terms rather than an extinguishment of debt as assumed herein, then that portion of unamortized debt issuance costs related to the early repayment would be amortized over the life of the new debt issuances, and the portion related to the upfront financing fees and costs would be expensed as a loss on extinguishment of debt.

(d) Reflects the impact to Old Lionsgate’s shareholders’ equity as a result of the recognition of accounts receivables due from the Starz Business and deferred revenue from the Starz Business described in Note 3(a), transaction costs described in Note 3(b) and the cash transfer from the Starz Business described in Note 3(b):

(in millions)	As of March 31, 2025
Recognition of accounts receivable - due from the Starz Business	$215.0
Recognition of deferred revenue - from the Starz Business	(36.8)
Cash transfer from Starz (see Note 3(b))	294.2

Total pro forma adjustment to equity	$472.4

(e) Reflects the impact to shareholders’ equity as a result of the recapitalization of Old Lionsgate Class A shares and Old Lionsgate Class B shares into New Lionsgate new common shares, and issuance of New Lionsgate new common shares pursuant to the LG Studios Flip, which results in the elimination of Old Lionsgate’s historical noncontrolling interest in LG Studios.

(in millions)	As of March 31, 2025
Recapitalization of Old Lionsgate common shares for New Lionsgate new common shares	$2,557.8
Elimination of accumulated other comprehensive income of LG Studios	(7.9)
Elimination of noncontrolling interest in LG Studios	(116.8)

Total pro forma adjustments to New Lionsgate new common shares	$2,433.1

The table below details the number of New Lionsgate new common shares issued to effectuate a collapse of Old Lionsgate’s existing two classes of shares into a single class based upon an exchange ratio of 1.12 New Lionsgate new common shares for each Old Lionsgate Class A share and 1 New Lionsgate new common share for each Old Lionsgate Class B share. The number of shares issued to Legacy Lionsgate Studios public shareholders to effectuate the LG Studios Flip was to ensure such shareholders maintained the same pro rata ownership of the post-Transactions entity in aggregate. Based on the Legacy Lionsgate Studios common shares outstanding as of the completion of the Transactions, Legacy Lionsgate Studios public shareholders other than Old Lionsgate owned 12.2%, which resulted in an LG Studios Reorganization Ratio of approximately 99%.

(shares in millions)	As of May 6, 2025
Old Lionsgate Class A shares outstanding	83.7
Distribution ratio	112%

New Lionsgate new common shares issued to holders of Old Lionsgate Class A shares	93.8

Old Lionsgate Class B shares outstanding	157.0
Distribution ratio	100%

New Lionsgate new common shares issued to holders of Old Lionsgate Class B shares	157.0

LG Studios common shares outstanding- held by public shareholders	35.2
Preliminary estimated distribution ratio	99%

New Lionsgate new common shares issued to public shareholders of LG Studios common shares	34.9

Total New Lionsgate new common shares	285.7

The pro forma adjustments included in the unaudited pro forma condensed consolidated statements of operations:

(f) Reflects the adjustment to net loss attributable to noncontrolling interests as a result of the LG Studios Flip, which noncontrolling interest was initially recorded as a result of the Business Combination.

(g) The Starz Business licenses motion pictures and television programming (including Starz original productions) from Old Lionsgate’s Motion Picture and Television Production segments which will continue after the completion of the Transactions. Had the Transactions occurred as of April 1, 2024, for the fiscal year ended March 31, 2025, the intercompany licensing revenues and related direct operating expense would not have been eliminated. This adjustment is to record the revenues and direct operating expenses that were historically eliminated in consolidation to reflect these intercompany licensing arrangements as third-party transactions. Revenue and direct operating expenses eliminated in fiscal 2024 were $545.9 million and $495.6 million, respectively. Revenue and direct operating expenses eliminated in fiscal 2023 were $775.5 million and $710.8 million, respectively.

(h) Reflects (i) the elimination of the actual coupon interest expense and amortization of debt issuance costs incurred in the period related to Old Lionsgate’s legacy credit facility which was repaid prior to or at the time of the completion of the Transactions, excluding interest rate swap payments and receipts, and excluding the amortization of unrealized losses and gains in accumulated other comprehensive income (loss) related to certain interest rate swaps and (ii) the recognition of estimated interest associated with the Lionsgate Credit Agreement as discussed above in Note 3(c), including the new IP credit facilities executed during the fiscal year ended March 31, 2025, as if such borrowings were outstanding since April 1, 2024.

The interest expense on the new debt is based on a weighted average credit spread of 2.25% above the applicable SOFR rate and reflects the amortization of estimated debt issuance costs. Interest expense was calculated assuming the new IP facilities were entered into on April 1, 2024, and assuming borrowings under the new revolving line of credit using the weighted average borrowings under Old Lionsgate’s revolving credit facility during the fiscal year ended March 31, 2025 of $806.3 million. Interest expense in future periods may be higher or lower depending on the actual interest rate on the new borrowings and the actual borrowing amounts.

(in millions)	Year ended March 31, 2025
Interest expense on new debt	$103.5
Amortization of issuance costs	3.9
Reversal of amortization of issuance costs on debt expected to be repaid (Note 3(c))	(2.0)
Reversal of interest expense on debt repaid or expected to be repaid (Note 3(c))	(106.7)

Total pro forma adjustment to interest expense	$(1.3)

(i) Reflects the recognition of non-recurring loss on extinguishment of debt of $10.2 million for the write-off of unamortized debt issuance costs as of the beginning of the fiscal year ended March 31, 2025, as this debt is assumed to be refinanced as discussed above in Note 3(c).

(j) Reflects a reduction to general and administrative expense related to the estimated impact of the transition services agreement entered into in connection with the Transactions. We currently estimate fees will be received from the Starz Business for the first 12 months of the transition service arrangement which may decrease following the first year of the completion of the Transactions, as we transition to two stand-alone public companies. As such, the adjustment is only reflected for the fiscal year ended March 31, 2025. The estimate of these adjustments is subject to change based on the actual usage of services.

The pro forma unaudited condensed consolidated statement of operations does not include a potential adjustment related to equity awards that were held by employees of Old Lionsgate that were exchanged for equity awards in either New Lionsgate or Starz. The method and formula used for the exchange was intended to provide new equity awards with a fair value immediately after the Transaction that was equivalent to the fair value of the Old Lionsgate equity awards immediately prior to the Transactions. The exchange is expected to be accounted for as a modification pursuant to U.S. GAAP and may result in an immediate charge to share-based compensation expense and an increase to share-based compensation expense over the remaining vesting period to the extent the fair value of the new equity awards exceed the fair value of the Old Lionsgate equity awards exchanged. New Lionsgate is evaluating the impact of these potential increases to share-based compensation expense; however, as the intention is to exchange awards of equivalent values, management does not expect the impact to be significant.

(k) The income tax impact of the pro forma adjustments is zero due to the net operating loss carryforward position and the full valuation allowance against net deferred tax assets. New Lionsgate’s income taxes following the completion of the Transactions will be impacted by many factors, including the profitability in local jurisdictions and the legal entity structure implemented subsequent to the completion of the Transactions, and may be materially different from the pro forma results.

(l) Represents earnings per share after giving effect to the pro forma adjustments, including the Transactions and application of the application distribution ratio for each class of existing shares (see Note 3(e)). As there were net losses for each of the three fiscal years in the period ended March 31, 2025, the number of basic and diluted shares outstanding is the same for each period presented, as all common shares issuable were determined to be antidilutive.

Pro forma weighted average number of basic and diluted shares outstanding after giving effect to the Transactions for the fiscal years ended March 31, 2025, 2024, and 2023, was calculated by applying the applicable distribution ratio to each class of historical weighted average shares outstanding (“WASO”) for Old Lionsgate for the fiscal years ended March 31, 2025, 2024, and 2023. In addition, the pro forma WASO for the fiscal year ended March 31, 2025 includes an adjustment, using the same calculation methodology, to reflect the New Lionsgate new common shares that are issuable as part of the LG Studios Flip, to noncontrolling interest holders of the Studio Business (Legacy Lionsgate Studios public shareholders), which public shareholders did not exist during the fiscal years ended March 31, 2024 and 2023.

	Year ended March 31,
(shares in millions)	2025	2024	2023
Historical WASO Old Lionsgate Class A shares	83.6	83.5	83.4
Distribution ratio	112%	112%	112%

Pro forma WASO New Lionsgate new common shares issued to holders of Old Lionsgate Class A shares	93.6	93.6	93.4

Historical WASO Old Lionsgate Class B shares	155.3	150.1	144.5
Distribution ratio	100%	100%	100%

Pro forma WASO New Lionsgate new common shares issued to holders of Old Lionsgate Class B shares	155.3	150.1	144.5

Historical WASO Legacy Lionsgate Studios common shares held by public shareholders	31.2	—	—
Distribution ratio	99%	n/a	n/a

Pro forma WASO New Lionsgate new common shares issued to pubic shareholders of Legacy Lionsgate Studios common shares	30.9	—	—

Total pro forma WASO New Lionsgate shares	279.8	243.7	237.9

BUSINESS

All amounts discussed in this section are in millions of U.S. dollars, unless otherwise indicated. This section discusses New Lionsgate’s business, constituting the LG Studios Business and excluding the Starz Business.

Overview

New Lionsgate is one of the world’s leading standalone, pure play, publicly traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by New Lionsgate’s bold and entrepreneurial culture.

New Lionsgate manages and reports its operating results through two reportable business segments: Motion Picture and Television Production.

Segment Information

Motion Picture: New Lionsgate’s Motion Picture segment includes revenues derived from the following:

•

Theatrical. The domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by New Lionsgate directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that New Lionsgate negotiates with its theatrical exhibitors in the U.S. generally provide that New Lionsgate receives a percentage of the box office results. Theatrical revenues also include revenues from licenses to direct-to-platform customers where the initial license of a motion picture is to a direct-to-platform customer.

•

Home Entertainment. The sale or rental of New Lionsgate’s film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, New Lionsgate has revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, New Lionsgate shares in the rental or sales revenues generated by the platform on a title-by-title basis.

•

Television. The licensing of New Lionsgate’s theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in New Lionsgate’s traditional pay television window is made to a subscription video-on-demand or other digital platform, the revenues are included here.

•

International. The (i) licensing of New Lionsgate’s productions, acquired films, New Lionsgate’s catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis, and (ii) the direct distribution of New Lionsgate’s productions, acquired films, and New Lionsgate’s catalog product and libraries of acquired titles in the United Kingdom.

•	Other. Among others, the licensing of New Lionsgate’s film and television and related content (e.g., games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: New Lionsgate’s Television Production segment includes revenues derived from the following:

•

Television. The licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues also include revenue from licenses to subscription video-on-demand platforms in which the initial license of a television series is to a subscription video-on-demand platform. Television revenues include fixed fee arrangements as well as arrangements in which New Lionsgate earns advertising revenue from the exploitation of certain content on television networks.

•	International. The licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. The sale or rental of television production movies or series on packaged media and through digital media platforms.

•

Other. Among others, the licensing of New Lionsgate’s television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from commissions and executive producer fees earned related to talent management.

Segment Revenue

For the year ended March 31, 2025, contributions to New Lionsgate’s consolidated revenues from its reportable segments included Motion Picture, 49.7% and Television Production 50.3%.

•	Within the Motion Picture segment, revenues were generated from the following:

•	Theatrical, 9.7%;

•	Home Entertainment, 41.4%;

•	Television, 21.8%;

•	International, 25.3%; and

•	Motion Picture-Other, 1.8%.

•	Within the Television Production segment, revenues were generated from the following:

•	Television, 66.6%;

•	International, 15.5%;

•	Home Entertainment, 11.7%; and

•	Television Production-Other, 6.2%.

Corporate Strategy

New Lionsgate manages a large and diversified portfolio of film and television content that it licenses to theatrical exhibitors, streaming, broadcast, pay cable and other platform partners worldwide, maintaining a disciplined, targeted and cost-effective approach to the acquisition, production, marketing and distribution of that content. New Lionsgate believs that this strategic focus makes it a preferred supplier to third-party buyers. The extension of New Lionsgate’s deep portfolio of brands and franchises, creation of new intellectual properties and rigorous focus on retaining key rights to its content is designed to create incremental long-term value for shareholders through a combination of current releases and one of the most valuable film and television libraries in the world.

Motion Picture - Theatrical

Production and Acquisition

New Lionsgate takes a disciplined approach to theatrical production, with the goal of producing content that can be distributed through various domestic and international platforms. In doing so, New Lionsgate may mitigate the financial risk associated with production by, among other things:

•	Negotiating co-financing development and co-production agreements which may provide for cost-sharing with one or more third-parties;

•

Pre-licensing international distribution rights on a selective basis, including through international output agreements (which license rights to distribute a film in one or more media generally for a limited term, and in one or more specific territories prior to completion of the film);

•

Structuring agreements that provide for talent participation in the financial success of the film in exchange for reduced guaranteed “up-front payments” that would be paid regardless of the film’s success; and

•

Utilizing governmental incentives, programs and other structures from state and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production).

New Lionsgate’s approach to acquiring films complements its theatrical production strategy—New Lionsgate typically seeks to limit its financial exposure while adding films with high potential for commercial box office success, critical recognition and successful monetization across a broad array of platforms.

Distribution

The economic life of a motion picture may consist of its exploitation in theaters, on packaged media and on various digital and television platforms in territories around the world. New Lionsgate generally distributes motion pictures directly to movie theaters in the U.S. whereby the exhibitor retains a portion of the gross box office receipts and the balance is remitted to the distributor. Concurrent with their release in the U.S., films are generally released in Canada and may also be released in one or more other foreign countries. New Lionsgate constructs release schedules taking into account moviegoer attendance patterns and competition from other studios’ scheduled theatrical releases. After the initial theatrical release, distributors seek to maximize revenues by releasing films in sequential release date windows, which may be exclusive against other non-theatrical distribution platforms. In certain circumstances, New Lionsgate’s distribution strategy has and may continue to change, and certain films intended for theatrical release may be licensed to other platforms.

Producing, marketing and distributing films can involve significant risks and costs, and can cause New Lionsgate’s financial results to vary depending on the timing of a film’s release. For instance, marketing costs are generally incurred before and throughout the theatrical release of a film and, to a lesser extent, other distribution windows, and are expensed as incurred. Therefore, New Lionsgate typically incurs losses with respect to a particular film prior to and during the film’s theatrical exhibition, and profitability for the film may not be realized until after its theatrical release window. Further, New Lionsgate may revise the release date of a film as the production schedule changes or in such a manner as New Lionsgate believes is likely to maximize revenues or for other business reasons. Additionally, there can be no assurance that any of the films scheduled for release will be completed and/or in accordance with the anticipated schedule or budget, or that the film will ever be released.

Theatrical Releases

For the fiscal year ended March 31, 2025, New Lionsgate released twenty-seven (27) films theatrically in the U.S. across its labels (including New Lionsgate’s partnership with Roadside Attractions, of which New Lionsgate owns a 43% equity interest). Such titles and their release patterns included the following:

Fiscal 2025 Theatrical Releases – Lionsgate
Title	Release Date	Release Pattern
The Ministry of Ungentlemanly Warfare	April 15, 2024	Theatrical and Premium Video-on-Demand
Unsung Hero	April 26, 2024	Theatrical and Accelerated Home Entertainment
The Strangers: Chapter 1	May 17, 2024	Theatrical and Premium Video-on-Demand
Borderlands	August 9, 2024	Theatrical and Premium Video-on-Demand
The Crow	August 23, 2024	Theatrical and Premium Video-on-Demand
1992	August 30, 2024	Theatrical and Premium Video-on-Demand

Fiscal 2025 Theatrical Releases – Lionsgate
Title	Release Date	Release Pattern
The Killer’s Game	September 13, 2024	Theatrical and Premium Video-on-Demand
Never Let Go	September 20, 2024	Theatrical and Premium Video-on-Demand
Megalopolis	September 27, 2024	Theatrical and Premium Video-on-Demand
White Bird	October 4, 2024	Theatrical and Premium Video-on-Demand
The Best Christmas Pageant Ever	November 8, 2024	Theatrical and Premium Video-on-Demand
Den Of Thieves 2: Pantera	January 10, 2025	Theatrical and Premium Video-on-Demand
Flight Risk	January 24, 2025	Theatrical and Premium Video-on-Demand
The Unbreakable Boy	February 21, 2025	Theatrical and Accelerated Home Entertainment

*	Does not include releases of 29 day-and-date and multi-platform titles for the fiscal year ended March 31, 2025.

Fiscal 2025 Theatrical Releases – Roadside Attractions
Title	Release Date	Release Pattern
The Absence of Eden	April 12, 2024	Theatrical and Accelerated Home Entertainment
Boy Kills World	April 26, 2024	Theatrical and Premium Video-on-Demand
Summer Camp	May 31, 2024	Theatrical and Accelerated Home Entertainment
Firebrand	June 14, 2024	Theatrical and Accelerated Home Entertainment
Kill	July 5, 2024	Theatrical and Premium Video-on-Demand
My Penguin Friend	August 16, 2024	Theatrical and Accelerated Home Entertainment
City of Dreams	August 30, 2024	Theatrical and Accelerated Home Entertainment
Lee	September 27, 2024	Theatrical and Premium Video-on-Demand
Exhibiting Forgiveness	October 12, 2024	Theatrical and Accelerated Home Entertainment
Small Things Like These	November 8, 2024	Theatrical and Premium Video-on-Demand
The Last Showgirl	December 13, 2024	Theatrical and Accelerated Home Entertainment
Riff Raff	February 28, 2025	Theatrical and Premium Video-on-Demand
Bob Trevino Likes It	March 21, 2025	Theatrical and Accelerated Home Entertainment

New Lionsgate continues to evaluate release strategies of its films by releasing solely and/or earlier on streaming platforms, initially releasing on premium video-on-demand, premium electronic sell-through, or by licensing directly to streaming platforms. In doing so, New Lionsgate capitalizes on increased optionality in distribution and maintains a platform agnostic approach to distribution to take full advantage of new windowing opportunities and alternative distribution strategies (while also continuing to work closely with New Lionsgate’s theatrical exhibition partners).

Nominations and Awards

New Lionsgate and affiliated companies (including its wholly-owned subsidiaries, Artisan Pictures, eOne Entertainment, Mandate Pictures and Summit Entertainment, as well as Roadside Attractions) have distributed films that have earned numerous Academy Awards®, Golden Globe Awards®, Producers Guild Awards®, Screen Actors Guild Awards®, Directors Guild Awards®, BAFTA Awards and Independent Spirit Awards nominations and wins.

Motion Picture - Home Entertainment

New Lionsgate’s U.S. home entertainment distribution operation exploits its film and television content library of more than 20,000 motion picture titles and television episodes and programs, consisting of titles from, among others, Lionsgate, Lionsgate Television, New Lionsgate’s subsidiaries, affiliates and joint ventures (such as Anchor Bay Entertainment, Artisan Entertainment, eOne Entertainment, Grindstone Entertainment Group, Roadside Attractions, Summit Entertainment, Trimark and Vestron), as well as titles from third parties such as A24, A&E, AMC, Entertainment Studios, EuropaCorp, Showbiz Direct, Angel Studios, Gravitas, Saban Entertainment, StudioCanal, Starz, STX Entertainment, Tyler Perry Studios, Visiona Romantica and Zeotrope. Home entertainment revenue consists of packaged media and digital revenue.

Packaged Media

New Lionsgate’s packaged media distribution involves the marketing, promotion and/or sale of DVDs/Blu-ray/4K Ultra HD discs to wholesalers and retailers in the U.S. and Canada. Fulfillment of physical distribution services are substantially licensed to Sony Pictures Home Entertainment. New Lionsgate distributes or sells content directly to retailers such as Amazon, who buy large volumes of New Lionsgate’s packaged media to sell directly to consumers, as well as exclusive content through New Lionsgate’s direct-to-consumer site, Lionsgate Limited.

Digital Media

New Lionsgate considers alternative distribution strategies for its films and releases several titles solely and/or in an accelerated post-theatrical window on various digital platforms (including multi-platform distribution). New Lionsgate directly distributes this and other content (including certain titles not distributed theatrically or on physical media) across a wide range of global distribution platforms and networks on an on-demand basis (whereby the viewer controls the timing of playback) through dozens of transactional (transactional video-on-demand and electronic-sell-through), subscription, ad-supported and free video-on-demand platforms. New Lionsgate also directly distributes content on a linear distribution basis (i.e., whereby the programmer controls the timing of playback) through various linear pay, basic cable, and free, over-the-air television platforms worldwide. Transactional video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Apple TV, Comcast Xfinity, Fandango at Home, Google TV, Microsoft Movies & TV and YouTube; subscription video-on demand services to which New Lionsgate licenses its content include, among others, Amazon’s Prime Video, Hulu, Max, Netflix, Peacock and Paramount+; ad-supported video-on-demand services to which New Lionsgate licenses its content include, among others, Pluto, The Roku Channel, Samsung, Tubi TV and YouTube; and linear networks to which New Lionsgate distributes its content includes, among others, pay television networks such as MGM+, HBO, Showtime and Starz, and basic cable network groups such as AMC Networks, Disney Media & Entertainment Distribution Networks, NBCUniversal’s SpinCo, Paramount Global Domestic Media Networks and Warner Media Entertainment Networks, as well as Bounce, Telemundo and UniMás. Additionally, New Lionsgate owns and operates a suite of 16 multi-content and single series free, ad-supported streaming linear channels (also known as FAST channels) carried by various platforms including, among others, Tubi TV, Samsung, The Roku Channel and Pluto.

Motion Picture - Television

New Lionsgate licenses its theatrical productions and acquired films to the domestic linear pay, basic cable and free television markets. For additional information regarding such distribution, see “—Motion Picture — Home Entertainment—Digital Media.”

Motion Picture - International

New Lionsgate’s international sales operations are headquartered at its offices in London, England. The primary components of New Lionsgate’s international business are, on a territory-by-territory basis through third parties or directly through its international divisions:

•	The licensing of rights in all media of its in-house feature film product and third-party acquisitions on an output basis;

•	The licensing of rights in all media of its in-house product and third-party acquisitions on a sales basis for non-output territories;

•	The licensing of third-party feature films on an agency basis; and

•	Direct distribution of theatrical and/or ancillary rights licensing.

New Lionsgate licenses rights in all media on a territory-by-territory sales basis (other than the territories where New Lionsgate self-distributes) of (i) New Lionsgate’s in-house feature film product, and (ii) films produced by third parties such as Ace Entertainment, Buzzfeed, Fifth Season, Asbury Park Pictures and Endurance Media. Films licensed and/or released by us internationally in fiscal 2025, included such in-house productions as The Long Walk, Good Fortune, Now You See Me 3, Michael, Never Let Go (f/k/a Motherland), Borderlands, Day Drinker and Housemaid, as well as films produced by third parties such as Hurry Up Tomorrow, Above The Below, The Killer’s Game, Flight Risk, Anniversary, Unsung Hero, The Strangers Trilogy, Arthur The King, Dust Bunny, F Marry Kill and Freaky Tales. Third-party films for which we were engaged as exclusive sales agent and/or released by us internationally in fiscal 2025 included Bone Yard, Rich Flu, Orphan 3 and The Fabulous Four.

Through territory-by-territory sales arrangements, New Lionsgate generally covers a substantial portion of the production budget or acquisition cost of new theatrical releases which New Lionsgate licenses and distributes internationally. New Lionsgate also has an output arrangement in France (for all rights for all media, including home entertainment and television rights), and distributes theatrical titles in Latin America through International Distribution Company, as well as theatrical rights in Canada through Cineplex.

New Lionsgate also self-distributes motion pictures in the United Kingdom and Ireland through its subsidiary, Lions Gate International UK (“Lionsgate UK”). For the fiscal year ended March 31, 2025, Lionsgate UK released the following theatrical titles:

Fiscal 2025 Lionsgate UK
Title	Release Date
Love Lies Bleeding	May 3, 2024
The Strangers: Chapter 1	May 17, 2024
Kill	July 5, 2024
Borderlands	August 9, 2024
The Critic	September 13, 2024
Never Let Go	September 27, 2024
Small Things Like These	November 1, 2024
Saw (20th Anniversary)	November 1, 2024
Flight Risk	January 24, 2025
The Seed of the Sacred Fig	February 7, 2025

Motion Picture - Other

Global Products and Experiences

New Lionsgate’s Global Products and Experiences division drives incremental revenue and builds consumer engagement across New Lionsgate’s entire portfolio of properties via live shows and experiences, location-based entertainment destinations, games, physical and digital merchandise, and select strategic partnerships and investments.

Within the division, New Lionsgate’s Global Live Entertainment business focuses on licensing, developing, and producing live stage shows, concerts, and live immersive experiences and events based on New Lionsgate’s theatrical and television content. New Lionsgate has announced multiple live entertainment projects, including Dirty Dancing, Wonder, and La La Land for Broadway, The Hunger Games for London, as well as a live dance show inspired by New Lionsgate’s Step-Up film franchise. Live to film concerts currently touring globally include Dirty Dancing, La La Land and Twilight.

New Lionsgate’s Interactive Entertainment business focuses on growing a slate that includes games across PC/console, mobile, virtual reality and more, both through stand-alone games based solely on New Lionsgate’s content and the integration of New Lionsgate’s properties with marquee games such as Call of Duty, Dead By Daylight Fortnite and Roblox. Stand-alone game titles include Blair Witch, Power Rangers: Battle for the Grid, Power Rangers: Legacy Wars and RetroRealms: Ash vs Evil Dead. A John Wick AAA video game is currently in development.

New Lionsgate’s Location Based Entertainment business licenses and produces New Lionsgate’s Lionsgate, theatrical, and television brands for theme parks, destinations, and stand-alone attractions and experiences. Attractions based on The Hunger Games, John Wick, Now You See Me, SAW and other of our intellectual property can be found at theme parks and destinations in China, the United States, United Kingdom, and the Middle East. The John Wick Experience in Las Vegas, which opened in March 2025, is New Lionsgate’s newest standalone attraction. New Lionsgate has also partnered with Six Flags to open SAW themed haunted houses across multiple Six Flags theme parks during the Halloween season.

New Lionsgate’s Consumer Products business licenses and develops products around its leading film and television properties, including John Wick, The Hunger Games, Twilight, Dirty Dancing and Saw. New Lionsgate merchandise is available in the Lionsgate Shop, New Lionsgate’s official ecommerce shop, and at many well-known retail outlets such as Hot Topic, Walmart and Target. New Lionsgate is developing new offerings across a broad range of categories with best-in-class licensees, including LEGO, American Classics, Ripple Junction, Goodie Two-Sleeves, Hot Toys, Funko, ColourPop and more.

Music

New Lionsgate manages music for New Lionsgate’s theatrical and television slates, including overseeing songs, scores and soundtracks for all of New Lionsgate’s theatrical productions, co-productions and acquisitions, as well as music staffing, scores and soundtracks for all of New Lionsgate’s television productions. Music revenues are derived from the sales and licensing of music from New Lionsgate’s films, television, and other productions, and the theatrical exhibition of New Lionsgate’s films and the broadcast and webcast of New Lionsgate’s productions.

Ancillary Revenues

Ancillary revenues are derived from the licensing of films and television content at non-theatrical venues including educational and institutional facilities, U.S. military bases, oil rigs, hospitals, hotels, prisons, and on all forms of common carrier transportation, including airlines and ships.

Television Production - Television

New Lionsgate’s television business consists of the development, production, syndication and distribution of television programming. New Lionsgate principally generates revenue from the licensing and distribution of such programming to broadcast television networks, pay and basic cable networks, digital platforms and syndicators of first-run programming, which licenses programs on a station-by-station basis and pays in cash or via barter (i.e., trade of programming for airtime). Each of these platforms may acquire a mix of original and library programming.

After initial exhibition, New Lionsgate distributes programming to subsequent buyers, both domestically and internationally, including basic cable network, premium subscription services or digital platforms (known as “off-network syndicated programming”).

Off-network syndicated programming can be sold in successive cycles of sales which may occur on an exclusive or non-exclusive basis. In addition, television programming is sold on home entertainment (packaged media and via digital delivery) and across all other applicable ancillary revenue streams including music publishing, touring and integration.

Similar to film production practices, New Lionsgate leverages tax credits, subsidies, and other incentive programs to optimize its returns and maintain financially prudent production models for television content.

New Lionsgate currently produces, syndicates and distributes more than 75 television shows on more than 40 networks.

For the fiscal year ended March 31, 2025, scripted and unscripted programming produced, co-produced or distributed by us and our affiliated entities, as well as programming syndicated by our wholly-owned subsidiary, Debmar-Mercury, included the following:

Fiscal 2025 Scripted - Lionsgate
Title	Network
Acapulco	Apple
Black Mafia Family	Starz
Ghosts	CBS
Mythic Quest	Apple
Power Book III: Raising Kanan	Starz
Power Book IV: Force	Starz

Fiscal 2025 Scripted - eOne
Title	Network
A Gentleman in Moscow	Paramount+
Mistletoe Murders	Hallmark/Corus
Ripple	Hallmark
The Rookie	ABC
Yellowjackets	Showtime

Fiscal 2025 Unscripted - Lionsgate Alternative Television*
Title	Network
Adam Richman Eats The Premier League	Discovery
American Rebel	History
Braver	BYUTV
Buried In The Backyard	Oxygen
Caresha Please: A Day In Miami	BET
Christmas on the Farm	Channel 5
Cruising with Susan Calman	Channel 5
Face the Firm	Amazon
Fletcher’s Family Farm	ITV
Fletcher’s Family Farm at Christmas	ITV
Harpooners	Discovery
Married to The Game	AmazonUK

Fiscal 2025 Unscripted - Lionsgate Alternative Television*
Title	Network
Milf Manor	TLC
My Big Fat Fab Life	TLC
Naked and Afraid	Discovery
Naked and Afraid: Last One Standing	Discovery
Naked and Afraid XL	Discovery
Power Slap: Road to the Title	Rumble
Scamanda	ABC / Hulu
Selling Sunset	Netflix
Springtime on the Farm	Channel 5
The Barnes Bunch	WETV
The Greens at Christmas	Channel 5
The Impact: Atlanta	BET+
The Saints	Fox Nation
The Ultimate Fighter	ESPN+
The Yorkshire Vet	Channel 5
The Yorkshire Vet: Christmas Donkey Special	Channel 5
The Yorkshire Vet: Great and Small	Channel 5
Trivial Pursuit	CW
Very Scary People	Investigative Discovery
Very Scary People Podcast	N/A
Zombie House Flippers	A&E

Fiscal 2025 Syndication – Debmar-Mercury
Title
Family Feud
People Puzzler
Sherri Shepherd
The Conners

*

Lionsgate Alternative Television includes programming produced by New Lionsgate’s wholly-owned subsidiaries, Pilrim Media Group and eOne’s U.S. and U.K. non-scripted group, Blackfin, Renegade and Daisybeck Studios.

Television Production - International

New Lionsgate licenses, sells and distributes original Lionsgate television series (including Lionsgate UK television programming), third party television programming and format acquisitions to international markets via packaged media and various digital platforms. For the fiscal year ended March 31, 2025, Lionsgate UK television programming that was acquired, began production, was produced or was broadcast, included the following:

Fiscal 2025 Television – Lionsgate UK
Title	Network	Partner(s)
Son of A Critch 4	CBC & CW	Project 10
Borderline	ZDF & Roku	Further South Productions and ShinAwil
Queenie	Channel 4	Further South Productions Limited
The German	DBS Satellite Services (YES)	Gil Formats Ltd
Amandaland	BBC	Merman Television Limited

Television Production - Home Entertainment

For information regarding television production home entertainment revenue, see “—Motion Picture —Home Entertainment.”

Television Production - Other

Other revenues are derived from, among others, the licensing of New Lionsgate’s television programs to other ancillary distributors, the sales and licensing of music from the television broadcasts of New Lionsgate’s productions, and from New Lionsgate’s interest in 3 Arts Entertainment, a talent management company. 3 Arts Entertainment is one of the world’s leading talent management and production companies, representing an A-list client roster of directors, writers, showrunners and actors, producing long-running hit series (The Office, Parks & Recreation, Brooklyn Nine-Nine) and partnering with Lionsgate on a slate of premium scripted series. 3 Arts Entertainment receives commission revenue from talent representation and are producers on a number of television shows and films where they receive an executive producer fee and back-end participations.

Specialized Skill and Knowledge

New Lionsgate’s management team brings together strong complementary skills, expertise and experience in various aspects of the media and entertainment industry, including in film and television studio operations, production and distribution, as well as in strategic planning, financing, sales, marketing and mergers and acquisitions.

Competitive Conditions

New Lionsgate’s businesses operate in highly competitive markets. New Lionsgate competes with companies within the entertainment and media business and from alternative forms of leisure entertainment, such as travel, sporting events, outdoor recreation and other cultural-related activities. New Lionsgate competes with the major studios, numerous independent motion picture and television production companies, television networks, pay television services and digital media platforms for the acquisition of literary, film and television properties, the services of performing artists, directors, producers and other creative and technical personnel and production financing, all of which are essential to the success of New Lionsgate’s businesses. In addition, New Lionsgate’s motion pictures compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. Likewise, New Lionsgate’s television product faces significant competition from independent distributors as well as major studios. As a result, the success of any of New Lionsgate’s motion picture and television business is dependent not only on the quality and acceptance of a particular film or program, but also on the quality and acceptance of other competing content released into the marketplace at or near the same time as well as on the ability to license and produce quality content.

Intellectual Property

New Lionsgate currently uses and owns or licenses a number of trademarks, service marks, copyrights, domain names and similar intellectual property in connection with New Lionsgate’s businesses and owns registrations and applications to register them both domestically and internationally. New Lionsgate believes that ownership of, and/or the right to use, such trademarks, service marks, copyrights, domain names and similar intellectual property is an important factor in New Lionsgate’s businesses and that New Lionsgate’s success depends, in part, on such ownership.

The prevalence of motion picture and television piracy is widespread across various regions globally, notably in South America, Asia, and specific Eastern European countries. This is exacerbated by technological advancements and the digital transformation of content, facilitating the unauthorized creation, distribution, and sharing of high-quality copies through physical media and digital platforms. The proliferation of these unauthorized copies has, and will likely continue to have an adverse effect on New Lionsgate’s business. New

Lionsgate’s ability to safeguard and enforce its intellectual property rights is subject to inherent risks, and New Lionsgate’s occasionally face disputes concerning rights and obligations related to intellectual property. New Lionsgate cannot guarantee success in all intellectual property disputes that may arise.

Following the consummation of the Transactions, New Lionsgate either owns or continues to license from third parties’ intellectual property rights necessary to operate its business as of the consummation of the Transactions. New Lionsgate and Starz have entered into certain agreements concerning commercial licensing arrangements between the parties to the Transactions, which are described in the section titled “Certain Relationships and Related Party Transactions.”

Seasonality (Business Cycles)

New Lionsgate’s business is not subject to cyclical or seasonal fluctuations, but may depend significantly based on the risk factors set forth in the section entitled “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—New Lionsgate’s revenues and results of operations may fluctuate significantly.”

Dependence on Key Customer Contracts

New Lionsgate’s business is not dependent on any key customer contracts. Following the Transactions, New Lionsgate and Starz are party to certain commercial arrangements, as described under “Certain Relationships and Related Party Transactions,” pursuant to which Starz is a significant customer of New Lionsgate, at least for the near term. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business—The LG Studios Business relies on a few major retailers and distributors and the loss of any of those could reduce New Lionsgate’s revenues and operating results.”

Changes to Contracts

Except in connection with the Transactions, New Lionsgate’s business is not expected to be affected by the renegotiation or termination of contracts or subcontracts.

Environmental Protection

New Lionsgate’s business does not involve environmental protection requirements.

Employees

New Lionsgate employed approximately 1,026 individuals as of the Arrangement Effective Time in its worldwide operations. New Lionsgate also utilizes consultants in the ordinary course of its business and hires additional employees on a project-by-project basis in connection with the production of New Lionsgate’s motion pictures and television programming.

Environmental and Social Responsibility and Human Capital Management

New Lionsgate generally expects to continue Lionsgate’s policies and practices prior to the Transactions with respect to environmental, social responsibility and human capital matters. For more information, see “—Environmental, Social and Governance.”

Legal Proceedings and Regulatory Actions

From time to time, New Lionsgate is expected to be involved in certain claims and legal proceedings arising in the normal course of business. While the resolution of these matters cannot be predicted with certainty, New Lionsgate does not believe, based on current knowledge, that the outcome of any currently pending legal proceedings in which Lionsgate is currently involved will have a material adverse effect on New Lionsgate’s consolidated financial position, results of operations or cash flow. For additional information regarding legal proceedings in which Lionsgate is involved, see “Risk Factors—Purported noteholders have instituted suit against Lionsgate claiming that it breached the indenture governing certain 5.500% senior notes due 2029 by virtue of an amendment executed in connection with an exchange by certain noteholders for new notes.”

Interest of Informed Persons in Material Transactions

Since the formation of New Lionsgate, except as otherwise described in this prospectus, no informed person of New Lionsgate or any associate or affiliate of any informed person has had any interest in any transaction that has materially affected or is reasonably expected to materially affect New Lionsgate. For the purposes of this paragraph, an “informed person” means a director or officer of New Lionsgate, a director or officer of a person or company that is itself an “informed person” or subsidiary of New Lionsgate; any person or company who beneficially owns or controls or directs, directly or indirectly, voting securities of New Lionsgate or who exercises control or direction over voting securities of New Lionsgate or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of New Lionsgate. The New Lionsgate directors and executive officers have no substantial interests, directly or indirectly, in the Transactions, except to the extent of their ownership in shares of New Lionsgate.

Insurance

The Separation Agreement provides for the allocation between the parties thereto of rights and obligations under existing insurance policies with respect to occurrences prior to the Arrangement Effective Time and sets forth procedures for the administration of insured claims and certain other insurance matters.

Properties

New Lionsgate’s corporate office is located at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8. Its principal executive offices are located at 2700 Colorado Avenue, Santa Monica, California 90404, where New Lionsgate occupies 192,584 square feet (per a lease that expires in September 2029).

In addition, New Lionsgate leases the following properties:

•	93,670 square feet at 12020 Chandler Blvd., Valley Village, California (per a lease that expires in December 2027);

•	39,000 square feet at 2700 Pennsylvania Avenue, Santa Monica, California (per a lease that expires in August 2029);

•

34,332 square feet at 530 Fifth Avenue, New York, New York (per a lease that expires in August 2025) (of which approximately 18,000 square feet is leased to Starz per a sublease that expires in August 2025);

•	28,192 square feet at 15301 Ventura Blvd., Sherman Oaks, California (per a lease that expires in December 2025);

•	25,346 square feet at 9460 Wilshire Blvd., Beverly Hills, California (per a lease that expires in February 2026);

•	24,999 square feet at 495-517 Wellington Street West, Toronto, Ontario (per a lease that expires in December 2035);

•	15,673 square feet at 45 Mortimer Street, London, United Kingdom (per a lease that expires in July 2029); and

•

An aggregate of 20,610 square feet for properties located in Beijing, China (per a lease that expires in December 2025), Brentwood, California (per a lease that expires in April 2026), Leeds, United Kingdom (per leases that expire in September 2025 and October 2027), Luxembourg City, Luxembourg (per a lease that expires in April 2027), Mumbai, India (per a lease that expires in December 2026) and New York, New York (per a lease that expires in May 2030).

New Lionsgate believes that its current facilities are adequate to conduct its business operations for the foreseeable future. New Lionsgate believes that it will be able to renew these leases on similar terms upon expiration. If it cannot renew, New Lionsgate believes that it could find other suitable premises without any material adverse impact on its operations.

Material Contracts

The sole material contracts within the meaning of applicable Canadian securities legislation, other than the contracts entered into in the ordinary course of business, which have been entered into by New Lionsgate since its formation or are otherwise material to New Lionsgate within the meaning of applicable Canadian securities legislation are the Separation Agreement, Transition Services Agreement, Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment), Employee Matters Agreement, New Lionsgate Investor Rights Agreement, New Lionsgate Voting Agreement and New Lionsgate Registration Rights Agreements which are described in the section entitled “Certain Relationships and Related Party Transactions.”

Auditors

Ernst & Young LLP, independent registered public accounting firm, is New Lionsgate’s auditor.

Environmental, Social and Governance

The New Lionsgate Board believes that social responsibility and human capital matters are vital to New Lionsgate’s organizational health and intends to be committed to a positive corporate culture, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. New Lionsgate expects to report on social responsibility and human capital matters at each regularly scheduled New Lionsgate Board meeting and periodically throughout the year.

Human Capital

Recruitment

New Lionsgate’s leadership team works across the organization to thoughtfully address matters related to equity, workforce representation, and overall corporate culture. As part of this commitment, New Lionsgate maintains the following recruitment and hiring initiatives:

•	Internship Programs designed to increase inclusion across the entertainment industry.

•

Hiring Process ensuring that New Lionsgate attracts top-tier talent through fair and accessible methods. The core principle of New Lionsgate’s hiring process is to seek out the strongest candidate for every role, while also emphasizing equal access to roles, objective and unbiased hiring and a rigorous, competitive, and consistent hiring process.

•

Supplier Diversity and Inclusion Program actively fostering relationships with diverse businesses while prioritizing more competitive pricing, quality, service, innovation and creativity in procurement of services.

Employee Resource Groups

New Lionsgate provides its employees with an array of Employee Resource Groups (“ERGs”) which offer them the chance to establish a greater presence at New Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across the Company’s various business units and levels. The ERGs are voluntary, employee-led groups that foster a diverse, engaging and inclusive workplace.

•	New Lionsgate Early Career Group aims to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

•

New Lionsgate Multicultural Employee Resource Groups consists of resource groups that support New Lionsgate’s Asian American Pacific Islander community, its Black community and its Latine and Hispanic community.

•

New Lionsgate Parents and Caregivers Group aims to bring together parents, expecting parents, caregivers, and allies to ensure New Lionsgate’s community fosters an environment that supports all families.

•	New Lionsgate Pride supports, develops and inspires future LGBTQ+ leaders within New Lionsgate and the industry.

•	New Lionsgate Vets creates a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•	New Lionsgate Women’s Empowerment Together Group creates a community that improves the prominence of female leaders and empowers women at all levels within New Lionsgate and the industry.

Community Involvement

New Lionsgate is committed to acting responsibly and making a positive difference in the local and global community through Lionshares, its volunteer program that seeks to provide opportunities for employees to partner with a diverse range of charitable organizations.

New Lionsgate maintains a Corporate Sponsorship Committee that prioritizes corporate philanthropic initiatives throughout New Lionsgate, focusing particularly on organizations and activities related to diversity and poverty in order to increase its impact and to develop meaningful relationships with a core group of organizations and events.

Other Employee Benefits and Programs

New Lionsgate offers a comprehensive benefits package which includes health, dental and vision insurance, family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

New Lionsgate offers programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development programs, mentorship, and additional programs to help support specific populations. New Lionsgate conducts annual employee training on anti-harassment, information technology security, the Foreign Corrupt Practices Act, as well as other manager trainings. New Lionsgate also provides training and development to all employees, focusing on career development, professional development and industry knowledge.

Corporate, Environmental and Social Responsibility

New Lionsgate protects its social, financial, informational, environmental, and reputational assets and makes it a priority to operate the New Lionsgate business in a responsible and sustainable manner.

Engaging in a responsible manner not only helps New Lionsgate manage risks and maximize opportunities, but also helps New Lionsgate understand and manage its social, environmental, and economic impact that will enable New Lionsgate to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and committing to environmental sustainability.

In all its offices, New Lionsgate prioritizes efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

New Lionsgate productions distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

New Lionsgate productions follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

New Lionsgate U.S. productions encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

New Lionsgate also prioritizes vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of New Lionsgate.

Corporate Governance

Corporate governance will be a continuing focus of New Lionsgate, starting with the New Lionsgate Board and its committees, and extending to management and all employees. The New Lionsgate Board and its committees will review New Lionsgate’s governance policies and business strategies at New Lionsgate Board and committee meetings throughout the year, and through ongoing communication with each other and with management.

Role of the New Lionsgate’s Board and Corporate Governance Guidelines

New Lionsgate’s corporate governance practices are embodied in its Corporate Governance Guidelines established by the New Lionsgate Board. These guidelines, which provide a framework for the conduct of the New Lionsgate Board’s business, provide that:

•

the New Lionsgate Board review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives;

•	the New Lionsgate Board act in the best interest of New Lionsgate to seek to enhance long-term shareholder value;

•	a majority of the members of the New Lionsgate Board be independent directors;

•	the independent directors meet at least quarterly in executive session, or otherwise as needed;

•	directors have unimpeded access to management and, as necessary and appropriate, independent advisors; and

•	the New Lionsgate Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively.

The full text of the key practices and procedures of the New Lionsgate Board is outlined in the Corporate Governance Guidelines and is available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or is able to be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary, at either of its principal executive offices.

Separate Chair and Chief Executive Officer Roles

New Liongate’s leadership structure, in which the roles of the New Lionsgate Board Chair and the New Lionsgate Chief Executive Officer are separate, is appropriate for New Lionsgate, taking into consideration New Lionsgate’s evolving needs, corporate strategy, and operating environment. The separation of the chair and Chief Executive Officer roles reinforces the independence of the New Lionsgate Board and its oversight of the business and affairs of New Lionsgate, enabling the New Lionsgate Chief Executive Officer to focus on the business, operations, and strategy of New Lionsgate, and will allow Lionsgate to leverage the New Lionsgate Chair’s experience, perspective, and vision to serve the best interests of its shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations reflects the consolidated financial statements of Lionsgate Studios Corp. following the Studio Separation and for periods prior to the Studio Separation, the combined financial statements of the Studio Business of Lionsgate. This discussion should be read together with the audited consolidated financial statements of Lionsgate Studios Corp. that are included in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Lionsgate Studios Corp.’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth elsewhere in this prospectus under the section entitled “Risk Factors”.

Capitalized terms defined in this Management’s Discussion and Analysis of Financial Condition and Results of Operations have the meanings ascribed to such terms in, and for the purposes of, this section.

Overview

Prior to the Starz Separation, as further discussed below, Lionsgate Studios Corp. (the “Company,” “Lionsgate Studios,” “we,” “us,” or “our”) was a subsidiary of Lions Gate Entertainment Corp (“Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “LG Studio Business”) of Lionsgate.

The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Lionsgate’s corporate general and administrative costs. The Motion Picture segment consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. The Television Production segment consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. The Motion Picture segment includes the licensing of motion pictures and the Television Production segment includes the licensing of Starz original productions to the STARZ-branded premium global subscription platforms (the “Starz Business”). The Television Production segment also includes the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.

Studio Separation and Business Combination

On May 13, 2024, Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Lionsgate (“StudioCo”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the LG Studios Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” (referred to as “LG Studios”) and continues the existing business operations of the LG Studios Business of Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.

In connection with and prior to the Business Combination, Lionsgate and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Studio Separation”).

The Business Combination has been accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC was treated as the acquired company and the Studio Business was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of LG Studios represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets of SEAC were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.

The Studio Business has been determined to be the accounting acquirer in the Business Combination because Lionsgate held a controlling financial interest.

As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2 to the consolidated financial statements of Lionsgate Studios, former SEAC public shareholders and founders and new common equity financing investors owned approximately 12.2% of LG Studios Common Shares. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Lionsgate received at closing, including $254.3 million in PIPE financing. See Note 2 to the consolidated financial statements of Lionsgate Studios for additional information related to the Business Combination. The net proceeds from the transaction were used by the Company to pay down the Intercompany Note, see Note 8 to the consolidated financial statements of Lionsgate Studios.

Starz Separation

On May 6, 2025, Lionsgate, through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”) completed the separation of the businesses of LG Studios, from the STARZ-branded premium subscription platform business (the “Starz Separation”). As a result of the Arrangement Agreement, the pre-transaction shareholders of Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” and holds, directly and through subsidiaries, the Studio Business previously held by Lionsgate, and is owned by Lionsgate shareholders and LG Studios shareholders, and (2) Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Lionsgate (see Note 22 to the consolidated financial statements of Lionsgate Studios).

Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with U.S. GAAP, due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Lionsgate’s senior management with New Lionsgate following the completion of the Starz Separation, New Lionsgate (which holds the Lionsgate Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, Lionsgate will be the accounting predecessor to New Lionsgate and the pro rata distribution of the Starz Business will be recorded through equity with no gain or loss recorded. The Starz Business will be reflected as discontinued operations in the financial statements of New Lionsgate following the completion of the Starz Separation, beginning with the first quarter ending June 30, 2025. For periods following the Starz Separation, New Lionsgate will reflect the historical financial position and results of operations of Lionsgate.

See also “Liquidity and Capital Resources” for discussion of the Starz Separation financing transactions.

Basis of Presentation

Upon the effective date of the Studio Separation, the Company’s financial statements are presented on a consolidated basis, as Lionsgate completed the contribution of the Studio Business on such date.

For periods prior to the Studio Separation, the Company operated as a segment of Lionsgate and not as a separate entity. The Company’s financial statements prior to the Studio Separation were prepared on a carve-out basis and were derived from Lionsgate’s consolidated financial statements and accounting records and reflect Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Studio Separation, a management approach was applied to determine the carve-out basis of presentation. In using the management approach, considerations over how the business operates were utilized to identify historical operations that should be presented within the carve-out financial statements.

For periods subsequent to the Studio Separation, the accompanying consolidated financial statements include the accounts of LG Studios and all of its majority-owned and controlled subsidiaries. The financial statements of the Company for all periods presented are referred to hereinafter as “consolidated financial statements”, but include the historical results of the Company prior to the Studio Separation that are presented on a carve-out basis.

All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business were included in the accompanying consolidated financial statements. Prior to the Studio Separation, revenues and costs associated with the Studio Business were specifically identifiable in the accounting records maintained by Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Lionsgate. In addition, the LG Studios Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the LG Studios Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the LG Studios Business were generally specifically identifiable as costs of the Studio Business in the accounting records of Lionsgate and were included in the accompanying consolidated financial statements in periods prior to the Studio Separation.

In connection with the Business Combination, on May 9, 2024, Lionsgate and StudioCo entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Lionsgate, except for an amount of $10.0 million to be allocated annually to Lionsgate. The $10.0 million allocation of Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated separation of the Starz Business.

The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to the existing plans of Lionsgate. Such awards will be treated as a capital contribution by Lionsgate to the Company, with the associated stock based compensation expense for such awards allocated to the Company, see Note 14 to the consolidated financial statements of Lionsgate Studios.

For periods prior to the Studio Separation, the combined financial statements of the LG Studios Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Lionsgate related to the corporate and shared service functions historically provided by Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Management believes the assumptions underlying these consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Lionsgate to the Studio Business prior to the Studio Separation, are reasonable. See Note 21 to the consolidated financial statements of Lionsgate Studios for further detail of the allocations included in the consolidated financial statements.

In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Lionsgate’s credit facilities as previously reflected in the historical financial statements of the Studio Business prior to the Studio Separation, see Note 8 to the consolidated financial statements of Lionsgate Studios.

Components of Results of Operations

Revenues

Our revenues are derived from the Motion Picture and Television Production segments, as described below. As mentioned above, we refer to our Motion Picture and Television Production segments collectively as our Studio Business. Our revenues are derived from the U.S., Canada, the United Kingdom and other foreign countries. None of the non-U.S. countries individually comprised greater than 10% of total revenues for the fiscal years ended March 31, 2025, 2024 and 2023.

Motion Picture: Our Motion Picture segment includes revenues derived from the following:

•

Theatrical. Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture basis (distributed by us directly in the U.S. and through a sub-distributor in Canada). The revenues from Canada are reported net of distribution fees and release expenses of the Canadian sub-distributor. The financial terms that we negotiate with our theatrical exhibitors in the U.S. generally provide that we receive a percentage of the box office results. Theatrical revenues also include revenues from licenses to direct-to-platform customers where the initial license of a motion picture is to a direct-to-platform customer.

•

Home Entertainment. Home entertainment revenues are derived from the sale or rental of our film productions and acquired or licensed films and certain television programs (including theatrical and direct-to-video releases) on packaged media and through digital media platforms (including pay-per-view and video-on-demand platforms, electronic sell through, and digital rental). In addition, we have revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, we share in the rental or sales revenues generated by the platform on a title-by-title basis.

•

Television. Television revenues are primarily derived from the licensing of our theatrical productions and acquired films to the linear pay, basic cable and free television markets. In addition, when a license in our traditional pay television window is made to a subscription video-on-demand (“SVOD”) or other digital platform, the revenues are included here.

•

International. International revenues are derived from (1) licensing of our productions, acquired films, our catalog product and libraries of acquired titles to international distributors, on a territory-by-territory basis; and (2) the direct distribution of our productions, acquired films, and our catalog product and libraries of acquired titles in the United Kingdom.

•

Other. Other revenues are derived from, among others, the licensing of our film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets.

Television Production: Our Television Production segment includes revenues derived from the following:

•

Television. Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television and syndication) of scripted and unscripted series, television movies, mini-series and non-fiction programming. Television revenues also include revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform. Television revenues include fixed fee arrangements as well as arrangements in which we earn advertising revenue from the exploitation of certain content on television networks.

•

International. International revenues are derived from the licensing and syndication to international markets of scripted and unscripted series, television movies, mini-series and non-fiction programming.

•	Home Entertainment. Home entertainment revenues are derived from the sale or rental of television production movies or series on packaged media and through digital media platforms.

•

Other. Other revenues are derived from, among others, the licensing of our television programs to other ancillary markets, the sales and licensing of music from the television broadcasts of our productions, and from commissions and executive producer fees earned related to talent management.

Expenses

Our primary operating expenses include direct operating expenses, distribution and marketing expenses and general and administration expenses.

Direct operating expenses include amortization of film and television production or acquisition costs, participation and residual expenses, provision for doubtful accounts, and foreign exchange gains and losses.

Participation costs represent contingent consideration payable based on the performance of the film or television program to parties associated with the film or television program, including producers, writers, directors or actors. Residuals represent amounts payable to various unions or “guilds” such as the Screen Actors Guild - American Federation of Television and Radio Artists, Directors Guild of America, and Writers Guild of America, based on the performance of the film or television program in certain ancillary markets or based on the individual’s (i.e., actor, director, writer) salary level in the television market.

Distribution and marketing expenses primarily include the costs of theatrical prints and advertising (“P&A”) and premium video-on-demand (“Premium VOD”) expense and of DVD/Blu-ray duplication and marketing. Theatrical P&A includes the costs of the theatrical prints delivered to theatrical exhibitors and the advertising and marketing cost associated with the theatrical release of the picture. Premium VOD expense represents the advertising and marketing cost associated with the Premium VOD release of the picture. DVD/Blu-ray duplication represents the cost of the DVD/Blu-ray product and the manufacturing costs associated with creating the physical products. DVD/Blu-ray marketing costs represent the cost of advertising the product at or near the time of its release or special promotional advertising.

General and administration expenses include salaries and other overhead. Following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company, including salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Prior to the Studio Separation, general and administrative expenses included allocations for certain general and administrative expenses from Lionsgate related to certain corporate and shared service functions historically provided by Lionsgate. See “Basis of Presentation” above, Note 1 and Note 21 to our consolidated financial statements for further details on the Shared Services Agreement and our methodology for allocating these costs for periods prior to the Studio Separation.

For the fiscal years ended March 31, 2025, 2024 and 2023, total Lionsgate corporate general and administrative expenses were $123.2 million, $136.1 million and $122.9 million, respectively, of which $120.9 million, $110.6 million, and $100.8 million, respectively, was allocated to the Company.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our accounting policies are more fully described in Note 1 to our consolidated financial statements. As disclosed in Note 1 to our consolidated financial statements, the preparation of our financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The application of the following accounting policies, which are important to our financial position and results of operations, requires significant judgments and estimates on the part of management. As described more fully below, these estimates bear the risk of change due to the inherent uncertainty of the estimate. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require management’s most difficult, subjective and complex judgments.

Accounting for Films and Television Programs

Capitalized costs for films or television programs are predominantly monetized individually.

Amortization. Film cost amortization as well as participations and residuals expense are based on management’s estimates. Costs of acquiring and producing films and television programs and of acquired libraries are amortized and estimated liabilities for participations and residuals costs are accrued using the individual-film-forecast method, based on the ratio of the current period’s revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Management’s judgment is required in estimating ultimate revenue and the costs to be incurred throughout the life of each film or television program.

Management estimates ultimate revenues based on historical experience with similar titles or the title genre, the general public appeal of the cast, audience test results when available, actual performance (when available) at the box office or in markets currently being exploited, and other factors such as the quality and acceptance of motion pictures or programs that our competitors release into the marketplace at or near the same time, critical reviews, general economic conditions and other tangible and intangible factors, many of which we do not control and which may change.

For motion pictures, ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. The most sensitive factor affecting our estimate of ultimate revenues for a film intended for theatrical release is the film’s theatrical box office performance, as subsequent revenues from the licensing and sale in other markets have historically been highly correlated to its theatrical box office performance. After a film’s release, our estimates of revenue from succeeding markets are revised based on historical relationships and an analysis of current market trends.

For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. The most sensitive factors affecting our estimate of ultimate revenues for a television series is whether the series will be ordered for a subsequent season and estimates of revenue in secondary markets other than the initial license fee, which may depend on a number of factors, including, among others, the ratings or viewership the program achieves on the customers’ platforms. The initial estimate of ultimate revenue may include estimates of revenues outside of the initial license window (i.e., international, home entertainment and other distribution platforms) and are based on historical experience for similar programs (genre, duration, etc.) and the estimated number of seasons of the series. Ultimates of revenue beyond the initial license fee are generally higher for programs that have been or are expected to be ordered for multiple seasons. We regularly monitor the performance of each season, and evaluate whether impairment indicators are present (i.e., low ratings, cancellations or the season is not reordered), and based upon our review, we revise our estimates as needed and perform an impairment assessment if impairment indicators are present (see below).

For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.

Due to the inherent uncertainties involved in making such estimates of ultimate revenues and expenses, these estimates have differed in the past from actual results and are likely to differ to some extent in the future from actual results. In addition, in the normal course of our business, some films and titles are more successful or less successful than anticipated. Management regularly reviews and revises when necessary its ultimate revenue and cost estimates, which may result in a change in the rate of amortization of film costs and participations and residuals and/or a write-down of all or a portion of the unamortized costs of the film or television program to its estimated fair value (see below).

An increase in the estimate of ultimate revenue will generally result in a lower amortization rate and, therefore, less film and television program amortization expense, while a decrease in the estimate of ultimate revenue will generally result in a higher amortization rate and, therefore, higher film and television program amortization expense, and also periodically results in an impairment requiring a write-down of the film cost to the title’s fair value. These write-downs are included in amortization expense within direct operating expenses in our consolidated statements of operations. See further discussion below under Impairment Assessment.

Impairment Assessment. An individual film or television program is evaluated for impairment when events or changes in circumstances indicate that the fair value of an individual film is less than its unamortized cost. If the result of the impairment test indicates that the carrying value exceeds the estimated fair value, an impairment charge will then be recorded for the amount of the difference.

Estimate of Fair Value. The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. For motion pictures intended for theatrical release, the discounted cash flow analysis used in the impairment evaluation prior to theatrical release is subjective and the key inputs include estimates of future anticipated revenues and estimates of box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews. As discussed in Note 4 to the consolidated financial statements, the unamortized balance related to completed and not released and in progress theatrical films was $680.9 million at March 31, 2025. For television programs, the discounted cash flow analysis used in the impairment evaluation includes key inputs such as estimates of future anticipated revenue, as discussed above. See further discussion of Valuation Assumptions below.

Valuation Assumptions. The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 11 to our consolidated financial statements). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.

Revenue Recognition. Our Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media), television, and international market places.

Our content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties. Our fixed fee or minimum guarantee licensing arrangements in the television, digital media and international markets may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.

Sales or usage based royalties represent amounts due to us based on the “sale” or “usage” of our content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated has been satisfied (or partially satisfied). Generally, when we license completed content (with standalone functionality, such as a movie, or television show), our performance obligation will be satisfied prior to the sale or usage. When we license intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), our performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to us under these arrangements are generally not reported to us until after the close of the reporting period. We record revenue under these arrangements for the amounts due and not yet reported to us based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from our customers, historical experience with similar titles in that market or territory, the performance of the title in other markets and/or available data in the industry. While we believe these estimates are reasonable estimates of the amounts due under these arrangements, such estimated amounts could differ from the actual amounts to be subsequently reported by the customer, which could be higher or lower than our estimates, and could result in an adjustment to revenues in future periods.

Revenue from the theatrical release of feature films are treated as sales or usage-based royalties and recognized starting at the exhibition date and based on our participation in box office receipts of the theatrical exhibitor.

Digital media revenue sharing arrangements are recognized as sales or usage based royalties.

Revenue from commissions are recognized as such services are provided.

Goodwill. At March 31, 2025, the carrying value of goodwill was $808.5 million. Goodwill is allocated to our reporting units, which are our operating segments or one level below our operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. Our reporting units for purposes of goodwill impairment testing, along with their respective goodwill balances at March 31, 2025, were Motion Picture (goodwill of $397 million), and our Television (goodwill of $319 million) and Talent Management (goodwill of $93 million) businesses, both of which are part of our Television Production segment.

Goodwill is not amortized but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. We perform our annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit of whether or not it is more-likely-than-not that the fair value is less than the carrying value of the reporting unit. If we believe that as a result of our qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company. A quantitative assessment requires determining the fair value of our reporting units. The determination of fair value requires considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates.

In performing a quantitative assessment of goodwill, we determine the fair value of our reporting units by using a combination of discounted cash flow (“DCF”) analyses and market-based valuation methodologies. The models rely on significant judgments and assumptions surrounding general market and economic conditions, short-term and long-term growth rates, discount rates, income tax rates, and detailed management forecasts of future cash flow and operating margin projections, and other assumptions, all of which are based on our internal forecasts of future performance as well as historical trends. The market-based valuation method utilizes EBITDA multiples from guideline public companies operating in similar industries and a control premium. The results of these valuation methodologies are weighted as to their relative importance and a single fair value is determined. The fair value of our reporting units is reconciled to the market value of our equity, determined based on the average prices of our common shares just prior to the period end. Fair value determinations require considerable judgment and are sensitive to changes in underlying assumptions and factors. As a result, there can be no assurance that the estimates and assumptions made for purposes of the annual or interim goodwill impairment tests will prove to be an accurate prediction of the future.

Goodwill Impairment Assessments:

For our annual goodwill impairment test for fiscal 2025, given the length of time since our last quantitative assessment and considering the separation of the Studio Business from the Starz Business, we performed quantitative goodwill impairment assessments for all of our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment), based on the most recent data and expected growth trends, using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units. The DCF analysis components of the fair value estimates were determined primarily by discounting estimated future cash flows, which included weighted average perpetual nominal growth rates ranging from 2.0% to 3.5%, at a weighted average cost of capital (discount rate) ranging from 8.5% to 10.0%, which considered the risk of achieving the projected cash flows, including the risk applicable to the reporting unit, industry and market as a whole. Based on our quantitative impairment assessment, the Company determined that the fair value of our reporting units significantly exceeded the carrying values for all of our reporting units with a remaining goodwill balance.

Management will continue to monitor all of its reporting units for further changes in the business environment that could impact the recoverability in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from our business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in our goodwill impairment tests, and ultimately impact the estimated fair value of our reporting units may include the global economy; consumer consumption levels of our content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of our television programming and motion pictures; our continual contractual relationships with our customers; and changes in consumer behavior. If our assumptions are not realized, it is possible that additional impairment charges may need to be recorded in the future.

Corporate expense allocation. For periods prior to the Studio Separation, Lionsgate’s corporate general and administrative functions and costs provided oversight over both the Starz Business and the Studio Business. These functions and costs include, but are not limited to, salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. Accordingly, for periods prior to the Studio Separation, the consolidated financial statements of the Studio Business include allocations of certain general and administrative expenses from Lionsgate of $14.2 million, $110.6 million, and $100.8 million for the fiscal years ended March 31, 2025, 2024, and 2023, respectively, related to these corporate and shared service functions historically provided by Lionsgate.

The allocation of costs to the Studio Business were subjective and required judgment. The allocations of general and administrative expenses to the Studio Business were on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Lionsgate revenue, payroll expense or other measures management considered to be a reasonable reflection of the estimated historical utilization levels of these services. Following the Studio Separation, $106.7 million of Lionsgate’s corporate general and administrative costs were allocated to the Company pursuant to the Shared Services Agreement. In aggregate, allocations of Lionsgate’s corporate general and administrative costs to the Company represent approximately 98.0%, 80.1%, and 80.2% for the fiscal years ended March 31, 2025, 2024, and 2023, respectively, of total Lionsgate corporate general and administrative expense. See Components of Results of Operations–Expenses above for further information.

Income Taxes. We are subject to federal and state income taxes in the U.S. and in several foreign jurisdictions. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in each jurisdiction. We recognize a future tax benefit to the extent that realization of such benefit is more likely than not on a jurisdiction-by-jurisdiction basis; otherwise, a valuation allowance is applied. In order to realize the benefit of our deferred tax assets, we will need to generate sufficient taxable income in the future in each of the jurisdictions which have these deferred tax assets. However, the assessment as to whether there will be sufficient taxable income in a jurisdiction to realize our net deferred tax assets in that jurisdiction is an estimate which could change in the future depending primarily upon the actual performance of our Company. We will be required to continually evaluate the more likely than not assessment that our net deferred tax assets will be realized, and if operating results deteriorate in a particular jurisdiction, we may need to record a valuation allowance for all or a portion of our deferred tax assets through a charge to our income tax benefit (provision). As of March 31, 2025, we maintained a valuation allowance of $686.6 million against certain U.S. and foreign deferred tax assets that may not be realized on a more likely than not basis.

Our effective tax rates differ from the U.S. federal statutory income tax rate and is affected by many factors, including the overall level of income (loss) before taxes and its mix across the jurisdictions in which conduct operations, any changes in tax laws and regulations, changes in valuation allowances against our deferred tax assets, changes in unrecognized tax benefits, tax planning strategies available to us, and other discrete items.

For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its non-U.S. operations historically were included in the income tax returns of Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis for the periods prior to the Business Combination to be reasonable.

For periods following the Business Combination (including the period from May 14, 2024, through March 31, 2025), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any. Following the Business Combination, certain tax attributes (including U.S. federal net operating losses) were statutorily allocated from Lionsgate to the legal entities comprising the Studio Business, and were available for use.

Recent Accounting Pronouncements

See Note 1 to the consolidated financial statements of Lionsgate Studios for a discussion of recent accounting guidance.

RESULTS OF OPERATIONS

Fiscal 2025 Compared to Fiscal 2024

Consolidated Results of Operations

The following table sets forth our consolidated results of operations for the fiscal years ended March 31, 2025 and 2024. Due to the acquisition of eOne, fiscal 2024 includes the results of operations of eOne from the acquisition date of December 27, 2023, see Note 3 to our consolidated financial statements for further details.

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Revenues
Studio Business
Motion Picture(1)	$1,589.7	$1,656.3	$(66.6)	(4.0)%
Television Production(2)	1,605.8	1,330.1	275.7	20.7%

Total revenues	3,195.5	2,986.4	209.1	7.0%
Expenses:
Direct operating	2,210.0	1,886.7	323.3	17.1%
Distribution and marketing	395.9	462.3	(66.4)	(14.4)%
General and administration	344.6	349.2	(4.6)	(1.3)%
Depreciation and amortization	17.8	15.6	2.2	14.1%
Restructuring and other	102.6	132.9	(30.3)	(22.8)%

Total expenses	3,070.9	2,846.7	224.2	7.9%

Operating income	124.6	139.7	(15.1)	(10.8)%
Interest expense	(242.5)	(222.5)	(20.0)	9.0%
Interest and other income	14.8	19.2	(4.4)	(22.9)%
Other gains (losses), net	(11.8)	(20.0)	8.2	(41.0)%
Loss on extinguishment of debt	(1.8)	(1.3)	(0.5)	38.5%
Gain on investments, net	—	3.5	(3.5)	(100.0)%
Equity interests income	4.3	8.7	(4.4)	(50.6)%

Loss before income taxes	(112.4)	(72.7)	(39.7)	54.6%
Income tax provision	(14.5)	(34.2)	19.7	(57.6)%

Net loss	(126.9)	(106.9)	(20.0)	18.7%
Less: Net loss (income) attributable to noncontrolling interests	(1.6)	13.4	(15.0)	(111.9)%

Net loss attributable to Lionsgate Studios Corp. shareholders	$(128.5)	$(93.5)	$(35.0)	37.4%

(1)

Motion Picture revenues for the fiscal years ended March 31, 2025 and 2024, includes $203.3 million and $128.2 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)

Television Production revenues for the fiscal years ended March 31, 2025 and 2024, includes $416.4 million and $417.7 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

Revenues. Consolidated revenues increased $209.1 million in fiscal 2025. Revenues for fiscal 2025 included approximately $591.9 million from eOne (reflecting a full fiscal year of revenues from eOne), as compared to approximately $113.8 million in fiscal 2024, reflecting revenues from the acquisition date of December 27, 2023.

Motion Picture revenue decreased $66.6 million in fiscal 2025 due to lower home entertainment and theatrical revenue primarily due to revenue in fiscal 2024 from John Wick: Chapter 4 and The Hunger Games: The Ballad of Songbirds & Snakes, offset by increased international and television revenue. Motion Picture revenues for fiscal 2025 included approximately $123.4 million of revenues from eOne, as compared to approximately $19.5 million in fiscal 2024 from the acquisition date of December 27, 2023. Motion Picture revenue included $203.3 million of revenue from licensing Motion Picture segment product to the Starz Business, representing an increase of $75.1 million from fiscal 2024.

Television Production revenue increased $275.7 million due to increased domestic television revenue reflecting the inclusion of a full fiscal year of revenues from eOne in fiscal 2025, as well as increased other, and international revenue, which was partially offset by lower home entertainment digital revenue. Television Production revenues for fiscal 2025 included approximately $468.5 million of revenues from eOne, as compared to approximately $94.3 million in fiscal 2024 from the acquisition date of December 27, 2023. Television Production revenue included $416.4 million of revenue from licensing Television Production segment product to the Starz Business, representing a decrease of $1.3 million from fiscal 2024.

See further discussion in the Segment Results of Operations section below.

Direct Operating Expenses. Direct operating expenses by segment were as follows for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,
	2025		2024		Change
	Amount	% of Segment Revenues	Amount	% of Segment Revenues	Amount	Percent
	(Amounts in millions)
Direct operating expenses
Motion Picture	$824.2	51.8%	$796.0	48.1%	$28.2	3.5%
Television Production	1,369.3	85.3%	1,090.1	82.0%	279.2	25.6%
Other	16.5	nm	0.6	nm	15.9	nm

	$2,210.0	69.2%	$1,886.7	63.2%	$323.3	17.1%

nm - Percentage not meaningful.

Direct operating expenses increased in fiscal 2025, due to higher direct operating expenses of the Television Production segment due to increased revenues from Television Production and higher direct operating expenses as a percentage of revenue of the Motion Picture segment driven by the performance and costs of the titles released during the fiscal year, in particular, Borderlands, which resulted in higher direct operating cost in relation to revenue. See further discussion in the Segment Results of Operations section below.

Other. Other direct operating expense in fiscal 2025 includes rent cost for production facilities that were unutilized as a result of the industry strikes amounting to $18.6 million, which was not allocated to the segments, and is included in direct operating expense. In addition, other direct operating expense in fiscal 2025 and 2024 includes COVID related charges, if any, net of insurance recoveries.

Distribution and Marketing Expenses. Distribution and marketing expenses by segment were as follows for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Distribution and marketing expenses
Motion Picture	$357.8	$427.0	$(69.2)	(16.2)%
Television Production	38.1	35.3	2.8	7.9%

	$395.9	$462.3	$(66.4)	(14.4)%

U.S. theatrical P&A and Premium VOD expense included in Motion Picture distribution and marketing expense	$231.7	$277.7	$(46.0)	(16.6)%

Distribution and marketing expenses decreased in fiscal 2025 and primarily reflects lower Motion Picture theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2025, and lower Motion Picture home entertainment distribution and marketing expense. See further discussion in the Segment Results of Operations section below.

General and Administrative Expenses. General and administrative expenses by segment were as follows for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,				Change
	2025	% of Revenues	2024	% of Revenues	Amount	Percent
	(Amounts in millions)
General and administrative expenses
Motion Picture	$100.1		$113.9		$(13.8)	(12.1)%
Television Production	61.9		57.9		4.0	6.9%
Corporate allocations from Lionsgate, excluding allocation of share-based compensation expense	120.9		110.6		10.3	9.3%
Share-based compensation expense	53.0		54.8		(1.8)	(3.3)%
Purchase accounting and related adjustments	8.7		12.0		(3.3)	(27.5)%

Total general and administrative expenses	$344.6	10.8%	$349.2	11.7%	$(4.6)	(1.3)%

General and administrative expenses decreased in fiscal 2025, resulting from decreased Motion Picture general and administrative expenses, purchase accounting and related adjustments and share-based compensation expense, partially offset by increased corporate general and administrative expenses and Television Production general and administrative expenses. Studio Business general and administrative expenses for fiscal 2025 included approximately $23.8 million from eOne, as compared to approximately $7.5 million in fiscal 2024 from the acquisition date of December 27, 2023. See further discussion in the Segment Results of Operations section below.

As discussed in Components of Results of Operations, following the Studio Separation, the Shared Services Agreement facilitates the allocation of substantially all corporate general and administrative expenses to the Company. For periods prior to the Studio Separation, the Company has been allocated a portion of Lionsgate’s total corporate expenses which are included in general and administrative expenses. Corporate general and administrative expenses increased approximately $10.3 million, or 9.3%, primarily due to increases in professional fees and salaries and related expenses and corporate general and administrative expenses from eOne. Corporate general and administrative expenses for fiscal 2025 included approximately $12.0 million from eOne, as compared to approximately $4.0 million in fiscal 2024 from the acquisition date of December 27, 2023.

Certain of our employees participate in the share-based compensation plans sponsored by Lionsgate. For periods prior to the Studio Separation, Lionsgate share-based compensation awards granted to employees of the Company were reflected in parent net investment within the consolidated statements of equity (deficit) at the time they are expensed in the consolidated statements of operations. The following table presents share-based compensation expense by financial statement line item:

	Year Ended March 31,
	2025	2024
	(Amounts in millions)
Share-based compensation is comprised of:
Studio employee share-based compensation expense	$29.1	$39.8
Allocation of Lionsgate corporate and shared employee share-based compensation expense	23.9	15.0

Total share-based compensation included in general and administrative expense	53.0	54.8
Restructuring and other(1)	4.9	7.7

Total share-based compensation expense	$57.9	$62.5

(1)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

Purchase accounting and related adjustments in fiscal 2025 and 2024 include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment. Amounts in fiscal 2024 also include the non-cash charge for the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment. These amounts are accounted for as compensation and are included in general and administrative expense. The noncontrolling equity interests in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment. Purchase accounting and related adjustments decreased $3.3 million, or 27.5%, primarily due to lower noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment of $2.0 million associated with a lower noncontrolling interest ownership percentage as a result of our acquisition of an additional interest in 3 Arts Entertainment (see Note 12 to our consolidated financial statements). In addition, purchase accounting and related adjustments decreased due to lower amortization of the recoupable portion of the purchase price of 3 Arts Entertainment of $1.3 million, due to the amortization period ending in May 2023.

Depreciation and Amortization Expense. Depreciation and amortization of $17.8 million for fiscal 2025 increased $2.2 million from $15.6 million in fiscal 2024.

Restructuring and Other. Restructuring and other decreased $30.3 million in fiscal 2025 as compared to fiscal 2024, and includes restructuring and severance costs and certain transaction and other costs, when applicable. Restructuring and other costs were as follows for the three months ended March 31, 2025 and 2024 (see Note 16 to our consolidated financial statements):

	Year Ended March 31		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Restructuring and other:
Content and other impairments(1)	$26.1	$12.8	$13.3	103.9%
Severance(2)	37.0	35.2	1.8	5.1%
Transaction and other costs(3)	39.5	84.9	(45.4)	(53.5)%

	$102.6	$132.9	$(30.3)	(22.8)%

(1)

Amounts in the fiscal year ended March 31, 2025 include content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. In addition, amounts in the fiscal year ended March 31, 2025 also include impairments of certain operating lease rightof- use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne. Content and other impairments in the fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

(2)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. In fiscal 2025, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in fiscal 2025. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)

Transaction and other costs in the fiscal years ended March 31, 2025 and 2024 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In fiscal 2025 and fiscal 2024, amounts include costs associated with the separation of the Starz Business from the Studio Business, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed (see Note 12 to our consolidated financial statements for further information). In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity.

Interest Expense. Interest expense of $242.5 million in fiscal 2025 increased $20.0 million from fiscal 2024 due to higher average balances on variable rate corporate debt and a smaller benefit from the interest rate swaps, partially offset by lower average balances on film related obligations and slightly lower average interest rates. The following table sets forth the components of interest expense for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,
	2025	2024
	(Amounts in millions)
Interest Expense
Cash Based:
Revolving credit facility(1)	$56.3	$43.0
Term loans(1)	50.4	90.6
IP credit facilities(2)	43.1	—
Other(3)	69.0	63.8

	218.8	197.4
Amortization of debt issuance costs and other non-cash interest(4)	23.7	25.1

Total interest expense	$242.5	$222.5

(1)

Prior to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B). Subsequent to the Studio Separation, amounts reflect interest attributable to borrowings outstanding under the Company’s Intercompany Note with LGCH (see Note 8).

(2)	IP credit facility interest expense includes interest expense associated with the eOne IP Credit Facility and the LG IP Credit Facility.
(3)

Other interest expense includes payments associated with certain film related obligations (Production Tax Credit Facility, Film Library Facility, Backlog Facility and other, see Note 9 to our consolidated financial statements), and payments and receipts associated with the Company’s interest rate swaps (see Note 19 to our consolidated financial statements).

(4)

Amounts include the amortization of unrealized losses in accumulated other comprehensive income (loss) related to de-designated interest rate swaps which are being amortized to interest expense (see Note 19 to our consolidated financial statements).

Interest and Other Income. Interest and other income of $14.8 million for the fiscal year ended March 31, 2025 decreased as compared to interest and other income of $19.2 million for the fiscal year ended March 31, 2024 due to certain insurance recoveries that occurred in fiscal 2024.

Other Losses, net. Other losses, net of $11.8 million for fiscal 2025 decreased as compared to other losses, net of $20.0 million for fiscal 2024. The decrease is due to lower losses recorded related to our monetization of accounts receivable programs in the fiscal year ended March 31, 2025 as compared to the fiscal year ended March 31, 2024 (see Note 20 to our consolidated financial statements) and foreign currency gains in the fiscal year ended March 31, 2025.

Loss on Extinguishment of Debt. Loss on extinguishment of debt of $1.8 million for fiscal 2025 related to the write-off of debt issuance costs associated with the September 2024 and November 2024 voluntary prepayment of $605.1 million principal amount of the LGTV Term Loan B, and the May 2024 voluntary prepayment of $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B. See Note 8 to our consolidated financial statements.

Loss on extinguishment of debt of $1.3 million for fiscal 2024 is due to the write-off of issuance costs associated with the early prepayment of certain production loans.

Gain on Investments, net. Gain on investments, net was nil for fiscal 2025, as compared to gain on investments, net of $3.5 million for fiscal 2024 related to other investments.

Equity Interests Income. Equity interests income of $4.3 million in fiscal 2025 compared to equity interests income of $8.7 million in fiscal 2024 due to a gain in fiscal 2024 related to the sale of an equity method investee, partially offset by higher income generated in fiscal 2025 by our equity method investees.

Income Tax Provision. We had an income tax provision of $14.5 million in fiscal 2025, compared to an income tax provision of $34.2 million in fiscal 2024. Our income tax provision differs from the U.S. federal statutory income tax rate of 21% multiplied by income (loss) before taxes due to the mix of our earnings across the various jurisdictions in which our operations are conducted, changes in valuation allowances against our deferred tax assets and certain minimum income and foreign withholding taxes. In connection with the Business Combination, certain tax attributes (including significant U.S. federal net operating losses (“NOLs”)) were statutorily allocated from Lionsgate to the legal entities comprising the Studio Business. The utilization of these tax attributes (particularly the U.S. federal NOL) for the fiscal year ended March 31, 2025, attributed to the reduction in income tax expense in comparison to the prior year.

Net Loss Attributable to Lionsgate Studios Corp. Shareholders. Net loss attributable to our shareholders for the fiscal year ended March 31, 2025 was $128.5 million, or basic and diluted net loss per common share of $0.43 on 284.6 million weighted average common shares outstanding. This compares to net loss attributable to our shareholders for the fiscal year ended March 31, 2024 of $93.5 million, or basic and diluted net loss per common share of $0.42 on 253.4 million weighted average common shares outstanding.

Segment Results of Operations and Non-GAAP Measures

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as segment revenues, less segment direct operating and segment distribution and marketing expense, less segment general and administration expenses. Segment profit and total segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain benefits related to the COVID-19 global pandemic, unallocated rent cost and purchase accounting and related adjustments. Segment profit is a GAAP financial measure and is disclosed in Note 17 to our consolidated financial statements.

We also present below our total segment profit for all of our segments. Total segment profit, when presented outside of the segment information and reconciliations included in Note 17 to our consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. We use this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of our business.

The Company believes the presentation of total segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by the Company’s management and enables them to understand the fundamental performance of the Company’s businesses before non-operating items. Total segment profit is considered an important measure of the Company’s performance because it reflects the aggregate profit contribution from the Company’s segments and represents a measure, consistent with our segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by the Company may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

The following table reconciles the GAAP measure, operating income (loss), to the non-GAAP measure, total segment profit, for the fiscal years ended March 31, 2025 and 2024. In addition, each of segment direct operating expense, distribution and marketing expense and general and administrative expense is reconciled to the respective line items presented in the GAAP-based statement of operations in the preceding section of the Management’s Discussion and Analysis of Financial Condition and Results of Operations which discusses consolidated results of operations.

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Operating income	$124.6	$139.7	$(15.1)	(10.8)%
Corporate general and administrative expense allocations from Lionsgate, excluding allocation of share-based compensation expense	120.9	110.6	10.3	9.3%
Adjusted depreciation and amortization	13.6	10.5	3.1	29.5%
Restructuring and other	102.6	132.9	(30.3)	(22.8)%
COVID-19 related benefit	(2.1)	(0.9)	(1.2)	133.3%
Content charges	—	1.5	(1.5)	(100.0)%
Unallocated rent cost included in direct operating expense	18.6	—	18.6	n/a
Adjusted share-based compensation expense	53.0	54.8	(1.8)	(3.3)%
Purchase accounting and related adjustments	12.9	17.1	(4.2)	(24.6)%

Total segment profit	$444.1	$466.2	$(22.1)	(4.7)%

See Note 17 to our consolidated financial statements for further information on the reconciling line items above, and for reconciliations of depreciation and amortization and share-based compensation expense as presented on our consolidated statements of operations to adjusted depreciation and amortization and adjusted share-based compensation expense, respectively, as presented in the line items above.

The table below sets forth the revenues and segment profit by segment:

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Revenue
Motion Picture	$1,589.7	$1,656.3	$(66.6)	(4.0)%
Television Production	1,605.8	1,330.1	275.7	20.7%

	$3,195.5	$2,986.4	$209.1	7.0%

Segment Profit
Motion Picture	$307.6	$319.4	$(11.8)	(3.7)%
Television Production	136.5	146.8	(10.3)	(7.0)%

Total Segment Profit	$444.1	$466.2	$(22.1)	(4.7)%

See the following discussion for further detail of our individual segments.

Motion Picture

The table below sets forth Motion Picture gross contribution and segment profit for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Motion Picture Segment:
Revenue	$1,589.7	$1,656.3	$(66.6)	(4.0)%
Expenses:
Direct operating expense	824.2	796.0	28.2	3.5%
Distribution & marketing expense	357.8	427.0	(69.2)	(16.2)%

Gross contribution	407.7	433.3	(25.6)	(5.9)%
General and administrative expenses	100.1	113.9	(13.8)	(12.1)%

Segment profit	$307.6	$319.4	$(11.8)	(3.7)%

U.S. theatrical P&A and Premium VOD expense included in distribution and marketing expense	$231.7	$277.7	$(46.0)	(16.6)%
Direct operating expense as a percentage of revenue	51.8%	48.1%
Gross contribution as a percentage of revenue	25.6%	26.2%

Revenue. The table below sets forth Motion Picture revenue by media and product category for the fiscal years ended March 31, 2025 and 2024. Motion Picture revenues for fiscal 2025 included approximately $123.4 million of revenues from eOne, as compared to approximately $19.5 million of revenues from eOne in fiscal 2024 from the acquisition date of December 27, 2023.

	Year Ended March 31,
	2025			2024
	New Lionsgate Original Releases(1)	Other Film(2)	Total	New Lionsgate Original Releases(1)	Other Film(2)	Total	Total Increase (Decrease)
	(Amounts in millions)
Motion Picture Revenue
Theatrical	$149.3	$4.8	$154.1	$222.4	$4.1	$226.5	$(72.4)
Home Entertainment
Digital Media	397.9	200.3	598.2	459.7	192.6	652.3	(54.1)
Packaged Media	38.4	21.6	60.0	57.3	26.7	84.0	(24.0)

Total Home Entertainment	436.3	221.9	658.2	517.0	219.3	736.3	(78.1)
Television	311.2	36.1	347.3	240.5	33.9	274.4	72.9
International	319.7	81.8	401.5	332.9	58.1	391.0	10.5
Other	11.6	17.0	28.6	19.8	8.3	28.1	0.5

	$1,228.1	$361.6	$1,589.7	$1,332.6	$323.7	$1,656.3	$(66.6)

(1)

New Lionsgate Original Releases: Includes titles originally planned for a wide theatrical release by Lionsgate, including titles that have changed from a planned wide theatrical release to an initial direct-to-streaming release. These releases include films developed and produced in-house, films co-developed and co-produced and films acquired or licensed from third parties. In addition, New Lionsgate Original Releases also includes multi-platform and direct-to-platform motion pictures originally released or licensed by Lionsgate, and the licensing of our original release motion picture content to other ancillary markets (location-based entertainment, games, etc.).

(2)

Other Film: Includes acquired and licensed brands and libraries originally released by other parties such as third-party library product, including our titles released by acquired companies prior to our acquisition of the company (i.e., Summit Entertainment library), and titles released with our equity method investees, Roadside Attractions and Pantelion Films, and other titles.

Theatrical revenue decreased $72.4 million in fiscal 2025, as compared to fiscal 2024 primarily due to a decrease of $73.1 million from New Lionsgate Original Releases due to significant revenue in fiscal 2024 from The Hunger Games: The Ballad of Songbirds & Snakes and John Wick: Chapter 4, partially offset by the performance of the fiscal 2025 theatrical slate titles released and from the direct-to-platform release, Another Simple Favor.

Home entertainment revenue decreased $78.1 million, or 10.6%, in fiscal 2025, as compared to fiscal 2024, due to lower digital media revenue and packaged media revenue of $54.1 million and $24.0 million, respectively, primarily due to decreases from New Lionsgate Original Releases. Digital media revenue and packaged media revenue from New Lionsgate Original Releases declined $61.8 million and $18.9 million, respectively, due to lower revenue in fiscal 2025 from our fiscal 2024 theatrical slate titles, as compared to the revenue in fiscal 2024 from our fiscal 2023 theatrical slate titles, and in particular John Wick: Chapter 4, and revenue in fiscal 2024 from titles in The Hunger Games franchise. These decreases were partially offset by increased digital media revenue in fiscal 2025 from direct-to-platform and multi-platform releases.

Television revenue increased $72.9 million, or 26.6%, in fiscal 2025, as compared to fiscal 2024 due to an increase from New Lionsgate Original Releases of $70.7 million due to higher revenue generated from our fiscal 2025 and 2024 theatrical slate titles with television windows opening in fiscal 2025 as compared to the revenue from our fiscal 2024 and fiscal 2023 theatrical slate titles with television windows opening in fiscal 2024, and higher revenue generated from our multi-platform and direct-to-platform releases with television windows opening in fiscal 2025.

International revenue increased $10.5 million, or 2.7% in fiscal 2025, as compared to fiscal 2024 due to an increase from Other Film of $23.7 million from our acquired library titles, partially offset by a decrease from New Lionsgate Original Releases of $13.2 million. The decrease from New Lionsgate Original Releases of $13.2 million reflected lower revenue from our theatrical slate titles due to revenue in fiscal 2024 for The Hunger Games: The Ballad of Songbirds & Snakes and John Wick: Chapter 4, which was partially offset by higher revenue from multi-platform releases.

Direct Operating Expense. The increase in direct operating expenses is due to higher direct operating expenses as a percentage of revenue driven by the performance and costs of the titles released during the fiscal year 2025, in particular, Borderlands, which resulted in higher direct operating cost in relation to revenue. Investment in film write-downs included in Motion Picture segment direct operating expense in fiscal 2025 were $19.7 million, as compared to $34.6 million in fiscal 2024.

Distribution and Marketing Expense. The decrease in distribution and marketing expense in fiscal 2025 is due to lower theatrical P&A and Premium VOD expense associated with the theatrical slate releases in fiscal 2025, and lower home entertainment distribution and marketing expense. In the fiscal year ended March 31, 2025 approximately $23.4 million of P&A and Premium VOD expense was incurred in advance for films to be released in subsequent quarters, compared to approximately $26.2 million in the fiscal year ended March 31, 2024. We expect Motion Picture distribution and marketing expense in fiscal 2026 to increase as compared to fiscal 2025.

Gross Contribution. Gross contribution of the Motion Picture segment for fiscal 2025 decreased as compared to fiscal 2024 due to the negative contribution of the theatrical slate titles released in fiscal 2025, including Borderlands, as a result of higher direct operating expense as a percentage of revenue, and lower Motion Picture revenue. These decreases in gross contribution were partially offset by lower Motion Picture distribution and marketing expense.

General and Administrative Expense. General and administrative expenses of the Motion Picture segment decreased $13.8 million, or 12.1%, primarily due to a decrease in incentive based compensation, partially offset by an increase in salaries and related expenses.

Television Production

The table below sets forth Television Production gross contribution and segment profit for the fiscal years ended March 31, 2025 and 2024:

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Television Production Segment:
Revenue	$1,605.8	$1,330.1	$275.7	20.7%
Expenses:
Direct operating expense	1,369.3	1,090.1	279.2	25.6%
Distribution & marketing expense	38.1	35.3	2.8	7.9%

Gross contribution	198.4	204.7	(6.3)	(3.1)%
General and administrative expenses	61.9	57.9	4.0	6.9%

Segment profit	$136.5	$146.8	$(10.3)	(7.0)%

Direct operating expense as a percentage of revenue	85.3%	82.0%
Gross contribution as a percentage of revenue	12.4%	15.4%

Revenue. The table below sets forth Television Production revenue and changes in revenue by media for the fiscal years ended March 31, 2025 and 2024. Television Production revenues for fiscal 2025 included approximately $468.5 million of revenues from eOne, as compared to approximately $94.3 million of revenues from eOne in fiscal 2024 from the acquisition date of December 27, 2023.

	Year Ended March 31,		Change
	2025	2024	Amount	Percent
	(Amounts in millions)
Television Production
Television	$1,069.4	$788.5	$280.9	35.6%
International	248.2	228.8	19.4	8.5%
Home Entertainment
Digital	184.0	240.6	(56.6)	(23.5)%
Packaged Media	4.1	2.0	2.1	105.0%

Total Home Entertainment	188.1	242.6	(54.5)	(22.5)%
Other	100.1	70.2	29.9	42.6%

	$1,605.8	$1,330.1	$275.7	20.7%

The primary component of Television Production revenue is domestic television revenue. Domestic television revenue increased $280.9 million, or 35.6% in fiscal 2025 as compared to fiscal 2024, primarily due to an increase of approximately $289.3 million for revenues from eOne, due to the inclusion of revenue for the full fiscal period as compared to fiscal 2024 reflecting revenues from the acquisition date of December 27, 2023 and an increase of $82.0 million from revenues from the licensing of Starz original series to Starz Networks. These increases were partially offset by decreases from other third-party domestic television revenue due to significant revenue in fiscal 2024 from The Continental and lower revenue from reality television programs.

International revenue in fiscal 2025 increased $19.4 million, or 8.5% as compared to fiscal 2024 due to an increase of approximately $55.1 million for revenues from eOne in fiscal 2025, partially offset by a decrease of $36.6 million from revenues from the licensing of Starz original series to Starz Networks.

Home entertainment revenue in fiscal 2025 decreased $54.5 million, or 22.5% as compared to fiscal 2024 due to lower revenues of $47.0 million from the licensing of Starz original series to Starz Networks, and lower third-party digital media revenues. The decrease in third-party digital media revenues reflects significant revenue in fiscal 2024 for The Continental, offset by revenue in fiscal 2025 from The Chosen series and an increase of $25.1 million from revenues from eOne.

Other revenue in fiscal 2025 increased $29.9 million, or 42.6% as compared to fiscal 2024, primarily due to increased revenue from 3 Arts Entertainment, which is generated from commissions and executive producer fees earned related to talent management and an increase in eOne revenue.

Direct Operating Expense. Direct operating expense of the Television Production segment in fiscal 2025 increased $279.2 million, or 25.6%, due to the increase in Television Production revenues. Direct operating expenses as a percentage of television production revenue increased primarily due to the mix of titles generating revenue in fiscal 2025 as compared to fiscal 2024, and in particular, fiscal 2024 included significant revenue from The Continental which has a lower amortization rate as compared to fiscal 2025. Investment in film and television programs write-downs included in Television Production segment direct operating expense in fiscal 2025 were $6.7 million as compared to $8.4 million in fiscal 2024.

Gross Contribution. Gross contribution of the Television Production segment for fiscal 2025 decreased by $6.3 million as compared to fiscal 2024, due to increased television production revenue, partially offset by higher direct operating expenses as a percentage of television production revenue.

General and Administrative Expense. General and administrative expenses of the Television Production segment increased $4.0 million, or 6.9%. Television Production general and administrative expenses for fiscal 2025 included an increase of $19.8 million from eOne, and an increase in professional fees, partially offset by a decrease in incentive based compensation.

Liquidity and Capital Resources

Sources of Cash

Our liquidity and capital requirements in fiscal 2025 were provided principally through cash generated from operations, our Intercompany Note, Intercompany Revolver, eOne IP Credit Facility, LG IP Credit Facility, our film related obligations (as further discussed below), the monetization of trade accounts receivable and prior to the Studio Separation, Lionsgate’s Senior Credit Facilities and parent net investments. Prior to the Studio Separation, from time to time, sources of cash also included cash generated from the Starz Business and contributed to the Studio Business through parent net investment.

As discussed in Studio Separation and Business Combination, on May 13, 2024, Lionsgate consummated the transactions contemplated by the Business Combination which, in addition to establishing the Studio Business as a standalone publicly traded entity, resulted in approximately $330.0 million of gross proceeds, including $254.3 million in PIPE financing. Shortly after the closing of the Business Combination, approximately $299.0 million was transferred to a wholly-owned subsidiary of Lionsgate in partial repayment of the Intercompany Note described below.

As discussed in Starz Separation, on May 6, 2025 the Starz Separation was completed and as a result the pre-transaction shareholders of Lionsgate own shares in two separately traded public companies: (1) New

Lionsgate, which was renamed “Lionsgate Studios Corp.” and holds, directly and through subsidiaries, the Studio Business previously held by Lionsgate, and is owned by Lionsgate shareholders and LG Studios shareholders, and (2) Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Lionsgate.

In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Lionsgate credit and guarantee agreement dated December 8, 2016, as amended (the “Lionsgate Credit Agreement”), were repaid in full and all commitments thereunder were terminated and all outstanding obligations in respect of principal, interest and fees under the Intercompany Note and Intercompany Revolver were repaid in full and all commitments thereunder were terminated. New Lionsgate entered into a new credit agreement (the “New Lionsgate Credit Agreement”) which provides for an $800.0 million senior secured revolving credit facility. New Lionsgate also assumed the Exchange Notes and pursuant to the terms thereof, New Lionsgate assumed and agreed to perform as primary obligor all obligations of the initial issuer under the Exchange Notes and the initial issuer, a wholly-owned subsidiary of Starz Entertainment Corp. was released and discharged.

As of March 31, 2025 we had cash and cash equivalents of $205.7 million.

Corporate Debt

Our corporate debt at March 31, 2025, excluding film related obligations discussed further below, consisted of the following:

Intercompany Note: In connection with the Studio Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Lionsgate (“LGCH”), which is not a consolidated subsidiary of LG Studios, as lender, entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”), as borrower and assuming party.

The Intercompany Note at March 31, 2025, excluding the Intercompany Revolver and film related obligations discussed further below, consisted of the following:

•

LGTV Revolver. We had a $1.1 billion revolving credit facility (with no amounts outstanding at March 31, 2025) due April 2026 (the “LGTV Revolver”). We maintained significant availability under our LGTV Revolver, which was used to meet our short-term liquidity requirements, and could also be used for longer term liquidity requirements.

•	LGTV Term Loan A. We had a term loan A facility due April 2026 (the “LGTV Term Loan A”), with $314.4 million outstanding at March 31, 2025.

In November 2024, the Company paid in full the term loan B facility due March 2025 (the “LGTV Term Loan B”, and, together with the LGTV Revolving Credit Facility and the LGTV Term Loan A, the “Intercompany Note”).

Upon completion of the Starz Separation, the outstanding obligations of the LGTV Revolver and LGTV Term Loan A were repaid in full, see Note 22 to our audited consolidated financial statements.

Intercompany Revolver: In connection with the Studio Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Lionsgate (“LGCH1”) entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time provided that the net amount owing by one party to the other at any particular time may not exceed

$150.0 million. There was $81.6 million outstanding and due to LGCH1 at March 31, 2025. Upon completion of the Starz Separation, the outstanding obligations of the Intercompany Revolver were repaid in full, see Note 22 to our consolidated financial statements.

eOne IP Credit Facility: In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries, with $323.0 million outstanding as of March 31, 2025. The eOne IP Credit Facility matures on July 3, 2029.

LG IP Credit Facility: In September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million, and in March 2025, the Company closed an amendment which increased the maximum principal amount of the LG IP Credit Facility to $1.0 billion, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. As of March 31, 2025, $978.8 million was outstanding under the LG IP Credit Facility. The LG IP Credit Facility matures on September 30, 2029.

Lionsgate Exchange Notes and Existing Notes: As discussed in Note 8 to our consolidated financial statements, on May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Lionsgate, which is not a consolidated subsidiary of LG Studios, issued $389.9 million aggregate principal amount of the 5.5% senior notes due 2029 (the “Exchange Notes”). The Exchange Notes were exchanged by Lionsgate for an equivalent amount of Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the Starz Separation. The successor issuer thereunder may redeem the Exchange Notes, in whole at any time, or in part from time to time, prior to or on and after the Separation Closing Date, as defined in the indenture governing the Exchange Notes, at certain specified redemption prices set forth in the indenture governing the Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and Existing Notes. Upon completion of the Starz Separation, the Exchange Notes became obligations of New Lionsgate. See Note 22 to our consolidated financial statements for further discussion of the impact of the Starz Separation.

See Note 8 to our consolidated financial statements for a discussion of our corporate debt.

Film Related Obligations

We utilize our film related obligations to fund our film and television productions. Our film related obligations at March 31, 2025 include the following:

•

Production Loans: Production loans represent individual and multi-title loans for the production of film and television programs that we produce or license. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis. At March 31, 2025, there was $1,395.4 million outstanding of production loans.

•

Production Tax Credit Facility: At March 31, 2025, we had a $280.0 million non-recourse senior secured revolving credit facility due January 2028 based on collateral consisting solely of certain of the Company’s tax credit receivables (the “Production Tax Credit Facility”). As of March 31, 2025, tax credit receivables amounting to $357.8 million represented collateral related to the Production Tax Credit Facility. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. At March 31, 2025 there was $280.0 million outstanding under the Production Tax Credit Facility. In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million.

•

Film Library Facility: In July 2021, as amended in September 2022, certain of our subsidiaries entered into a senior secured amortizing term credit facility due July 2027 (the “Film Library Facility”) based on the collateral consisting solely of certain of our rights in certain acquired library titles, including the Spyglass and other recently acquired libraries. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. At March 31, 2025 there was $75.9 million, outstanding under the Film Library Facility.

•	Backlog Facility and Other:

•

Backlog Facility. In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. As of March 31, 2025, the maximum principal amount of the Backlog Facility was $175.0 million, subject to the amount of eligible collateral contributed to the facility. In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years and 90 days after the revolving period ends, currently August 28, 2027. As of March 31, 2025 there was $135.7 million outstanding under the Backlog Facility.

•

Other. The Company has other loans which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2025, there was $103.2 million outstanding under the “other” loans, with contractual repayment dates in July 2025 and October 2025. As of March 31, 2025, accounts receivable amounting to $36.2 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2025 amounting to $86.1 million represented collateral related to the “other” loans.

See Note 9 to our consolidated financial statements for a discussion of our film related obligations.

Accounts Receivable Monetization and Governmental Incentives

Our accounts receivable monetization programs include individual agreements to monetize certain of our trade accounts receivable directly with third-party purchasers and previously have included a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions.

In addition, we utilize governmental incentives, programs and other structures from states and foreign countries (e.g., sales tax refunds, transferable tax credits, refundable tax credits, low interest loans, direct subsidies or cash rebates, calculated based on the amount of money spent in the particular jurisdiction in connection with the production) to fund our film and television productions and reduce financial risk.

See Note 20 to our consolidated financial statements for our accounts receivable monetization programs and our tax credit receivables.

Uses of Cash

Our principal uses of cash in operations include the funding of film and television productions, film rights acquisitions, the distribution and marketing of films and television programs, and general and administrative expenses. We also use cash for debt service (i.e. principal and interest payments) requirements, equity method or other equity investments, capital expenditures, and acquisitions of or investment in businesses.

In addition, the Company has a redeemable noncontrolling interest balance of $93.7 million as of March 31, 2025, related to 3 Arts Entertainment, and $90.7 million included in other liabilities- non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest which may require the use of cash in the event the holders of the noncontrolling interests require the Company to repurchase their interests (see Note 12 to our consolidated financial statements).

We may from time to time seek to retire or purchase or refinance our outstanding debt through cash purchases, and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, refinancings, or otherwise. Such repurchases or exchanges or refinancings, if any, will depend on prevailing market conditions, our liquidity requirements, our assessment of opportunities to lower interest expense, contractual restrictions and other factors, and such repurchases or exchanges could result in a charge from the early extinguishment of debt. The amounts involved may be material.

Anticipated Cash Requirements. The nature of our business is such that significant initial expenditures are required to produce, acquire, distribute and market films and television programs, while revenues from these films and television programs are earned over an extended period of time after their completion or acquisition. In addition to the cash requirements of any potential future redemption of our noncontrolling interests as discussed above, which we may fund with a combination of cash on hand, borrowings under our line of credit and/ or new financing arrangements, we have other anticipated cash requirements outside of our normal operations.

In the short-term, we currently expect that our cash requirements for productions will be consistent and our marketing spend will increase in fiscal 2026 as compared to fiscal 2025.

However, we currently believe that cash flow from operations, cash on hand, the New Lionsgate Credit Agreement, the monetization of trade accounts receivable, tax-efficient financing, the availability from other financing obligations and available production or intellectual property financing, will be adequate to meet known operational cash and debt service (i.e. principal and interest payments) requirements for the next 12 months and beyond, including the funding of future film and television production and theatrical and home entertainment release schedules, and future equity method or other investment funding requirements. We monitor our cash flow liquidity, availability, fixed charge coverage, capital base, film spending and leverage ratios with the long-term goal of maintaining our credit worthiness.

Our current financing strategy is to fund operations and to leverage investment in films and television programs in the short-term and long-term, through our cash flow from operations, our revolving credit facility, eOne IP Credit Facility, LG IP Credit Facility, production loans, government incentive programs, the monetization of trade accounts receivable, our Production Tax Credit Facility, our Film Library Facility, our Backlog Facility, and other obligations. In addition, we may acquire businesses or assets, including individual films or libraries that are complementary to our business. Any such transaction could be financed through our cash flow from operations, credit facilities, equity or debt financing. If additional financing beyond our existing cash flows from operations and credit facilities cannot fund such transactions, there is no assurance that such financing will be available on terms acceptable to us. Our ability to obtain any additional financing will depend on, among other things, our business plans, operating performance, the condition of the capital markets at the time we seek financing, and short and long-term debt ratings assigned by independent rating agencies. Additionally, circumstances related to inflation and rising interest rates and bank failures ongoing disruptions in financial markets and in commercial activity generally related to changes in monetary and fiscal policy, United States political developments, geopolitical events and other sources of instability, could make financing more difficult and/or expensive, and we may not be able to obtain such financing. We may also dispose of businesses or assets, including individual films or libraries, and use the net proceeds from such dispositions to fund operations or such acquisitions, or to repay debt.

Material Cash Requirements from Known Contractual and Other Obligations. Our material cash requirements from known contractual and other obligations primarily relate to our Intercompany Note and Revolver, IP Credit Facilities and film related obligations. The following table sets forth our significant contractual and other obligations as of March 31, 2025 and the estimated timing of payment:

	Total	Next 12 Months	Beyond 12 Months
	(Amounts in millions)
Future annual repayment of debt and other obligations recorded as of March 31, 2025 (on-balance sheet arrangements)
Corporate debt:
Intercompany Revolver(1)	$81.6	$81.6	$—
Intercompany Note(1)
LGTV Revolver	—	—	—
LGTV Term Loan A	314.4	—	314.4
eOne IP Credit Facility(1)	323.0	34.0	289.0
LG IP Credit Facility(1)	978.8	100.0	878.8
Film related obligations(2)	1,990.2	1,617.8	372.4
Content related payables(3)	38.1	32.8	5.3
Operating lease obligations	334.7	44.0	290.7

	4,060.8	1,910.2	2,150.6
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments(4)	240.4	187.3	53.1
Interest payments(5)	376.1	131.9	244.2
Other contractual obligations	416.3	92.8	323.5

	1,032.8	412.0	620.8

Total future repayment of debt and other commitments under contractual obligations(6)	$5,093.6	$2,322.2	$2,771.4

(1)	See Note 8 to our consolidated financial statements for further information on our corporate debt and New Lionsgate financing transactions following the completion of the Starz Separation.
(2)	See Note 9 to our consolidated financial statements for further information on our film related obligations.
(3)	Content related payables include minimum guarantees included on our consolidated balance sheet, which represent amounts payable for film or television rights that we have acquired or licensed.
(4)

Film related obligations commitments include distribution and marketing commitments, minimum guarantee commitments, and production loan commitments not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition.

(5)

Includes cash interest payments on our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and film related obligations, based on the applicable SOFR interest rates at March 31, 2025, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(6)

Not included in the amounts above are $90.7 million included in other liabilities-non current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest and $93.7 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 12 to our consolidated financial statements).

For additional details of contingencies, see Note 18 to our consolidated financial statements.

Discussion of Operating, Investing, Financing Cash Flows

Cash, cash equivalents and restricted cash decreased by $57.7 million for the fiscal year ended March 31, 2025 and increased by $82.2 million for the fiscal year ended March 31, 2024, before foreign exchange effects on cash. Components of these changes are discussed below in more detail.

Operating Activities. Cash flows provided by (used in) operating activities for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Year Ended March 31,
	2025	2024	Net Change
	(Amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities	$(106.8)	$488.9	$(595.7)

Cash flows used in operating activities for the fiscal year ended March 31, 2025 were $106.8 million compared to cash flows provided by operating activities of $488.9 million for the fiscal year ended March 31, 2024.

The decrease in cash provided by operating activities is due to greater cash used in changes in operating assets and liabilities of $833.4 million. The decrease in cash provided by changes in operating assets and liabilities was driven by greater cash used for investment in film and television programs, increases in amounts due from the Starz Business, increases in other assets, increases in cash used for participations and residuals and accounts payable and accrued liabilities, partially offset by greater proceeds from increases in deferred revenue and decreases in accounts receivable, net.

Investing Activities. Cash flows used in investing activities for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Year Ended March 31,
	2025	2024
	(Amounts in millions)
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	$12.0	$—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)
Proceeds from the sale of other investments	1.6	5.2
Investment in equity method investees and other	(2.0)	(13.3)
Distributions from equity method investees and other	—	0.8
Acquisition of assets (film library and related assets)	(35.0)	—
Other	1.5	16.5
Capital expenditures	(13.5)	(9.9)

Net Cash Flows Used In Investing Activities	$(35.4)	$(331.8)

Cash flows used in investing activities were $35.4 million for the fiscal year ended March 31, 2025 compared to cash flows used in investing activities of $331.8 million for the fiscal year ended March 31, 2024. The decrease was primarily due to cash used for the acquisition of a film library and related assets, partially offset by proceeds from the settlement of certain working capital items pursuant to the Purchase Agreement for eOne in fiscal 2025 as compared to cash used for the purchase of eOne, net of cash acquired, in fiscal 2024.

Financing Activities. Cash flows provided by (used in) financing activities for the fiscal years ended March 31, 2025 and 2024 were as follows:

	Year Ended March 31,
	2025	2024	Net Change
	(Amounts in millions)
Debt- borrowings	$4,387.7	$3,145.0	$1,242.7
Debt- repurchases and repayments	(4,474.5)	(2,611.4)	(1,863.1)

Net proceeds from (repayments and repurchases of) debt	(86.8)	533.6	(620.4)
Film related obligations - borrowings	1,985.8	1,820.8	165.0
Film related obligations - repayments	(1,959.5)	(1,942.9)	(16.6)

Net proceeds from (repayments of) film related obligations	26.3	(122.1)	148.4
Net cash proceeds from the Business Combination and related transactions	281.7	—	281.7
Parent net investment	(100.3)	(290.1)	189.8
Other financing activities	(36.4)	(196.3)	159.9

Net Cash Flows Provided By (Used In) Financing Activities	$84.5	$(74.9)	$159.4

Cash flows provided by financing activities were $84.5 million for the fiscal year ended March 31, 2025 compared to cash flows used in financing activities of $74.9 million for the fiscal year ended March 31, 2024. Parent net investment reflects the net funding provided to or distributions received from the Starz Business prior to the Studio Separation.

Cash flows provided by financing activities for the fiscal year ended March 31, 2025 primarily reflects the net proceeds from the Business Combination and related transaction of $281.7 million and net proceeds from film related obligations of $26.3 million, which was offset by cash flows used in parent net investment of $100.3 million consisting of cash pooling, general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business prior to the Studio Separation, net debt repayments of $86.8 million, and cash used for other financing activities of $36.4 million. Net repayments of debt of $86.8 million in the fiscal year ended March 31, 2025 included the below transactions, along with required repayments on our LG IP Credit Facility:

•	In May 2024, we used the proceeds from the Business Combination to prepay $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B.

•

In July 2024 and September 2024, we borrowed $340.0 million under the eOne IP Credit Facility and $455.0 million under the LG IP Credit Facility, respectively. In September 2024, we used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B.

•	In November 2024, we borrowed $265.0 million under the LG IP Credit Facility, and used the net proceeds to pay in full the remaining $250.0 million principal amount of the Term Loan B.

•	In December 2024 and March 2025, we borrowed $130.0 million and $150.0 million, respectively, under the LG IP Credit Facility.

•	Net repayments of $540.0 million under the LGTV Revolver.

Cash flows used in financing activities for fiscal 2024 primarily reflects parent net investment of $290.1 million, net of cash used for other financing activities of $196.3 million, representing primarily the purchase of an additional interest in 3 Arts Entertainment of approximately $194 million, and net film related obligations repayments of $122.1 million due to net repayments under production loans and the Production Tax Credit Facility of $146.3 million, offset by net borrowings under the Backlog Facility, IP Credit Facility and other of $24.2 million.

These uses of cash were partially offset by net proceeds from debt of $533.6 million in fiscal 2024, which included net borrowings under our revolving credit facility of $575.0 million (of which $375.0 million was used to fund the purchase of eOne and approximately $194 million was used to fund the acquisition of an additional interest in 3 Arts Entertainment), which were offset by required repayments on our term loans.

Cash flows used in parent net investment in fiscal 2024 of $290.1 million consists of cash pooling and general financing activities and funding to the Starz Business to settle amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.

Remaining Performance Obligations and Backlog

Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). As disclosed in Note 13 to our consolidated financial statements, remaining performance obligations were $1.5 billion at March 31, 2025 (March 31, 2024 - $1.8 billion). The backlog portion of remaining performance obligations (excluding deferred revenue) was $1.1 billion at March 31, 2025 (March 31, 2024 - $1.5 billion).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Currency and Interest Rate Risk Management

Market risks relating to our operations result primarily from changes in interest rates and changes in foreign currency exchange rates. Our exposure to interest rate risk results from the financial debt instruments that arise from transactions entered into during the normal course of business. As part of our overall risk management program, we evaluate and manage our exposure to changes in interest rates and currency exchange risks on an ongoing basis. Hedges and derivative financial instruments will continue to be used in the future in order to manage our interest rate and currency exposure. We have no intention of entering into financial derivative contracts, other than to hedge a specific financial risk. See Note 19 to our consolidated financial statements for additional information on our financial instruments.

Currency Rate Risk. We enter into forward foreign exchange contracts to hedge our foreign currency exposures on future production expenses denominated in various foreign currencies. These contracts are entered into with major financial institutions as counterparties. We are exposed to credit loss in the event of nonperformance by the counterparty, which is limited to the cost of replacing the contracts, at current market rates. We do not require collateral or other security to support these contracts. See Note 19 to our consolidated financial statements for additional information on our financial instruments.

Interest Rate Risk. At March 31, 2025, we had interest rate swap agreements to fix the interest rate on $727.8 million of variable rate SOFR-based debt. See Note 19 to our consolidated financial statements for additional information. The difference between the fixed rate to be paid and the variable rate received under the terms of the interest rate swap agreements will be recognized as interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows.

Certain of our borrowings, primarily borrowings under our Intercompany Note, eOne IP Credit Facility, LG IP Credit Facility, and our film related obligations, are, and are expected to continue to be, at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. The applicable margin with respect to loans under the LGTV Revolver and LGTV Term Loan A is a percentage per annum equal to SOFR plus 0.10% plus 1.75% margin. Advances under the eOne Credit Facility and LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. Assuming the LGTV Revolver is drawn up to its maximum borrowing capacity of $1.1 billion, based on the applicable SOFR in effect as of March 31, 2025, each quarter point change in interest rates would result in a $5.0 million change in annual net interest expense on the LGTV Revolver, LGTV Term Loan A, eOne IP Credit Facility, LG IP Credit Facility, and interest rate swap agreements. In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the LGTV Revolver and LGTV Term Loan A were repaid in full. In addition, on May 6, 2025, Lionsgate entered into the Lionsgate Credit Agreement which provides for an $800.0 million senior secured revolving credit facility. Borrowings under the Lionsgate Credit Agreement will bear interest at a rate per annum equal to, at LGTV’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus a margin of 2.50% for SOFR loans and 1.50% for base rate loans. See Note 22 for further information.

The variable interest film related obligations (which includes our production loans, Production Tax Credit Facility, Film Library Facility, Backlog Facility and other) incur primarily SOFR-based interest, with applicable margins ranging from 0.25% to 3.25% per annum. A quarter point increase of the interest rates on the variable interest film related obligations would result in $3.5 million in additional costs capitalized to the respective film or television asset for production loans, and a $1.5 million change in annual net interest expense (based on the outstanding principal amount of such loans).

The following table presents information about our financial instruments that are sensitive to changes in interest rates. The table also presents the cash flows of the principal amounts of the financial instruments, or the cash flows associated with the notional amounts of interest rate derivative instruments, and related weighted-average interest rates by expected maturity or required principal payment dates and the fair value of the instrument as of March 31, 2025:

	Year Ending March 31,							Fair Value
	2026	2027	2028	2029	2030	Thereafter	Total	March 31, 2025
		(Amounts in millions)
Variable Rates:
Intercompany Revolver(1)	$81.6	$—	—	$—	$—	$—	$81.6	$81.6
Average Interest Rate	6.17%	—	—	—	—	—
LGTV Revolving Credit Facility(1)	—	—	—	—	—	—	—	—
Average Interest Rate	—	—	—	—	—	—
LGTV Term Loan A(1)	—	314.4	—	—	—	—	314.4	312.9
Average Interest Rate	—	6.17%	—	—	—	—
eOne IP Credit Facility(1)	34.0	34.0	34.0	34.0	187.0	—	323.0	323.0
Average Interest Rate	6.57%	6.57%	6.57%	6.57%	6.57%	—
LG IP Credit Facility(1)	100.0	100.0	100.0	100.0	578.8	—	978.8	978.8
Average Interest Rate	6.57%	6.57%	6.57%	6.57%	6.57%	—
Film related obligations(2)	1,617.8	38.6	333.8	—	—	—	1,990.2	1,990.2
Average Interest Rate	5.70%	6.74%	5.86%	—	—	—
Fixed Rates:
Interest Rate Swaps(3)
Variable to fixed notional amount	—	727.8	—	—	—	—	727.8	(3.1)

(1)	The effective interest rate in the table above is before the impact of interest rate swaps.
(2)

Represents amounts outstanding under film related obligations (i.e., production loans, Production Tax Credit Facility, Backlog Facility and other, and Film Library Facility), actual amounts outstanding and the timing of expected future repayments may vary in the future (see Note 8 to our consolidated financial statements for further information).

(3)

Represents interest rate swap agreements on certain of our SOFR-based floating-rate debt with fixed rates paid ranging from 3.803% to 4.097% with maturities from August 2026 to February 2027. See Note 19 to our consolidated financial statements. See Note 22 for interest rate swap agreements entered into subsequent to March 31, 2025.

DESCRIPTION OF CAPITAL STOCK

New Lionsgate’s notice of articles and articles were amended, and New Lionsgate adopted the New Lionsgate Articles, in connection with the Transactions. The following briefly summarizes the material terms of New Lionsgate new common shares and New Lionsgate preference shares that are contained in the New Lionsgate Articles. These summaries do not describe every aspect of these securities and New Lionsgate Articles and are subject to all the provisions of the New Lionsgate Articles, and are qualified in their entirety by reference to the New Lionsgate Articles, which you should read (along with the applicable provisions of British Columbia law) for complete information on the New Lionsgate new common shares. The New Lionsgate Articles are included as an exhibit to the registration statement of which this prospectus forms a part. The following also summarizes certain relevant provisions of British Columbia law. Since British Columbia law is more detailed than the general information provided below, you should read the actual provisions of British Columbia law for complete information.

General

New Lionsgate’s authorized capital consists of an unlimited number of New Lionsgate new common shares, without par value, and 200,000,000 New Lionsgate preference shares, without par value. The New Lionsgate Board may establish the rights and restrictions of a series of New Lionsgate preference shares from time to time. Immediately following the completion of the Transactions, approximately 285,688,670 New Lionsgate new common shares were issued and outstanding and no New Lionsgate preference shares were issued and outstanding.

Dividend Rights

The holders of the New Lionsgate new common shares are, subject to the rights of the holders of any other class of shares of New Lionsgate entitled to dividends in priority to the holders of the New Lionsgate new common shares, entitled to dividends as and when declared by New Lionsgate. Dividends shall be payable only as and when declared by the New Lionsgate Board.

The holders of a series of New Lionsgate preference shares are, subject to the rights of the holders of any other class or series of shares of New Lionsgate entitled to dividends in priority to the holders of such series of New Lionsgate preference shares, entitled to dividends in accordance with the special rights or restrictions set out in the New Lionsgate Articles with respect to the series of New Lionsgate preference shares from time to time. The New Lionsgate Board may determine the rights of a series of the New Lionsgate preference shares at the time of the creation of such series of New Lionsgate preference shares. Dividends shall be payable only as and when declared by the New Lionsgate Board.

Participation Rights

In the event of the distribution of assets of New Lionsgate or on the liquidation, dissolution or winding-up of New Lionsgate, whether voluntary or involuntary, or on any other distribution of assets of New Lionsgate among its shareholders for the purpose of winding up its affairs (each, a “New Lionsgate Liquidity Event”), all of the property and assets of New Lionsgate available for distribution to holders of New Lionsgate’s common shares shall be paid or distributed equally, share for share, to holders of the New Lionsgate new common shares. Notwithstanding the foregoing, on the occurrence of a New Lionsgate Liquidity Event, holders of New Lionsgate preference shares shall be entitled to certain rights as described below. See “—Preferred Stock” below.

Preemptive Rights

Except as provided for in the New Lionsgate Investor Rights Agreement, there are no preemptive rights relating to the New Lionsgate new common shares and New Lionsgate preference shares.

Share Distributions

Notwithstanding that the market value of any stock dividend paid on one class of shares may be different from the market value of the stock dividend paid simultaneously on another class of shares, the New Lionsgate Board may, at any time and from time to time, declare and pay a stock dividend on any class of shares in accordance with the New Lionsgate Articles and the BC Act.

Voting Rights

Each holder of New Lionsgate new common shares is entitled to: (a) one vote for each New Lionsgate new common share held at all meetings of shareholders; (b) receive notice of and to attend all meetings of shareholders of New Lionsgate; and (c) vote on all matters submitted to a vote or consent of shareholders of New Lionsgate.

Each holder of New Lionsgate preference shares will be entitled to the rights or restrictions set out in the New Lionsgate Articles for the applicable series of the New Lionsgate preference shares. Article 25.1 of the New Lionsgate Articles describes some of the potential rights, including voting rights and rights to preferential dividends, that the New Lionsgate Board may determine and establish for a series of New Lionsgate preference shares.

Preferred Stock

The New Lionsgate preference shares consist of a maximum of 200,000,000 preference shares as set out in the New Lionsgate Articles and shall, as a class, have attached thereto the special rights and restrictions specified below.

Pursuant to the New Lionsgate Articles, the New Lionsgate preference shares may at any time and from time to time be issued in one or more series.

Subject to the BC Act, the New Lionsgate Board may from time to time, by resolution, create a series of the New Lionsgate preference shares, and prior to the issuance of any preference shares in such series, alter the New Lionsgate Articles and authorize the alteration of the notice of articles of New Lionsgate, as the case may be, to fix the number of New Lionsgate preference shares in, and to determine the designation of the preference shares of, that series, alter the New Lionsgate Articles to create, define and attach special rights and restrictions to the New Lionsgate preference shares of that series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, the restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of New Lionsgate; and voting rights and restrictions; so long as none of the foregoing are inconsistent with the entitlement of holders of other existing series of New Lionsgate preference shares to receive, on the occurrence of a New Lionsgate Liquidity Event, before any distribution shall be made to holders of New Lionsgate new common shares or any other shares of New Lionsgate ranking junior to the New Lionsgate preference shares with respect to repayment of capital, the amount paid up with respect to each New Lionsgate preference share held by them, plus any accrued and unpaid cumulative dividends (if any and if preferential) thereon. After payment to holders of New Lionsgate preference shares of the amounts so payable to them, the holders of New Lionsgate preference shares shall not be entitled to share in any further distribution of the property or assets of New Lionsgate except as specifically provided in the special rights and restrictions attached to any particular series of the New Lionsgate preference shares.

Rights Agreement

On May 6, 2025, Lionsgate’s Board of Directors, declared a dividend of one common share purchase right for each outstanding Lionsgate common share (“Company Common Shares”), and adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement dated as of May 7, 2025 (the “Rights Agreement”), by and between Lionsgate and Computershare Investor Services, Inc., as rights agent. The dividend was payable on May 20, 2025 to Lionsgate stockholders of record as of the close of business on May 19, 2025.

General.

The Rights. The Rights will initially trade with, and will be inseparable from, Company Common Shares. The Rights are evidenced only by registration in Lionsgate’s share register that represent Company Common Shares. New Rights will accompany any new Company Common Shares issued after the Record Date until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercise Price. Each Right will initially allow its holder to purchase from Lionsgate one (1) Company Common Share, as such number may be adjusted pursuant to the terms of the Rights Agreement, for $32.00 (the “Exercise Price”).

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 15% or more of the outstanding Company Common Shares.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, Company Common Shares certificates, or, in the case of uncertificated shares, registration in Lionsgate’s share register, will also evidence the Rights, and any transfer of shares of Company Common Shares will constitute a transfer of the Rights. After that date, the Rights will separate from Company Common Shares and be evidenced by book-entry credits or by Rights certificates that Lionsgate will mail to all eligible holders of Company Common Shares. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Expiration. The Rights will expire on the earliest to occur of May 7, 2026 (or, if confirmed by resolution passed by a majority of the votes cast by shareholders present or represented by proxy at a meeting of shareholders of Lionsgate to be held within one (1) year hereof, May 7, 2028), the Redemption Date (defined below) and the Exchange Date (defined below).

Voting Rights. The Rights do not carry any voting rights.

Redemption. Lionsgate’s Board of Directors may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If Lionsgate’s Board of Directors redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of the Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if there is a stock split or stock combination or stock dividends of Company Common Shares. We refer to the date on which the Rights are redeemed as the “Redemption Date.”

Anti-Dilution Provisions. Lionsgate’s Board of Directors may adjust the Exercise Price, the number of Company Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of Company Common Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights and the Rights Agreement may be amended in any respect without the consent of the holders of the Rights on or prior to the Distribution Date. Thereafter, the terms of the Rights and the Rights Agreement may be amended without the consent of the holders of Rights in order to (1) cure any ambiguities, (2) shorten or lengthen any time period pursuant to the Rights Agreement or (3) make changes that do not adversely affect the interests of holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of the Rights except the Acquiring Person may, for the Exercise Price, purchase that number of Company Common Shares having an aggregate value equal to twice the Exercise Price.

•

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Company Common Shares, the Board of Directors of Lionsgate may extinguish the Rights by exchanging one Company Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person. We refer to the date on which the Rights are exchanged as the “Exchange Date”

•

Flip Over. If Lionsgate is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase that number of shares of the acquiring corporation having an aggregate value equal to twice the Exercise Price.

Limitation on Liability of Directors and Indemnification of Directors and Officers

The New Lionsgate Articles provide that, subject to the BC Act, New Lionsgate must indemnify an eligible party and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Lionsgate must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

For the purposes of the New Lionsgate Articles, “eligible party” means an individual who is a director, officer, former director or former officer of New Lionsgate.

For the purposes of the New Lionsgate Articles, “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding.

For the purposes of the New Lionsgate Articles, “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which any eligible party or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of New Lionsgate: (i) is or may be joined as a party; or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

The BC Act prohibits indemnification if any of the following circumstances apply: (i) if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (ii) if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (iii) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (iv) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Anti-Takeover Provisions and Other Shareholder Protections

Shareholder Rights

Under the BC Act, the following powers are available to companies to make themselves potentially less vulnerable to hostile takeover attempts:

•

any shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of a company that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount and must have been received by such company at least three months before the anniversary of the previous year’s annual reference date;

•

shareholders who hold in the aggregate at least 5% of the issued shares of a company that carry the right to vote at general meetings may requisition a general meeting of shareholders by following the procedures in the BC Act, in which case the directors are required to call a meeting for a date not more than four (4) months after the date the requisition is received and if they do not do so within 21 days after the date on which the requisition was received by such company, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and

•	unless the articles state otherwise, directors may only be removed by a two-thirds (66 2/3%) majority vote by shareholders.

Additionally, the BC Act contains no restriction on the adoption of a shareholder rights plan. The BC Act also does not restrict related-party transactions for public companies; however, in Canada, takeover bids and related-party transactions of private and public companies are addressed in provincial securities legislation and policies.

Dissent Rights

Under the BC Act, shareholders have a right to dissent and receive a payout from a company in exchange for their shares in the context of an amalgamation, an arrangement, a redomicile, and certain other significant transactions.

Derivative Actions

Under the BC Act, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to the court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

The BC Court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Upon the final disposition of a derivative action, the court may make any order it determines to be appropriate.

Oppression Remedy

The BC Act provides an oppression remedy that enables a court to make an order, whether interim or final, if an application is made to the court by a shareholder (which for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate in the circumstances) in a timely manner and it appears to the court that there are reasonable grounds for believing (i) that the affairs of the corporation are being or have been conducted, or the powers of the directors are being or have been exercised, in a manner that is oppressive to one or more shareholders, or (ii) that an act of the corporation has been done or is threatened, or that a resolution of the shareholders or of the shareholders holding shares of a class or series of shares has been passed or is proposed, that is unfairly prejudicial to one or more of the shareholders.

The oppression remedy provides the court with broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Additional Takeover Bid Considerations

Unless an offer constitutes an exempt transaction, and this summary does not address exemptions available under Canadian law, an offer made by a person, an “offeror,” to acquire outstanding shares of a Canadian entity that, when aggregated with the offeror’s holdings (and those of persons or companies acting jointly with the offeror), would constitute 20% or more of the outstanding shares in a class, will be subject to the takeover provisions of Canadian securities laws.

The acquisition of a company’s shares may also trigger the application of statutory regimes including among others, the Investment Canada Act and the Competition Act.

Limitations on the ability to acquire and hold a company’s shares may be imposed by the Competition Act. The Competition Act permits the Commissioner of Competition (the “Commissioner”) to review any acquisition of control over or of a significant interest in a Canadian entity. The Competition Act grants the Commissioner jurisdiction, for up to three years after closing (or up to one year if the acquisition was notified to the Commissioner), to challenge an acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

When dealing with a publicly traded corporation, the Competition Act also requires any person who intends to acquire voting shares to file a notification with the Canadian Competition Bureau if certain financial thresholds are exceeded and if that person (and their affiliates) would hold more than 20% of the company’s voting shares as a result of such acquisition. If a person already owns more than 20% of a company’s voting shares, a notification must be filed before the acquisition of additional voting shares that would bring that person’s holdings to over 50%. Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of a statutory waiting period or, if applicable, a second statutory waiting period, unless the Commissioner provides written notice that they do not intend to challenge the acquisition. A common closing condition of acquisitions subject to notification under the Competition Act is clearance from the Commissioner, even if the applicable statutory waiting period has expired and the parties to the Transactions are in a legal position to close.

The Investment Canada Act requires any person that is a “non-Canadian” (as defined in the Investment Canada Act) who acquires control of an existing Canadian business, where the acquisition of control is not a reviewable transaction, to file a notification with Innovation, Science and Economic Development. The Investment Canada Act generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada. Under the Investment Canada Act , the acquisition of control of an existing Canadian business (either through the acquisition of the shares or all or substantially all the assets of such business) by a non-Canadian would be reviewable under the “net benefit” standard only if the applicable specified financial threshold is met or exceeded and no exemption applies.

The acquisition of a majority of the voting interests of an entity is deemed to be an acquisition of control of that entity. The acquisition of less than a majority, but one-third (33 1/3%) or more of the voting shares of a corporation or an equivalent undivided ownership interest in the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquirer through the ownership of voting shares. The acquisition of less than one-third (33 1/3%) of the voting shares of a corporation is deemed not to be an acquisition of control of that corporation.

Under the national security regime in the Investment Canada Act, a national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada,” provided that the entity has a specified nexus to Canada. The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The relevant minister has broad discretion to determine whether an investor is a non-Canadian and may be subject to a national security review. Review on national security grounds is at the discretion of the federal government and, depending on the facts, may occur on a pre- or post-closing basis and includes the ability to block a transaction or, for a completed transaction, order divestiture, or authorize the investment subject to terms and conditions. Interim conditions imposed during the course of a national security review and written undertakings to satisfy the relevant minister regarding the risks of injury to national security are also possible.

This summary above is not a comprehensive description of relevant or applicable considerations regarding such requirements and, accordingly, is not intended to be, and should not be interpreted as, legal advice to any prospective purchaser and no representation with respect to such requirements to any prospective purchaser is made. Prospective investors should consult their own Canadian legal advisors with respect to any questions regarding the foregoing and securities law in the provinces and territories of Canada.

Listing

New Lionsgate new common shares are listed on the NYSE under the symbol “LION.”

Sale of Unregistered Securities

On January 10, 2025, New Lionsgate issued one Class A voting share, without par value, to Lionsgate pursuant to Section 4(a)(2) of the Securities Act. New Lionsgate did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering. This share was cancelled on May 6, 2025, in connection with the Plan of Arrangement.

Transfer Agent and Registrar

The transfer agent and registrar for New Lionsgate new common shares is Computershare.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Securities Owned by Certain Beneficial Owners

The following table presents certain information about beneficial ownership of New Lionsgate new common shares by each person (or group of affiliated persons) who is known by New Lionsgate to own beneficially more than 5% of the outstanding shares of any class of common shares. All of such information is based on publicly available filings. The security ownership information is given as of July 18, 2025 and, in the case of percentage ownership information, is based upon 288,633,360 New Lionsgate new common shares issued and outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	New Lionsgate new common shares
	Number of Shares (1)	% of Class (2)
Mark H. Rachesky, M.D.(3)	37,869,428	13.1%
Liberty 77 Capital L.P. (4)	37,548,125	13.0%
Capital Research Global Investors(5)	24,979,928	8.6%
Vanguard Group, Inc.(6)	20,465,192	7.1%
Shapiro Capital Management LLC(7)	15,226,809	5.3%
BlackRock, Inc.(8)	14,498,606	5.0%

(1)

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D., c/o MHR Fund Management LLC, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Liberty 77 Capital L.P., 2099 Pennsylvania Ave NW, Washington, DC 20006; Capital Research Global Investors, 333 South Hope Street, 55th Floor, Los Angeles, CA 90071; Vanguard Group, Inc., PO Box 2600 V26, Valley Forge, PA 19482-2600; Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305; and BlackRock Inc., 50 Hudson Yards New York, NY 10001.

(2)

The expected percentage of total New Lionsgate new common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of New Lionsgate new common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 18, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 288,633,360, which is the number of common shares issued and outstanding on July 18, 2025; plus (B) the number of New Lionsgate new common shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of July 18, 2025 or within 60 days thereafter (i.e., September 16, 2025).

(3)	The information is based solely on a Form 4 filed with the SEC on May 13, 2025.
(4)	The information is based solely on a Form 4 filed with the SEC on July 7, 2025.
(5)

Capital Research Global Investors has not filed a report regarding its greater than five percent ownership of New Lionsgate new common shares with the SEC. The number of shares for such stockholder included in the table above is estimated based on holdings disclosed prior to the Starz Separation on a Schedule 13F-HR filed with the SEC on May 12, 2025.

(6)

Vanguard Group, Inc. has not filed a report regarding its greater than five percent ownership of New Lionsgate new common shares with the SEC. The number of shares for such stockholder included in the table above is estimated based on holdings disclosed prior to the Starz Separation on a Schedule 13F-HR filed with the SEC on May 9, 2025.

(7)

Shapiro Capital Management LLC has not filed a report regarding its greater than five percent ownership of New Lionsgate new common shares with the SEC. The number of shares for such stockholder included in the table above is estimated based on holdings disclosed prior to the Starz Separation on a Schedule 13F-HR filed with the SEC on May 15, 2025.

(8)	The information is based solely on a Schedule 13G filed with the SEC on July 17, 2025.

Stock Ownership of Management

The following table presents certain information about beneficial ownership of New Lionsgate new common shares by (i) each current director, nominee for director and current Named Executive Officer and (ii) all current directors and executive officers of New Lionsgate as a group. The security ownership information is given as of July 18, 2025 and, in the case of percentage ownership information, is based upon 288,633,360 common shares issued and outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable. In general, “beneficial ownership” includes those shares that a person has the sole or shared power to vote or dispose of, including shares that the person has the right to acquire within sixty (60) days.

	New Lionsgate new common shares
	Number of Shares (1)	% of Class (2)
James W. Barge(3)	3,405,258	1.2%
Michael Burns(4)	5,891,629	2.0%
Gordon Crawford	2,191,711	*
Jon Feltheimer (5)	6,961,119	2.4%
Emily Fine	104,464	*
Michael T. Fries	0	*
Brian Goldsmith(6).	2,141,709	*
John D. Harkey, Jr.	152,474	*
Susan McCaw	60,853	*
Yvette Ostolaza	93,301	*
Mark H. Rachesky, M.D.(7)	37,869,428	13.1%
Richard Rosenblatt	30,017	*
Harry E. Sloan	359,885	*
Bruce Tobey	71,163	*
All former and current executive officers and directors and director nominees, as a group (14 persons)	59,333,011	19.8%

*	Less than 1%
(1)

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within sixty (60) days of July 18, 2025 (i.e., September 16, 2025).

(2)

The percentage of total New Lionsgate new common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of New Lionsgate new common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 18, 2025 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Exchange Act by (2) 288,633,360, which is the number issued and outstanding common shares on July 18, 2025; plus (B) the number of New Lionsgate new common shares issuable upon the exercise of stock options and stock appreciation rights, if any, exercisable as of July 18, 2025 or within 60 days thereafter (i.e., September 16, 2025).

(3)	Includes 2,183,473 New Lionsgate new common shares subject to stock options/SARs that are currently exercisable.
(4)	Includes 3,125,117 New Lionsgate new common shares subject to stock options/SARs that are currently exercisable.
(5)	Includes 4,576,854 New Lionsgate new common shares subject to stock options/SARs that are currently exercisable.

(6)	Includes 1,079,942 New Lionsgate new common shares subject to stock options/SARs that are currently exercisable.
(7)	The information is based solely on a Form 4 filed with the SEC on May 13, 2025.

DIRECTORS AND EXECUTIVE OFFICERS

Management of New Lionsgate

The following table sets forth information as of July 18, 2025 regarding the individuals who serve as executive officers of New Lionsgate.

Name	Age	Position	State and Country of Residence
Jon Feltheimer	73	Chief Executive Officer	California, U.S.
Michael Burns	66	Vice Chair	California, U.S.
James W. Barge	69	Chief Financial Officer	California, U.S.
Brian Goldsmith	52	Chief Operating Officer	California, U.S.
Bruce Tobey	66	Executive Vice President and General Counsel	California, U.S.

Michael Burns has been New Lionsgate’s Vice Chair since May 2025. From March 2000 to May 2025, Mr. Burns served as the Vice Chair of Lionsgate, and from May 2024 to May 2025, as the Vice Chair of LG Studios. Mr. Burns served as Managing Director and Head of Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

James W. Barge has been New Lionsgate’s Chief Financial Officer since May 2025. From October 2013 to May 2025, Mr. Barge served as Chief Financial Officer of Lionsgate, and from May 2024 to May 2025, as Chief Financial Officer of LG Studios. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long-range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues. Mr. Barge is the chair of the Audit Committee and a member of the Nominating and Governance Committee of Scholastic Corporation (Nasdaq: SCHL).

Brian Goldsmith has been New Lionsgate’s Chief Operating Officer since May 2025. From October 2012 to May 2025, Mr. Goldsmith served as Chief Operating Officer of Lionsgate, and its Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. From May 2024 to May 2025, Mr. Goldsmith served as Chief Operating Officer of LG Studios. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of Lionsgate since September 2007.

Bruce Tobey has been New Lionsgate’s Executive Vice President and General Counsel since May 2025. From March 2023 to May 2025, Mr. Tobey served as Executive Vice President and General Counsel of Lionsgate, and from May 2024 to May 2025, as Executive Vice President and General Counsel of LG Studios. Prior to that, Mr. Tobey was a partner at O’Melveny & Myers LLP, where he worked from August 2012 to March 2023. Prior to joining O’Melveny & Myers LLP, Mr. Tobey also served as Chief Operating Officer at CBS Films from March 2007 to December 2010, as Executive Vice President at Paramount Pictures Corporation from February 2001 to August 2005, and as a partner at Troop Steuber Pasich Reddick & Tobey, LLP (and its predecessor firm), where he worked from May 1986 to March 2000.

Directors of New Lionsgate

Board of Directors Following the Transactions

The following sets forth information regarding those individuals who were appointed to the New Lionsgate Board following the completion of the Transactions.

GORDON CRAWFORD

Age: 78 New Lionsgate Board Committee Membership: Audit & Risk Committee Residence: Dana Point, California, U.S.

Business Experience

For over 40 years, Mr. Crawford served in various positions at Capital Research and Management, a privately held global investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Additionally, Mr. Crawford serves as Director Emeritus of the Board of Trustees of the U.S. Olympic and Paralympic Foundation (which he Chaired for nine years from its inception in 2013), and as a Life Trustee on the Board of Trustees of Southern California Public Radio (which he Chaired from 2005 to 2012). Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy and is currently a member of the Emeritus Board of the Nature Conservancy. Mr. Crawford is a past Vice Chairman of the Paley Center for Media and a member of the Board of Trustees of Berkshire School. Mr. Crawford also served on the Board of the U.S. Olympic and Paralympic Committee, and as a member of the Board of the LA24 Olympic and Paralympic Bid Committee. Mr. Crawford served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from February 2013 to May 2025.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry for over 40 years. With a wealth of experience and a deep understanding of the sector, Mr. Crawford brings valuable insight and expertise to New Lionsgate as a member of the New Lionsgate Board.

JON FELTHEIMER

Age: 73 Position with New Lionsgate: Chief Executive Officer Residence: Los Angeles, California, U.S.

Business Experience

During his entertainment industry career, Mr. Feltheimer has held leadership positions at Lions Gate Entertainment Corp., Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, shepherding a string of hit television shows and leading the television group’s launch of nearly 30 branded channels around the world.

Other Directorships

Mr. Feltheimer is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO). Mr. Feltheimer served as a director of LG Studios from May 2024 to May 2025, and a director of Lionsgate from January 2000 to May 2025 (where he also served as Chief Executive Officer from March 2000 to May 2025).

Qualifications

Under Mr. Feltheimer’s leadership, Lionsgate grew into one of the world’s premier independent content platforms, with deep film and television pipelines, a vast library of over 20,000 film and television titles, a valuable portfolio of brands and franchises, and a strong reputation for innovation. As New Lionsgate’s Chief Executive Officer, Mr. Feltheimer serves as a vital bridge to management’s perspective in New Lionsgate Board discussions, offering critical insights into the business and strategic direction of New Lionsgate. With extensive experience across three major and independent studios in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational expertise to the New Lionsgate Board, a deep understanding of New Lionsgate’s evolving industry, and invaluable relationships within the business and entertainment community.

EMILY FINE*

Age: 51 New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: New York, New York, U.S. * Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media merger and acquisition transactions.

Other Directorships

Ms. Fine is a director of LG Studios since May 2024. Ms. Fine also serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to providing access to free educational content through digital microlearning.Ms. Fine served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from November 2015 to May 2025.

Ms. Fine also serves on the Starz Board, and a member of the Nominating and Corporate Governance Committee.

Qualifications

Ms. Fine brings to the New Lionsgate Board a distinct perspective of New Lionsgate’s business operations and provides valuable insight into financial matters. With over 25 years of investment experience, Ms. Fine has worked with numerous companies in the media industry, including, as a principal of MHR Fund Management, working closely with Lionsgate for nearly fifteen years.

Investor Rights Agreement Ms. Fine serves as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

MICHAEL T. FRIES

Age: 63 New Lionsgate Board Committee Membership: Compensation Committee Residence: Denver, Colorado, U.S.

Business Experience

Mr. Fries has served as the Chief Executive Officer of Liberty Global, plc (“Liberty Global”) (Nasdaq: LBTYA, LBTYB, LBTYK) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries is the Executive Chairman of Liberty Latin America Ltd. (since December 2017) (Nasdaq: LILA) and a director of Grupo Televisa S.A.B. (since April 2015) (NYSE: TV; BMV: TLEVISA CPO). Mr. Fries serves as a board member of CableLabs®, as a trustee and finance committee member of The Paley Center for Media and as an ICT Governor of the World Economic Forum. Mr. Fries served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from November 2015 to May 2025.

Qualifications

As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into a world leader in converged broadband, mobile and video communications and an active investor in cutting-edge infrastructure, content and technology businesses through its $3 billion ventures platform. Liberty Global delivers next generation products through advanced fiber and 5G networks in five core European markets, and currently provides over 85 million connections across Europe and the U.K. Liberty Global’s joint ventures in the U.K. and the Netherlands generate combined annual revenue of over $18 billion, while remaining operations generate consolidated revenue of more than $7 billion. Through its substantial scale and commitment to innovation, Liberty Global is building Tomorrow’s Connections Today, investing in the infrastructure and platforms that empower customers and deploying the advanced technologies that nations and economies need to thrive. Mr. Fries’ significant executive experience in building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contributes to the New Lionsgate Board’s consideration of the strategic, operational and financial challenges and opportunities of New Lionsgate’s business, and strengthens the New Lionsgate Board’s collective qualifications, skills and attributes.

Investor Rights Agreement

Mr. Fries serves as a designee of Liberty under the New Lionsgate Investor Rights Agreement.

JOHN D. HARKEY, JR.

Age: 64 New Lionsgate Board Committee Membership: Audit & Risk Committee (Chair) Residence: Dallas, Texas, U.S.

Business Experience

Mr. Harkey has served as the principal and founder of JDH Investment Management, LLC, an investment advisory firm, since 2007, and as chairman and chief executive officer of Consolidated Restaurant Operations, Inc., a full-service and franchise restaurant company, since 1998. Mr. Harkey is also co-founder, and serves on the board of directors, of Cessation Therapeutics, a developer of vaccines for addictions to fentanyl, heroin and nicotine, since June 2018. Mr. Harkey is also a co-founder and executive chairman of the board of Dialectic Therapeutics, Inc. which is developing cancer immunotherapies, since November 2018. In addition, he was a co-founder of AveXis, Inc., a biotechnology company, from 2010 until it was acquired in 2018 by Novartis AG, and served as executive chairman from 2010 to 2015. Mr. Harkey holds a B.B.A. in Business Honors from the University of Texas at Austin, a J.D. from the University of Texas School of Law, and an M.B.A. from Stanford Graduate School of Business.

Other Directorships

Mr. Harkey serves as chairman of privately-held Veterinary Service, Inc., as well as several non-profit organizations. He previously served on the board of directors of Sumo Logic, Inc. until its acquisition by Francisco Partners in May 2023, Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, Emisphere Technologies, Inc. until its acquisition by Novo Nordisk in December 2020, and Zuora, Inc. until is acquisition by Silver Lake in February 2025. Mr. Harkey also served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from June 2023 to May 2025.

Qualifications

Mr. Harkey has extensive operational experience as a private investor and chief executive in both public and private companies across a wide range of industries. Mr. Harkey’s qualifications and expertise, including executive leadership, global management, business development and strategy, growth and operational scaling, finance and accounting, legal, regulatory and compliance matters, and public company board experience, are invaluable to the New Lionsgate Board.

Investor Rights Agreement

Mr. Harkey serves as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

SUSAN MCCAW*

Age: 63 New Lionsgate Board Committee Membership: Audit & Risk Committee, Compensation Committee

Business Experience

Ms. McCaw is the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with

Residence: North Palm Beach, Florida, U.S * Ethnic/gender diverse member of the New Lionsgate Board`

Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw is a director of Air Lease Corporation (NYSE: AL) and member of their Leadership Development and Compensation Committee. Ms. McCaw is the chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute. She is also a founding board member of the Malala Fund and serves as the chair of the Knight-Hennessy Scholars Global Advisory Board. Ms. McCaw is also Trustee Emerita of Stanford University. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School. Ms. McCaw served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from September 2018 to May 2025.

Qualifications

Ms. McCaw brings a wealth of experience and invaluable relationships in global business and capital markets to the New Lionsgate Board through her private sector background in investment banking and investment management, as well as her distinguished public service as a former U.S. Ambassador. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the New Lionsgate Board’s oversight of New Lionsgate’s business.

YVETTE OSTOLAZA*

Age: 60 New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas, U.S. * Ethnic/gender diverse member of the New Lionsgate Board

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm with 21 offices located in four continents and over $3.4 billion in revenue. She currently serves as Sidley’s Management Committee Chair and as a member of the firm’s Executive Committee. Ms. Ostolaza has also served on a number of nonprofit organizations as a board member or trustee. She regularly advises companies and boards in governance, crisis management, internal investigations, and litigation matters. Ms. Ostolaza was recently named to CNBC’s 2024 inaugural list of 50 “Changemakers: Women Transforming Business” and Forbes 2024 America’s Top 200 Lawyers. She has received awards for her leadership, legal work, and community involvement, including the American Bar Association’s Margaret Brent Award in 2023, Girls, Inc.’s “Woman of Achievement” award, Hispanic National Bar Law Firm Leader of 2022, Texas Lawyer’s Lifetime Achievement Award, and one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, she received the Anti-Defamation League’s Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community.

Other Directorships

Ms. Ostolaza served as a director of LG Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from December 2019 to May 2025.

Qualifications

Ms. Ostolaza has dedicated her career building a global practice advising public and private companies, board committees, and directors and officers in litigation, investigations, shareholder activism, regulatory, governance, and crisis management matters across a wide variety of industries. This breadth of experience offers invaluable insight and counsel to the New Lionsgate Board’s oversight of New Lionsgate’s business.

MARK H. RACHESKY, M.D.

Age: 66 New Lionsgate Board Committee Membership: Compensation Committee Residence: New York, NY, U.S.

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $5 billion of capital and has holdings in public and private companies across a variety of industries.

Other Directorships

Dr. Rachesky is the Non-Executive Chairman of the Board of Directors, member of the Nominating Committee and the Human Resources and Compensation Committee of Telesat Corporation (Nasdaq: TSAT), and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (NYSE: TWI). Dr. Rachesky formerly served on the Board of Directors of Loral Space & Communications Inc. until its merger with Telesat Canada in November 2021, on the Board of Directors of Navistar International Corporation (NYSE: NAV) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania. Dr. Rachesky served as a director of LG Studios from May 2024 to May 2025, and as a director of Old Lionsgate Parent from September 2009 to May 2025.

Dr. Rachesky also serves on the Starz Board and is the co-Chair of the Compensation and Talent Committee.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 25 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the New Lionsgate Board relating to economic, financial and business conditions affecting New Lionsgate and its strategic direction.

Investor Rights Agreement

Dr. Rachesky serves as a designee of MHR Fund Management under the New Lionsgate Investor Rights Agreement.

RICHARD ROSENBLATT

Age: 55 New Lionsgate Board Committee Membership: Nominating and Corporate Governance Committee Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Rosenblatt is a serial entrepreneur who has built, operated, taken public and/or sold several high-profile Internet media companies including Demand Media Inc., Intermix Media, Inc., Myspace LLC and iMall. Mr. Rosenblatt has continued his entrepreneurial journey by co-founding several tech/media companies, such as Whip Media Group (where he served as Chair and Chief Executive Officer from January 2014 to October 2023) and D’Amelio Brands (co-founded in February 2022 with the D’Amelio family to bring high quality products to their engaged audience), and has entered into the emerging Web3 space. Since February 2021, Mr. Rosenblatt serves as Co-Founder and Co-Chairman of Autograph, a first-of-its-kind experience-driven Web3 platform for sports, with his partner, Tom Brady. In December 2021, Mr. Rosenblatt also Co-Founded and Chaired Adim with Robert McElhenney, a Web3 platform that connects content creators and fans to create the next generation of content networks. Adim is being renamed INCENTION, with a focus on bringing IP to the blockchain for safe and protected development by the IP’s fans/community. Mr. Rosenblatt also serves as senior advisor to a number of firms, including Draft Kings, a16z Crypto and Fifth Down Capital.

Fortune Magazine has recognized him as one of “The 50 Smartest People in Tech” and The Los Angeles Business Journal named Mr. Rosenblatt one of the “Most Admired CEOs.” A southern California native, Mr. Rosenblatt holds a B.A. from UCLA and a J.D. from USC Law School. In 2016, he was inducted into the USC Marshall School of Business Entrepreneurs Hall of Fame.

Other Directorships

Mr. Rosenblatt served on the Board of Directors of Draft Kings from April 2020 to April 2021 (and its predecessor from January 2018 to April 2020).

Qualifications

Mr. Rosenblatt is well qualified to serve on the New Lionsgate Board—his extensive experience as an executive in the media and entertainment industry and experience guiding companies through transformational events, position him to provide valuable strategic insight and leadership to the New Lionsgate Board.

HARRY E. SLOAN

Age: 75 New Lionsgate Board Committee Membership: Compensation Committee (Chair) Residence: Los Angeles, CA, U.S.

Business Experience

Mr. Sloan is a founder, public company chief executive officer and a leading investor in the media, entertainment and technology industries. Mr. Sloan is the Chairman and CEO of Eagle Equity Partners II, LLC (“Eagle Equity”). Under Mr. Sloan’s leadership, Eagle Equity has acquired and taken public, through special purpose acquisition companies, several digital media companies including, during 2020, DraftKings, Inc. (Nasdaq: DKNG) (“DraftKings”) and Skillz Inc. (NYSE: SKLZ). Mr. Sloan has been at the forefront and evolution of the video gaming industry as one of the founding investors and a Board Member of Zenimax/ Bethesda Game Studios, the award-winning studio acquired by Microsoft in March 2021. Mr. Sloan co-founded Soaring Eagle Acquisition Corp., which raised $1.725 billion in its initial public offering in February 2021, and in September 2021, completed its initial business combination with Ginkgo Bioworks Holdings, Inc. (NYSE: DNA) (“Ginkgo”). In January 2022, Mr. Sloan and his partners launched Screaming Eagle Acquisition Corp., which became LG Studios (NYSE: LION) in May 2024. Earlier in his career, Mr. Sloan was Chairman and Chief Executive Officer of MGM Studios and founded and led two public companies in the entertainment media arena, New World Entertainment and SBS Broadcasting, S.A. Mr. Sloan was also one of the founding investors of Lionsgate and served as Lionsgate’s Non-Executive Chairman from 2004 to 2005. In May 2023, Mr. Sloan was appointed by President Biden as a member of the United States Holocaust Memorial Council.

Other Directorships

Mr. Sloan is also a member of the Board of Directors and a member of the Audit Committee of Ginkgo, and Vice Chairman of the Board of Directors and Chair of the Transaction Committee of DraftKings. Mr. Sloan served as a director of LG Studios from May 2024 to May 2025, and as a director of Lionsgate from December 2021 to May 2025.

Mr. Sloan also serves on the Starz Board and a member of the Audit and Risk Committee.

Qualifications

Mr. Sloan’s extensive experience as an international media investor, entrepreneur, and studio executive uniquely qualifies him to serve on the New Lionsgate Board. Mr. Sloan’s wealth of strategic and operational expertise will offer valuable insights and will contribute meaningfully to New Lionsgate’s strategic direction and decision-making processes.

Director Independence

It is the policy of the New Lionsgate Board that, as required by the NYSE listing standards, a majority of directors be “independent” of New Lionsgate and its management. For a director to be deemed “independent,” the New Lionsgate Board must affirmatively determine that the director has no material relationship with New Lionsgate or its affiliates or any member of the senior management of New Lionsgate or his/her affiliates.

Pursuant to New Lionsgate’s Corporate Governance Guidelines, the New Lionsgate Board will undertake an annual review of director independence. During each annual review, the New Lionsgate Board will consider transactions and relationships between each director or any member of his/her immediate family and New Lionsgate and its subsidiaries and affiliates. The New Lionsgate Board will also examine transactions and relationships with New Lionsgate between directors or their affiliates and members of New Lionsgate’s senior management or their affiliates. As provided in New Lionsgate’s Corporate Governance Guidelines, the purpose of this review will be to determine whether any such relationships or transactions are inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee of the New Lionsgate Board, with assistance from counsel, will regularly review New Lionsgate’s Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of New Lionsgate’s Corporate Governance Guidelines is available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. The New Lionsgate website and the information to be contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

The New Lionsgate Board has affirmatively determined that each of Messrs. Crawford, Fries, Harkey, Rachesky, Rosenblatt and Sloan, and Mmes. Fine, McCaw and Ostolaza are “independent” under New Lionsgate’s Standards for Director Independence, Canadian standards, SEC rules and regulations (for New Lionsgate Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for compensation committee members). A number of New Lionsgate’s independent board members are currently serving or have served as directors or as members of senior management of other public companies, including LGEC. All of the committees of the New Lionsgate Board are comprised solely of independent directors, each with a different independent director serving as chair of the committee.

Committees of the New Lionsgate Board

There are three (3) standing committees of the New Lionsgate Board: an audit & risk committee (the “New Lionsgate Audit & Risk Committee”), a compensation committee (the “New Lionsgate Compensation Committee”) and a nominating and corporate governance committee (the “New Lionsgate Nominating and Corporate Governance Committee”). The New Lionsgate Board has adopted written charters for the New Lionsgate Audit & Risk Committee, the New Lionsgate Compensation Committee and the New Lionsgate Nominating and Corporate Governance Committee, which are available on New Lionsgate’s investor relations website.

The table below sets forth the standing committees. Each of the New Lionsgate Audit & Risk, the New Lionsgate Compensation and the New Lionsgate Nominating and Corporate Governance Committee are composed solely of directors who have been determined by the New Lionsgate Board to be independent in accordance with SEC regulations and Canadian securities laws, NYSE listing standards and New Lionsgate’s Standards for Director Independence (including the heightened independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(i) under the Exchange Act for members of New Lionsgate’s Audit & Risk Committee and the enhanced independent standards applicable to compensation committee members under the NYSE listing standards for members of New Lionsgate’s Compensation Committee).

COMMITTEE	FUNCTIONS
Audit & Risk

The New Lionsgate Audit & Risk Committee has the responsibilities set forth in the charter of such committee. These responsibilities include:

•  overseeing the integrity of New Lionsgate’s financial statements, accounting and financial reporting processes;

•  overseeing New Lionsgate’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of New Lionsgate’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all New Lionsgate’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

COMMITTEE	FUNCTIONS
• reviewing and providing oversight over New Lionsgate’s information technology and cybersecurity risk, policies and procedures.

Compensation Committee

The New Lionsgate Compensation Committee has the responsibilities set forth in the charter of such committee. These responsibilities include:

•  reviewing, evaluating and making recommendations to the New Lionsgate Board with respect to management’s proposals regarding New Lionsgate’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for New Lionsgate’s Chief Executive Officer and Vice Chair;

•  in consultation with New Lionsgate’s Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of New Lionsgate with compensation arrangements that meet the requirements for New Lionsgate’s Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by New Lionsgate Board and, when required, New Lionsgate’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the New Lionsgate Board compensation for New Lionsgate Board and committee members.

Nominating and Corporate Governance Committee

The New Lionsgate Nominating and Corporate Governance Committee has the responsibilities set forth in the charter of such committee. These responsibilities include:

•  identifying, evaluating and recommending individuals qualified to become members of the New Lionsgate Board, consistent with criteria approved by the New Lionsgate Board;

•  considering and recommending to the New Lionsgate Board the director nominees for each annual general meeting of shareholders, the New Lionsgate Board committees and the Chairpersons thereof;

•  periodically reviewing New Lionsgate’s activities and practices regarding corporate responsibility and environmental, social and related governance matters that are significant to New Lionsgate, oversee New Lionsgate’s public reporting on these topics and receive updates from New Lionsgate’s

COMMITTEE	FUNCTIONS

management committee responsible for significant environmental, social and governance activities;

•  reviewing New Lionsgate’s human capital management policies, programs and initiatives focused on New Lionsgate’s culture, talent development, retention and inclusion;

•  developing and recommending to the New Lionsgate Board a set of corporate governance guidelines applicable to New Lionsgate and assisting in the oversight of such guidelines; and

•  overseeing the evaluation of the New Lionsgate Board and management.

How New Lionsgate Makes Pay Decisions and Assesses Its Programs

During New Lionsgate’s fiscal year ended March 31, 2025, New Lionsgate was not an independent company and did not have a compensation committee or any other committee serving a similar function. Decisions as to the compensation of those who currently serve as New Lionsgate’s executive officers were made by Lionsgate, as described in the section of this prospectus entitled “Compensation Discussion and Analysis.”

Corporate Governance

New Lionsgate is committed to good corporate governance, which it believes will help it compete more effectively and build long-term shareholder value. New Lionsgate is governed by the New Lionsgate Board and committees of the New Lionsgate Board that meet throughout the year. Directors are expected to discharge their responsibilities at New Lionsgate Board and committee meetings through ongoing communication with each other and with management throughout the year.

Governance is a continuing focus at New Lionsgate, starting with the New Lionsgate Board and extending to management and all employees. Therefore, the New Lionsgate Board reviews New Lionsgate’s policies and business strategies and advise and counsel its Chief Executive Officer and the other executive officers who manage New Lionsgate’s businesses, including actively overseeing and reviewing, on at least an annual basis, New Lionsgate’s strategic plans.

In addition, New Lionsgate solicits feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Mandate of the New Lionsgate Board

Under the Corporate Governance Guidelines established by the New Lionsgate Board, which include the New Lionsgate Board’s mandate, the New Lionsgate Board has the overall responsibility to review and regularly monitor the effectiveness of New Lionsgate’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the New Lionsgate Board seeks to enhance shareholder value over the long term. The full text of New Lionsgate’s Corporate Governance Guidelines is available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or will be able to be obtained in print, without charge, by any shareholder upon request to its Corporate Secretary.

Director Orientation and Education

The New Lionsgate Board continues the policies and practices of Lionsgate with respect to director orientation and education.

Considerations of the Representation of Women on the New Lionsgate Board

New Lionsgate’s Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and to take diversity considerations into account when identifying candidates. New Lionsgate’s Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by New Lionsgate’s Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the New Lionsgate Board at a particular point in time. Prior to the nomination of a new director, New Lionsgate’s Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the New Lionsgate Board and senior management. There are currently three (3) female directors on the New Lionsgate Board.

New Lionsgate Board, Committee and Director Evaluations

Under the Corporate Governance Guidelines and charter of the Nominating and Corporate Governance Committee, New Lionsgate’s Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the New Lionsgate Board, its committees and each director in order to assess the overall effectiveness of the New Lionsgate Board and its committees, director performance and board dynamics. The evaluation process is intended to be designed to facilitate ongoing, systematic examination of the New Lionsgate Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination. Detailed surveys are used for the evaluations conducted for the New Lionsgate Board and each committee. The surveys are designed to provide information pertaining to the competencies, behaviors and effectiveness of the New Lionsgate Board, the committees and the directors, and suggested areas for improvement.

Director Selection Process

Shareholder Recommendations for New Lionsgate Director Nominees and Other Proposals

•

Shareholder recommendations for New Lionsgate director nominees are welcome and will be sent to the Chair of New Lionsgate’s Nominating and Corporate Governance Committee. At the time a shareholder makes a recommendation the shareholder must provide:

•	As to the shareholder who makes the recommendation (the “nominating shareholder”):

•	the name and address of the nominating shareholder;

•	the class or series and number of shares of New Lionsgate that are owned beneficially or of record by the nominating shareholder;

•

details of any proxy, contract, arrangement, or relationship pursuant to which the nominating shareholder, its affiliates or associates, or any person acting jointly or in concert with the nominating shareholder has interests or rights related to the voting of shares of New Lionsgate; and

•	if a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2);

•	As to the candidate(s):

•	the name, age, business address and residential address of the candidate(s);

•	The principal occupation or employment of the candidate(s);

•	The class or series and number of shares of New Lionsgate that are owned beneficially or of record by the candidate(s);

•	Proof of the candidate’s consent to serve on the New Lionsgate Board if nominated and elected;

•	Proof of the candidate’s agreement to complete, upon request, any questionnaire(s) customary for New Lionsgate’s directors; and

•	If a shareholder recommending a candidate is not a record holder, the shareholder must provide evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

Shareholders submitting proposals pursuant to Rule 14a-8 promulgated under the Exchange Act must also satisfy other procedural and qualification requirements set forth in Rule 14a-8. Shareholder proposals or recommendations for director nominees submitted in accordance with the BC Act and the New Lionsgate Articles to be presented at an annual general meeting of shareholders must be received by New Lionsgate’s Corporate Secretary at its registered office at 250 Howe Street, 20th Floor, Vancouver, BC V6C 3R8 no later than thirty (30) days prior to the date of the annual general meeting or, in the case of a special meeting, not later than the close of business on the fifteenth day following the first public announcement of the date of the special meeting. Such proposals must comply with the BC Act and the notice and informational requirements of the advance notice procedures for the nomination of directors as described more fully in the New Lionsgate Articles.

Term Limits and New Lionsgate Board Renewal

New Lionsgate has not established term limits, as it believes that directors who will develop insight into New Lionsgate and its operations over time will provide an increasing contribution to the New Lionsgate Board as a whole. To ensure the New Lionsgate Board continues to generate new ideas and operate effectively, the New Lionsgate Nominating and Corporate Governance Committee evaluates individual New Lionsgate Board member performance and take steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the New Lionsgate Nominating and Corporate Governance Committee, see “Directors and Executive Officers—Corporate Governance—Shareholder Communications with the New Lionsgate Board.” The New Lionsgate Nominating and Corporate Governance Committee will assess the director nominees recommended by shareholders using the criteria as described above.

The New Lionsgate Board’s Role in Risk Oversight

New Lionsgate’s management is responsible for communicating material risks to the New Lionsgate Board and its committees, who provide oversight over the risk management practices implemented by management. The New Lionsgate Board and committee reviews occur principally through the receipt of reports from New Lionsgate’s management on these areas of risk and discussions with management regarding risk assessment and risk management. The New Lionsgate Board continues the policies and practices of Lionsgate with respect to risk oversight as described in the section of this prospectus entitled “Business—Environmental, Social Responsibility and Human Capital Matters.”

Code of Conduct and Ethics

New Lionsgate has a Code of Business Conduct and Ethics that applies to all its directors, officers and employees (and, where applicable, to its suppliers, vendors, contractors and agents) and is available on New Lionsgate’s investor relations website at https://investors.lionsgate.com, or may be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary. New Lionsgate discloses on its investor relations website any waivers of, or amendments to, the code that apply to New Lionsgate’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions. The code is administered by New Lionsgate’s compliance officer, or his/her designee, and New Lionsgate’s Office of the General Counsel, and is overseen by New Lionsgate’s Nominating and Corporate Governance Committee. The New Lionsgate investor relations website and the information contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

Shareholder Communications with the New Lionsgate Board

New Lionsgate recognizes the importance of providing New Lionsgate’s shareholders and interested parties with a means of direct communication with the members of the New Lionsgate Board. Shareholders and interested parties who would like to communicate with the chair of the New Lionsgate Board or New Lionsgate’s non-employee directors are able to do so by writing to the New Lionsgate Board or New Lionsgate’s non-employee directors, care of New Lionsgate’s Corporate Secretary, at New Lionsgate’s principal executive office. The full text of New Lionsgate’s Policy on Shareholder Communications is available on New Lionsgate’s investor relations website at https://investors.lionsgate.com. The New Lionsgate investor relations website and the information to be contained therein or connected thereto are not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Explanatory Note

Prior to the Separation (defined below), Lionsgate Studios Corp. (formerly trading on the Nasdaq Stock Market under the ticker symbol LION) (“Legacy Lionsgate Studios”) was a subsidiary of Lions Gate Entertainment Corp. (formerly trading on the New York Stock Exchange under the ticker symbols LGF.A and LGF.B) (“Old Lionsgate Parent”), and included the company’s motion picture and television studio operations (collectively referred to as the “Studio Business”).

On May 6, 2025, Old Lionsgate Parent completed the separation of its Studio Business from its STARZ-branded premium subscription platform (the “Starz Business”) through a series of transactions contemplated by an arrangement agreement dated January 29, 2025, as amended on March 12, 2025 (the “Separation”).

As a result, (1) a new Lionsgate Studios Corp. (trading on the New York Stock Exchange under the ticker symbol LION) (herein after referred to as the “Company,” “Lionsgate,” “we,” “us,” or “our”) now holds, directly and through subsidiaries, the Studio Business, and (2) Old Lionsgate Parent, which was renamed Starz Entertainment Corp. (“Starz”) (trading on the Nasdaq Stock Market under the ticker symbol STRZ) now holds, directly and through subsidiaries, the Starz Business.

Following the transactions, the former named executive officers of Old Lionsgate Parent have become the named executive officers of Lionsgate, and the information regarding executive compensation and related matters with respect to such executive officers for Old Lionsgate Parent’s fiscal year ended March 31, 2025 is set forth below in this Compensation Discussion and Analysis.

Accordingly, unless otherwise noted herein, references in this Compensation Discussion and Analysis to:

(i)

the “Company,” “Lionsgate,” “we,” “us,” or “our” means Lions Gate Entertainment Corp. (or Old Lionsgate Parent) prior to completion of the transactions, and new Lionsgate Studios Corp. upon completion of the transactions;

(ii)

the “Company’s common shares” means the former common shares of Lions Gate Entertainment Corp. (or Old Lionsgate Parent), including Class A voting shares, without par value (“Class A voting shares”) and/or Class B non-voting shares, without par value (“Class B non-voting share”) prior to completion of the transactions, and the common shares of new Lionsgate Studios Corp. upon completion of the transactions; and

(iii)

the “Compensation Committee” means the former Compensation Committee of the Board of Directors of Lions Gate Entertainment Corp. (or Old Lionsgate Parent) prior to completion of the transactions, and the Compensation Committee of the Board of Directors of new Lionsgate Studios Corp. upon completion of the transactions.

Named Executive Officers

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, and practices. In doing so, it describes the material elements of compensation at the Company awarded to, earned by, or paid to, the individuals who served as our principal executive officer, principal financial officer, and three other most highly compensated executive officers for fiscal 2025 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2025 include the following:

Named Executive Officer	Position
Jon Feltheimer	Chief Executive Officer
Michael Burns	Vice Chair
James W. Barge	Chief Financial Officer
Brian Goldsmith	Chief Operating Officer
Bruce Tobey	Executive Vice President and General Counsel

Executive Summary

Who We Are

(1) Includes wide-release, multi-platform and direct-to-platform titles. (2) Fiscal year ended March 31, 2025 (3) Includes scripted television, unscripted television, programming syndicated by wholly-owned subsidiaries Debmar/Mercury and Pilgrim Media Group, and distribution as of March 31, 2025. Does not include 3 Arts Entertainment executive-produced series. (4) Average across scripted and unscripted content from fiscal 2019 through March 31, 2025; does not include programming syndicated by Debmar/Mercury. (5) Fiscal year ended March 31, 2025; includes film and television revenues; reported library revenue defined as revenue earned after first cycle of sales which generally includes theatrical revenue, first six months of home entertainment sales, first pay television contract and minimum guarantees from first international sales. (6) Includes created and acquired content.

Film Franchises

SILVER
LININGS

STALLONE
RAMBO
THE FIGHT CONTINUES

KILL
BILL
VOLUME 1

reservoir
dogs
Every dog has his day

INGLOURIOUS
BASTERDS

NFL
DRAFT
DAY

crash

MONSTER'S
BALL

AMERICAN PSYCHO

EXPENDABLES

THE
BLAIR WITCH
PROJECT

BAD MOMS
PARTY LIKE A MOTHER

DIVERGENT

CONFIDENTIAL
MICHAEL MOORE
FAHRENHEIT 9/11

precious
Based on the novel PUSH
by sapphire

wonder

SCRE4M

19
17

3:10 TO YUMA

MY BLOODY
VALENTINE

Step Up

Knives Out

WARRIOR

Television Franchises

Ghosts

*Renewed for seasons 5 and 6
*One of top 10 Nielsen-rated shows
* #1 sitcom on CBS among key demographics

THE
ROOKIE

*Renewed for season 8 (ABC)
* Spinoff in development (ABC)
*One of top 10 Nielsen-rated shows

POWER

*6 seasons
*3 spinoffs
* 9.5 million multi-platform viewers a piece
* Additional spinoffs in development

ORANGE
BLACK

*7 seasons
*4 Emmy awards (21 nominations)
* First series ever licensed to Netflix
* Rights returning in the near future

MAD MEN

*7 seasons
*16 Emmy awards (116 nominations)
* 4 consecutive Best Drama Emmy's
* #1 show on THR's best television shows of the 21st century

NURSE JACKIE

*7 seasons
*5 Emmy awards (24 nominations)
* Reboot starring Edie Falco in development

weeds

* 8 seasons
*2 Emmy awards (14 nominations)
* 10 Golden Globe Nominations (1 Win)

Select Accomplishments in Fiscal 2025

Separation of the Studios Business and the Starz Business

Completed the Separation and subsequent launch of Lionsgate Studios Corp. (NYSE: LION)

and Starz Entertainment Corp. (NASDAQ: STRZ) as standalone, publicly-traded companies

Record Studio Revenue of $3.2 Billion in Year and First $1 Billion+ Quarter Studio segment revenue for fiscal 2025 and $1.1 billion in fiscal 2025 fourth quarter	Record Library Revenue of $956 Million Trailing 12-month library revenue; best ever quarterly library revenue of $340 million (fiscal 2025 fourth quarter)	Completed Integration of eOne Entertainment Added thousands of titles to library, grew portfolio of brands and franchises, capitalized on Canadian content production incentives

Over $300 Million Motion Picture Segment Profit Over $135 million segment profit in fiscal 2025 fourth quarter was best quarterly performance for Motion Pictures segment in 10 years

Key Television

Series Renewals

The Rookie (for an 8th season on ABC), Ghosts (for 5th and 6th seasons on CBS), The Studio (for a 2nd season on Apple TV+); the Sherri Shepherd show (for a 4th season in syndication); Yellowjackets (for a 4th season on Showtime)

STARZ: More than 70% Digital Revenue and Over $200 Million Segment Profit Media Networks segment (STARZ) digital revenue and segment profit for fiscal 2025

Compensation Program Goals and Principles

•   Recruit, retain and inspire top talent in a highly competitive industry

•   Align executive compensation with performance and shareholder interests

•   Foster long-term value creation through a well-balanced compensation framework

•   Maintain appropriate level of “at-risk” compensation

•   Maintain a strong “clawback” policy

•   No tax gross-ups on severance or other change in control benefits

•   No repricing or buyouts of underwater stock options/SARs without shareholder approval

•   Utilize “double trigger” change in control provisions that only provide benefits upon qualified terminations in connection with a change in control

Compensation Committee Practices

•   Engage in proactive, transparent, and ongoing investor communication

•   Assess the cost and dilutive impact of stock compensation

•   Utilize relevant peer groups and industry data for compensation decisions

• Apply performance metrics consistently across all employees, including executives • Seek guidance from an independent consultant, Pay Governance

Components of Executive Compensation

Item	Nature	Purpose	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long-Term Incentive Awards	At-risk Long-term	Retention; Reward long-term performance; Align with shareholder interests	Competitive within peer and industry context; Time and performance-based equity, vesting in tranches over multiple years

Determination of Annual Incentive Bonuses For Fiscal 2025

Financial Metrics Utilized

- Segment Profit
- Adjusted OIBDA

Performance Metrics Utilized

Corporate
Divisional
Individual

½ Corporate Performance

Overall Company performance utilizing Adjusted OIBDA

½ Divisional Performance

Overall performance of each operating division utilizing segment profit

Individual Performance

Discretion to consider individual achievements and contributions of each executive

For more information on the compensation of the Named Executive Officers, please see the Summary Compensation Table below.

Shareholder Engagement

We are committed to maintaining a proactive shareholder engagement program that facilitates open, transparent, and ongoing dialogue with our investors and other key stakeholders. Throughout the year, we actively engage with shareholders to solicit their perspectives on a broad range of important topics, including Company performance and long-term strategy, corporate governance practices, executive compensation, and key environmental, social, and governance priorities. These engagements provide valuable insights that help shape our governance practices, refine our strategic direction, and enhance the quality and relevance of our public disclosures. Feedback received from shareholders is regularly communicated to our Board of Directors and relevant committees, ensuring that investor perspectives are meaningfully incorporated into the oversight and decision-making processes of the Company.

Investor Conferences and Meetings

In fiscal 2025, we conducted engagement with 37 of our top 50 shareholders, including many of our largest actively managed institutional investors, representing approximately 81% of the Company’s outstanding common stock (excluding shares held by officers and directors). This outreach underscores our commitment to transparency, responsiveness, and alignment with the interests of our long-term shareholders. Actions we took in response to feedback from our shareholders are noted below.

Investor Meetings

✓ Held more than 100 virtual and in-person meetings with investors throughout the year, engaging with all of the Company’s analysts and top 25 shareholders.

✓ Meetings were led by key members of our executive team, including our Chief Executive Officer, Vice Chair, Chief Financial Officer, Head of Investor Relations, Chair of the Motion Picture Group, Chair of the Television Group, and President, Worldwide Television & Digital Distribution, and also featured participation by members of our Board of Directors, underscoring the Board of Directors’ active role in shareholder engagement and oversight.

Investor Conferences

✓ Senior members of our management team participated in several high-profile investor conferences, providing valuable opportunities to connect directly with existing and potential investors. These included:

•  The Morgan Stanley Tech, Media &Telecom Conference;

•  The Deutsche Bank Media, Internet and Telecom Conference;

•  Raymond James Institutional Investor Conference;

•  UBS Global Media & Communications Conference;

•  Wells Fargo TMT Summit;

•  Barclays Communications and Content Symposium; and

•  The Gabelli Media & Sports Symposium.

2024 Annual General and Special Meeting of Shareholders

At our 2024 Annual General and Special Meeting of Shareholders, held on April 23, 2025, shareholders demonstrated strong support for our executive compensation program, with approximately 80% of votes cast voted in favor of the Company’s executive compensation program (referred to as a “say-on-pay proposal”). We view this outcome as a validation of our continued efforts to ensure that our compensation practices are performance-based, aligned with shareholder interests, and designed to support the long-term success of the Company.

We remain committed to fostering a culture of accountability, transparency, and active dialogue, and we will continue to prioritize meaningful engagement as a critical component of our corporate governance framework.

Key Actions in Response to Shareholder Engagement

Key Actions in Response to Shareholder Engagement

✓ Eliminated dual-class share structure by consolidating Class A voting shares and Class B non-voting shares into one class of common shares

✓ Aligned voting power with economic interests

✓ Streamlined capital structure to reduce complexity

✓ Increased appeal to both retail and institutional investors

✓ Created a more straightforward and accessible investment opportunity

✓ Enhanced stock liquidity

✓ Fiscal 2025 annual incentive bonuses paid in mix of cash and equity

✓ Majority of awards for the Company’s Chief Executive Officer delivered in the form of restricted share units with respect to the Company’s common shares, which vest on the first anniversary of grant

✓ Equity-based approach reinforces alignment with shareholder interests and reflects continued focus on long-term value creation

✓ Fiscal 2025 grants of annual long-term incentive awards made exclusively in the form of restricted share units

✓ Grants made at 85% of target (reflecting actual adjusted OIBDA for fiscal 2025 reaching approximately 85% of plan, as discussed below)

✓ Half subject to performance-vesting requirements

✓ Reinforces link between executive compensation and achievement of strategic goals

✓ Continued to utilize Adjusted OIBDA and segment profit as performance metrics to determine fiscal 2025 annual incentive bonuses

✓ Adopted shareholder rights plan

✓ Protects interests of all shareholders

✓ Enables shareholders to realize value of their investment at a time of significant market volatility

✓ Helps ensure Board of Directors’ ability to fulfill fiduciary responsibilities and duties to the Company and its shareholders

✓ Amended Company’s Articles to eliminate the ability of chair of a meeting of the Board of Directors to have a second or casting vote in event of a tied vote

Key Features of Our Executive Compensation Program

The Compensation Committee believes that our executive compensation program aligns the interests of the Named Executive Officers with the Company’s long-term strategic direction and the interests of our shareholders. Key features of our program include:

•	Market-Competitive Pay – compensation decisions are informed by peer group and industry benchmarks.

•	Performance-Based Compensation – a significant portion of executive pay is “at risk,” with annual incentives and long-term equity awards tied to performance.

•	Balanced Structure – the program includes a mix of fixed salary, short-term incentives and long-term variable compensation.

•	Committee Discretion – the Compensation Committee retains certain discretion in assessing performance and determining payouts under the annual incentive plan and performance-based equity awards.

•	Limited Perquisites – benefits and perquisites are modest and aligned with market practices.

We maintain employment agreements with Named Executive Officers to promote management stability while adhering to best practices generally favored by shareholders. These agreements:

•	Exclude “single-trigger” provisions, meaning equity awards and other benefits do not automatically accelerate upon a change in control.

•	Do not provide tax gross-ups on excess parachute payments.

•	Allow severance in connection with a change in control only in cases of involuntary terminations or “good reason” terminations, which we consider constructive terminations of employment.

Equity awards for Named Executive Officers are generally determined as part of new or amended employment agreements, specifying the value of grants to be made annually over the term, with the Compensation Committee having discretion to determine the type and terms of such grants each year. While the Company does not typically issue equity grants outside this framework, it may award annual bonuses in cash and/or equity and retains discretion to grant equity awards in other circumstances as deemed appropriate by the Compensation Committee.

Program Objectives

The Company’s executive compensation program is designed to drive long-term shareholder value by attracting, motivating, and retaining top senior talent. The Compensation Committee structures the program to reward sustained financial and operational performance, align executive interests with shareholders, and promote long-term leadership stability. A substantial portion of executive compensation is performance-based, with annual and long-term incentives awarded only when performance targets are met.

Compensation Practices

What We Do	What We Don’t Do

✓  Pay for Performance: A significant majority of our executives’ target compensation is “at risk” in the form of annual and long-term incentive awards tied to pre-established performance goals aligned with our short- and long-term objectives and/or the value of our stock price.

× No Tax Gross-ups: We do not provide tax reimbursements or gross-ups on severance or change-in-control payments.

✓ Use Performance Metrics: Our annual bonus and long-term incentive programs incorporate individual, group, and company-wide financial and operational performance measures.	× No Pension Plans or Special Retirement Programs for Executive Officers: We do not offer defined benefit pension plan or supplemental retirement plan for executives.

✓  Risk Mitigation: Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, a clawback policy, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: We do not provide benefits triggered solely by a change in control.

✓ Review of Share Utilization: The Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.	× No Hedging: Executives and directors are prohibited from hedging transactions on Company stock.

What We Do	What We Don’t Do

✓ Competitive Peer Group: Our peer group consists of comparable companies that compete for executive talent and align in revenue, market capitalization, and industry focus.	× No Repricing of Stock Options or SARs: Stock options and SARs cannot be repriced without shareholder approval.

✓ Independent Compensation Consultant: The Compensation Committee engages Pay Governance, an independent consultant, for executive and director compensation guidance.	× No Buyout of Underwater Stock Options or SARs: Underwater stock options and SARs cannot be bought out for cash without shareholder approval.

✓ Limit Perquisites: We limit perquisites to items that we believe serve a reasonable business purpose.

×   No Evergreen Provisions. The Lionsgate Studios 2025 Performance Incentive Plan and its predecessor, the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, do not provide for any automatic increases in the number of shares available for issuance under the plan.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee, which operates pursuant to a written charter. The Compensation Committee, working with management, determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans. The Compensation Committee is ultimately responsible for determining the compensation arrangements for the Company’s executive officers and reports to the Board on all compensation matters regarding our executives and other key salaried employees.

Role of Management

The Compensation Committee reviews management-provided information in order to help align the executive compensation program with the Company’s business strategies and objectives. At various times during fiscal 2025, the Company’s Chief Executive Officer and other executives attended relevant portions of Compensation Committee meetings to discuss the Company’s strategic objectives and financial performance relevant to the Compensation Committee’s decisions. Generally, the Company’s Chief Executive Officer recommends to the Compensation Committee compensation terms for other executives, considering market data, the Company’s strategy, individual performance and experience. The Compensation Committee reviews these recommendations with the Company’s Chief Executive Officer and either approves or adjusts these recommendations. The Compensation Committee is solely responsible for determining the compensation of the Company’s Chief Executive Officer and the Company’s Vice Chair. No Named Executive Officers participate in decisions regarding their own compensation.

Role of Compensation Consultant

Throughout fiscal 2025, the Compensation Committee engaged Pay Governance as its independent compensation consultant to assist in reviewing and determining the Company’s executive compensation program. Pay Governance provides guidance on compensation policies, practices and decisions, reporting directly to the Compensation Committee. The Compensation Committee has sole authority to retain, terminate and approve the consultant’s fees and terms of engagement.

Consultant Independence

During fiscal 2025, Pay Governance did not perform work for the Company other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with the Company or any of its directors or executive officers.

Peer Group Analysis

The Compensation Committee utilizes a peer group to benchmark executive compensation against that of similarly positioned executives at other companies engaged in film production, television programming, digital content creation and live entertainment, in order to help ensure that the Company’s compensation packages are competitive with the broader market and aligned with shareholder interests.

In fiscal 2025, the Compensation Committee engaged Pay Governance to determine a post-Separation peer group for the Company. Pay Governance identified a pool of companies spanning entertainment, cable, streaming, and adjacent industries, which selection was then refined to exclude entities with disproportionately large revenues and to prioritize companies engaged in content creation and distribution. Pay Governance also considered companies referenced by shareholder advisory firms in prior reports, assessed “peer-to-peer” relationships (where multiple peers cited the same entities), and examined “reverse peer” companies (those that had designated the Company as a peer).

Based on this review, Pay Governance recommended a peer group consisting of the following ten companies:

Peer Group
AMC Networks Inc.	Madison Square Garden Entertainment Corp.
Electronic Arts Inc.	Nexstar Media Group, Inc.
Fox Corporation	Sirius XM Holdings Inc.
Hasbro, Inc.	Take-Two Interactive Software, Inc.
Live Nation Entertainment, Inc.	World Wrestling Entertainment, Inc.

Finally, consistent with past practice, Pay Governance also recommended that the Company continue to utilize entertainment industry-specific compensation survey data to benchmark roles that may not be reflected within the Company’s peer group. The participants in this survey include the following:

Entertainment Industry Group
ABC	NBCUniversal
Amazon Studios	Netflix
AMC Networks	Paramount/Showtime
Apple TV	Sony Pictures Entertainment
ESPN	Walt Disney Studios
Mattel	Warner Bros. Discovery

Use of Market Data

Utilizing peer group and industry survey market data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay, and long-term compensation, including target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for select executive officers, including the Named Executive Officers, relative to the compensation of similarly situated executives with these companies.

While this data serves as informative background for compensation decisions, the Compensation Committee doesn’t strictly benchmark compensation against any particular level relative to the Company’s peer group.

Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are qualitative, reflecting the Compensation Committee’s business judgment, which is informed by analysis of the members of the Compensation Committee including input from, and data provided by, Pay Governance. The Compensation Committee believes that the compensation opportunities provided to the Named Executive Officers are appropriate in light of competitive considerations, and will modify its programs as appropriate based on ongoing industry trends and the Company’s competitive landscape.

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The terms of each employment agreement are described below under Description of Employment Agreements. Below is a discussion of new employment agreements we entered into with Mr. Feltheimer during fiscal 2025 and with Mr. Burns early in fiscal 2026, as well as an amendment to Mr. Tobey’s agreement early in fiscal 2026. We believe that it is in the best interests of the Company to enter into multiyear employment agreements with the Named Executive Officers as such multiyear agreements are typical in the Company’s industry and assist in retention and recruiting efforts, foster long-term retention, and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance.

Jon Feltheimer

In fiscal 2025, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Feltheimer, including a proposed increase to his target bonus and annual long-term equity awards. Pay Governance provided an analysis of the proposed compensation structure using compensation levels for Chief Executive Officers in the Company’s then-current peer group, noting that Mr. Feltheimer’s potential target total direct compensation would be positioned between the 27th and 65th percentiles of such group, depending on the grant date value of long-term incentive equity awards.

Accordingly, in August 2024, the Company entered into a new employment agreement with Mr. Feltheimer to continue to serve as the Company’s Chief Executive Officer for a term ending July 31, 2029. The new employment agreement provides for an annual base salary of $1,500,000 and an annual performance bonus based on performance criteria as established by the Compensation Committee, with the target bonus commencing with the Company’s 2025 fiscal year being $7,500,000 and the maximum bonus being 200% of the target amount. Additionally, Mr. Feltheimer will be eligible to receive annual equity awards for the Company’s fiscal years 2026 through 2029 with a target annual grant date value of $10,000,000 (with the actual value to be determined based on the Company’s financial performance for the prior fiscal year against performance targets to be agreed upon by Mr. Feltheimer and the Compensation Committee early in the applicable fiscal year).

The terms of the agreement were established by the Compensation Committee based on its qualitative assessment of Mr. Feltheimer performance, negotiations with Mr. Feltheimer, and taking into account market data provided by Pay Governance. The agreement generally provides that Mr. Feltheimer’s long-term incentive awards (consisting of annual equity awards to be granted during the remaining four-year term of the agreement) would be granted 66% in the form of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and 34% in the form of stock options (with an exercise price equal to the fair market value on the date of grant), although the Compensation Committee has discretion to change this structure each year. Each of the performance-based awards would vest as to one-third of the shares subject to such award on each of the first, second and third anniversaries of the applicable grant date, subject to the achievement of performance criteria approved by the Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. For more information on this agreement, see the Description of Employment Agreements and Potential Payments Upon Termination or Change in Control sections below.

Michael Burns

On May 6, 2025, the Company entered into a new employment agreement with Michael Burns (the “Burns Employment Agreement”), the terms of which were negotiated with Mr. Burns. The term of the Burns Employment Agreement commenced on May 6, 2025 and will end on the third anniversary of such date (the “Burns Expiration Date”). The Burns Employment Agreement provides for Mr. Burns to receive an annual base salary of $500,000 and to be eligible for a discretionary annual bonus to be determined at the discretion of the Compensation Committee. The Burns Employment Agreement also provides for Mr. Burns to participate in the Company’s usual benefit programs for executives at his level, as well as Company-provided life and disability insurance coverage, a car allowance and limited use of the Company’s private aircraft. Pursuant to the Burns Employment Agreement, Mr. Burns will also receive, subject to approval by the Compensation Committee and Mr. Burns’ continued employment through the applicable grant date, a grant of equity-based awards each year during the term of the Burns Employment Agreement, with each annual grant to have an aggregate value of $500,000. Unless otherwise provided by the Compensation Committee, each annual grant will be in the form of performance-based restricted share units, with the number of performance-based restricted share units subject to the award determined by dividing $500,000 by the closing price of the Company’s common shares on the grant date. The annual grants will generally be scheduled to vest in three annual installments, with the vesting of the performance-based restricted share units to be contingent on achievement of performance metrics to be determined by the Compensation Committee in consultation with Mr. Feltheimer for the 12-month period ending on the applicable vesting date. The Burns Employment Agreement also provides that the annual grants may be settled in cash, shares, or a combination thereof, as determined by the Committee.

In the event Mr. Burns’ employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the Burns Employment Agreement), he would be entitled to a cash severance payment equal to the present value of his base salary through the Burns Expiration Date, a cash payment equal to two times his base salary (in lieu of any bonus component), and payment by the Company of his premiums for continued health insurance coverage for up to 18 months following his termination date and for continued life and disability insurance coverage through the Burns Expiration Date. If Mr. Burns’ employment is terminated by the Company without cause or by him for good reason and such termination occurs on or within 12 months following a change in control of the Company (as defined in the Burns Employment Agreement), he would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through the Burns Expiration Date and $2.6 million. In the event that Mr. Burns’ employment with the Company is terminated by the Company without cause, by him for good reason, or due to his death or disability, his equity awards granted by the Company pursuant to the Burns Employment Agreement, to the extent then outstanding and unvested, would become fully vested upon his termination (and, in the case of a termination without cause or for good reason, if the annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination). Mr. Burns’ right to receive the severance payments, accelerated vesting, and other severance benefits described above is subject to his execution of a release of claims in favor of the Company.

Additionally, on May 6, 2025, Starz entered into an advisory services agreement with Mr. Burns, wherein Mr. Burns was engaged as an independent contractor to act as a senior advisor to the Chief Executive Officer of Starz, providing strategic guidance to the Chief Executive Officer, with a primary focus on corporate finance, mergers, acquisitions, and related deal structuring transactions

Bruce Tobey

In fiscal 2025, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for an extension of Mr. Tobey’s employment agreement, including a proposed increase to his target bonus, target annual incentive bonus and annual long-term equity awards. Pay Governance provided an analysis of the proposed compensation structure utilizing compensation levels for top legal executives among studios and the Company’s then-current peer group, noting that Mr. Tobey’s potential target total direct compensation would be positioned at around the 34th percentile of the peer group).

Accordingly, on April 9, 2025, the Company entered into an amendment to the Company’s employment agreement with Mr. Tobey, to extend the term of the agreement by two years through March 31, 2028 and approve certain changes in his compensation. Pursuant to the amendment, effective as of April 1, 2025, Mr. Tobey will receive an annual base salary of $1,200,000, and his target annual bonus will be 85% of his base salary, with the amount of the bonus to be determined at the discretion of the Committee in consultation with the Company’s Chief Executive Officer. Mr. Tobey will also continue to be eligible for annual equity awards pursuant to the agreement, with the aggregate grant date value of each annual Grant to be $1,200,000, effective as of April 1, 2025, subject in each case to approval by the Compensation Committee and Mr. Tobey’s continued employment through the applicable grant date, with each annual grant to have the aggregate grant date value indicated above and to consist of restricted share units and/or stock options (or stock appreciation rights) as determined by the Compensation Committee. The awards that comprise each annual grant will generally have a three-year vesting period, subject to such time-based and performance-based vesting requirements as determined by the Compensation Committee. The number of shares subject to each of the awards comprising an annual grant will be determined, in the case of restricted share units awards, by dividing the dollar value allocated to the award by the closing price of the Company’s shares on the grant date and, in the case of options and similar awards, by dividing the dollar value allocated to the award by the per-share value of the award as of the grant date based on the methodology then used by the Company to value options and similar awards for financial statement purposes. The agreement provides that annual grants in the form of restricted share units may be settled in cash, shares, or a combination thereof, as determined by the Compensation Committee. In addition to the compensation described above, the agreement provides for Mr. Tobey to participate in the Company’s benefit programs and perquisites for executives at his level, as those arrangements are in place from time to time. Additionally, upon execution of the agreement, Mr. Tobey was granted 26,511 time-based restricted share units vesting on the one-year anniversary of grant.

The severance provisions of Mr. Tobey’s agreement were not changed by the amendment and are described in the Potential Payments Upon Termination or Change in Control section below.

Compensation Components

The Company’s executive compensation program is generally based on three principal components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive.

Base Salary

We provide executive officers and employees with an annual base salary as part of their fixed compensation. This approach is designed to attract and retain highly qualified executives by ensuring certain predictable compensation levels that reward their continued service. Base salaries are determined at the time of hire or when we enter into an employment agreement, considering market data, peer group and entertainment industry compensation benchmarks, and individual performance. We typically set base salaries below industry peers, with the majority of compensation focused on performance-based incentives and stock-based awards.

The current base salaries of Named Executive Officers are set forth below under Description of Employment Agreements (or, in the case of Messrs. Burns and Tobey, in the description of their employment agreements above). The Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Compensation Committee’s assessment of the Company’s peer group data for similar positions and the committee’s assessment of the Company’s overall performance and contribution of those officers to that performance.

Annual Incentive Bonuses

Annual incentive bonuses are designed to motivate executive officers to achieve key financial, operational and individual performance goals that align with the Company’s broader business strategy. Employment agreements with Named Executive Officers typically provide for a target annual incentive bonus amount, with the amount awarded each year determined at the Compensation Committee’s discretion, taking into account the recommendation of the Company’s Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Compensation Committee.

Annual incentive awards are governed by a structured, performance-based process designed to align executive compensation with both Company-wide and individual results.

Fiscal Budget and Plan: At the beginning of each fiscal year, an estimated incentive award pool is incorporated into the Company’s annual fiscal budget and plan. This pool reflects aggregate target bonus opportunities available for all eligible employees for such fiscal year, as outlined in their respective employment arrangements.

Funding: The incentive pool is funded—partially or fully—based on the Company’s actual financial performance for that fiscal year. No individual awards are granted unless the pool is funded to some extent.

Allocation: If funding occurs, individual bonus awards are drawn from the available pool. Awards may be pro-rated if the pool is only partially funded.

Performance: Individual bonus awards are determined by the Compensation Committee in its discretion using a framework that evaluates performance across two equally weighted categories:

•	Corporate performance (50%): Assesses the Company’s overall financial and operational results, including key performance indicators tied to the Company’s strategic objectives and long-term success.

•

Divisional performance (50%): Assesses results achieved within each operating segment, focusing on financial performance, operational execution, and strategic goal attainment. For the Named Executive Officers, who typically have broad responsibilities across the organization, divisional performance is evaluated in the context of overall Company performance rather than individual business units.

Discretionary Individual Adjustments: While corporate and divisional performance provide the foundation for determining incentive awards, the Compensation Committee retains discretion to consider individual performance and other qualitative factors when finalizing bonus amounts. This discretionary authority enables the committee to make thoughtful adjustments that recognize exceptional contributions, address circumstances not fully reflected in financial results, or account for broader considerations such as an executive’s role, tenure, historical and expected future performance, experience, changes in responsibility, internal equity and retention needs. Discretionary adjustments may be applied in cases where: activities that are accretive or transformative in nature, and expected to enhance and drive long-term value creation, may not be reflected in near-term financial metrics; investments in new businesses or increased investment in current lines of business may position the Company for future growth, despite temporarily impacting short-term performance metrics; and factors outside of management’s control, such as unplanned acquisitions or divestitures, unanticipated programming or business development opportunities, corporate transactions, material legal matters, or other unforeseen events are not accounted for at the beginning of the fiscal year. By incorporating discretion in this manner, the Compensation Committee ensures that incentive awards remain aligned with both actual performance and the Company’s long-term strategic objectives.

Determination: The final bonus award is determined by applying the average of the executive’s corporate and divisional performance scores to their target bonus amount, subject to the available funds in the bonus pool. The Compensation Committee may then apply discretionary adjustment—upward or downward—to this calculated amount, based on individual performance. This framework is intentionally designed to align executive compensation with both enterprise-wide and individual accomplishments, while maintaining fiscal discipline and ensuring that payouts are closely tied to overall performance outcomes.

Fiscal 2025 Annual Incentive Bonus Targets

Annual incentive bonus target amounts for each of the Named Executive Officers are set as a dollar amount or percentage of base salary, as set forth in their employment agreements.

Name	Fiscal 2025 Target Bonus
Jon Feltheimer	$7,500,000
Michael Burns*	$5,000,000
James W. Barge	$3,000,000
Brian Goldsmith	$1,250,000
Bruce Tobey	$750,000

*	Mr. Burns’ 2025 annual incentive bonus target amount was set at ~85% of Mr. Burns’ annual bonus amount awarded for fiscal 2024.

Fiscal 2025 Performance*

	Year Ended March 31,
	2024 Actual	2025 Plan	2025 Actual
	(amounts in millions)
Segment Profit
Studio Business
Motion Picture	$319.4	$330.6	$307.6
Television Production	$146.8	$215.3	$136.5
Media Networks	$236.4	$207.6	$202.8
Intersegment eliminations	$(48.9)	$(78.8)	$(57.0)

Total Segment Profit	$653.7	$674.7	$589.9
Corporate general and administrative expenses	$(136.1)	$(145.9)	$(123.2)
Unallocated rent cost included in direct operating expense	$—	$—	$(18.6)

Adjusted OIBDA	$517.6	$528.8	$448.1

*	See below for definitions, adjustments and related reconciliations for non-GAAP measures.

✓ Record Library Performance	➢ All-time high trailing 12-month library revenue of $956 million for fiscal 2025 ➢ Record library revenue of $340 million for fourth quarter of fiscal 2025
✓ Prepared Lionsgate & STARZ Balance Sheets for Separation

➢ Grew Studio revenue to a record $3.2 billion in fiscal 2025

➢ Ended fiscal 2025 with first $1 billion revenue quarter in history ($1.1 billion in fourth quarter of fiscal 2025)

➢ Driven by licensing sales of The Rookie to Disney+ and The Chosen to Amazon Prime

➢ Completed bond exchange ($390 million at Studio, $325 million at STARZ), established two standalone capital structures, including new $300 million term loan A (at STARZ) and $950 million revolving credit facilities ($800 million at Studio, $150 million at STARZ)

✓ Strong Value Creation Year, Led by Strategic Initiatives

➢ Separation of Studio Business and Starz Business completed on May 6, 2025

➢ NYSE: LION, NASDAQ: STRZ trading began on May 7, 2025

➢ Included equity raise, strengthening standalone balance sheets, collapsing two classes of stock into one, establishing governance for both companies and finalizing intercompany agreement for go-forward businesses

➢ Completed integration of eOne Entertainment

➢ Added thousands of library titles, grew portfolio of brands and franchises with The Rookie, Naked & Afraid and film development rights to Monopoly, and capitalized on Canadian content production incentives

✓ Leaning into New Technologies to Drive Efficiency and Savings

➢ Established first-of-its-kind partnership with AI applied research company Runway

➢ First studio to utilize AI to enhance production, marketing and library distribution efficiency, achieve cost savings and serve as a tool for filmmakers

✓ Motion Picture Group Continued to Invest in Diversified Slates with Significant Long-Term Value

➢ Closed fiscal 2025 with three straight midbudget films to box office success and profitability (Best Christmas Pageant Ever, Den of Thieves 2: Pantera and Flight Risk)

➢ Den of Thieves 2: Pantera and Best Christmas Pageant Ever opened #1 at domestic box office

➢ Quarterly Motion Picture segment profit of $135 million was the highest in 10 years for quarter ended March 31, 2025

➢ Accelerated expansion of John Wick Universe

➢ Spinoff Caine in development

➢ John Wick: Chapter 5 and John Wick animated movie in development

➢ Television series John Wick: Under the High Table in development

➢ John Wick AAA game in the works

➢ John Wick Experience opened in Las Vegas

➢ Finalized partnership with Blumhouse and James Wan on future Saw movies
➢ Extended Lionsgate’s pay one theatrical output agreement with Starz through 2028; licensed 2026 through 2028 film slates and select 2025 titles to Amazon Prime for exclusive window
✓ Television Group Secured Key Renewals, Adapted Existing IP and Helped Drive Library Growth

➢ Secured renewals of series including The Rookie (for an 8th season on ABC), Ghosts (for 5th and 6th seasons on CBS) and The Studio (for a 2nd season on Apple TV+); the Sherri Shepherd show (for a 4th season in syndication); Yellowjackets (for a 4th season on Showtime).

➢ Continued to adapt IP into major television properties with Spartacus: House of Ashur (STARZ), the Twilight TV series Midnight Sun (Netflix), Blue Mountain State (Amazon) and Nurse Jackie (Amazon) in development, production or preparing to launch

✓ STARZ Continued Transition into a Focused, State-of-the-Art Streaming Platform	➢ STARZ continued successful transition from a primarily linear service to more than 70% digital revenue in fiscal 2025
➢ Closed fiscal 2025 with domestic over-the-top subscriber growth of 500,000 in the fourth quarter
➢ Completed new bundling deals with BET+ and Max on Amazon Prime, AMC+ on Vizio and Britbox

Fiscal 2025 Annual Incentive Bonus Pool

Funding

To determine funding of the annual incentive bonus pool for fiscal 2025, the Compensation Committee selected adjusted OIBDA as the primary measure of the Company’s financial performance. This metric was chosen because it serves as a key performance indicator aligned with the Company’s strategic objectives and long-term success, and is used internally to manage and assess financial performance.

	Fiscal 2025 Actual	Fiscal 2025 Plan	Percent of 2025 Actual vs. 2025 Plan
Adjusted OIBDA	$448.1 million	$528.8 million	~85%

While actual adjusted OIBDA for fiscal 2025 reached approximately 85% of plan, the Compensation Committee approved funding of only 75% of the proposed annual incentive bonus pool. This downward adjustment reflects the Committee’s view that underperformance in the Studio segment, despite a stronger fiscal 2025 fourth quarter in the Motion Picture segment and consolidated earnings approaching target, warranted a more conservative funding level. The Studio segment’s shortfall had a disproportionate impact on overall financial performance and was a key consideration in the Committee’s decision to moderate the bonus pool funding accordingly.

Corporate Performance

To determine the Company’s corporate performance measure for fiscal 2025, the Compensation Committee again selected adjusted OIBDA as the primary measure for evaluating the Company’s financial performance for fiscal 2025. Again, even though actual adjusted OIBDA for fiscal 2025 reached approximately 85% of plan, the

Compensation Committee approved a payout of 75% for the corporate performance measure of each executive’s bonus. This downward adjustment reflects the Committee’s recognition of the Company’s stock price and the underperformance in the Studio segment, an area of strategic and financial significance, which together warranted a more measured payout.

Divisional Performance

To determine divisional performance measures for fiscal 2025, the Compensation Committee reviewed each division’s fiscal 2025 financial performance using segment profit as the principal performance metric.

	Fiscal 2025 Actual Segment Profit	Fiscal 2025 Plan Segment Profit	Percent of 2025 Actual vs. 2025 Plan
Studio Business
Motion Picture	$307.6 million	$330.6 million	~90%
Television Production	$136.5 million	$215.3 million	~65%
Media Networks	$202.8 million	$207.6 million	~98%

Accordingly, the Compensation Committee determined to award the following divisional performance measures for fiscal 2025:

•	90% as the divisional performance measure for the Motion Picture segment;

•	65% as the divisional performance measure for the Television Production segment; and

•	95% as the divisional performance measure for the Media Networks segment.

In reviewing divisional performance for the Named Executive Officers, the Compensation Committee evaluated overall Company performance rather than focusing on any particular division.

Accordingly, the Compensation Committee determined that each Named Executive Officer would be awarded 75% for divisional performance.

Fiscal 2025 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Corporate Performance	Divisional Performance	Fiscal 2025 Target Bonus	Fiscal 2025 Bonus
				Cash	Equity
Jon Feltheimer	75%	75%	$7,500,000	$1,200,000	$5,300,000*

*	Award of 662,500 restricted share units that vest on the first anniversary of grant (based on a $8 share price).

Based on the application of the corporate and divisional performance metrics discussed above, each weighted at 75%, Mr. Feltheimer earned a preliminary bonus of $5,625,000. The Compensation Committee, however, then reviewed Mr. Feltheimer’s achievements relative to individual performance goals established at the outset of the fiscal year, to determine whether to exercise discretion to adjust the preliminary bonus amount. The Committee noted the following key contributions:

•	Separation Execution and Governance Leadership: Orchestrated the successful separation of the Studios Business and Starz Business into two independent, publicly traded entities in May 2025,

including support for the collapse of Old Lionsgate Parent’s dual-class share structure into a single class and creation of separate capital structures, independent boards of directors, and establishment of new corporate governance frameworks for Lionsgate and Starz.

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Deliver Record Library Performance. In a challenging environment, led Lionsgate to achieve record library performance with trailing 12-month revenue of $956 million (up 8% relative to fiscal 2024 fourth quarter trailing 12-month library revenue) driven by a best-ever fiscal 2025 fourth quarter through a combination of organic replenishment, distribution of third-party titles, library acquisitions and the rollout of new proprietary FAST and AVOD channels.

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Content Strategy and Growth Opportunities: Advanced a robust slate of theatrical releases (including The Hunger Games: Sunrise on the Reaping, The Long Walk, Good Fortune, Now You See Me: Now You Don’t, The Housemaid, The Resurrection of the Christ, Michael, Caine, and the re-imagining of Blair Witch) to replenish the theatrical content pipeline for fiscal 2026, while positioning the studio for accelerated growth and enhanced financial performance in fiscal 2027. In television, in addition to the critical success of The Studio and Ghosts, continuing to strengthen the television portfolio with premium properties such as Spartacus: House of Ashur, The Rainmaker and Robin Hood, while advancing development on high-profile IP such as the Twilight television adaptation Midnight Sun, the John Wick: Under the High Table series and a television adaptation of Bad Moms.

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Motion Picture Financial Performance and Operational Efficiency: Lionsgate’s Motion Picture segment revenue for the fourth quarter of fiscal 2025 grew 28%, while segment profit grew 65%, driven by box office success of mid-budget films, an increase in non-theatrical content deliveries, strong library demand and lower print and advertising spend.

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Prepared Starz for Separation: At Starz, ended the fiscal 2025 fourth quarter with 12.3 million U.S. over-the-top subscribers, representing sequential growth of 530,000 subscribers (with total U.S. subscribers reaching 18.0 million, an increase of 320,000 from the prior quarter).

The Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2025 bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2025, and the competitive position of Mr. Feltheimer’s total direct compensation (defined as base salary, actual annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) relative to similar positions within the Company’s peer group.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Feltheimer’s individual contributions, the Compensation Committee approved for fiscal 2025 a bonus of $6,500,000 (adjusted upward from the preliminary bonus amount, but below target), consisting of $1,200,00 in cash and a time-based award of 662,500 restricted share units (based on an $8 share price, above the then-current trading price of the Company’s common shares, and vesting over one year). The Compensation Committee allocated over 80% of Mr. Feltheimer’s bonus to this time-based equity award in order to further align Mr. Feltheimer’s interests with those of shareholders and reinforce long-term value creation.

Michael Burns

Name	Corporate Performance	Divisional Performance	Fiscal 2025 Target Bonus	Fiscal 2025 Bonus
				Cash	Equity
Michael Burns	75%	75%	$5,000,000	$3,500,000	$1,000,000*

*	Award of 125,000 restricted share units that vest on the first anniversary of grant (based on a $8 share price).

Based on the application of the corporate and divisional performance metrics discussed above, each weighted at 75%, Mr. Burns earned a preliminary bonus of $3,750,000. The Compensation Committee, however, then reviewed Mr. Burns’ achievements relative to individual performance goals established at the outset of the fiscal year, to determine whether to exercise discretion to adjust the preliminary bonus amount. The Committee noted the following key contributions:

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Separation Strategy and Execution: Played a central leadership role in the multi-year effort to separate Lionsgate and Starz into two independent, publicly traded entities, commencing with the close of the business combination of the Studios Business with Screaming Eagle Acquisition Corp. and launch of Legacy Lionsgate Studios in May 2024, and ending with the Separation of the Studios Business and Starz Business into two independent, publicly traded entities in May 2025. Served as a driving force behind the transaction’s conception and execution, which included an equity raise from institutional investors in May 2024, creation of separate capital structures for Lionsgate and Starz, the collapse of Old Lionsgate Parent’s dual-class share structure into a single class, and ultimately, helping secure overwhelming shareholder approval for the Separation.

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Capital Markets and Financial Strategy: Worked closely with the Company’s executive team to supervise all capital markets activity, with a focus on reducing net debt and lowering the Company’s cost of capital. Leveraged long-standing banking relationships to support financing efforts and strengthen the balance sheets of both Lionsgate and Starz.

•

M&A and Franchise Development: Contributed to the successful acquisition and integration of eOne Entertainment and played a key role in franchise expansion and monetization strategies, including the development of new projects tied to franchise properties.

•	Stakeholder Maintained and expanded high-level relationships with institutional investors, rating agencies and strategic partners.

•	Talent Engagement: Leveraged relationships with top-tier talent and creators to secure new content deals and franchise extensions across platforms.

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AI Innovation: Spearheaded groundbreaking partnership with Runway, marking the first collaboration between a Hollywood studio and the leading applied AI research company to develop a custom AI model trained on Lionsgate’s proprietary film and television content.

The Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2025 bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2025, and the competitive position of Mr. Burns’ total direct compensation relative to similar positions within the Company’s peer group.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Burns’ individual contributions, the Compensation Committee approved for fiscal 2025 a bonus of $4,500,000 (adjusted upward from the preliminary bonus amount, but below target), consisting of $3,500,000 in cash and a time-based award of 125,000 restricted share units (valued at an $8 share price, above the then-current trading price of the Company’s common shares, and vesting over one year). The Compensation Committee determined that allocating a substantial portion of Mr. Burns’ bonus in cash was appropriate in light of Mr. Burns’ leadership in the strategic execution of the Separation — a unique, non-recurring, complex and transformative transaction requiring sustained engagement, stakeholder coordination, and long-term vision. In contrast, the time-based equity award, vesting over one year, further aligns Mr. Burns’s interests with those of shareholders, reinforces long-term value creation, and reflects his ongoing contributions to the Company’s strategic direction and governance.

James W. Barge

Name	Corporate Performance	Divisional Performance	Fiscal 2025 Target Bonus	Fiscal 2025 Cash Bonus
James W. Barge	75%	75%	$3,000,000	$3,000,000

Based on the application of the corporate and divisional performance metrics discussed above, each weighted at 75%, Mr. Barge earned a preliminary bonus of $2,250,000. The Compensation Committee, however, then reviewed Mr. Barge’s achievements relative to individual performance goals established at the outset of the fiscal year, to determine whether to exercise discretion to adjust the preliminary bonus amount. The Committee noted the following key contributions:

•

Business Combination Planning and Execution: Served as a principal member of the leadership team which oversaw the preparation and close of the business combination with Screaming Eagle Acquisition Corp. and launch of Legacy Lionsgate Studios in May 2024, which included a capital raise of approximately $300 million in gross proceeds from a consortium of leading investors.

•

Separation Planning and Execution: Led the financial strategy and execution of all accounting, financial and tax aspects of the separation of the Studio Business and the Starz Business into two independent, publicly traded entities in May 2025, which involved, among other matters, designing and implementing two distinct capital structures for Lionsgate and Starz, each tailored to the operational and financial needs of the respective businesses.

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Treasury and Financing Leadership: For the Company, led the successful execution of a $1 billion senior secured amortizing term credit facility based on and secured by the Company’s intellectual property rights primarily associated with certain titles (the “LG IP Credit Facility”), a $340 senior secured amortizing term credit facility based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the Company’s acquisition of eOne Entertainment (the “eOne IP Credit Facility”), a note exchange resulting in $390 million aggregate principal amount of 6.00% senior notes due 2030, and an $800 million revolving credit facility (which may be increased to $1.2 billion). For Starz, oversaw a $300.0 million senior secured term loan credit facility, a $150.0 million senior secured revolving credit facility and $325 million aggregate principal amount of the 5.50% senior notes due 2029. The financings were completed on favorable terms and supported the establishment of two fully independent capital structures, with net debt targets of approximately $1.4 billion and $800 million, respectively.

•

Liquidity and Working Capital Management: Oversaw the Company’s monetization and production loan programs, expanded banking relationships by adding new lenders enabling more competitive pricing and executed sustainable working capital reductions to improve liquidity and reduce capital needs across the organization.

•

Cost Efficiency and Procurement: Achieved company-wide cost savings through procurement policy enforcement, vendor contract transitions, and production cost optimization, exceeding annual savings targets.

•

Organizational Leadership and Succession: Directed succession planning and departmental restructuring across finance, IT, and tax, including onboarding key leadership and achieving cost efficiencies through headcount optimization.

•	Operational and Infrastructure Support: Provided financial oversight for studio infrastructure investments and supported production planning and resource allocation across multiple locations.

The Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2025 bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2025, and the competitive position of Mr. Barge’s total direct compensation relative to similar positions within the Company’s peer group.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Barge’s individual contributions, the Compensation Committee approved for fiscal 2025 a cash bonus of $3,000,000 (adjusted upward from the preliminary bonus amount, but not above target). The Compensation Committee allocated all of Mr. Barge’s bonus in cash in recognition of the successful execution of the Separation — a unique, non-recurring, complex and transformative transaction that required extraordinary effort and expertise.

Brian Goldsmith

Name	Corporate Performance	Divisional Performance	Fiscal 2025 Target Bonus	Fiscal 2025 Bonus
				Cash	Equity
Brian Goldsmith	75%	75%	$1,250,000	$1,000,000	$500,000*

*	Award of 62,500 restricted share units that vest on the first anniversary of grant (based on a $8 share price).

Based on the application of the corporate and divisional performance metrics discussed above, each weighted at 75%, Mr. Goldsmith earned a preliminary bonus of $937,500. The Compensation Committee, however, then reviewed Mr. Goldsmith’s achievements relative to individual performance goals established at the outset of the fiscal year, to determine whether to exercise discretion to adjust the preliminary bonus amount. The Committee noted the following key contributions:

•

Operational Leadership and Integration: Oversaw the continued integration of eOne Entertainment into Lionsgate’s operations, including headcount reductions, accounting system transitions, and streamlining of participations workflows. Led efforts to consolidate music publishing administration across business units, resulting in reduced administrative burden and lower third-party fees. Supported restructuring initiatives in unscripted television and enhanced coordination between business divisions.

•

Separation Execution and Intercompany Structuring: Played a key leadership role in preparing for the separation of the Studio Business and the Starz Business into two independent, publicly traded entities in May 2025 by finalizing intercompany agreements, leading shared services planning, and overseeing the operational blueprint for the Separation (including transition services agreements, systems separation, data migration, and real estate).

•

Capital Allocation and Monetization of Non-core Assets: Applied disciplined capital allocation strategies using IRR-based investment thresholds across greenlights, buyouts, and acquisitions. Led multiple accretive participant buyouts, including high-return transactions involving eOne Entertainment and key franchise titles. Negotiated and closed the sale of non-core assets (including sale of the Company’s equity method ownership interest in Spyglass) and advanced consolidation and monetization of music publishing library.

•

Real Estate Optimization: Executed a comprehensive real estate strategy that included lease terminations, relocations, and consolidations across New York, Los Angeles, London, and Toronto, resulting in significant cost savings and improved space efficiency.

•

Strategic Transactions and M&A: Managed post-close integration of several film library acquisitions, and oversaw 3 Arts Entertainment’s acquisition of A&A Management, a full service sports and entertainment management company, and OManagement, a boutique talent development firm focused on news media. Shortly after close of the 2025 fiscal year, led the consummation of a partnership with Blumhouse and Atomic Monster to continue and grow the Saw franchise.

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Franchise and Library Optimization: Sponsored the renewal and buyout process for library titles, achieving high-return outcomes and eliminating audit risks. Continued development of Lionsgate’s franchise strategy and supported the creation of a centralized process to guide long-term IP monetization.

The Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2025 bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2025, and the competitive position of Mr. Goldsmith’s total direct compensation relative to similar positions within the Company’s peer group and certain companies in its entertainment industry group.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Goldsmith’s individual contributions, the Compensation Committee approved for fiscal 2025 a bonus of $1,500,000 (adjusted upward from the preliminary bonus amount and slightly above target), consisting of a $1,000,000 in cash and a time-based award of 62,500 restricted share units (valued at an $8 share price, above the then-current trading price of the Company’s common shares, and vesting over one year). The Compensation Committee approved a bonus for Mr. Goldsmith slightly above target and determined to allocate a larger portion of the bonus to cash noting Mr. Goldsmith’s leadership in managing the operational execution of the Separation — including oversight of organizational readiness, business continuity, systems migration and cross-functional coordination. In contrast, the equity award is intended to align Mr. Goldsmith’s long-term interests with those of shareholders, reinforce accountability, and support continued value creation through ongoing leadership.

Bruce Tobey

Name	Corporate Performance	Divisional Performance	Fiscal 2025 Target Bonus	Fiscal 2025 Bonus
				Cash	Equity
Bruce Tobey	75%	75%	$750,000	$1,000,000	$1,000,000*

*	Award of 125,000 restricted share units that vest on the first anniversary of grant (based on a $8 share price).

Based on the application of the corporate and divisional performance metrics discussed above, each weighted at 75%, Mr. Tobey’s earned a preliminary bonus of $562,500. The Compensation Committee, however, then reviewed Mr. Tobey’s achievements relative to individual performance goals established at the outset of the fiscal year, to determine whether to exercise discretion to adjust the preliminary bonus amount. The Committee noted the following key contributions:

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Business Combination Planning and Execution: Served as a principal member of the leadership team that oversaw the preparation and close of the business combination with Screaming Eagle Acquisition Corp. and launch of Legacy Lionsgate Studios in May 2024, which included a capital raise of approximately $300 million in gross proceeds from a consortium of leading investors.

•

Public Company Governance and Oversight: Oversaw legal and compliance matters for both pre-Separation companies (Legacy Lionsgate Studios and Lions Gate Entertainment Corp.), including regulatory filings, board and committee governance and support, and ensuring adherence to regulatory compliance across multiple jurisdictions.

•

Separation Planning and Execution: Navigated the legal complexities inherent in and led preparation and execution of the legal and regulatory aspects of the separation of the Studio Business and the Starz Business into two independent, publicly traded entities in May 2025. This included structuring and negotiation of all key intercompany and governance agreements (such as the separation agreements employee matters agreements, investor rights agreements, voting agreements and registration rights agreements), directed the preparation and clearance with the Securities and Exchange Commission of several proxy and registration statements related to the Separation, supported the evaluation of the Company’s share class collapse, and provided structuring and legal support for the capital structures created for each entity after the Separation (including execution of the LG IP Facility, the eOne IP Facility, a note exchange, and the negotiation of new post-Separation credit arrangements for each of the Company and Starz).

•

Corporate and Financing Transactions: Provided legal support for a range of other strategic transactions, including 3 Arts Entertainment’s acquisition of A&A Management and OManagement, amendments to a slate co-financing agreement with Media Capital Technologies, library acquisitions, production loans and monetization arrangements, while managing outside counsel and internal deal execution. Shortly after close of the 2025 fiscal year, led the consummation of a partnership with Blumhouse and Atomic Monster to continue and grow the Saw franchise.

•

AI Innovation Oversight: Co-led the Company’s AI Steering Committee, evaluated vendor solutions, and established internal protocols for responsible AI use and governance. Led the structuring and negotiation of Lionsgate’s partnership with Runway.

•

Litigation and Claims Management: Directed the resolution of key litigation and insurance matters, including third-party claims, internal disputes, and recoveries related to legacy transactions and insurance coverage.

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Organizational Leadership and Optimization: Managed and restructured the Company’s legal and business affairs teams in anticipation of separation, reducing outside legal spend, and implementing operational efficiencies through technology and resource alignment.

The Compensation Committee also engaged Pay Governance to assist it in assessing the fiscal 2025 bonus amount for Mr. Tobey. Pay Governance reviewed, among other things, the achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2025, and the competitive position of Mr. Tobey’s total direct compensation relative to similar positions within the Company’s peer group.

Accordingly, based on this analysis and in recognition of the scope and impact of Mr. Tobey’s individual contributions, the Compensation Committee approved for fiscal 2025 a bonus of $2,000,000 (adjusted upward from the preliminary bonus amount and above target), consisting of $1,000,000 in cash and a time-based award of 125,000 restricted share units (valued at an $8 share price, above the then-current trading price of the Company’s common shares, and vesting over one year). The Compensation Committee approved a bonus for Mr. Tobey above target and determined that allocating half of Mr. Tobey’s bonus in cash was warranted in recognition of Mr. Tobey’s central role in the legal execution of the Separation — a unique, non-recurring, complex and transformative transaction that demanded sustained leadership, technical expertise, and coordination across multiple jurisdictions and counterparties. In contrast, the equity award, which is time-based and vests over one year, is intended to further align Mr. Tobey’s interests with those of shareholders, reward continued service, and reflect the importance of maintaining steady legal and strategic guidance across the Company’s operations.

Long-term Incentive Awards

The Company believes that providing a meaningful equity stake in our business is essential to ensure competitive compensation and aligning executives’ incentives with shareholders’ interests, driving long-term performance. To this end, we have historically made grants of restricted share units, stock options and/or SARs to incentivize executives in driving shareholder value. The Compensation Committee determines these grants based on factors such as:

•	The executive’s role and overall compensation package;

•	The executive’s performance in fulfilling individual responsibilities;

•	Comparative analysis of equity participation among executives at peer group companies; and

•	The executive’s contribution to the Company’s financial success.

Equity Award Grant Practices

Equity award grants to the Named Executive Officers are set forth in their employment agreements, which generally provide terms for annual grants to be made over the agreement’s term. The Compensation Committee assesses the award terms each year and makes a final determination as to the types and terms of equity awards to be granted to the Named Executive Officers for that year. The number of shares subject to restricted share unit awards is generally determined by dividing the applicable grant date value provided in the employment agreement by the closing price on the grant date, and the number of shares subject to awards of stock options and SARs is generally determined by dividing the applicable grant date value provided in the employment agreement by the per-share fair value of the award on the grant date based on the valuation method and assumptions then generally used by the Company in valuing its options and SARs for financial statement purposes.

The Compensation Committee’s practice has been to grant annual equity awards at its first meeting after July 1 each year. Additionally, the Company may, from time-to-time, grant equity-based awards to executive officers and other employees as part of annual bonuses, in connection with new-hires or promotions, or in other special circumstances, and retains discretion to grant equity awards from time-to-time when and as the Compensation Committee may determine to be appropriate. The release of material non-public information is not taken into account in determining the timing and terms of equity award grants, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Prior to the Separation, Old Lionsgate Parent’s equity incentive awards, as described below, were generally made with respect to Class B non-voting shares. However, the Compensation Committee had discretion to provide that awards granted under stock incentive plans to be made with respect to the Class A voting shares rather than the Class B non-voting shares. The discussion below refers to the classes of Old Lionsgate Parent shares that were subject to grants made prior to the Separation. After the Separation, the Company has one class of common shares, and the Company’s equity incentive awards will be made with respect to those common shares.

Restricted Share Units

The Company grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. These awards generally relate to Class B non-voting shares, with each unit that vests payable in Class B non-voting shares (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant, aligning executives’ interests with shareholders and promoting retention by maintaining value regardless of share price fluctuations.

Awards of performance-based restricted share units also cover multiple years, with portions eligible to vest annually based on Company and individual performance relative to goals set by the Compensation Committee. Before any performance-based restricted share unit is paid, the Compensation Committee must certify that the performance target(s) have been satisfied. The Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits, enabling these awards to drive annual performance while reinforcing long-term retention. In no event will the award vest as to more than 100% of the shares subject to the award.

Stock Options	A stock option is the right to purchase shares at a future date at a specified price per share. The Company grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of a Class B non-voting share on the date of grant, and (ii) in certain cases, as a percentage premium to the closing price of a Class B non-voting share on the date of grant. Thus, the Named Executive Officers will realize value on their stock options only if the Company’s shareholders realize value on their shares and, for that reason, the Compensation Committee considers all options to be performance-based awards. The stock options function as a retention incentive for the Company’s executives as the executive generally must remain employed through the vesting period. The maximum term of a stock option is 10 years from the date of grant.

Share Appreciation Rights	A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. The Company has made a portion of its long- term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of a Class B non-voting share on the grant date, SARs provide the same incentives as stock options because the holder will realize value on their SARs only if the Company’s share price increases after the date of grant. Thus, similar to stock options, SARs are considered by the Compensation Committee to be performance-based awards. The SARs function as a retention incentive for the Company’s executives as the executive generally must remain employed through the vesting period. The maximum term of a SAR is 10 years from the date of grant.

Granting of Equity Awards in Fiscal 2025

The following equity awards were granted to the Named Executive Officers in fiscal 2025.

These awards consist of annual grants made to Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey pursuant to their employment agreements. In addition, these awards consist of a portion of certain performance-based awards approved by the Compensation Committee prior to fiscal 2025 that became eligible to vest during fiscal 2025. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards allocated to fiscal 2025 (including the number of shares awarded by the Compensation Committee based on performance during fiscal 2025) or that were allocated to a performance period that ended during fiscal 2025. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In August 2024, the Compensation Committee approved annual grants of restricted share units for fiscal 2025 (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to each of the Named Executive Officers. Each of these grants is scheduled to vest over a three-year period. The number of shares subject to the time-based grants are shown in the Grants of Plan-Based Awards Table below. As noted above, the performance-based awards are not treated as granted for accounting purposes until the Compensation Committee determines whether the applicable performance requirements have been met, and accordingly, the annual grants made in fiscal 2025 that are subject to performance-based vesting are not reflected in the table.

•

In July 2024, the Compensation Committee determined the vesting of a tranche of awards of performance-based restricted share units granted to Messrs. Feltheimer, Barge and Goldsmith in July 2022, that were eligible to vest during fiscal 2025. The tranches covered 96,811, 54,456 and 56,473 restricted share units, respectively with respect to Class B non-voting shares, that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and the executive’s performance during the 12-month period covered by the tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 and the contributions of Messrs. Feltheimer, Barge and Goldsmith cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to these vesting tranches for Messrs. Feltheimer and Goldsmith, and 90% of the performance-based restricted share units that were subject to this vesting tranche for Mr. Barge, and these tranches are considered granted for accounting purposes upon the date of the Compensation Committee’s determination and are reported in the compensation tables below. However, these tranches of performance-based restricted share units do not vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with the Company or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of Class B non-voting shares over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of the Company, or any other extraordinary transaction

(including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by the Company or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

•

In July 2024, the Compensation Committee determined the vesting of a tranche covering 199,840 shares of an award of performance-based restricted share units granted to Mr. Feltheimer in July 2023 that was eligible to vest during fiscal 2025 based on the Compensation Committee’s assessment of the Company’s and Mr. Feltheimer’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and the contributions of Mr. Feltheimer cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to this vesting tranche.

•

In July 2024, the Compensation Committee determined the vesting of a tranche covering 69.944 shares of an award of performance-based restricted share units granted to Mr. Burns in July 2023 that was eligible to vest during fiscal 2025 based on the Compensation Committee’s assessment of the Company’s and Mr. Burns’ performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and the contributions of Mr. Burns cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to this vesting tranche.

•

In July 2024, the Compensation Committee determined the vesting of (i) a tranche covering 42,779 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2021 and (ii) a tranche covering 64,948 shares of an award of performance-based restricted share units granted to Mr. Barge in July 2023, in each case, that were eligible to vest during fiscal 2025 based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024 and the contributions of Mr. Barge cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 90% of the performance-based restricted share units that were subject to these vesting tranches.

•

In July 2024, the Compensation Committee determined the vesting of (i) a tranche covering 39,927 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2021, and (ii) a tranche covering 69,944 shares of an award of performance-based restricted share units granted to Mr. Goldsmith in July 2023, in each case, that were eligible to vest during fiscal 2025 based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and the contributions of Mr. Goldsmith cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to these vesting tranches.

•

In July 2024, the Compensation Committee determined the vesting of a tranche covering 19,984 shares of an award of performance-based restricted share units granted to Mr. Tobey in July 2023 that was eligible to vest during fiscal 2025 based on the Compensation Committee’s assessment of the Company’s and Mr. Tobey’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024, and the contributions of Mr. Tobey cited in the Company’s 2024 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units that were subject to this vesting tranche.

CEO Equity Award for Fiscal 2026

As noted above, Mr. Feltheimer’s employment agreement entered into in August 2024 provides that he will be eligible to receive annual equity awards for the Company’s fiscal years 2026 through 2029, with a target annual grant date value of $10,000,000 and with the actual value to be determined based on the Company’s financial performance for the prior fiscal year against performance targets to be agreed upon by Mr. Feltheimer and the Compensation Committee early in the applicable fiscal year. For his fiscal 2026 award, Mr. Feltheimer and the Compensation Committee agreed that the award value would be determined based on the Company’s year-over-year adjusted OIBDA growth and revenue growth achieved in fiscal 2025, with the award value ranging from $6,000,000 for threshold performance (defined as a rate of growth higher than -8.0% for either metric or higher than -10.0% for both metrics) to $14,000,000 for maximum performance (defined as a rate of growth higher than 10.0% for one metric and higher than 8.0% for the other metric). The Compensation Committee retained discretion to determine the final award value (including discretion to award a value of more than $14,000,000 if the maximum performance levels were exceeded and discretion to grant an award even if the threshold performance levels were not met). The Compensation Committee could also consider 3-year average growth in addition to year-over-year growth and would also make adjustments for any change in accounting policies, any material corporate transactions (and related costs), and any other extraordinary events occurring during the fiscal year.

Accordingly, in June 2025, the Compensation Committee approved an equity award for Mr. Feltheimer with a grant date value of $8,500,000, representing 85% of the target award. In making this decision, the Compensation Committee considered 3-year average growth and year-over-year growth of adjusted OIBDA and revenue, as well as significant corporate transactions occurring during the fiscal year (most notably, the Separation) to determine whether any adjustment was warranted. Ultimately, however, the Compensation Committee elected to apply the same adjusted OIBDA analysis used in assessing fiscal 2025 annual incentive bonuses, discussed above, without making any additional adjustment.

Severance and Other Benefits upon Termination of Employment

The Company provides severance protections for the Named Executive Officers under their respective employment agreements. The Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, considers them an important part of an executive’s compensation, consistent with competitive practices and, particularly in the context of a change in control transaction, playing a valuable role in attracting and retaining key executive officers.

As described in more detail under Potential Payments Upon Termination or Change in Control below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by the Company “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The cash severance benefits for these executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. We believe that such enhanced severance benefits the Company and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, the Company believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of the Company as specified in their respective employment agreements.

As noted above, we do not provide any benefits to the Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See Potential Payments Upon Termination or Change in Control below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Perquisites and Other Benefits

We provide certain Named Executive Officers with limited perquisites and other personal benefits, such as life insurance policy contributions and club membership dues that the Compensation Committee believes are reasonable and consistent with our overall compensation program, to better enable us to attract and retain superior employees for key positions. Additionally, we own an interest in an aircraft through a fractional ownership program for use, from time to time, for film promotion and other corporate purposes. As we maintain this interest for business purposes, we believe that it is reasonable to afford limited personal use of the aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation Table and the accompanying footnotes below.

We have also adopted a nonqualified deferred compensation plan to allow the Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the Non-Qualified Deferred Compensation section below for a description of the plan.

Clawback Policy

In accordance with SEC and NYSE requirements, the Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by the Company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Company’s Compensation Policies and Risk Management

The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2025, the Compensation Committee consisted of Messrs. Simm (Chair), Fries, Rachesky, Sloan and Ms. McCaw. No member who served on the Compensation Committee at any time during fiscal 2025 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2025.

Executive Compensation Information

Summary Compensation Table

The Summary Compensation Table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2025, 2024 and 2023. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in footnote 3 to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2025 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2025. The Outstanding Equity Awards at Fiscal 2025 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation — Fiscals 2025, 2024 and 2023

Name and Principal Position(a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Jon Feltheimer	2025	$1,500,000	$1,200,000	$6,727,032		$0	$0	$0	$396,200	$9,823,232
Chief Executive	2024	$1,500,000	$11,000,000	$5,427,902		$0	$0	$0	$286,046	$18,213,948
Officer	2023	$1,500,000	$10,000,000	$9,750,004	*	$0	$0	$0	$278,405	$21,528,409

Michael Burns	2025	$1,000,000	$3,500,000	$3,134,034		$0	$0	$0	$91,950	$7,725,984
Vice Chair	2024	$1,000,000	$6,000,000	$1,749,999		$0	$0	$0	$86,643	$8,836,642
	2023	$1,000,000	$5,500,000	$3,500,005	*	$0	$0	$0	$98,975	$10,098,980

James W. Barge	2025	$1,250,000	$3,000,000	$2,858,023		$0	$0	$0	$18,144	$7,126,167
Chief Financial	2024	$1,166,667	$3,500,000	$3,033,711		$911,481	$0	$0	$15,236	$8,627,095
Officer	2023	$1,000,000	$3,000,000	$5,965,724	*	$891,066	$0	$0	$14,285	$10,871,075

Brian Goldsmith	2025	$1,250,000	$1,000,000	$2,876,475		$0	$0	$0	$16,384	$5,142,859
Chief Operating	2024	$1,250,000	$1,875,000	$3,019,557		$0	$0	$0	$14,122	$6,158,679
Officer	2023	$1,125,000	$1,625,000	$3,648,468	*	$184,629	$0	$0	$18,802	$6,601,899

Bruce Tobey	2025	$1,000,000	$1,000,000	$719,363		$0	$0	$0	$15,836	$2,735,199
Executive Vice	2024	$1,000,000	$1,250,000	$599,996		$0	$0	$0	$25,015	$2,875,011
President and General Counsel	2023	$19,231	$0	$249,999		$0	$0	$0	$0	$269,230

**

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2023 as a portion of the executive’s fiscal 2022 annual incentive bonus as follows: for Mr. Feltheimer, $7,200,002 in stock awards; for Mr. Burns, $3,500,005 in stock awards; for Mr. Barge, $3,199,998 in stock awards; and for Mr. Goldsmith, $900,003 in stock awards.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscal 2025, the bonus for each Named Executive’s Officer (other than Mr. Barge) was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus awarded for fiscal 2025 performance was reported in the “Bonus” column in the Summary Compensation Table for fiscal 2025, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2025 bonus will be reported as compensation for fiscal 2026 in the Summary Compensation Table in the Company’s 2026 annual proxy statement. For fiscal 2022, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. Accordingly, the cash portion of each bonus awarded for fiscal 2022 performance was reported in the “Bonus” column in the Summary Compensation Table for fiscals 2022 in prior years’ proxy statement, and the grant date fair value of the equity awards granted to each executive as part of their fiscal 2022 bonus is reported herein as compensation for fiscal 2023. For fiscal 2023 and fiscal 2024, each Named Executive’s Officer’s bonus was awarded in cash, and the full amount is reported in the “Bonus” column for those years.
(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The fair value of an option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The fair value of a stock award is determined based on the market value of the stock award on the date of grant. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee has approved certain grants of restricted share units to each of the Named Executive Officers that would vest based on such company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation Table for the Named Executive Officers in fiscal 2025:

Name	401(k) Contribution	Term Life Insurance Premiums(a)	Severance/ Retirement	Automobile Allowance	Miscellaneous(b)	Disability Benefits	Total
Jon Feltheimer	$13,800	$835	$0	$0	$380,547	$1,018	$396,200
Michael Burns	$13,800	$1,018	$0	$13,332	$62,782	$1,018	$91,950
James W. Barge	$16,108	$1,018	$0	$0	$0	$1,018	$18,144
Brian Goldsmith	$13,800	$1,566	$0	$0	$0	$1,018	$16,384
Bruce Tobey	$13,800	$1,018	$0	$0	$0	$1,018	$15,836

(a)

The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2025 includes $14,050 in club membership dues, $46,881 in security service costs, and $319,616 in incremental costs for the personal use of the company-leased aircraft (net of approximately $71,700 reimbursed to the Company by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2025 includes $62,782 in incremental costs for the personal use of the company-leased aircraft (net of approximately $17,850 reimbursed to the Company by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees, and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries, and depreciation).

Description of Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under Potential Payments Upon Termination or Change in Control.

For Messrs. Burns and Tobey, the following summary is based upon employments agreement in effect during fiscal year 2025. As noted above, Messrs. Burns and Tobey entered into new employment agreements on May 6, 2025, and April 9, 2025, respectively, the terms of which are described above. See “—Employment Agreements” above.

Jon Feltheimer	Employment Agreement:	August 8, 2024

	Title:	Chief Executive Officer

	Term Ending:	July 31, 2029

	Base Salary:	$1,500,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of $7,500,000 and maximum bonus being 200% of the target amount; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested existing common stock.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, reasonable club membership dues, and limited use of the Company’s private aircraft.

	Annual Equity Awards:	Eligible to receive annual grants as to common shares each year from fiscal 2026 through fiscal 2029 with a grant date value of $10,000,000, with the actual value of the annual grant to be determined by the Compensation Committee each year based on the Company’s financial performance for the prior fiscal year against performance targets to be agreed upon by Mr. Feltheimer and the Compensation Committee early in the applicable fiscal year, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

Michael Burns	Employment Agreement:	December 20, 2020

	Title:	Vice Chair

	Term Ending:	October 30, 2024

	Base Salary:	$1,000,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1,500,000 for a particular year may be paid in the form of either an award of existing common stock or a stock option to purchase existing common stock, as determined by the Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on the Company’s then-current share price and, in the case of a stock option, the assumptions then used to value stock options for purposes of the Company’s financial reporting).

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as company-provided life and disability insurance coverage, and limited use of the Company’s private aircraft.

James W. Barge	Employment Agreement:	As of August 1, 2023

	Title:	Chief Financial Officer

	Term Ending:	July 31, 2026

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target amount two hundred forty percent (240%) of his base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.

	Annual Equity Awards:	Eligible to receive annual grants as to common shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,750,000, each with a three-year vesting period and to consist of restricted share units and/or options (or SARs) as determined by the Compensation Committee.

	Consulting Agreement:	Effective as of August 1, 2026, a one-year consulting agreement for finance consulting services to the Company for the monthly rate of $41,666.67.

Brian Goldsmith	Employment Agreement:	October 1, 2020

	Title:	Chief Operating Officer

	Term Ending:	September 30, 2025

	Base Salary:	$1,250,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.

	Annual Equity Awards:	Eligible to receive annual grants as to common shares each year from fiscal 2024 through fiscal 2026 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted share units and/ or stock options (or SARs) as determined by the Compensation Committee.

Bruce Tobey	Employment Agreement:	March 27, 2023

	Title:	Executive Vice President and General Counsel

	Term Ending:	March 26, 2026

	Base Salary:	$1,000,000

	Bonus:	Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 75% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.

Annual Equity Awards:	Eligible to receive annual grants as to shares each year for fiscal 2024 through fiscal 2026 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted share units and/or stock options (or SARs) as determined by the Compensation Committee.

Equity Award:	Received grant in April 2025 as to Class B non-voting shares of 26,511 time-vesting restricted share units, with a three-year vesting period.

Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2025. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Plan”), which, after the Separation, was succeeded by the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “2025 Plan”) and approved by shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2025

Name (a)	Grant Date (b)*	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#) (i)	All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	7/15/2024	—	—	—	—	96,811	—	—	—	—	$808,372
	7/15/2024	—	—	—	—	199,840	—	—	—	—	$1,668,664
	8/1/2024	—	—	—	—	—	—	535,264	—	—	$4,249,996
Michael Burns	7/15/2024	—	—	—	—	69,944	—	—	—	—	$584,032
	8/1/2024	—	—	—	—	—	—	321,159	—	—	$2,550,002
James W. Barge	7/15/2024	—	—	—	—	38,501	—	—	—	—	$321,483
	7/15/2024	—	—	—	—	54,456	—	—	—	—	$454,708
	7/15/2024	—	—	—	—	58,453	—	—	—	—	$488,083
	8/1/2024	—	—	—	—	—	—	200,724	—	—	$1,593,749
Brian Goldsmith	7/15/2024	—	—	—	—	39,927	—	—	—	—	$333,390
	7/15/2024	—	—	—	—	56,473	—	—	—	—	$471,550
	7/15/2024	—	—	—	—	69,944	—	—	—	—	$584,032
	8/1/2024	—	—	—	—	—	—	187,343	—	—	$1,487,503
Bruce Tobey	7/15/2024	—	—	—	—	19,984	—	—	—	—	$166,866
	8/1/2024	—	—	—	—	—	—	69,584	—	—	$552,497

*	These awards were granted with respect to Class B non-voting shares.
(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation Table.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2023 Plan. The 2023 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2023 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his or her death or, in certain cases, to family members for tax or estate planning purposes

Under the terms of the 2023 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of stock options, exercisable. Any stock options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units granted to the Named Executive Officers during fiscal 2025, including tranches of certain performance-based awards that are treated as granted during fiscal 2025 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of Class B non-voting shares (typically in an equal number of Class B non-voting shares, but the Compensation Committee has the discretion to settle the units in cash or shares of Class A voting shares). The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of Class B non-voting shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will be paid only if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units

For Messrs. Feltheimer, Burns, Barge, Goldsmith and Tobey, the awards of 535,264, 321,159, 200,724, 187,343 and 69,584 Class B non-voting shares, respectively, made in August 2024 and reported in column (i) in the table above, represent annual grants of time-based restricted share units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment through the vesting dates.

Performance-Based Units

Column (g) in the table above reports awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2025 under applicable accounting rules. Performance share units are similar to the restricted share units described above, except that they are subject to performance based vesting conditions as well as time-based vesting.

For Messrs. Feltheimer, Barge and Goldsmith, the awards of 96,811, 54,456 and 56,473 Class B non-voting shares, respectively, made in July 2024, and reported in column (g) in the table above, represent the portion (100% for Messrs. Feltheimer and Goldsmith and 90% for Mr. Barge) of awards of restricted share units that vested with respect to performance only based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and the Company’s performance, respectively. These awards were originally approved by the Compensation Committee in July 2022, and cover a three-year period ending in July 2025, with one-third of the total award being eligible to vest based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and the Company’s respective performance over a specified 12-month period. Each grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Messrs. Feltheimer’s, Barge’s, Goldsmith’s and the Company’s respective performance are reflected in the table above. However, none of the performance-based restricted share units vest unless a VWAP Goal (as defined below) is achieved on or before the earlier of (i) the third anniversary of the award date or (ii) the date of termination of the executive’s employment or service with the Company or any of its subsidiaries for any reason. The “VWAP Goal” shall be considered achieved on the date on which the volume weighted average of the closing prices of Class B non-voting shares over a period of twenty (20) consecutive trading days ending on such date is equal to or greater than $14.61, in each case in regular trading on the New York Stock Exchange. The VWAP Goal (if not previously achieved) is deemed to have been achieved in full upon any change in control of the Company, or any other extraordinary transaction (including, but not limited to, a full or partial spin-off, split-off, issuance of a tracking stock or other transaction by the Company or its subsidiaries). In May 2024, the VWAP Goal was deemed to have been achieved.

For Mr. Feltheimer, the award of 199,840 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that vested based on Mr. Feltheimer’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period ending in July 2026, with one-third of the total award being eligible to vest based on Mr. Feltheimer’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Feltheimer’s and the Company’s performance are reflected in the table above.

For Mr. Burns, the award of 69,944 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that vested based on Mr. Burns’ and the Company’s performance. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period ending in July 2026, with one-third of the total award being eligible to vest based on Mr. Burns’ and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Burns’ and the Company’s performance are reflected in the table above.

For Mr. Barge, the award of 38,501 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 90% of the portion of an award of restricted share units that vested based on Mr. Barge’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

For Mr. Barge, the award of 58,453 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 90% of the portion of an award of restricted share units that vested based on Mr. Barge’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period ending in July 2026, with one-third of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 39,927 Class B non-voting shares made in July 2024 and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2021 and covers a three-year period ending in July 2024, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the award of 69,944 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that vested based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period ending in July 2026, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Tobey, the award of 19,984 Class B non-voting shares made in July 2024, and reported in column (g) in the table above, represents 100% of the portion of an award of restricted share units that vested based on Mr. Tobey’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2023 and covers a three-year period ending in July 2026, with one-third of the total award being eligible to vest based on Mr. Tobey’s and the Company’s performance over a specified 12-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2025 based on Mr. Tobey’s and the Company’s performance are reflected in the table above.

Outstanding Equity Awards

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2025, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2025 Year-End

	Option Awards						Stock Awards
Name(a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable(b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(j)
Jon Feltheimer	LGF.A	565,037	—	—	$20.37	10/11/2026	—		—	—	—
	LGF.B	565,037	—	—	$19.69	10/11/2026	—		—	—	—
	LGF.A	565,037	—	—	$25.46	10/11/2026	—		—	—	—
	LGF.B	565,037	—	—	$24.61	10/11/2026	—		—	—	—
	LGF.B	125,000	—	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	125,000	—	—	$28.78	6/7/2028	—		—	—	—
	LGF.B	2,000,000	—	—	$8.17	8/21/2030	—		—	—	—
	LGF.B	—	—	—	—	—	96,811	(2)	$766,743	—	—
	LGF.B	—	—	—	—	—	399,680	(3)	$3,165,466	—	—
	LGF.B	—	—	—	—	—	535,264	(4)	$4,239,291	—	—
Michael Burns	LGF.A	425,476	—	—	$24.59	11/3/2026	—		—	—	—
	LGF.B	425,476	—	—	$23.77	11/3/2026	—		—	—	—
	LGF.A	425,476	—	—	$19.68	11/3/2026	—		—	—	—
	LGF.B	425,476	—	—	$19.02	11/3/2026	—		—	—	—
	LGF.B	106,594	—	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	106,594	—	—	$28.78	6/7/2028	—		—	—	—
	LGF.B	1,155,000	—	—	$8.51	12/18/2030	—		—	—	—
	LGF.B	—	—	—	—	—	139,888	(3)	$1,107,913	—	—
	LGF.B	—	—	—	—	—	321,159	(4)	$2,543,579	—	—
James W. Barge	LGF.B	850,000	—	—	$25.22	12/28/2026	—		—	—	—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	1,271,052	—	—	$8.66	9/26/2029	—		—	—	—
	LGF.B	—	—	—	—	—	60,507	(2)	$479,215	—	—
	LGF.B	—	—	—	—	—	129,896	(3)	$1,028,776	—	—
	LGF.B	—	—	—	—	—	200,724	(4)	$1,589,734	—	—
Brian Goldsmith	LGF.A	132,657	—	—	$39.16	11/13/2025	—		—	—	—
	LGF.B	132,657	—	—	$37.86	11/13/2025	—		—	—	—
	LGF.B	95,000	—	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	315,372	—	—	$18.11	11/12/2028	—		—	—	—
	LGF.B	404,530	—	—	$11.99	7/1/2029	—		—	—	—
	LGF.B	—	—	—	—	—	56,473	(2)	$447,266	—	—
	LGF.B	—	—	—	—	—	139,888	(3)	$1,107,913	—	—
	LGF.B	—	—	—	—	—	187,343	(4)	$1,483,757	—	—
Bruce Tobey	LGF.B	—	—	—	—	—	8,837	(5)	$69,989	—	—
	LGF.B	—	—	—	—	—	39,968	(3)	$316,547	—	—
	LGF.B	—	—	—	—	—	69,584	(4)	$551,105	—	—

(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of Class A voting shares or units (LGF.A) or Class B non-voting shares or units (LGF.B) reported in columns (g) and (i), respectively, by $8.85 and $7.92, respectively, the closing price of LGF.A and LGF.B on March 31, 2025 (the last trading day of fiscal 2025).

(2)	The unvested portion of this award is scheduled to vest on July 27, 2025.

(3)	The unvested portion of this award is scheduled to vest in two equal annual installments on July 3, 2025 and July 3, 2026.
(4)	The unvested portion of this award is scheduled to vest in three equal annual installments on July 1, 2025, July 1, 2026 and July 1, 2027.
(5)	The unvested portion of this award is scheduled to vest on March 27, 2026.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of options and SARs by the Named Executive Officers during fiscal 2025 and the vesting during fiscal 2025 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2025

	Securities Covered by Award	Option Awards		Stock Awards
Name(a)		Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(1)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(1)(e)
Jon Feltheimer	LGF.B	—	$—	690,113	$5,845,728
Michael Burns	LGF.B	—	$—	33,333	$332,330
	LGF.B	—	$—	139,888	$1,179,256	(2)
James W. Barge	LGF.B	—	$—	380,151	$3,207,844
Brian Goldsmith	LGF.B	—	$—	389,161	$3,278,638
Bruce Tobey	LGF.B	—	$—	60,970	$509,217

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of existing common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of the applicable class of shares of existing common stock to on the date of exercise and the exercise price of the stock options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of shares of existing common stock on the vesting date.

(2)	Reflects value settled in cash.

Non-Qualified Deferred Compensation

We permit the Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation Table above on a deferred basis under our Deferred Compensation Plan. Under the plan, we are also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of March 31, 2025, none of the Named Executive Officers had deferred any amount under the plan, and the Company had not made any contributions with respect to any Named Executive Officer under the plan.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

For Messrs. Burns and Tobey, the following summary is based upon employments agreement in effect during fiscal year 2025. As noted above, Messrs. Burns and Tobey entered into new employment agreements on May 6, 2025, and April 9, 2025, respectively, the terms of which are described above. See “—Employment Agreements” above.

Jon Feltheimer

Severance Benefits — Termination of Employment. In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a cash severance payment equal to the present value of his base salary through July 31, 2029, as well as payment of his premiums for continued health coverage for up to 18 months (or such longer period as provided by state law) following his termination and his premiums for continued life and disability insurance through July 31, 2029. In addition, Mr. Feltheimer would be entitled to payment of the target amount of his annual bonus for the fiscal year in which his termination occurs. Mr. Feltheimer’s equity awards granted by the Company prior to his termination, to the extent then outstanding and unvested, would become fully vested upon his termination (and if an annual grant for the fiscal year in which his termination occurs has not previously been granted, that annual grant would be made and would fully vest upon his termination).

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his cash severance would be the greater of the present value of his base salary through July 31, 2029 and $6.0 million.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through July 31, 2029.

Retirement Benefits. If Mr. Feltheimer retires from his employment with the Company on at least six months written notice (or his employment continues through July 31, 2029 and terminates for any reason thereafter), his outstanding and unvested equity awards granted by the Company pursuant to his employment agreement prior to his retirement will continue to vest following his retirement date, and his vested options or SARs would be exercisable for five years following his retirement (or, if earlier, until the expiration date of the award).

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 30, 2024, a prorated amount of the annual bonus that Mr. Burns would have received for the fiscal year in which his termination occurs, as well as payment of his premiums for continued health coverage for up to six months following his termination and payment for continued life and disability insurance through October 30, 2024. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 30, 2024 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

James W. Barge	Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the annual bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause”, or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by the Company

“without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, common shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated discretionary bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 18 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and become fully vested, and (ii) 50% percent of any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and become fully vested. Moreover, if Mr. Goldsmith’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Goldsmith would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated discretionary bonus and payment of COBRA premiums noted above. In addition, any portion of equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Goldsmith’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in common shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to receive a prorated discretionary bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Goldsmith’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Bruce Tobey	Severance Benefits — Termination of Employment. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Tobey would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” or if Mr. Tobey resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Tobey’s employment agreement), (1) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Tobey’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Tobey would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above. In addition, any portion of equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Tobey’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Tobey’s employment agreement), Mr. Tobey would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Tobey’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Tobey’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Tobey will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity award grants provided in his employment agreement (as referred to above under “Description of Employment Agreements”) that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in common shares.

Severance Benefits — Death or Disability. In the event Mr. Tobey’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Tobey’s employment agreement), Mr. Tobey will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs. In addition, Mr. Tobey’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Estimated Severance and Change in Control Benefits

Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2025 (with the value of equity awards calculated based on the $8.85 and $7.92 closing prices of Class A voting shares and Class B non-voting shares, respectively, on March 31, 2025, the last trading day of fiscal 2025). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance in the charts below.

	Termination by Lionsgate Without Cause(1)
Name	Cash Severance		Equity Acceleration(2)	Insurance Premiums		Total
Jon Feltheimer	$5,568,149		$26,342,999	$547,011	(3)	$32,458,159
Michael Burns	$—	(4)	$7,302,984	$20,374	(5)	$7,323,358
James W. Barge	$1,875,000		$4,091,329	$61,123	(5)	$6,027,452
Brian Goldsmith	$1,875,000		$4,040,158	$61,123	(5)	$5,976,281
Bruce Tobey	$1,500,000		$1,095,914	$61,123	(5)	$2,657,037

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For stock options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for stock options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of the Company’s shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of the Company’s common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $61,123 for payment of COBRA premiums and $485,888 for payment of continued life and disability insurance premiums.
(4)

As described above, the term of Mr. Burns’ prior employment agreement expired on October 30, 2024, and he and the Company did not enter into a new employment agreement until May 6, 2025. Under his prior agreement, if his employment were terminated without cause or for good reason, he would be entitled to severance equal to the present value of his remaining base salary through the end of the term of the agreement. Accordingly, he would not have been entitled to any cash severance if his employment with the Company had terminated in these circumstances on March 31, 2025 as the agreement did not provide for a minimum severance amount and the term of the agreement had expired on October 30, 2024.

(5)	Includes payment of COBRA premiums.

	Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)		Insurance Premiums		Total
Jon Feltheimer	$16,342,999		$547,011	(2)	$16,890,010
Michael Burns	$7,302,984	(4)	$20,374	(3)	$7,323,358
James W. Barge	$5,135,629		$61,123	(3)	$5,196,752
Brian Goldsmith	$5,088,698		$61,123	(3)	$5,149,821
Bruce Tobey	$1,437,889		$61,123	(3)	$1,499,012

(1)	See note (2) to the table above for the valuation of these benefits.
(2)

Includes $61,123 for payment of COBRA premiums for a termination due to executive’s death or disability, and $485,888 payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)	Includes payment of COBRA premiums.
(4)

As described above, the term of Mr. Burns’ prior employment agreement expired on October 30, 2024, and he and the Company did not enter into a new employment agreement until May 6, 2025. This amount includes amounts payable under the terms of the prior agreement if his employment with the Company had terminated under these circumstances on March 31, 2025.

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Goldsmith and Tobey, a change in management of the Company, occurred on March 31, 2025 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date. See note (2) to the table above for the valuation of equity award acceleration.

Name	Cash Severance(1)		Equity Acceleration		Insurance Premiums		Total
Jon Feltheimer	$6,115,160		$26,342,999		$547,011	(2)	$33,005,170
Michael Burns	$3,500,000	(3)	$7,302,984		$20,374	(4)	$10,823,358
James W. Barge	$5,625,000		$6,195,452	(5)	$61,123	(4)	$11,881,575
Brian Goldsmith	$3,625,000		$6,077,871	(5)	$61,123	(4)	$9,763,994
Bruce Tobey	$2,000,000		$1,805,293	(5)	$61,123	(4)	$3,866,416

(1)

For Messrs. Barge, Goldsmith and Tobey, this amount includes 50% of the grant date value of the annual equity awards provided for in the executive’s employment agreement as described above that had not been granted as of March 31, 2025.

(2)	Includes $61,123 for payment of COBRA premiums and $485,888 for payment of continued life and disability insurance premiums.
(3)

As described above, the term of Mr. Burns’ prior employment agreement expired on October 30, 2024, and he and the Company did not enter into a new employment agreement until May 6, 2025. This amount includes severance payable under the terms of the prior agreement if his employment with the Company had terminated under these circumstances on March 31, 2025.

(4)	Includes payment of COBRA premiums.
(5)

For Messrs. Barge, Goldsmith, and Tobey, the equity acceleration value reported in this table only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a change in control or a “change in management,” the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by the Company.

Pay Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this prospectus the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for fiscal 2025 was $9,823,232, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2025 was $131,000. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for fiscal 2025 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2025 to be 75 to 1.

We have selected March 31, 2025, which is a date within the last three months of fiscal 2025, as the date to be used to identify the Company’s median employee. To find the median of the annual total compensation of all the Company’s employees (excluding the Company’s Chief Executive Officer), we used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from the Company’s payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees will be an appropriate measure because total cash compensation data is readily available, and the Company considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2025, we had a total of 1,613 employees, of whom 1,322 were based in the U.S. and 291 were based outside of the U.S. In making the determination of the median employee, we did not include 5 employees based in Australia, 3 employees based in China, 38 employees based in India, 1 employee based in Indonesia, 2 employees based in Luxembourg and 3 employees based in Spain, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 239 employees based outside of the U.S. were included in this determination).

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio to be reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

Compensation Program

For fiscal 2025, the Company’s non-employee directors were compensated as follows:

Type of Compensation	Amount
Annual Equity Retainer	$150,000
Annual Cash Retainer	$100,000
Annual Board Chair Retainer	$52,000
Annual Audit & Risk Committee Chair Retainer	$30,000
Annual Compensation Committee Chair Retainer	$30,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000

The annual equity retainer consisted of an award of restricted share units granted under the 2023 Stock Incentive Plan with a grant date value of $150,000 granted on November 29, 2024 (with $75,000 of the value based on the closing price of Class A voting shares on the date of grant and $75,000 of the value based on the closing price of Class B non-voting shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units will vest after one year following the date of grant (or, if earlier, the date of the annual general meeting of shareholders in the year after the year of grant).

The annual cash retainer and other retainers set forth in the table above were paid, at the director’s election, in all cash, 50% in cash and 50% in the form of shares of common stock (with 50% paid in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of shares of common stock (with 50% paid in Class A voting shares and 50% in Class B non-voting shares). Retainers were paid in two installments, with the number of shares of common stock delivered in payment of any retainer determined by dividing the dollar amount of the retainer paid in the form of shares of common stock by the closing price of common stock (either Class A voting shares or Class B non-voting shares, as applicable) on the date of payment, and such shares being fully vested at the time of payment.

Pursuant to the Company’s policies, non-employee directors were also reimbursed for reasonable expenses incurred in the performance of their duties.

For fiscal 2026, the Company’s non-employee directors will be compensated as follows:

Type of Compensation	Amount
Annual Equity Retainer	$150,000
Annual Cash Retainer	$100,000
Annual Board Chair Retainer	$52,000
Annual Audit & Risk Committee Chair Retainer	$30,000
Annual Compensation Committee Chair Retainer	$30,000
Annual Nominating and Corporate Governance Committee Chair Retainer	$20,000

The annual equity retainer will consist of an award of restricted share units granted under the Company’s equity incentive plan then in effect with a grant date value of $150,000 granted annually on the date of the Company’s annual general meeting of shareholders (with the value based on the closing price of the Company’s common shares on the date of grant, and the number of units rounded to the nearest whole unit). The restricted share units will vest after one (1) year following the date of grant (or, if earlier, the date of the annual general meeting of shareholders in the year after the year of grant) and are paid in an equivalent number of the Company’s common shares. The Board retains discretion to provide for the award to instead be granted as a fixed amount of cash subject to the same vesting terms. The Board may also provide non-employee directors an election to defer payment of their vested awards in accordance with applicable tax law.

The annual cash retainer and other retainers set for in the table above will be paid, at the director’s election, in all cash, 50% in cash and 50% in the form of the Company’s common shares, or 100% in the form of the Company’s common shares. The Board retains discretion to provide for the retainers for one or more directors to be paid in a different mix of cash and the Company’s common shares as it determines appropriate. The retainers are paid in two (2) installments each year and, if applicable, the number of the Company’s common shares to be delivered in payment of the retainer are determined by dividing the dollar amount of the retainer to be paid by the closing price of the Company’s common shares on the date of payment, and fully vested at the time of payment.

Pursuant to the Company’s policies, Non-Employee Directors will also be reimbursed for reasonable expenses incurred in the performance of their duties.

The Board (or any committee of the Board within the authority delegated to it) has the right to amend the Company’s director compensation policy from time to time.

Director Onboarding and Education

Upon a new director’s appointment to the Board, an orientation is conducted by senior management and current Board members aiming to acquaint new directors with the Company’s business strategies, vital financial aspects, core values encompassing ethics and compliance, corporate governance practices, and key policies.

Additionally, the Company actively supports the ongoing education of its Board members, covering expenses for relevant continuing education programs.

Fiscal 2025 Director Compensation

The following table presents information regarding compensation earned or paid to each of the Company’s non-employee directors for services rendered during fiscal 2025. Messrs. Feltheimer and Burns, who were employed by the Company, did not receive any compensation for their services on the Board.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Mignon Clyburn	$100,000	$149,998	$—	$—	$—	$—	$249,998
Gordon Crawford	$120,000	$149,998	$—	$—	$—	$—	$269,998
Emily Fine	$100,000	$149,998	$—	$—	$—	$—	$249,998
Michael T. Fries	$291,666	$—	$—	$—	$—	$—	$291,666
John D. Harkey, Jr.	$100,000	$149,998	$—	$—	$—	$—	$249,998
Susan McCaw	$100,000	$149,998	$—	$—	$—	$—	$249,998
Yvette Ostolaza	$120,000	$149,998	$—	$—	$—	$—	$269,998
Mark H. Rachesky, M.D.	$172,000	$149,998	$—	$—	$—	$—	$321,998
Daryl Simm	$130,000	$149,998	$—	$—	$—	$—	$279,998
Hardwick Simmons	$130,000	$149,998	$—	$—	$—	$—	$279,998
Harry E. Sloan	$100,000	$149,998	$—	$—	$—	$—	$249,998

(1)

The amounts reported in column (b) represent director annual retainer and chair fees, for fiscal 2025, paid, at the director’s election, either 50% in cash and 50% in the form of existing common stock, 100% in the form of common stock, or 100% in cash, as described above. The value of the common shares is calculated using the closing price of shares of common stock on the date of payment. Retainers and fees are paid twice a year. During fiscal 2025, the Company’s non-employee directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 3,213 shares, Mr. Simm, 4,177 shares and Mr. Simmons, 4,177 shares. During fiscal 2025, the Company’s non-employee directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Mr. Crawford, 7,712 shares, Ms. Fine, 6,426 shares, Mr. Harkey, 11,627 shares, Ms. Ostolaza, 7,712 shares, Dr. Rachesky, 11,052 shares, and Mr. Sloan, 6,426 shares. For fiscal 2025, the Board determined that Mr. Fries and Ms. McCaw would receive 100% of their cash retainer and fees in the form of cash. Additionally, the Board determined that Mr. Fries would receive 100% of his equity retainer in the form of cash (so that the amount reported in this column for Mr. Fries includes cash received in lieu of any equity award).
(2)

Each non-employee director then in office received a grant of 9,102 restricted share units with respect to Class A voting shares and 10,176 restricted share units with respect to Class B non-voting shares units on November 29, 2024 (other than Mr. Fries, who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The fair values of the restricted share units are determined based on the market value of the shares on the date of grant.

(3)

The following table presents the number of unvested stock awards held by each of the Company’s non-employee directors as of March 31, 2025. No non-employee directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2025
Director	LGF.A	LGF.B
Mignon Clyburn	9,913	11,037
Gordon Crawford	9,913	11,037
Emily Fine	9,913	11,037
Michael T. Fries	—	—
John D. Harkey, Jr.	9,102	10,176
Susan McCaw	9,913	11,037
Yvette Ostolaza	9,913	11,037
Mark H. Rachesky, M.D.	9,913	11,037
Daryl Simm	9,913	11,037
Hardwick Simmons	9,913	11,037
Harry E. Sloan	9,913	11,037

Climate Risk Exposure and Awareness

As a content-driven entertainment company, our core operations do not involve manufacturing, large-scale physical infrastructure, or resource-intensive industrial processes. As such, we have limited direct exposure to climate-related physical and transitional risks compared to companies in more carbon-intensive sectors.

Nonetheless, we recognize the growing importance of climate awareness and environmental responsibility in corporate governance. We remain mindful of the broader implications of climate change, including potential impacts on our facilities, supply chain partners, production logistics, and evolving stakeholder expectations.

While climate-related risks are not currently material to our business, we continue to monitor regulatory developments, industry best practices, and stakeholder perspectives. We also consider opportunities to reduce our environmental footprint—such as promoting sustainable production practices, managing energy usage across our operations, and engaging with partners who share our commitment to environmental responsibility.

Climate Policies	• In all our offices, we prioritize efforts to prevent pollution, and to conserve, recover, and recycle materials, water and energy wherever possible.

•  Our productions distribute documents electronically to minimize paper consumption and waste and limit the use of single-use plastics.

•  Our productions follow best practices featured in the Producers Guild of America and Sustainable Production Alliance’s Green Production Guide, which are designed to reduce the film, television, and streaming industry’s carbon footprint and environmental impact.

•  Our U.S. productions encourage the employment of green vendors that provide sustainable goods and services for film, television and streaming productions.

•  We prioritize vendors whose dedication to operating business in a responsible and sustainable manner directly aligns with those of Lionsgate.

Lionsgate Studios Corp.

Use Of Non-GAAP Financial Measures

This prospectus presents the following important financial measures utilized by New Lionsgate that are not all financial measures defined by generally accepted accounting principles (“GAAP”). New Lionsgate uses non-GAAP financial measures, among other measures, to evaluate the operating performance of its business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation, purchase accounting and related adjustments, restructuring and other costs, certain charges (benefits) related to the COVID-19 global pandemic, certain programming and content charges as a result of management changes and/or changes in strategy, and unusual gains or losses (such as goodwill and intangible asset impairment), when applicable.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on Lionsgate’s consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable.

•

COVID-19 related charges or benefits include incremental costs associated with the pausing and restarting of productions including paying/hiring certain cast and crew, maintaining idle facilities and equipment costs, and when applicable, certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project resulting from circumstances associated with the COVID-19 global pandemic, net of insurance recoveries, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the non-cash charge for the amortization of the recoupable portion of the purchase price and the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how New Lionsgate defines segment profit and managed and evaluated its segment operations. Segment profit also excludes corporate general and administrative expense.

Total Segment Profit and Studio Business Segment Profit: New Lionsgate presents the sum of its Motion Picture and Television Production segment profit as its “Studio Business” segment profit. Total segment profit and Studio Business segment profit, when presented outside of the segment information and reconciliations included in New Lionsgate’s consolidated financial statements, is considered a non-GAAP financial measure, and should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP. New Lionsgate uses this non-GAAP measure, among other measures, to evaluate the aggregate operating performance of its business.

New Lionsgate believes the presentation of total segment profit and Studio Business segment profit is relevant and useful for investors because it allows investors to view total segment performance in a manner similar to the primary method used by New Lionsgate’s management and enables them to understand the fundamental performance of Lionsgate’s businesses before non-operating items. Total segment profit and Studio Business segment profit is considered an important measure of New Lionsgate’s performance because it reflects the aggregate profit contribution from New Lionsgate’s segments, both in total and for the Studio Business and represents a measure, consistent with New Lionsgate’s segment profit, that eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of New Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Not all companies calculate segment profit or total segment profit in the same manner, and segment profit and total segment profit as defined by New Lionsgate may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

Overall: These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

New Lionsgate uses these non-GAAP measures, among other measures, to evaluate the operating performance of its business. New Lionsgate believes these measures provide useful information to investors regarding its results of operations before non-operating items. Adjusted OIBDA is considered an important measure of New Lionsgate’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of New Lionsgate’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

Lions Gate Entertainment Corp.

Reconciliation of Operating Income (Loss) to Adjusted OIDBA and Total Segment Profit

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measures, Adjusted OIBDA and Total Segment Profit:

	Year Ended March 31,
	2024 Actual	2025 Plan	2025 Actual
	(amounts in millions)
Operating income (loss)	$(938.8)	$248.1	$(68.1)
Goodwill and intangible asset impairment(1)	663.9	—	—
Adjusted depreciation and amortization(2)	50.1	34.6	33.8
Restructuring and other(3)	508.5	15.0	253.5
COVID-19 related benefits(4)	(1.0)	—	(3.1)
Adjusted share-based compensation expense(5)	81.2	86.3	69.0
Purchase accounting and related adjustments(6)	153.7	144.8	163.0

Adjusted OIBDA	$517.6	$528.8	$448.1
Corporate general and administrative expenses	136.1	145.9	123.2
Unallocated rent cost included in direct operating expense(7)	—	—	18.6

Total Segment Profit	$653.7	$674.7	$589.9

(1)

In fiscal 2024, amounts reflect the goodwill impairment charge of $493.9 million and $170.0 million for impairment of indefinite-lived trade names, both related to the Media Networks reporting unit, recorded in the second quarter ended September 30, 2023.

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	2024 Actual	2025 Plan	2025 Actual
Depreciation and amortization	$192.2	$165.5	$188.1
Less: Amount included in purchase accounting and related adjustments	(142.1)	(130.9)	(154.3)

Adjusted depreciation and amortization	$50.1	$34.6	$33.8

(3)	Restructuring and other includes restructuring and severance costs, certain transaction and other costs, and certain unusual items, when applicable, as shown in the table below:

	2024 Actual	2025 Plan	2025 Actual
Restructuring and other:
Content and other impairments(a)	$377.3	$0.7	$162.4
Severance(b)
Cash	37.2	—	35.2
Accelerated vesting on equity awards	9.4	—	5.4

Total severance costs	46.6	—	40.6
Transaction and other costs (benefits)(c)	84.6	14.3	50.5

	$508.5	$15.0	$253.5

(a)

Media Networks Restructuring: In fiscal 2023, the Company began a plan to restructure its Media Networks international business, and during the fiscal years ended March 31, 2024 and 2025, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and India, and included an evaluation of the programming on Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value. The Company has incurred impairment charges from the inception of the Media Networks restructuring plan through March 31, 2025 amounting to $880.1 million. As a result of these restructuring initiatives, the Company recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2025 and 2024 of $136.3 million and $364.5 million, respectively.

Content and Other Impairments: Content and other impairments in the fiscal year ended March 31, 2025 also include content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. In addition, amounts in the fiscal year ended March 31, 2025 also include impairments of certain operating lease right-of-use and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne. Content and other impairments in the fiscal year ended March 31, 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. The lease impairments reflects a decline in market conditions since the inception of the leases impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease assets, and the carrying value.

(b)

Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the fiscal year ended March 31, 2025, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in the fiscal year ended March 31, 2025. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, Media Networks international restructuring and our Motion Picture and Television Production segments.

(c)

Transaction and other costs in the fiscal years ended March 31, 2025 and 2024 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In fiscal 2025 and fiscal 2024, amounts include costs associated with the separation of the Starz Business from the Studio Business, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed. In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity. In fiscal 2025 and 2024, transaction and other costs also include a benefit of $7.1 million and $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring.

(4)

Amounts include incremental costs incurred, if any, due to circumstances associated with the COVID-19 global pandemic, net of recoveries. In the fiscal years ended March 31, 2025 and 2024, recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense.

(5)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	2024 Actual	2025 Plan	2025 Actual
Total share-based compensation expense	$90.6	$86.3	$74.4
Less: Amount included in restructuring and other(a)	(9.4)	—	(5.4)

Adjusted share-based compensation	$81.2	$86.3	$69.0

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(6)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	2024 Actual	2025 Plan	2025 Actual
Purchase accounting and related adjustments:
General and administrative expense(a)	$11.6	$13.9	$8.7
Depreciation and amortization	142.1	130.9	154.3

	$153.7	$144.8	$163.0

(a)

In the fiscal years ended March 31, 2025 and 2024, these adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment. Amounts in fiscal 2024 also include the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment. These amounts are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

(7)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.

NEW LIONSGATE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Michael T. Fries, Susan McCaw, Mark H. Rachesky and Harry E. Sloan. New Lionsgate does not presently expect that any member of the Compensation Committee will be an officer or employee of New Lionsgate at any time during his or her respective service on such committee.

PLAN OF DISTRIBUTION

In connection with the Transactions, outstanding awards granted under LGEC’s equity compensation programs converted into adjusted awards composed, in part, of awards in respect of New Lionsgate new common shares, as described under the heading “The Transactions — Treatment of Lionsgate Equity Awards.” The portion of the adjusted awards that are based on New Lionsgate new common shares were granted by New Lionsgate under the Plans, in accordance with the terms of the Employee Matters Agreement. The registration statement of which this prospectus forms a part only covers shares of New Lionsgate new common shasres that may be acquired upon exercise of options or stock appreciation rights to purchase shares of New Lionsgate new common shares that were granted under the Plans to former employees of LGEC and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz, and any such individuals’ donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The registration statement does not cover any shares of New Lionsgate new common shares issued pursuant to the awards that were granted to any individual who, upon completion of the Transactions, is employed by, providing consulting services to, or serving on the board of directors of, New Lionsgate, nor does it cover any other awards that New Lionsgate may grant under its equity compensation plans in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

New Lionsgate Related Person Transaction Policy

New Lionsgate recognizes that transactions it may conduct with any of its directors, director nominees or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than New Lionsgate’s best interests and those of its shareholders. New Lionsgate has established, and the New Lionsgate Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which New Lionsgate and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of New Lionsgate at any time since the beginning of New Lionsgate’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of New Lionsgate’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of New Lionsgate new common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of New Lionsgate new common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the New Lionsgate Related Person Transaction Policy is available on New Lionsgate’s investor relations website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to New Lionsgate’s Corporate Secretary.

Ignite, LLC

In April 2004, a wholly-owned subsidiary of Lionsgate entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Mr. Burns owns a 65.45% interest in Ignite, and Mr. Simmons owns a 24.24% interest in Ignite. During the year ended March 31, 2025, $0.2 million was paid to Ignite under these agreements (2024 - $0.3 million; 2023 - $0.4 million).

Sponsor Option Agreement

On May 13, 2024, Lionsgate consummated the transactions contemplated by the Business Combination Agreement. Mr. Sloan was the Chairman of Screaming Eagle and owned, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the Screaming Eagle sponsor. Mr. Sloan recused himself from the decisions to approve the business combination.

In connection with the Business Combination, SEAC received an aggregate of $1.00 and 2,200,000 options (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share (the “Sponsor Option Agreement”). The SEAC Sponsor Options became options to purchase Lionsgate’s common shares pursuant to the terms of the Sponsor Option Agreement. New Lionsgate assumed in writing all of the obligations under and in accordance with the Sponsor Option Agreement pursuant to an amendment thereto, under which the SEAC Sponsor Options became exercisable for 2,177,191 common shares of New Lionsgate, which is attached hereto as Exhibit 10.19.

Letter Agreement. On July 9, 2009, Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Rachesky. The MHR Letter Agreement provided, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Lionsgate in good faith before deciding whether to execute any such other agreement. New Lionsgate assumed all of the obligations under and in accordance with the Letter Agreement.

Investor Rights Agreements

On May 6, 2025, New Lionsgate entered into an investor rights agreement with MHR Fund Management LLC and affiliated funds (“MHR Fund Management”), Liberty Global Ventures Limited and Liberty Global Ltd. (collectively, “Liberty”), (as amended from time to time, the “New Lionsgate Investor Rights Agreement”). The New Lionsgate Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of New Lionsgate’s then outstanding common shares in the aggregate, New Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the New Lionsgate Board) on its slate of director nominees for election at each future annual general and special meeting of New Lionsgate’s shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of New Lionsgate’s then outstanding common shares in the aggregate, New Lionsgate will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s shareholders and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of New Lionsgate’s then outstanding common shares in the aggregate, New Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of New Lionsgate’s shareholders. Dr. Rachesky, Ms. Fine and Mr. Harkey were appointed as the designees of MHR Fund Management to the New Lionsgate Board pursuant to the New Lionsgate Investor Rights Agreement. In addition, the New Lionsgate Investor Rights Agreement provides that for so long as Liberty (together with certain of its affiliates) beneficially owns at least 5,000,000 of New Lionsgate’s then outstanding common shares in the aggregate, New Lionsgate will include one designee of Liberty on its slate of director nominees for election to the New Lionsgate Board at each future annual general meeting of New Lionsgate’s shareholders. Mr. Fries was appointed as the designee of Liberty to the New Lionsgate Board under the New Lionsgate Investor Rights Agreement.

In addition, under the New Lionsgate Investor Rights Agreement, New Lionsgate has also agreed to provide MHR Fund Management and Liberty with certain pre-emptive rights on shares that New Lionsgate may issue in the future for cash consideration.

Under the New Lionsgate Investor Rights Agreement, Liberty (together with certain of its affiliates) has agreed that if it sells or transfers any of its LGEC common shares to a shareholder or group of shareholders that beneficially own 5% or more of New Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of New Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the New Lionsgate Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the New Lionsgate Investor Rights Agreement.

Voting Agreement

On May 6, 2025, New Lionsgate entered into a voting agreement with Liberty and MHR Fund Management (as amended from time to time, the “New Lionsgate Voting Agreement”). Under the New Lionsgate Voting

Agreement, Liberty has agreed to vote, in any vote of New Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving New Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of New Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.

In addition, each of Liberty and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the New Lionsgate Board, each of them will vote all of New Lionsgate new common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the New Lionsgate Board, subject to certain exceptions set forth in the New Lionsgate Voting Agreement.

Under the New Lionsgate Voting Agreement, Liberty (together with certain of its affiliates) has also agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of New Lionsgate new common shares, or that would result in a person or group of persons beneficially owning 5% or more of New Lionsgate new common shares, any such transferee would have to agree to the New Lionsgate Voting Agreement, subject to certain exceptions set forth in the New Lionsgate Voting Agreement.

Registration Rights Agreements

On May 6, 2025, New Lionsgate entered into a registration rights agreement with each of MHR Fund Management and Liberty (together with certain of their affiliates). The two registration rights agreements described in the foregoing are referred to herein as the “New Lionsgate Registration Rights Agreements.”

Each New Lionsgate Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that New Lionsgate register all or a portion of their common shares. In addition, in the event that New Lionsgate proposes to register any of New Lionsgate’s equity securities or securities convertible into or exchangeable for New Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever New Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms S-4 or S-8 or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.

The registration rights described above of Liberty will terminate on the first anniversary of the date that Liberty (together with certain of its affiliates) both (i) beneficially owns less than 5,713,774 common shares (which amount, for the avoidance of doubt, represents approximately 2% of New Lionsgate new common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the New Lionsgate Board. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially own less than 28,568,868 common shares (which amount, for the avoidance of doubt, represents approximately 10% of New Lionsgate new common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the New Lionsgate Board.

The foregoing descriptions of the MHR Letter Agreement, the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement and the New Lionsgate Registration Rights Agreements is not meant to be complete and is qualified by reference to the full text of each of the MHR Letter Agreement, the New Lionsgate Investor Rights Agreement, the New Lionsgate Voting Agreement and the New Lionsgate Registration Rights Agreements, respectively, which are filed as exhibits to New Lionsgate’s Annual Report on Form 10-K for the

year ended March 31, 2025 and are attached hereto as Exhibit 10.14, Exhibit 10.15 and Exhibits 10.16 – 10.17, respectively.

Transactions with Equity Method Investees

In the ordinary course of business, New Lionsgate is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of New Lionsgate’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on New Lionsgate’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below.

	March 31,
	2025	2024
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$8.7	$8.1
Investment in films and television programs	1.1	2.2

Total due from related parties	$9.8	$10.3

Accounts payable(1)	$17.6	$16.8
Participations and residuals, current	11.1	5.5
Participations and residuals, noncurrent	1.8	1.3
Deferred revenue, current	0.1	0.1

Total due to related parties	$30.6	$23.7

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$3.3	$3.0	$4.8
Direct operating expense	$4.6	$5.0	$8.3
Distribution and marketing expense	$3.0	$0.8	$0.4

(1)	Amounts primarily represent production related advances due to certain of its equity method investees.

Arrangement Agreement

Lionsgate, LG Studios, New Lionsgate and LG Sirius have entered into the Arrangement Agreement, which provides for the implementation of the Plan of Arrangement that resulted in the separation of the LG Studios Business from the Starz Business through the Transactions.

The following is a summary of certain material terms and conditions of the Arrangement Agreement. This summary may not contain all of the information about the Arrangement Agreement that is important to shareholders and is qualified in its entirety by the full text of the Arrangement Agreement, which is filed as Exhibit 2.1 to the registration statement of which this prospectus is a part. Shareholders are urged to read the Arrangement Agreement in its entirety.

Covenants Regarding the Arrangement

The Arrangement Agreement contains covenants of the parties thereto that they will, subject to the terms of the Arrangement Agreement, use their respective commercially reasonable efforts to implement the Arrangement; and (ii) satisfy the conditions precedent to the completion of the Arrangement.

Conditions Precedent

The Transactions were subject to certain conditions precedent, including approval of the Lionsgate Transactions Proposal by the shareholders of Lionsgate and approval of the LG Studios Reorganization Proposal by the shareholders of LG Studios. For additional information on the conditions precedent, see “The Transactions—Conditions to the Transactions”.

Amendments

The Arrangement Agreement provides that, subject to the provisions of the Interim Orders, the Final Order, the Plan of Arrangement, and applicable law, at any time and from time to time before the Arrangement Effective Time, the Arrangement Agreement and the Plan of Arrangement may be amended, modified, or supplemented by written agreement of the parties thereto without further notice to or approval on the part of Lionsgate’s shareholders and LG Studios’ shareholders.

Separation Agreement

Transfer of Assets and Assumption of Liabilities

The Separation Agreement identifies the assets that were transferred or retained, the liabilities that were assumed or retained, and the contracts that were transferred or retained, to or by New Lionsgate as part of the separation of the LG Studios Business from the Starz Business, and provides for when and how these transfers, assumptions and retentions occurred. In particular, the Separation Agreement provides that, among other things, subject to the terms and conditions contained therein:

•	assets of either party or its subsidiaries, other than certain assets related to the Starz Business, be transferred to or retained by New Lionsgate and its applicable subsidiaries; and

•

certain liabilities of either party or its subsidiaries, other than certain liabilities of either party or its subsidiaries related to the Starz Business (the “Starz Liabilities”), which we refer to as the “New Lionsgate Liabilities,” be transferred to or retained by New Lionsgate and its applicable subsidiaries.

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, neither Starz nor New Lionsgate has made any representation or warranty as to the assets, business or liabilities transferred, assumed retained as part of the separation of the LG Studios Business from the Starz Business, as to any approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets transferred, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either of New Lionsgate or Starz, or as to the legal sufficiency of any document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Transactions. All assets have been transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, that any necessary consents or governmental approvals are not obtained, or that any requirements of law, agreements, security interests or judgments were or are not complied with.

Information in this prospectus with respect to the assets and liabilities of the parties to the Transactions following the completion of the Transactions is presented based on the allocation of such assets and liabilities pursuant to the Separation Agreement or any other Ancillary Agreement, unless the context otherwise requires.

The Separation Agreement provides that in the event that the transfer of certain assets and liabilities (or a portion thereof) to New Lionsgate or Starz, as applicable, did not occur at the Arrangement Effective Time, then until such assets or liabilities (or a portion thereof) are able to be transferred, New Lionsgate or Starz, as applicable, will hold such assets on behalf and for the benefit of the transferee and will pay, perform and discharge such liabilities, for which the transferee will reimburse New Lionsgate or Starz, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

The foregoing summary does not purport to describe all of the terms of the Separation Agreement and is qualified in its entirety by reference to the complete text of the Separation Agreement, which is filed as Exhibit [2.3] to this prospectus and is incorporated herein by reference.

The Arrangement

The Arrangement Agreement and the Plan of Arrangement, together with the Separation Agreement and the Ancillary Agreements, also govern the rights and obligations of the parties thereto regarding the arrangement.

At the Arrangement Effective Time:

•	LGEC shareholders first received in exchange for each outstanding LGEC Class A share that they held:

•	One (1) New Lionsgate Class A share; and

•	One (1) New Lionsgate Class C preferred share;

•	LGEC shareholders first received, in exchange for each outstanding LGEC Class B share that they held:

•	One (1) New Lionsgate Class B share; and

•	One (1) New Lionsgate Class C preferred share.

•	LGEC changed its name to Starz Entertainment Corp. and created a new class of voting common shares, the Starz common shares.

•	New Lionsgate created a new class of common shares without par value (the “New Lionsgate new common shares”) and New Lionsgate shareholders (formerly LGEC shareholders) received, in exchange for each:

•

New Lionsgate Class A share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class A share in the Initial Share Exchange, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares;

•

New Lionsgate Class B share they held, together with each New Lionsgate Class C preferred share they held and which was issued in exchange for an LGEC Class B share in the Initial Share Exchange, one (1) New Lionsgate new common share and one (1) Starz common share.

Such exchange transactions by LGEC shareholders are collectively referred to as the “Second Share Exchange.”

•	As a result of the steps described above, each of New Lionsgate and Starz have a single class of “one share, one vote” common shares.

•

Following the Second Share Exchange, pursuant to the Reverse Stock Split, the Starz common shares were consolidated on a 15-to-1 basis, such that every fifteen (15) Starz common shares were consolidated into one (1) Starz common share.

•

LG Studios shareholders, other than New Lionsgate and dissenting shareholders, tranferred to New Lionsgate each LG Studios common share, without par value (“LG Studios common shares”), they held and such shareholders received, in exchange for each such LG Studios common share so transferred, a number of New Lionsgate new common shares equal to the product of the LG Studios Consideration Shares divided by the LG Studios Flip Shares (the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equaled the aggregate number of LG Studios common shares obtained when the LG Studios Flip Percentage was multiplied by the quotient of (a) the aggregate number of New Lionsgate new common shares issued to New Lionsgate shareholders (formerly LGEC shareholders) in the Second Share Exchange divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equaled the quotient, expressed as a percentage, of (1) LG Studios Flip Shares divided by (2) the total number of LG Studios common shares issued and outstanding immediately prior to the Arrangement Effective Time. Such transactions by LG Studios shareholders are collectively referred to as the “LG Studios Flip.” The LG Studios Reorganization Ratio was determined to be 0.989632 and approximately 34,880,006 New Lionsgate new common shares were issued to LG Studios shareholders in the Transactions. The LG Studios common shares were delisted from Nasdaq and deregistered under the Exchange Act.

•	New Lionsgate changed its name to “Lionsgate Studios Corp.”

•	LG Studios changed its name to “Lionsgate Studios Holding Corp.”

Pursuant to the Separation Agreement, the consummation of the arrangement was subject to satisfaction (or waiver by Lionsgate in its sole and absolute discretion) of certain conditions. These conditions are described under “Conditions to the Transactions.”

Claims

Except as expressly set forth in the Separation Agreement or any Ancillary Agreement, in general each party to the Separation Agreement assumed liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and agreed to indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

Pursuant to the Separation Agreement, Starz and its affiliates released and discharged New Lionsgate and its affiliates from all liabilities assumed by Starz as part of the Transactions, except as expressly set forth in the Separation Agreement. New Lionsgate and its affiliates released and discharged Starz and its affiliates from all liabilities retained by New Lionsgate and its affiliates as part of the Transactions, except as expressly set forth in the Separation Agreement.

These releases do not extend to obligations or liabilities under any agreements between the parties to the Transactions that remain in effect following the completion of the Transactions, which agreements include the Separation Agreement and the other agreements described under “Certain Relationships and Related Party Transactions.”

Indemnification

In the Separation Agreement, Starz agreed to indemnify, defend and hold harmless New Lionsgate, each of its affiliates, and each of its affiliates’ directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Starz Liabilities;

•

Starz’s failure or the failure of any other person to pay, perform or otherwise promptly discharge any of the Starz Liabilities, in accordance with their respective terms, whether prior to, at or after the Transactions;

•	except to the extent relating to any New Lionsgate Liability, any guarantee, indemnification or contribution obligation for the benefit of Starz by New Lionsgate that survives the Transactions;

•	any breach by Starz of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to Starz in the registration statement on Form S-4 (as amended or supplemented), the joint proxy statement/ prospectus included on Form S-4 and Form 424B3 or public filings or annual or quarterly reports following the date of the Transactions.

New Lionsgate agreed to indemnify, defend and hold harmless Starz, each of Starz’s affiliates and each of Starz’s affiliates’ directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the New Lionsgate Liabilities;

•

the failure of New Lionsgate or any other person to pay, perform or otherwise promptly discharge any of the New Lionsgate Liabilities in accordance with their respective terms whether prior to, at or after the Transactions;

•	except to the extent relating to any Starz Liability, any guarantee, indemnification or contribution obligation for the benefit of New Lionsgate by Starz that survived the Transactions;

•	any breach by New Lionsgate of the Separation Agreement or any of the Ancillary Agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact relating to New Lionsgate in the registration statement on Form S-4 (as amended or supplemented), the joint proxy statement/prospectus included on Form S-4 and Form 424B3, or public filings or annual or quarterly reports following the date of the Transactions.

The Separation Agreement also establishes procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes, and the procedures related thereto, is governed by the Tax Matters Agreement (as amended by the Tax Matters Agreement Amendment).

Insurance

The Separation Agreement provides for the allocation between the parties thereto of rights and obligations under existing insurance policies with respect to occurrences prior to the Transactions and set forth procedures for the administration of insured claims and related matters.

Further Assurances

In addition to the actions specifically provided for in the Separation Agreement, except as otherwise set forth therein or in any Ancillary Agreement, Starz and New Lionsgate agreed in the Separation Agreement to use reasonable best efforts, prior to, on and after the Arrangement Effective Time, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.

Dispute Resolution

The Separation Agreement contains provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between Starz and New Lionsgate related to the Transactions and that are unable to be resolved through good faith discussions between Starz and New Lionsgate. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to executives of the parties in dispute. If such efforts are not successful, one of the parties in dispute may submit the dispute, controversy or claim to nonbinding mediation or, if such nonbinding mediation is not successful, binding alternative dispute resolution, subject to the provisions of the Separation Agreement.

Expenses

Except as expressly set forth in the Separation Agreement or in any ancillary agreement, the party incurring the expense is responsible for all costs and expenses incurred in connection with the Transactions incurred prior to the Arrangement Effective Time, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Transactions. Except as expressly set forth in the Separation Agreement or in any ancillary agreement, or as otherwise agreed in writing by Starz and New Lionsgate, all costs and expenses incurred in connection with the Transactions after the completion of the Transactions must also be paid by the party incurring such cost and expense.

Other Matters

Other matters governed by the Separation Agreement include approvals and notifications of transfer, termination of intercompany agreements, shared contracts, financial information certifications, transition committee provisions, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters, and financing arrangements.

Amendment and Termination

The Separation Agreement provides that no provision of the Separation Agreement or any ancillary agreement may be waived, amended, supplemented or modified by a party without the written consent of the party against whom it is sought to enforce such waiver, amendment supplement or modification.

The Separation Agreement may not be terminated, except by an agreement in writing signed each of the parties thereto or as otherwise required by applicable law.

Employee Matters Agreement

New Lionsgate and Starz entered into an employee matters agreement prior to the Arrangement Effective Time to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement provides that, unless otherwise specified, New Lionsgate is responsible for liabilities associated with employees who are employed by New Lionsgate following the Arrangement Effective Time and former employees whose last employment was with the LG Studios Business, and Starz is responsible for liabilities associated with employees who are employed by Starz following the Arrangement Effective Time and former employees whose last employment was with Starz Business.

The Employee Matters Agreement also governs the terms of equity-based awards granted by LGEC prior to the Arrangement Effective Time. See “The Transactions—Treatment of Lionsgate Equity Awards.”

The foregoing summary does not purport to describe all of the terms of the Employee Matters Agreement and is qualified in its entirety by reference to the complete text of the Employee Matters Agreement, which is filed as Exhibit 10.4 to this prospectus and is incorporated herein by reference.

Tax Matters Agreement

In connection with the Business Combination, on May 9, 2024, LGEC and LG Studios entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the respective rights, responsibilities and obligations of the parties thereto with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. In connection with the Transactions, prior to the Arrangement Effective Time, New Lionsgate became a party to the Tax Matters Agreement, pursuant to an amendment to the Tax Matters Agreement (the “Tax Matters Agreement Amendment”).

The foregoing summary does not purport to describe all of the terms of the Tax Matters Agreement and is qualified in its entirety by reference to the complete text of the Tax Matters Agreement and the Tax Matters Agreement Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this prospectus and are incorporated herein by reference.

Transition Services Agreement

In connection with the Transactions, New Lionsgate and Starz entered into a transition services agreement pursuant to which New Lionsgate and Starz and their respective affiliates provide to each other, on an interim, transitional basis, various services intended to support business continuity, facilitate operational integration, and ensure an efficient and orderly transition of responsibilities, systems and process following the consummation of the Transactions. The transition services agreement includes services related to production (such as music creative/supervision), certain finance, accounting, legal, information technology, human resources, investor relations, employee benefits and other services. The transition services agreement specifies the fees payable for these services, which are based on arm’s-length negotiations and generally billed on the basis of hourly rates. In general, the services began on the date of the completion of the Transactions and cover a period as early as three (3) months following completion of the Transactions (which may include certain investor relations and music creative/supervision services) and generally not expected to exceed thirteen (13) months following the completion of the Transactions (which may include certain IT and human resources services).

The foregoing summary does not purport to describe all of the terms of the transition services agreement and is qualified in its entirety by reference to the complete text of the Transition Services Agreement, which is filed as Exhibit 10.3 to this prospectus and is incorporated herein by reference.

Other Commercial Arrangements

New Lionsgate and Starz continue to be parties to certain commercial agreements, which presently include: (i) master originals content licensing agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned first-run original series for the U.S. and Canada; (ii) library license agreements that will license SVOD and pay television rights to Starz for certain New Lionsgate owned library series and film content for the U.S. and Canada; (iii) a multiyear pay 1 television output arrangement, granting Starz an exclusive U.S. pay television/SVOD license for Lionsgate- or Summit-branded films theatrically released in the U.S.; and (iv) a distribution agreement authorizing New Lionsgate to globally distribute on an exclusive basis off-platform linear, on-demand, and transactional rights to certain original series owned by Starz (subject to holdbacks to preserve periods of exclusivity for Starz’s platforms). At least in the near term, Starz is likely to continue to be a significant customer of New Lionsgate. See “Risk Factors—Risks Related to New Lionsgate and the LG Studios Business.”

In connection with original programming, Starz licenses from Lionsgate exclusive SVOD and pay television rights to certain original series for exhibition in the U.S. and Canada. For each such original series, these licenses generally cover all episodes produced during the initial production season and multiple consecutive production seasons subsequently commissioned by Starz, plus a number of years thereafter, and involve certain holdbacks and restrictions over Lionsgate’s exploitation of the series. License fees are typically a negotiated percentage of the budget of the original series. Starz continues to contract with New Lionsgate’s Television Production segment (in addition to other independent studios and production companies) to produce and deliver original programming that will appear on Starz’s services. This original programming may be either exclusively licensed to or, in certain instances, owned by Starz.

In addition to the business relationships between Starz and New Lionsgate relating to first-run original series, Starz licenses library content from New Lionsgate for exhibition in the U.S. and Canada. Under the library license agreements between Starz and New Lionsgate, Starz holds SVOD and pay television rights to exhibit older, previously released theatrical films and other programming during certain exhibition window periods. These exhibition windows are of varying lengths depending on the title and territory, with certain windows for library programming in the U.S. currently extending through at least 2028. The amounts Starz pays for library content generally reflect an amount per movie, series or other programming commensurate with the commercial quality (e.g., utility and perceived popularity) of the content being licensed.

Starz also has an exclusive multiyear output licensing agreement with New Lionsgate for New Lionsgate films theatrically released in the U.S. starting January 1, 2022, resulting in exclusive Pay 1 output title windows running through at least 2030. Starz enjoys SVOD and pay television exclusivity in the U.S. during all of its exhibition windows in this licensing agreement. However, there are periods between Starz’s windows when New Lionsgate can license the content to third parties. License fees paid by Starz to New Lionsgate for these licenses are determined by a pricing grid that is based on each film’s box office performance (subject to maximum amounts payable per movie and a cap on the number of movies that can be put to Starz each year).

New Lionsgate is the distributor of certain original series owned by Starz under the terms of an exclusive multi-year distribution agreement. This agreement, which continues following the Transactions, authorizes New Lionsgate to distribute off-network rights to Starz-owned series globally, subject to certain holdbacks and restrictions. Starz receives the amounts generated by such licenses for the Starz-owned series, subject to the reimbursement of distribution costs and a distribution fee retained by New Lionsgate.

DESCRIPTION OF MATERIAL INDEBTEDNESS AND FILM RELATED OBLIGATIONS

The following summary sets forth information based on New Lionsgate’s financing arrangements in effect upon completion of the Transactions. The definitive material agreements set forth the definitive terms of the financing arrangements. See “Risk Factors—Risks Related to the Transactions—The definitive agreements with respect to the material indebtedness of New Lionsgate have not yet been entered into and are subject to change.”

New Lionsgate Credit Facility

On May 6, 2025, in connection with the consummation of the Transactions, New Lionsgate entered into a new credit agreement (the “New Lionsgate Credit Agreement”) with LGTV, as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

The New Lionsgate Credit Agreement provides for an $800.0 million senior secured revolving credit facility, which facility may be increased to a total amount not in excess of $1,200.0 million, subject to the terms and conditions set forth therein. Availability of funds under the New Lionsgate Credit Agreement is subject to a borrowing base. The New Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility. Borrowings under the New Lionsgate Credit Agreement will bear interest at a rate per annum equal to, at LGTV’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus a margin of 2.50% for SOFR loans and 1.50% for base rate loans. LGTV will pay a commitment fee equal to 0.375% per annum in respect of unutilized commitments thereunder.

Borrowings under the New Lionsgate Credit Agreement may be used for working capital needs and other general corporate purposes, including the financing of permitted acquisitions and investments and to fund the development, production and acquisition costs of motion pictures and episodic series and other transactions not prohibited by the terms thereof.

LGTV’s obligations under the New Lionsgate Credit Agreement are guaranteed by New Lionsgate and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets of LGTV and the guarantors, in each case subject to certain customary exceptions.

The New Lionsgate Credit Agreement contains certain customary affirmative and negative covenants that limit the ability of New Lionsgate and its restricted subsidiaries, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates.

The New Lionsgate Credit Agreement also contains events of default customary for financings of this type, including relating to a change of control.

In addition, the New Lionsgate Credit Agreement requires New Lionsgate to maintain a Liquidity Ratio (as defined in the New Lionsgate Credit Agreement) of no less than 1.10 to 1.00 as of the last day of each fiscal quarter.

The foregoing description does not purpose to be complete and is qualified in its entirety by reference to the full text of the New Lionsgate Credit Agreement filed as an exhibit to the Current Report on Form 8-K filed on May 6, 2025 and incorporated herein by reference.

Exchange Notes

On May 6, 2025, in connection with the consummation of the Transactions, LGTV as successor issuer, assumed by way of that certain Supplemental Indenture No. 7 (“Supplemental Indenture No. 7”) all of Starz

Capital Holdings 1, Inc.’s (formerly known as Lions Gate Capital Holdings 1, Inc.) obligations under that certain indenture, dated as of May 8, 2024 (as amended, restated, supplemented, or otherwise modified from time to time, the “Exchange Notes Indenture”), among Starz Capital Holdings 1, Inc., as initial issuer, the guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee, and the 6.000% Exchange Notes issued thereunder (the “Exchange Notes”).

Pursuant to the terms of Supplemental Indenture No. 7, LGTV agreed to assume and perform as primary obligor all obligations of the initial issuer under the Exchange Notes Indenture and the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder.

Following consummation of the Transactions, the Exchange Notes bear interest at 6.000% per annum payable semi-annually and mature April 15, 2030.

The Exchange Notes are redeemable at LGTV’s option in whole at any time, or in part from time to time, at the following redemption prices (expressed as a percentage of the face value of the Exchange Notes), plus accrued and unpaid interest, if any, to, but not including the redemption date: (i) on or after the closing date of the Transactions until, but excluding, the one-year anniversary thereof, 103.0%; (ii) on or after the one-year anniversary of the Transactions until, but excluding the two-year anniversary thereof, 102.0%; (iii) on or after the two-year anniversary of the Transactions until, but excluding the three-year anniversary thereof, 101.0%; (iv) on or after the three-year anniversary of the Transactions and thereafter, 100%.

The foregoing descriptions of the Exchange Notes Indenture, Exchange Notes and Supplemental Indenture No. 7 do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Exchange Notes Indenture and Supplemental Indenture filed as Exhibits 4.1 and 4.1.7 hereto, respectively, and incorporated herein by reference.

IP Facilities

Lionsgate had outstanding certain intellectual property credit facilities (the “IP Facilities”), which remained in place as obligations of New Lionsgate following completion of the Transactions. The IP Facilities currently include an approximately $340 million senior secured amortizing term credit facility (the “eOne IP Credit Facility”) and an approximately $1.0 billion senior secured amortizing term credit facility (the “LG IP Credit Facility”).

eOne IP Credit Facility

New Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by New Lionsgate’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $8.5 million, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The eOne IP Credit Facility matures on July 3, 2029. As of March 31, 2025, there was $323 million outstanding under the eOne IP Credit Facility.

LG IP Credit Facility

New Lionsgate currently has outstanding a senior secured amortizing term credit facility based on and secured by New Lionsgate’s intellectual property rights primarily associated with certain titles. The maximum principal amount of the LG IP Credit Facility is $1.0 billion, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The LG IP Credit Facility is subject to quarterly required principal payments of $25.0 million, with the balance payable at maturity. Advances under the LG IP

Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum. The LG IP Credit Facility matures on September 30, 2029. As of March 31, 2025, there was $978.8 million outstanding under the LG IP Credit Facility.

Film Library Facility

Lionsgate has outstanding a certain senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of Lionsgate’s rights in certain acquired library titles, which remained in place as an obligation of New Lionsgate following completion of the Transactions. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to certain cumulative minimum guaranteed payment amounts.

Advances under the Film Library Facility bear interest at a rate equal to, at New Lionsgate’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum. The Film Library Facility matures on July 30, 2027. As of March 31, 2025, there was $75.9 million outstanding under the Film Library Facility.

Production Loans

Lionsgate has outstanding certain individual and multi-title loans for the production of film and television programs (the “Production Loans”), which remained in place as obligations of New Lionsgate following completion of the Transactions.

The majority of the Production Loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest. As of March 31, 2025, there were $1,395.4 million of Production Loans outstanding, of which $1,254.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $140.6 million are unsecured.

Production Tax Credit Facility

Lionsgate has outstanding a non-recourse senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of New Lionsgate’s tax credit receivables, which remained in place as an obligation of New Lionsgate following completion of the Transactions.

As of March 31, 2025, the maximum principal amount of the Production Tax Credit Facility was $280.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to New Lionsgate by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility.

As of March 31, 2025, tax credit receivables amounting to $357.8 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% plus 1.50% per annum or the base rate plus 0.50% per annum. The Production Tax Credit Facility matures on January 27, 2028. In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million. As of March 31, 2025, there was $280.0 million outstanding under the Production Tax Credit Facility, and there were no amounts available under the Production Tax Credit Facility.

Backlog Facility and Other

Backlog Facility

Lionsgate has outstanding a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of New Lionsgate’s fixed fee or minimum guarantee contracts where cash will be received in the future, which remained in place as an obligation of New Lionsgate following completion of the Transactions.

As of March 31, 2025, the maximum principal amount of the Backlog Facility was $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility. In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 28, 2027. As of March 31, 2025, there was $135.7 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility.

Other

Lionsgate has outstanding other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements, which remained in place as obligations of New Lionsgate following completion of the Transactions.

Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by New Lionsgate, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2025, there was $103.2 million outstanding under the “other” loans, with contractual repayment dates in July 2025 and October 2025. As of March 31, 2025, accounts receivable, amounting to $36.2 million, and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2025, amounting to $86.1 million, represented collateral related to the “other” loans.

Summary

See below a summary chart of the New Lionsgate material indebtedness and film related obligations as of March 31, 2025 on a historical and pro forma basis:

	As of March 31, 2025
	Historical Lionsgate	Historical Lionsgate Studios Corp.	Pro Forma(1) New Lionsgate
	(Amounts in millions)
Principal amounts of corporate debt:
Revolving credit facilities	$—	$—	$—
Intercompany revolver	—	81.6	—
Term Loan A	314.4	314.4	—
Existing Notes and Exchange Notes(2)	715.0	—	389.9
IP Credit Facilities	1,301.8	1,301.8	1,301.8
New revolving credit facilities(3)	—	—	—

Total corporate debt	2,331.2	1,697.8	1,691.7
Film related obligations	2,081.1	1,990.2	1,990.2

Total indebtedness	$4,412.3	$3,688.0	$3,681.9

(1)	Amounts set forth on a pro forma basis give effect to the pro forma adjustments included in the Unaudited Pro Forma Condensed Consolidated Financial Information of New Lionsgate.
(2)

Of the $715.0 million historical Lionsgate Existing Notes and Exchange Notes, New Lionsgate assumed $389.9 million of the obligations outstanding under the Exchange Notes pursuant to Supplemental Indenture No. 7 and $325.1 million of the Existing Notes remained as obligations of Starz following completion of the Transactions.

(3)	In connection with the completion of the Transactions, New Lionsgate entered into the New Lionsgate Credit Agreement, which provides for an $800.0 million senior secured revolving credit facility.

EXPERTS

Lions Gate Entertainment Corp.

The consolidated financial statements of Lions Gate Entertainment Corp. at March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Lionsgate Studios Corp.

The consolidated financial statements of Lionsgate Studios Corp. at March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of New Lionsgate common shares issued in connection with the Transactions was passed upon by Dentons Canada LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC under the Securities Act with respect to the shares of New Lionsgate new common shares being offered as contemplated by this prospectus. This prospectus is a part of, and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to New Lionsgate and New Lionsgate new common shares, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus relating to any contract or other document filed as an exhibit to the registration statement include the material terms of such contract or other document. However, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, on the Internet website maintained by the SEC at www.sec.gov and the Internet website maintained by the Canadian Securities Administrators at https://www.sedarplus.ca. Copies of documents filed with the SEC and the Canadian Securities Administrators by New Lionsgate may be obtained free of charge on their respective websites at https://investors.lionsgate.com and https://investors.lionsgate.com. Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus or the registration statement of which this prospectus forms a part, or in any other filings with, or any information furnished or submitted to, the SEC or the Canadian Securities Administrators.

As a result of the Transactions, New Lionsgate is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, files periodic reports, proxy statements and other information with the SEC.

We intend to furnish holders of New Lionsgate new common shares with annual reports containing consolidated financial statements prepared in accordance with GAAP and audited and reported on, with an opinion expressed, by an independent registered public accounting firm.

You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

CONSOLIDATED FINANCIAL STATEMENTS
Index to Financial Statements
Lions Gate Entertainment Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Lionsgate Studios Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Lions Gate Entertainment Corp. (the Company) as of March 31, 2025 and 2024, the related consolidated statements of operations, comprehensive loss, equity (deficit) and cash flows for each of the three years in the period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2025, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and in accordance with auditing standards generally accepted in the United States of America, the Company’s internal control over financial reporting as of March 31, 2025, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated May 30, 2025 expressed an unqualified opinion thereon.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-2

Pre-release Film Impairments

Description of the Matter	As disclosed in Note 1 to the consolidated financial statements, Investment in Films and Television Programs is stated at the lower of unamortized cost or estimated fair value. As disclosed in Note 3 to the consolidated financial statements, total impairment charges on investment in films and television programs related to theatrical films were $19.7 million for the year ended March 31, 2025 and the unamortized balance related to completed and not released and in progress theatrical films was $680.9 million at March 31, 2025.

Auditing the Company’s impairment evaluation for theatrical films prior to release is challenging and subjective as the key assumptions in the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s theatrical impairment review process. For example, we tested controls over management’s review of unreleased theatrical films for indicators of impairment and management’s determination of the significant assumptions mentioned above.

To test the assessment of unreleased theatrical films for impairment, our audit procedures included, among others, evaluating unreleased theatrical films for indicators of impairment and testing the completeness and accuracy of the underlying data as well as the significant assumptions mentioned above. For example, we assessed management’s assumptions by comparing them to historical performance of comparable films and to current operating information, we evaluated test audience results when available, and we considered the historical accuracy of management’s estimates. We also performed sensitivity analyses to evaluate the potential changes in the expected profitability of unreleased films resulting from reasonable changes in the assumptions.

/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2001.
Los Angeles, California
May 30, 2025

F-3

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$223.7	$314.0
Accounts receivable, net	636.5	753.0
Other current assets	375.8	396.5

Total current assets	1,236.0	1,463.5
Investment in films and television programs and program rights, net	2,913.1	2,762.2
Property and equipment, net	82.7	88.5
Investments	77.8	74.8
Intangible assets, net	836.8	991.8
Goodwill	808.5	811.2
Other assets	867.2	900.7

Total assets	$6,822.1	$7,092.7

LIABILITIES
Accounts payable	$310.1	$327.6
Content related payables	134.5	190.0
Other accrued liabilities	269.7	355.1
Participations and residuals	670.2	678.4
Film related obligations	1,708.7	1,393.1
Debt - short term portion	134.0	860.3
Deferred revenue	240.1	187.6

Total current liabilities	3,467.3	3,992.1
Debt	2,157.2	1,619.7
Participations and residuals	409.3	435.1
Film related obligations	365.1	544.9
Other liabilities	493.0	556.4
Deferred revenue	169.1	118.4
Deferred tax liabilities	20.1	13.3

Total liabilities	7,081.1	7,279.9
Commitments and contingencies (Note 17)
Redeemable noncontrolling interest	93.7	123.3
EQUITY (DEFICIT)
Class A voting common shares, no par value, 500.0 shares authorized, 83.7 shares issued (March 31, 2024 - 83.6 shares issued)	674.7	673.6
Class B non-voting common shares, no par value, 500.0 shares authorized, 156.8 shares issued (March 31, 2024 - 151.7 shares issued)	2,522.1	2,474.4
Accumulated deficit	(3,534.1)	(3,576.7)
Accumulated other comprehensive income	72.6	116.0

Total Lions Gate Entertainment Corp. shareholders’ equity (deficit)	(264.7)	(312.7)
Noncontrolling interests	(88.0)	2.2

Total equity (deficit)	(352.7)	(310.5)

Total liabilities, redeemable noncontrolling interests and equity (deficit)	$6,822.1	$7,092.7

See accompanying notes.

F-
4

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions, except per share amounts)
Revenues	$3,947.9	$4,016.9	$3,854.8
Expenses:
Direct operating	2,352.1	2,189.2	2,312.5
Distribution and marketing	776.9	911.4	801.7
General and administration	445.4	490.5	531.1
Depreciation and amortization	188.1	192.2	180.3
Restructuring and other	253.5	508.5	411.9
Goodwill and intangible asset impairment	—	663.9	1,475.0

Total expenses	4,016.0	4,955.7	5,712.5

Operating loss	(68.1)	(938.8)	(1,857.7)
Interest expense	(283.6)	(269.8)	(221.2)
Interest and other income	15.1	22.1	6.4
Other losses, net	(19.0)	(26.9)	(26.9)
Gain (loss) on extinguishment of debt	(7.5)	19.9	57.4
Gain on investments, net	—	3.5	44.0
Equity interests income	4.3	8.7	0.5

Loss before income taxes	(358.8)	(1,181.3)	(1,997.5)
Income tax benefit (provision)	(14.8)	65.0	(21.3)

Net loss	(373.6)	(1,116.3)	(2,018.8)
Less: Net loss attributable to noncontrolling interests	11.6	13.4	8.6

Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(362.0)	$(1,102.9)	$(2,010.2)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(1.49)	$(4.77)	$(8.82)

Diluted net loss per common share	$(1.49)	$(4.77)	$(8.82)

Weighted average number of common shares outstanding:
Basic	238.9	233.6	227.9
Diluted	238.9	233.6	227.9
See accompanying notes.

F-
5

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Net loss	$(373.6)	$(1,116.3)	$(2,018.8)
Foreign currency translation adjustments, net of tax	(6.7)	(1.1)	(1.9)
Net unrealized gain (loss) on cash flow hedges, net of tax	(28.9)	(3.8)	93.5

Comprehensive loss	(409.2)	(1,121.2)	(1,927.2)
Less: Comprehensive loss attributable to noncontrolling interests	15.1	13.4	8.6

Comprehensive loss attributable to Lions Gate Entertainment Corp. shareholders	$(394.1)	$(1,107.8)	$(1,918.6)

See accompanying notes.

F-
6

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Class A Voting Common Shares		Class B Non-Voting Common Shares		Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total LGEC Shareholders’ Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount	Number	Amount
	(Amounts in millions)
Balance at March 31, 2022	83.3	$668.2	142.0	$2,353.8	$(369.7)	$29.3	$2,681.6	$1.8	$2,683.4
Exercise of stock options	—	—	0.4	3.8	—	—	3.8	—	3.8
Share-based compensation, net of share cancellations for taxes	0.2	3.8	3.5	73.1	—	—	76.9	—	76.9
Issuance of common shares	—	0.3	—	0.2	—	—	0.5	—	0.5
Noncontrolling interests	—	—	—	—	—	—	—	(0.9)	(0.9)
Net loss	—	—	—	—	(2,010.2)	—	(2,010.2)	0.6	(2,009.6)
Other comprehensive income	—	—	—	—	—	91.6	91.6	—	91.6
Redeemable noncontrolling interests adjustments	—	—	—	—	(59.7)	—	(59.7)	—	(59.7)

Balance at March 31, 2023	83.5	$672.3	145.9	$2,430.9	$(2,439.6)	$120.9	$784.5	$1.5	$786.0
Exercise of stock options	—	—	—	0.5	—	—	0.5	—	0.5
Share-based compensation, net of share cancellations for taxes	—	0.8	5.8	42.5	—	—	43.3	—	43.3
Issuance of common shares	0.1	0.5	—	0.5	—	—	1.0	—	1.0
Noncontrolling interests	—	—	—	—	—	—	—	(0.8)	(0.8)
Net loss	—	—	—	—	(1,102.9)	—	(1,102.9)	1.5	(1,101.4)
Other comprehensive income	—	—	—	—	—	(4.9)	(4.9)	—	(4.9)
Redeemable noncontrolling interests adjustments	—	—	—	—	(34.2)	—	(34.2)	—	(34.2)

Balance at March 31, 2024	83.6	$673.6	151.7	$2,474.4	$(3,576.7)	$116.0	$(312.7)	$2.2	$(310.5)
Exercise of stock options	—	—	0.1	0.7	—	—	0.7	—	0.7
Share-based compensation, net of share cancellations for taxes	0.1	0.9	5.0	46.8	—	—	47.7	—	47.7
Issuance of common shares	—	0.2	—	0.2	—	—	0.4	—	0.4
Sale of noncontrolling interest in Legacy Lionsgate Studios Corp. (see Note 2)	—	—	—	—	389.7	(11.3)	378.4	(100.2)	278.2
Noncontrolling interests (see Note 11)	—	—	—	—	—	—	—	33.6	33.6
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(10.2)	(10.2)
Net loss	—	—	—	—	(362.0)	—	(362.0)	(9.9)	(371.9)
Other comprehensive loss	—	—	—	—	—	(32.1)	(32.1)	(3.5)	(35.6)
Redeemable noncontrolling interests adjustments	—	—	—	—	14.9	—	14.9	—	14.9

Balance at March 31, 2025	83.7	$674.7	156.8	$2,522.1	$(3,534.1)	$72.6	$(264.7)	$(88.0)	$(352.7)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 11).
See accompanying notes.

F-
7

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(373.6)	$(1,116.3)	$(2,018.8)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	188.1	192.2	180.3
Amortization of films and television programs and program rights	1,722.4	1,577.9	1,665.3
Amortization of debt financing costs and other non-cash interest	27.4	28.3	25.7
Non-cash share-based compensation	74.4	90.6	102.0
Other non-cash items	46.2	53.4	69.2
Goodwill and intangible asset impairment	—	663.9	1,475.0
Non-cash charge from the modification of an equity award (see Note 11)	—	49.2	—
Content and other impairments	162.4	377.3	385.2
(Gain) loss on extinguishment of debt	7.5	(19.9)	(57.4)
Equity interests income	(4.3)	(8.7)	(0.5)
Gain on investments, net	—	(3.5)	(44.0)
Deferred income taxes	5.3	(18.5)	(5.3)
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	—	188.7
Accounts receivable, net	188.6	95.6	(140.6)
Investment in films and television programs and program rights, net	(1,968.6)	(1,409.3)	(1,979.2)
Other assets	(69.1)	(1.7)	(41.9)
Accounts payable and accrued liabilities	(163.8)	(136.3)	(2.9)
Participations and residuals	(37.8)	29.0	145.4
Content related payables	(69.7)	(45.6)	(35.1)
Deferred revenue	98.6	(0.8)	(25.4)

Net Cash Flows Provided By (Used In) Operating Activities	(166.0)	396.8	(114.3)

Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 2)	12.0	—	—
Purchase of eOne, net of cash acquired (see Note 2)	—	(331.1)	—
Proceeds from the sale of equity method and other investments	1.5	5.2	46.3
Investment in equity method investees and other	(2.0)	(13.3)	(17.5)
Distributions from equity method investees and other	—	0.8	1.9
Acquisition of assets (film library and related assets)	(35.0)	—	—
Increase in loans receivable	—	(3.7)	—
Repayment of loans receivable	1.6	—	—
Capital expenditures	(31.1)	(34.7)	(49.0)

Net Cash Flows Used In Investing Activities	(53.0)	(376.8)	(18.3)

Financing Activities:
Debt - borrowings, net of debt issuance and redemption costs	4,235.0	3,145.0	1,523.0
Debt - repurchases and repayments	(4,443.3)	(2,672.8)	(1,880.8)
Film related obligations - borrowings	2,296.2	2,010.6	1,688.6
Film related obligations - repayments	(2,179.3)	(2,215.4)	(1,073.0)
Sale of noncontrolling interest in Legacy Lionsgate Studios Corp. (see Note 2)	281.7	—	—
Settlement of financing component of interest rate swaps	—	—	(134.5)
Purchase of noncontrolling interest	(7.4)	(194.6)	(36.5)
Distributions to noncontrolling interest	(10.3)	(1.7)	(7.6)
Exercise of stock options	0.7	0.5	3.8
Tax withholding required on equity awards	(29.1)	(32.0)	(19.2)

Net Cash Flows Provided By Financing Activities	144.2	39.6	63.8

Net Change In Cash, Cash Equivalents and Restricted Cash	(74.8)	59.6	(68.8)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(5.0)	(1.2)	(2.8)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	371.4	313.0	384.6

Cash, Cash Equivalents and Restricted Cash - End Of Period	$291.6	$371.4	$313.0

See accompanying notes.

F-
8

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Business, Basis of Presentation and Significant Accounting Policies
Description of Business
Prior to the Starz Separation, as further discussed below, Lions Gate Entertainment Corp. (the “Company,” “Old Lionsgate,” “Lions Gate,” “we,” “us” or “our”) encompassed world-class motion picture and television studio operations aligned with the STARZ premium global subscription platform to bring a unique and varied portfolio of entertainment to consumers around the world. The Company’s film, television, subscription and location-based entertainment businesses are backed by a more than 20,000-title
library and a valuable collection of iconic film and television franchises.
Starz Separation
On May 6, 2025, through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”), the separation of the businesses of Lionsgate Studios Corp. (“Legacy Lionsgate Studios”), of which the Company owned approximately 87.8% and which encompasses the Company’s motion picture and television studio operations, and the STARZ-branded premium subscription platform business was completed (the “Starz Separation”). As a result of the Arrangement Agreement, the pre-transaction
shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (and herein after referred to as “Lionsgate”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate (see Note 21).
Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”), due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with Lionsgate following the completion of the Starz Separation, Lionsgate (which holds the Lionsgate Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, Old Lionsgate will be the accounting predecessor to Lionsgate and the pro rata distribution of the Starz Business will be recorded through equity with no gain or loss recorded. The Starz Business will be reflected as discontinued operations in the financial statements of Lionsgate following the completion of the Starz Separation, beginning with the first quarter ended June 30, 2025. For periods following the Starz Separation, Lionsgate will reflect the historical financial position and results of operations of Old Lionsgate and as such, Old Lionsgate’s consolidated financial statements as of March 31, 2025 and 2024 and for each of the three years in the period ended March 31, 2025 are included herein.
Basis of Presentation
Generally Accepted Accounting Principles
These consolidated financial statements have been prepared in accordance with U.S. GAAP.
Principles of Consolidation
The accompanying consolidated financial statements of the Company include the accounts of Old Lionsgate and its majority-owned and controlled subsidiaries. The Company reviews its relationships with other entities to identify whether it is the primary beneficiary of a variable interest entity (“VIE”). If the determination is made that the Company is the primary beneficiary, then the entity is consolidated.

F-
9

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

All significant intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates of future viewership used for the amortization of licensed program rights; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; fair value of assets and liabilities for allocation of the purchase price of companies and assets acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; and impairment assessments for investment in films and television programs and licensed program rights, goodwill and intangible assets. Actual results could differ from such estimates.
Reclassifications
Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.
Significant Accounting Policies
Revenue Recognition
The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places. The Company’s Media Networks segment generates revenue primarily from the distribution of the Company’s STARZ premium subscription video services.
Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.
In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.
Licensing Arrangements.
 The Company’s content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties.
Fixed Fee or Minimum Guarantees:
 The Company’s fixed fee or minimum guarantee licensing arrangements may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered

F-1
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.
Sales or Usage Based Royalties:
 Sales or usage based royalties represent amounts due to the Company based on the “sale” or “usage” of the Company’s content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated and satisfied (or partially satisfied). Generally, when the Company licenses completed content with standalone functionality (such as a movie, or television show), its performance obligation will be satisfied prior to the sale or usage. When the Company licenses intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), its performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to the Company under these arrangements are generally not reported to the Company until after the close of the reporting period. The Company records revenue under these arrangements for the amounts due and not yet reported to the Company based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from the Company’s customers, historical experience with similar titles in that market or territory, the performance of the title in other markets, and/or data available in the industry.
Revenues by Market or Product Line.
 The following describes the revenues generated by market or product line. Theatrical revenues are included in the Motion Picture segment; home entertainment, television, international and other revenues are applicable to both the Motion Picture and Television Production segments; Media Networks programming revenues are included in the Media Networks segment.

•
Theatrical.
 Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture
basis (distributed by the Company directly in the United States and through a sub-distributor
in Canada). Revenue from the theatrical release of feature films are treated as sales or usage- based royalties, are recognized as revenue starting at the exhibition date and are based on the Company’s participation in box office receipts of the theatrical exhibitor. Theatrical revenues also include revenues from licenses to direct-to-platform
customers where the initial license of a motion picture is to a direct-to-platform
customer.

•	Home Entertainment. Home entertainment consists of Digital Media and Packaged Media.

•
Digital Media.
 Digital media includes digital transaction revenue sharing arrangements
(pay-per-view
and
video-on-demand
platforms, electronic sell through (“EST”), and digital rental) and licenses of content to digital platforms for a fixed fee.

Digital Transaction Revenue Sharing Arrangements:
 Primarily represents revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, the Company shares in the rental or sales revenues generated by the platform on a title-by-title
basis. These digital media platforms generate revenue from rental and EST arrangements, such as download-to-own,
download-to-rent,
and
video-on-demand.
These revenue sharing arrangements are recognized as sales or usage based royalties based on the performance of these platforms and pursuant to the terms of the contract, as discussed above.
Licenses of Content to Digital Platforms:
 Primarily represents the licensing of content to
subscription-video-on-demand
(“SVOD”) or other digital platforms for a fixed fee. As discussed above, revenues are recognized when the content has been delivered and the window for the exploitation right in that territory has begun.

F-11

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•
Packaged Media.
 Packaged media revenues represent the sale of motion pictures and television shows (produced or acquired) on physical discs (DVD’s,
Blu-ray,
4K Ultra HD, referred to as “Packaged Media”) in the retail market. Revenues are recognized, net of an allowance for estimated returns and other allowances, on the later of receipt by the customer or “street date” (when it is available for sale by the customer).

•
Television
.
 Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television markets, syndication) of motion pictures (including theatrical productions and acquired films) and scripted and unscripted television series, television movies, mini-series, and non-fiction
programming. Television revenues also include revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform or the traditional pay window for a motion picture is licensed to an SVOD platform. Television revenues include fixed fee arrangements as well as arrangements in which the Company earns advertising revenue from the exploitation of certain content on television networks. Revenues associated with a title, right, or window from television licensing arrangements are recognized when the feature film or television program is delivered (on an episodic basis for television product) and the window for the exploitation right has begun.

•
International.
 International revenues are derived from (1) licensing of the Company’s productions, acquired films, catalog product and libraries of acquired titles to international distributors, on a territory-by-territory
basis; (2) the direct distribution of the Company’s productions, acquired films, and the Company’s catalog product and libraries of acquired titles in the United Kingdom; and (3) licensing to international markets of scripted and unscripted series, television movies, mini-series and non-fiction
programming. License fees and minimum guarantee amounts associated with title, window, media or territory, are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the contract, and the right to exploit the feature film or television program in that window, media or territory has commenced. Revenues are also generated from sales or usage based royalties received from international distributors based on their distribution performance pursuant to the terms of the contracts after the recoupment of certain costs in some cases, and the initial minimum guarantee, if any, and are recognized when the sale by the Company’s customer generating a royalty due to the Company has occurred.

•
Other.
 Other revenues are derived from the licensing of the Company’s film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets and from commissions and executive producer fees earned related to talent management.

Revenues from the licensing of film and television content and the sales and licensing of music are recognized when the content has been delivered and the license period has begun, as discussed above. Revenues from the licensing of symbolic intellectual property (i.e., licenses of motion pictures or television characters, brands, storylines, themes or logos) is recognized over the corresponding license term. Commissions are recognized as such services are provided.

•
Media Networks - Programming Revenues.
 Media Networks’ revenues are primarily derived from the domestic distribution of the Company’s STARZ branded premium subscription video services through over-the-top
(“OTT”) streaming platforms and distributors, on a
direct-to-consumer
basis through the Starz App and through U.S. and Canada multichannel video programming distributors (“MVPDs”), including cable operators, satellite television providers, and telecommunications companies (collectively “Distributors”) (in the aggregate, “Starz Networks”). Media Networks revenues also include revenue from the OTT distribution of the Starz subscription video services outside the United States and Canada (in the aggregate, “Other”). The Starz Networks platforms together with the Other platforms are referred to as the “Starz Platforms”.

Pursuant to the Company’s distribution agreements, revenues are primarily based on a fee based on the number of subscribers who receive the Company’s services or based on other factors (variable fee

F-12

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

arrangements), or to a lesser extent, may be based on a monthly fixed fee or minimum guarantee, subject to nominal annual escalations. The Company also generates revenue through the distribution of its SVOD service directly to consumers through the Starz App.
The variable distribution fee arrangements represent sales or usage based royalties, which are recognized over the period of such sales or usage by the Company’s distributor, which is the same period that the content is provided to the distributor. Estimates of revenue generated, but not yet reported to the Company by its distribution partners, are made based on an estimated number of subscribers using historical trends and recent reporting. Other fixed fee or minimum guarantee programming revenue is recognized over the contract term based on the continuous delivery of the content to the distributor. Subscribers through the Starz App are billed in advance of the start of their monthly or annual membership and revenues are recognized ratably over each applicable membership period.
Deferred Revenue.
 Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation.
Deferred revenue also relates to customer payments that are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television production contracts, in which payments may be received as the production progresses, international motion picture contracts, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates, and pay television contracts with multiple windows with a portion of the revenues deferred until the subsequent exploitation windows commence. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance
and incentivize the customer to exploit the Company’s content.
See Note 12 for further information.
Accounts Receivable.
 Payment terms vary by location and type of customer and the nature of the licensing arrangement. However, other than certain multi-year license arrangements, payments are generally due within 60 days after revenue is recognized. For certain multi-year licensing arrangements, primarily in the television, digital media, and international markets, payments may be due over a longer period. When the Company expects the period between fulfillment of its performance obligation and the receipt of payment to be greater than a year, a significant financing component is present. In these cases, such payments are discounted to present value based on a discount rate reflective of a separate financing transaction between the customer and the Company, at contract inception. The significant financing component is recorded as a reduction to revenue and accounts receivable initially, with such accounts receivable discount amortized to interest income over the period to receipt of payment. The Company does not assess contracts with deferred payments for significant financing components if, at contract inception, the Company expects the period between fulfillment of the performance obligation and subsequent payment to be one year or less.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.
Restricted Cash
At March 31, 2025, the Company had restricted cash of $67.9 million, primarily representing amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations (March 31, 2024 - $57.4 million). Restricted cash is included within “other current assets” and “other non-current
assets” on the consolidated balance sheets (see Note 19).

F-1
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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Investment in Films and Television Programs and Licensed Program Rights
Investment in Films and Television Programs:
General.
 Investment in films and television programs includes the unamortized costs of films and television programs, a portion of which are monetized individually (i.e., through domestic theatrical, home entertainment, television, international or other ancillary-market distribution), and a portion of which are monetized as part of a film group (i.e., primarily content internally produced by our Television Production segment for our Media Networks segment).
Recording Cost.
 Costs of acquiring and producing films and television programs and of acquired libraries are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For the years ended March 31, 2025, 2024, and 2023, total capitalized interest was $37.9 million, $21.0 million, and $28.1 million, respectively. For acquired films and television programs, capitalized costs consist of minimum guarantee payments to acquire the distribution rights.
Amortization.
 Costs of acquiring and producing films and television programs and of acquired libraries that are monetized individually are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.
For investment in films and television programs monetized as a group, see further discussion below under
 Licensed Program Rights
 for a description of amortization of costs monetized as a group.
Ultimate Revenue.
 Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release of the motion picture. For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.
Development.
 Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.
Licensed Program Rights:
General.
 Licensed program rights include content licensed from third parties that is monetized as part of a film group for distribution on Media Networks distribution platforms. Licensed content is comprised of films or series that have been previously produced by third parties and the Company retains specified airing rights over a contractual term. Program licenses typically have fixed terms and require payments during the term of the license.
Recording Cost.
 The cost of licensed content is capitalized when the cost is known or reasonably determinable, the license period for programs has commenced, the program materials have been accepted by the Company in accordance with the license agreements, and the programs are available for the first showing.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Licensed programming rights may include rights to more than one exploitation window under the Company’s output and library agreements. For films with multiple windows, the license fee is allocated between the windows based upon the proportionate estimated fair value of each window which generally results in the majority of the cost allocated to the first window on newer releases.
Certain license agreements and productions may include additional ancillary rights in addition to the rights for exploitation on the Starz Platforms. A portion of the cost of these licenses and the cost of produced content, is allocated between the programming rights for exploitation on the Starz Platforms and investment in film and television programs for exploitation outside of the Starz Platforms in ancillary markets (e.g., home entertainment, digital platforms, television, etc.) based on the relative fair value of those markets. The estimates of fair value for the allocation between windows of exploitation on the Starz Platforms and ancillary markets is based on historical experience of the values of similar titles licensed in subsequent windows and estimates of future revenues in ancillary markets.
Amortization.
 The cost of licensed program rights for films and television programs (including original series) are generally amortized on a title-by-title
or
episode-by-episode
basis using an accelerated or straight-line method based on the expected and historical viewership patterns or the current and anticipated number of exhibitions over the license period or estimated life for owned or produced programs. The number of exhibitions is estimated based on the number of exhibitions allowed in the agreement (if specified) and the expected usage of the content. Participations and residuals are expensed in line with the amortization of production costs.
Changes in management’s estimate of the anticipated exhibitions and viewership patterns of films and original series on our platforms could result in the earlier recognition of our programming costs than anticipated.
Impairment Assessment for Investment in Films and Television Programs and Licensed Program Rights:
General.
 A film group or individual film or television program is evaluated for impairment when an event or change in circumstances indicates that the fair value of an individual film or film group is less than its unamortized cost. A film group represents the unit of account for impairment testing for a film or license agreement for program material when the film or license agreement is expected to be predominantly monetized with other films and/or license agreements instead of being predominantly monetized on its own. A film group is defined as the lowest level at which identifiable cash flows are largely independent of the cash flows of other films and/or license agreements.
Content Monetized Individually.
 For content that is predominantly monetized individually (primarily investment in film and television programs related to the Motion Picture and Television Production segments), whenever events or changes in circumstances indicate that the fair value of the individual film may be less than its unamortized costs, the unamortized costs of the individual film are compared to the estimated fair value of the individual film. The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess.
Content Monetized as a Group.
 For content that is predominantly monetized as a group (primarily licensed program rights in the Media Networks segment and internally produced programming, as discussed above), whenever events or changes in circumstances indicate that the fair value of the film group may be less than its unamortized costs, the aggregate unamortized costs of the group are compared to the present value of the discounted cash flows of the group using the lowest level for which identifiable cash flows are independent of other produced and licensed content. The Company’s film groups are generally aligned with the Company’s

F-1
5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

networks and digital content offerings domestically (i.e, Starz Networks) and internationally by territory or groups of territories, where content assets are shared across the various territories. If the unamortized costs of the film group exceed the present value of discounted cash flows, an impairment charge is recorded for the excess and allocated to individual titles based on the relative carrying value of each title in the group. Content removed from the service and abandoned is written down to its fair value, if any, determined using a discounted cash flow approach.
Valuation Assumptions.
 The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 10). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.
Property and Equipment, net
Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Distribution equipment	3 - 7 years
Computer equipment and software	3 - 5 years
Furniture and equipment	5 - 7 years
Leasehold improvements	Lease term or the useful life, whichever is shorter
Land	Not depreciated
The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.
Leases
The Company determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use
(“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company also elected to not separate lease components from non-lease
components across all lease categories. Instead, each separate lease component and non-lease
component are accounted for as a single lease component.
Operating Leases.
 Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are included in the “Other assets -
non-current”
line item in the Company’s consolidated balance sheets. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are included in the “Other accrued liabilities” and “Other liabilities -
non-current”
line items in the Company’s consolidated balance sheets. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
Finance Leases.
 The Company did not have any finance leases during the years ended March 31, 2025, 2024 or 2023.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.
Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.
Investments
Investments include investments accounted for under the equity method of accounting, and equity investments with and without readily determinable fair value.
Equity Method Investments:
 The Company uses the equity method of accounting for investments in companies in which it has a minority equity interest and the ability to exert significant influence over operating decisions of the companies. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the voting interests in the investee, holds substantial management rights or holds an interest of less than 20% in an investee that is a limited liability partnership or limited liability corporation that is treated as a flow-through entity.
Under the equity method of accounting, the Company’s share of the investee’s earnings (losses) are included in the “equity interests income” line item in the consolidated statements of operations. The Company records its share of the net income or loss of most equity method investments on a one quarter lag and, accordingly, during the years ended March 31, 2025, 2024, and 2023, the Company recorded its share of the income or loss generated by these entities for the years ended December 31, 2024, 2023 and 2022, respectively.
Dividends and other distributions from equity method investees are recorded as a reduction of the Company’s investment. Distributions received up to the Company’s interest in the investee’s retained earnings are considered returns on investments and are classified within cash flows from operating activities in the consolidated statements of cash flows. Distributions from equity method investments in excess of the Company’s interest in the investee’s retained earnings are considered returns of investments and are classified within cash flows provided by investing activities in the consolidated statements of cash flows.
Other Equity Investments:
 Investments in nonconsolidated affiliates in which the Company owns less than 20% of the voting common stock, or does not exercise significant influence over operating and financial policies, are recorded at fair value using quoted market prices if the investment has a readily determinable fair value. If an equity investment’s fair value is not readily determinable, the Company will recognize it at cost less any impairment, adjusted for observable price changes in orderly transactions in the investees’ securities that are identical or similar to the Company’s investments in the investee. The unrealized gains and losses and the adjustments related to the observable price changes are recognized in net income (loss).
Impairments of Investments:
 The Company regularly reviews its investments for impairment, including when the carrying value of an investment exceeds its market value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings. Factors that are considered by the Company in determining whether an other-than-temporary decline in value has occurred include (i) the market value of the security in relation to its cost basis, (ii) the financial condition of the investee, and (iii) the Company’s intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.
For investments accounted for using the equity method of accounting or equity investments without a readily determinable fair value, the Company evaluates information available (e.g., budgets, business plans,

7

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statements, etc.) in addition to quoted market prices, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the Company’s investment.
Goodwill
At March 31, 2025, the carrying value of goodwill was $808.5 million. Goodwill is allocated to the Company’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. The Company’s reporting units for purposes of goodwill impairment testing at March 31, 2025 were Motion Picture, Media Networks (no remaining goodwill balance), and our Television and Talent Management businesses, both of which are part of our Television Production segment.
Goodwill is not amortized, but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of a reporting unit is less than its carrying value. The Company performs its annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit of whether or not it is more-likely-than-not
that the fair value is less than the carrying value of the reporting unit. If the Company believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company.
A quantitative assessment requires determining the fair value of the Company’s reporting units. The determination of the fair value of each reporting unit utilizes discounted cash flows (“DCF”) analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.
Goodwill Impairment Assessments:
Fiscal 2025.
 For the Company’s annual goodwill impairment test for fiscal 2025, given the length of time since our last quantitative assessment and considering the separation of the Studio Business from the Starz Business, the Company performed quantitative goodwill impairment assessments for all our reporting units with a remaining goodwill balance (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment), based on the most recent data and expected growth trends, using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units. Based on our quantitative impairment assessment, the Company determined that the fair value of our reporting units significantly exceeded the carrying values for all of our reporting units with a remaining goodwill balance. See Note 6 for further information.
Fiscal 2024.
 In the second quarter of fiscal 2024, due to the continuing difficult macro and microeconomic conditions, industry trends, and their impact on the performance and projected cash flows of the Media Networks segment, including its growth in subscribers and revenue worldwide, and the expanded restructuring activities

F-
18

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

discussed in Note 15, along with recent market valuation multiples, the Company updated its quantitative impairment assessment for its Media Networks reporting unit goodwill based on the most recent data and expected growth trends. In performing its quantitative impairment assessment, the fair value of the Company’s reporting units was estimated by using a combination of DCF analyses and market-based valuation methodologies. Based on its quantitative impairment assessment, the Company determined that the fair value of the Media Networks reporting unit which was previously disclosed as a reporting unit “at risk” of impairment, was less than its carrying value (after the impairment write-down of its indefinite-lived intangible assets discussed in Note 6). The analysis resulted in a goodwill impairment charge of $493.9 million in the second quarter of fiscal 2024, representing all of the remaining Media Networks reporting unit goodwill, which is recorded in the “goodwill and intangible asset impairment” line item in the consolidated statements of operations.
For the Company’s annual goodwill impairment test for fiscal 2024, the Company performed qualitative goodwill impairment assessments for all our reporting units with a remaining goodwill balance (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessment considered the market price of the Company’s common shares, the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not
reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units.
Fiscal 2023.
 In the second quarter of fiscal 2023, the Company updated its quantitative impairment assessment for all of its reporting units using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units, and determined that the fair value of its reporting units exceeded the carrying values for all of its reporting units, except the Media Networks reporting unit which had been previously disclosed as a reporting unit “at risk” of impairment. The analysis resulted in a goodwill impairment charge of $1.475 billion in the second quarter of fiscal 2023, related to the Company’s Media Networks reporting unit goodwill, which is recorded in the “goodwill and intangible asset impairment” line item in the consolidated statement of operations. Since the impairment charge reduced the carrying value of the Media Networks reporting unit to its fair value, at September 30, 2022 the fair value and carrying value of the Media Networks reporting unit were equal and thus it continued to be considered “at risk” of impairment.
Management will continue to monitor all of its reporting units for changes in the business environment that could impact the recoverability of goodwill in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from the Company’s business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in the Company’s goodwill impairment tests, and ultimately impact the estimated fair value of the Company’s reporting units may include the global economy; consumer consumption levels of the Company’s content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions on our ability to produce, acquire and distribute our content; the commercial success of the Company’s television programming and motion pictures; the Company’s continual contractual relationships with its customers; and changes in consumer behavior. If our assumptions are not realized, it is possible that additional impairment charges may need to be recorded in the future.

F-
19

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intangible Assets
Finite-Lived.
 At March 31, 2025, the carrying value of the Company’s finite-lived intangible assets was $836.8 million. The Company’s finite-lived intangible assets primarily relate to customer relationships associated with U.S. MVPDs, including cable operators, satellite television providers and telecommunications companies (“Traditional Affiliate”), which amounted to $764.9 million. The amount of the Company’s customer relationship asset related to these Traditional Affiliate relationships reflects the estimated fair value of these customer relationships determined in connection with the acquisition of Starz on December 8, 2016, net of amortization recorded since the date of the Starz acquisition. Beginning October 1, 2023, the Company’s finite-lived intangible assets also include the trade names previously accounted for as indefinite-lived intangible assets.
Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 5 to 15 years. The Starz Traditional Affiliate customer relationship intangible asset is amortized in the proportion that current period revenues bear to management’s estimate of future revenue over the remaining estimated useful life of the asset, which results in greater amortization in the earlier years of the estimated useful life of the asset than the latter years.
Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value.
The Company monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of our finite-lived intangible assets. For fiscal 2025, due to changes in the industry related to the migration from linear to OTT and direct-to-consumer
consumption, the Company reduced the useful life of its finite-lived intangible asset related to the Media Networks customer relationships associated with U.S. MVPDs from 16 years to 14 years. This resulted in an increase to amortization expense of $8.3 million for the fiscal year ended March 31, 2025 with a corresponding reduction of income before income taxes, net loss, and net loss attributable to Lions Gate Entertainment Corp. shareholders. This resulted in an increase to basic and diluted net loss per share for the fiscal year ended March 31, 2025 by $0.03 per share. There was no tax benefit from the change due to changes in the Company’s valuation allowance on deferred taxes.
Indefinite-Lived Intangibles Other Than Goodwill.
 Through September 30, 2023, the Company’s in
d
efinite-lived intangible assets consisted of trade names representing the estimated fair value of the Starz brand name determined in connection with the acquisition of Starz as of December 8, 2016, amounting to $250.0 million related to the Media Networks reporting unit before the impairment charge recorded in the second quarter of fiscal 2024 discussed in Note 6. Indefinite-lived intangible assets are not amortized, but are reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of an indefinite-lived intangible asset is less than its carrying value. An indefinite-lived intangible asset impairment loss would be recognized for the amount that the carrying amount of an indefinite-lived intangible asset exceeds its fair value. As of March 31, 2025 and 2024, the Company did not have any indefinite-lived intangible assets.

F-2
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Prints, Advertising and Marketing Expenses
The costs of prints, advertising and marketing expenses are expensed as incurred.
Certain of Starz’s affiliation agreements require Starz to provide marketing support to the distributor based upon certain criteria as stipulated in the agreements. Marketing support includes cooperative advertising and marketing efforts between Starz and its distributors such as cross channel, direct mail and point of sale incentives. Marketing support is recorded as an expense and not a reduction of revenue when Starz has received a direct benefit and the fair value of such benefit is determinable.
Advertising expenses for the year ended March 31, 2025 were $585.6 million (2024 — $692.6 million, 2023 — $610.7 million) which were recorded as distribution and marketing expenses in the accompanying consolidated statements of operations.
Income Taxes
Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred assets are based upon the likelihood of realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction-by-jurisdiction
basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.
From time to time, the Company engages in transactions in which the tax consequences may be subject to uncertainty and judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.
Government Assistance
The Company has access to government programs that are designed to promote film and television production and distribution in certain foreign countries. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.
Tax credits earned with respect to expenditures on qualifying film and television productions are recorded as a reduction to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (see Note 3 and Note 19).
Foreign Currency Translation
Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the consolidated statements of operations.

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1

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign companies are included in accumulated other comprehensive income or loss, a separate component of shareholders’ equity.
Derivative Instruments and Hedging Activities
Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.
The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments are recorded at fair value in the consolidated balance sheets (see Note 10). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income or loss and included in unrealized gains (losses) on cash flow hedges until the underlying hedged item is recognized in earnings. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from accumulated other comprehensive income or loss to net income or net loss when the underlying hedged item is recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. See Note 18 for further discussion of the Company’s derivative financial instruments.
Share-Based Compensation
The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 13 for further discussion of the Company’s share-based compensation.
Transfers of Financial Assets
The Company enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Company and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Company’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Company derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the consolidated statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the consolidated balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the consolidated statements of cash flows. See Note 19 for discussion of the Company’s accounts receivable monetization.

F-2
2

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Net Loss Per Share
Basic net loss per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net loss per share for the years ended March 31, 2025, 2024 and 2023 is presented below:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Loss Per Common Share:
Numerator:
Net loss attributable to Old Lions Gate Entertainment Corp. shareholders	$(362.0)	$(1,102.9)	$(2,010.2)
Recovery (accretion) of redeemable noncontrolling interest	5.0	(11.9)	—

Net loss attributable to Old Lions Gate Entertainment Corp. shareholders after recovery (accretion) of redeemable noncontrolling interest	$(357.0)	$(1,114.8)	$(2,010.2)

Denominator:
Weighted average common shares outstanding	238.9	233.6	227.9

Basic and diluted net loss per common share	$(1.49)	$(4.77)	$(8.82)

As a result of the net loss in the fiscal years ended March 31, 2025, 2024 and 2023, the dilutive effect of the share purchase options, restricted share units (“RSUs”) and restricted stock, and contingently issuable shares were considered anti-dilutive and, therefore, excluded from diluted net loss per share. The weighted average anti-dilutive shares excluded from the calculation due to the net loss for the fiscal years ended March 31, 2025, 2024 and 2023 totaled 2.7 million, 2.9 million and 2.9 million, respectively.
Additionally, for the years ended March 31, 2025, 2024 and 2023, the outstanding common shares issuable presented below were excluded from diluted net loss per common share because their inclusion would have had an anti-dilutive effect regardless of net income or loss in the period.

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Anti-dilutive shares issuable
Share purchase options	16.8	17.1	23.0
Restricted share units	3.0	1.9	2.2
Other issuable shares	4.2	4.2	3.5

Total weighted average anti-dilutive shares issuable excluded from diluted net loss per common share	24.0	23.2	28.7

Recent Accounting Pronouncements
Accounting Guidance Adopted in Fiscal 2025
Segment Reporting:
 In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2023-07,
 Improvements to Reportable Segment Disclosures (Topic 280)
. The amendments in this update expanded disclosures about a public entity’s reportable segments and requires

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker (“CODM”) uses reported segment profit or loss information in assessing segment performance and allocating resources. This ASU was effective for the Company beginning with these financial statements issued for the fiscal year ended March 31, 2025, and the Company has applied this guidance to all periods presented (see Note 16).
Accounting Guidance Not Yet Adopted
Income Taxes:
 In December 2023, the FASB issued ASU
2023-09,
 Income Taxes (Topic 740): Improvements to Income Tax Disclosures,
 requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, the guidance requires all entities to disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Statement:
 In November 2024, the FASB issued ASU
2024-03,
 Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40):
Disaggregation of Income Statement Expenses (Subtopic
220-40),
 requiring public business entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This ASU is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures required under the ASU can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Business Combinations:
 In May 2025, the FASB issued ASU
2025-03,
 Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity,
 requiring an entity involved in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business to consider the factors in paragraphs
805-10-55-12
through
55-15
to determine which entity is the accounting acquirer. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The amendments are required to be applied prospectively to any acquisition transaction that occurs after the initial application date. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
2. Acquisitions
Acquired Library
On June 5, 2024, the Company invested approximately $35.0 million for a 51% members’ interest in a newly formed limited liability company, CP LG Library Holdings, LLC (“CP LG”), with the Company designated as the managing member of CP LG. CP LG used the funds received from the Company, along with funds invested by the 49% member, to acquire a library of 46 films for approximately $68.6 million. Also on June 5, 2024, the Company entered into a distribution agreement with CP LG to distribute the titles in the

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquired library. The purchase included the film library (of which $48.3 million of the purchase price was allocated to investment in film and television programs for the film library), accounts receivable and certain liabilities associated with the film library, most notably participations and residuals liabilities.
The Company determined that CP LG is a VIE for which it is the primary beneficiary and is consolidated under the applicable accounting guidance as the Company has the power to direct the significant activities and the right to receive benefits and obligation to absorb losses of CP LG. The Company concluded that the acquired library and related assets and liabilities was not a business and therefore, accounted for the acquisition as an initial consolidation of a VIE that is not a business under the applicable accounting guidance. There was no gain or loss recognized upon initial consolidation of the VIE as the sum of the fair value of the consideration paid and noncontrolling interest equaled the fair value of the net assets on the acquisition date. See Note 11 for the noncontrolling interest recorded related to CP LG.
As of March 31, 2025, the consolidated balance sheet included assets and liabilities of CP LG totaling $63.3 million (which is primarily comprised of investment in film and television programs) and $7.7 million, respectively. The assets and liabilities of CP LG primarily consist of accounts receivable, investment in film and television programs, and participations and residuals.
Business Combination Agreement
On May 13, 2024, the Company consummated the business combination agreement (the “Business Combination Agreement”) with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of the Company (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of the Company (“StudioCo”) and other affiliates of SEAC (the “Closing”). Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” (referred to as “Legacy Lionsgate Studios”) and continues the existing business operations of StudioCo, which consists of the Studio Business of Old Lionsgate. The “Studio Business” consists of the businesses of Old Lionsgate’s Motion Picture and Television Production segments, together with substantially all of Old Lionsgate’s corporate general and administrative functions and costs. Legacy Lionsgate Studios became a separate publicly traded company and its common shares commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with and prior to the Business Combination, the Company and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Studio Separation”).
Following the transaction, approximately 87.8% of the total shares of Legacy Lionsgate Studios were held by Old Lionsgate, while former SEAC public shareholders and founders and common equity financing investors own approximately 12.2% of Legacy Lionsgate Studios. In addition to establishing Legacy Lionsgate Studios as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to the Company, including $254.3 million in private investments in public equities (“PIPE”) financing, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE Investor that subscribed for common shares. The net proceeds were used to partially pay down amounts outstanding under the Term Loan A and Term Loan B pursuant to the Old Lionsgate Credit Agreement (see Note 7).

F-2
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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Business Combination has been accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, SEAC was treated as the acquired company and the Studio Business was treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Legacy Lionsgate Studios represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing stock for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio Business equity. The historical net assets of SEAC were stated at fair value, which approximates historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business. Prior to the Starz Separation, the Studio Business was a consolidated subsidiary of the Old Lionsgate.
In connection with the Business Combination, as described above, approximately 12.2% of the Legacy Lionsgate Studios common shares were issued to the SEAC public shareholders and founders and other common equity financing investors in exchange for net proceeds of $278.2 million. The following table reconciles the gross proceeds to the net proceeds reflected in the consolidated statement of cash flows and the consolidated statement of equity (deficit):

(Amounts in millions)
Total gross cash proceeds	$330.0
Less: SEAC warrant exchange payment (1)	(12.5)
Less: Transaction costs	(39.3)

Net proceeds from the sale of noncontrolling interest in Legacy Lionsgate Studios Corp. per the consolidated statement of equity (deficit)	278.2
Add: Transaction costs accrued and not paid, net of transaction costs previously paid	3.5

Net cash proceeds from the sale of noncontrolling interest in Legacy Lionsgate Studios per the consolidated statement of cash flows	$281.7

(1)
Prior to the Closing, each of the then issued and outstanding whole warrants of SEAC, sold as part of SEAC’s initial public offering (the “SEAC Public Warrants”) was automatically exchanged for $0.50 in cash pursuant to the terms of an amendment to the agreement governing the SEAC Public Warrants. As of the Closing, no SEAC Public Warrants were outstanding.

The Company recorded a reduction of noncontrolling interest in shareholders’ equity (deficit) of $100.2 million and a reduction of accumulated other comprehensive income of $11.3 million for the issuance of the Legacy Lionsgate Studios common shares, which was based upon the 12.2% ownership interest in the carrying value of Legacy Lionsgate Studios. The reduction in noncontrolling interest was due to the negative carrying value of Legacy Lionsgate Studios as of May 13, 2024, partially offset by an amount allocated to certain options described below. The difference between the net cash proceeds and the amounts recorded as noncontrolling interest and accumulated other comprehensive income was reflected as a reduction of accumulated deficit in the consolidated statement of shareholders’ equity (deficit). See Note 11.
In connection with the Business Combination, 2,200,000 options (the “Sponsor Options”) to receive Legacy Lionsgate Studios common shares, were issued to certain noncontrolling interest holders, with an exercise price of $0.0001 per share. The Sponsor Options will become exercisable (i) on or after the date on which the trading price of Legacy Lionsgate Studios common shares (as adjusted for share splits, share dividends, reorganizations,

F-
26

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the sponsor option agreement) occurs, subject to certain conditions. The Company has recorded the Sponsor Options as part of the noncontrolling interest recorded.
eOne Acquisition
On December 27, 2023, the Company, and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $373.1 million. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023. Revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024 amounted to approximately $113.8 million and $4.9 million, respectively. The Company incurred approximately $1.0 million and $9.4 million of acquisition-related costs that were expensed in restructuring and other during the fiscal years ended March 31, 2025 and 2024, respectively.
Allocation of Purchase Consideration.
 The Company has made an allocation of the purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value as follows:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	293.2
Investment in films and television programs	370.2
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	172.4
Accounts payable and accrued liabilities	(69.3)
Content related payables	(38.8)
Participations and residuals (1)	(202.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.9)

Fair value of net assets acquired	360.2
Goodwill	12.9

Purchase price consideration	$373.1

(1)	Includes current and non-current amounts.
The goodwill amount reflected in the table above arises from the opportunity for strengthening the Company’s global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be

F-
27

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
Investment in films and television programs includes the fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the fair value of films and television programs in production, pre-production
and development. For investment in films and television programs, the fair value was estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.
The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.
Other fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.
Deferred taxes, net of any required valuation allowance, were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
 The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2023. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2023, nor is it indicative of future results. The statement of operations information below includes (i) the statement of operations of eOne for the nine months ended December 27, 2023 combined with the Company’s statement of operations for the fiscal year ended March 31, 2024 (which includes the operations of eOne since the December 27, 2023 acquisition date).

Year Ended
March 31,
2024
(Amounts in millions)
Revenues	$4,410.5
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(1,385.9)

8

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the year ended March 31, 2024 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended December 27, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.
3. Investment in Films and Television Programs and Licensed Program Rights
Total investment in films and television programs and licensed program rights by predominant monetization strategy is as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Investment in Films and Television Programs:
Individual Monetization (1)(2)
Released, net of accumulated amortization	$822.7	$878.3
Completed and not released	135.1	225.4
In progress	663.4	469.2
In development	76.6	65.7

	1,697.8	1,638.6

Film Group Monetization
Released, net of accumulated amortization	$535.8	497.1
Completed and not released	301.9	170.1
In progress	116.6	179.0
In development	17.7	4.3

	972.0	850.5

Licensed program rights, net of accumulated amortization	243.3	273.1

Investment in films and television programs and program rights, net	$2,913.1	$2,762.2

(1)	At March 31, 2025, the unamortized balance related to completed and not released and in progress theatrical films was $680.9 million.
(2)
Production tax credits reduced total investment in films and television programs by $243.6 million and $112.2 million during the years ended March 31, 2025 and 2024, respectively, which resulted in a reduction of direct operating expense related to the amortization of investment in films and television programs cost of approximately $112.0 million and $70.6 million for the years ended March 31, 2025 and 2024, respectively.

F-
29

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At March 31, 2025, acquired film and television libraries have remaining unamortized costs of $235.7 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 13.3 years (March 31, 2024 - unamortized costs of $223.1 million).
Amortization of investment in film and television programs and licensed program rights by predominant monetization strategy is as follows, and was included in direct operating expense in the consolidated statement of operations:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Amortization expense:
Individual monetization	$1,177.7	$907.1	$951.2
Film group monetization	307.7	382.0	330.0
Licensed program rights	237.0	288.8	384.1

	$1,722.4	$1,577.9	$1,665.3

The table below summarizes estimated future amortization expense for the Company’s investment in film and television programs and licensed program rights as of March 31, 2025:

	Year Ending
	March 31,
	2026	2027	2028
	(Amounts in millions)
Estimated future amortization expense:
Released investment in films and television programs:
Individual monetization	$290.2	$158.6	$137.3
Film group monetization	$194.9	$105.7	$66.2
Licensed program rights	$124.3	$20.0	$12.9
Completed and not released investment in films and television programs:
Individual monetization	$90.4	n/a	n/a
Film group monetization	$107.6	n/a	n/a
Impairments.
 Investment in films and television programs and licensed program rights includes write-downs to fair value. The following table sets forth impairments by segment and the line item in our consolidated statement of operations they are recorded in for the fiscal years ended March 31, 2025, 2024 and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$19.7	$34.6	$6.2
Television Production	6.7	8.4	4.6

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0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Impairments not included in segment operating results (2) :
Included in restructuring and other	143.4	377.3	379.3

	$169.8	$420.3	$390.1

(1)
Impairments included in direct operating expense are included in the amortization expense amounts reflected in the table further above which presents amortization of investment in film and television programs and licensed program rights by predominant monetization strategy.

(2)
Represents charges primarily related to the Media Networks restructuring plan initiatives. Amounts in fiscal 2025 also include content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in fiscal 2024 also include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. See Note 15 and Note 16 for further information.

4. Property and Equipment

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Distribution equipment	$19.3	$19.3
Leasehold improvements	66.0	66.1
Property and equipment	25.4	26.0
Computer equipment and software	265.7	236.1

	376.4	347.5
Less accumulated depreciation and amortization	(294.9)	(260.2)

	81.5	87.3
Land	1.2	1.2

	$82.7	$88.5

During the year ended March 31, 2025, depreciation expense amounted to $33.0 million (2024 - $49.9 million; 2023 - $40.1 million).
5. Investments
The Company’s investments consisted of the following:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Investments in equity method investees	$68.1	$68.4
Other investments (1)	9.7	6.4

	$77.8	$74.8

(1)	Other investments represents equity investments without readily determinable fair values.

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1

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
 Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences. On April 17, 2025, the Company sold its equity method ownership interest in Spyglass. See Note 21 for further information.
STARZPLAY Arabia.
 STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa. On October 17, 2022, the Company sold a portion of its ownership interest in STARZPLAY Arabia and received net proceeds of $43.4 million, and the Company recorded a gain of $43.4 million on the sale which is included in gain on investments in the Company’s consolidated statements of operations. Subsequent to the transaction, the Company continues to hold a minority ownership interest in STARZPLAY Arabia.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
 Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.
42.
 42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
 In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
6. Goodwill and Intangible Assets
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Media Networks	Total
	(Amounts in millions)
Balance as of March 31, 2023	$393.7	$401.9	$493.9	$1,289.5
Acquisition of eOne (see Note 2)	1.0	4.8	—	5.8
Impairment (1)	—	—	(493.9)	(493.9)
Measurement period adjustments (2)	3.9	5.9	—	9.8

Balance as of March 31, 2024	$398.6	$412.6	$—	$811.2
Measurement period adjustments (3)	(1.7)	(1.0)	—	(2.7)

Balance as of March 31, 2025	$396.9	$411.6	$—	$808.5

(1)
See Note 1,
 Goodwill Impairment Assessments
, for further information on the goodwill impairments recorded in fiscal 2024 and 2023 related to the Media Networks segment. As of March 31, 2025 and March 31, 2024, accumulated goodwill impairment losses totaled $1.969 billion, related to the Media Networks reporting unit.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Fiscal 2024:
 Measurement period adjustments in fiscal 2024 for the acquisition of eOne reflect an increase to goodwill of $9.8 million resulting from a net decrease in estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of net decreases to accounts receivable and other assets of $11.4 million and $12.4 million, respectively, partially offset by a net increase to investment in films and television programs of $4.0 million, and net decreases to content related payables of $1.9 million, accrued liabilities of $3.8 million, participations and residuals of $1.9 million, and deferred revenue of $2.4 million.

(3)
Fiscal 2025:
 Measurement period adjustments in fiscal 2025 for the acquisition of eOne reflect a decrease to goodwill of $2.7 million resulting from an adjustment to the purchase price related to a settlement of certain working capital items of $12.0 million partially offset by a net decrease in the estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of a net decrease to accounts receivable of $5.6 million, a net decrease in investment in films and television programs of $1.6 million, net increases to content related payables of $3.4 million, participations and residuals of $1.0 million, and accrued and other liabilities of $1.9 million, partially offset by a net increase to other assets of $4.2 million.

Intangible Assets
Finite-Lived Intangible Assets.
 Finite-lived intangible assets consisted of the following:

	March 31, 2025			March 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets subject to amortization:
Customer relationships (1)	$1,852.0	$1,087.1	$764.9	$1,852.0	$942.9	$909.1
Trademarks and trade names (2)	87.6	16.0	71.6	87.6	7.1	80.5
Other	23.9	23.6	0.3	23.9	21.7	2.2

	$1,963.5	$1,126.7	$836.8	$1,963.5	$971.7	$991.8

(1)	Customer relationships primarily represent Starz affiliation agreements with distributors.
(2)	Amounts as of March 31, 2024 include the Starz trade names previously accounted for as indefinite-lived intangible assets, see below for further information.
Amortization expense associated with the Company’s intangible assets for the years ended March 31, 2025, 2024 and 2023 was approximately $155.1 million, $142.3 million, and $140.2 million, respectively. Amortization expense remaining relating to intangible assets for each of the years ending March 31, 2026 through 2030 is estimated to be approximately $165.0 million, $152.6 million, $142.6 million, $133.8 million, and $125.7 million, respectively.
Fiscal 2024 Intangible Asset Impairment.
 During the second quarter of fiscal 2024, due to the events and their impact discussed in Note 1 related to the Media Networks reporting unit, the Company performed a quantitative impairment assessment of its indefinite-lived Starz trade names. The fair value of the Company’s indefinite-lived trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized

F-3
3

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

by the licensee on the royalty payments. Based on the quantitative impairment assessment of the trade names, the Company recorded an impairment charge of $170.0 million in the second quarter of fiscal 2024 related to the Company’s Starz business, which was recorded in the “goodwill and intangible asset impairment” line item in the consolidated statement of operations.
After performing its quantitative impairment assessment, the Company then reassessed the estimated useful life of the trade names with a remaining carrying value of $80.0 million at September 30, 2023 (net of the impairment charge discussed above). The Company concluded that based upon the most recent factors, including current macro and microeconomic conditions, market competition and historical Company and industry trends, the trade names now have a finite estimated remaining useful life of 10 years. Accordingly, beginning October 1, 2023, the trade names are being accounted for as finite-lived intangible assets and amortized over their estimated remaining useful life. This resulted in an increase to amortization expense of $4.0 million for the fiscal year ended March 31, 2024 with a corresponding reduction of income before income taxes, net loss, and net loss attributable to Lions Gate Entertainment Corp. shareholders. This resulted in an increase to basic and diluted net loss per share for the fiscal year ended March 31, 2024 by $0.02 per share. There was no tax benefit from the change due to changes in the Company’s valuation allowance on deferred taxes.
As of March 31, 2025 and 2024, the Company did not have any indefinite-lived intangible assets.
7. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Corporate debt:
Revolving Credit Facility (1)	$—	$575.0
Term Loan A (1)	314.4	399.3
Term Loan B	—	819.2
5.5% Senior Notes and Exchange Notes (2)	715.0	715.0
eOne IP Credit Facility	323.0	—
LG IP Credit Facility	978.8	—

Total corporate debt	2,331.2	2,508.5
Unamortized debt issuance costs	(40.0)	(28.5)

Total debt, net	2,291.2	2,480.0
Less current portion	(134.0)	(860.3)

Non-current portion of debt	$2,157.2	$1,619.7

(1)
In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Revolving Credit Facility and Term Loan A were repaid in full. See
 Starz Separation
 below and Note 21 for further information.

(2)
In connection with the Starz Separation, a wholly owned subsidiary of Lionsgate assumed the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder. See
 Starz Separation
 below and Note 21 for further information.

F-3
4

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth future annual contractual principal payment commitments of debt as of March 31, 2025:

	Maturity Date	Year Ending March 31,
Debt Type		2026	2027	2028	2029	2030	Thereafter	Total
		(Amounts in millions)
Revolving Credit Facility (1)	April 2026	$—	$—	$—	$—	$—	$—	$—
Term Loan A (1)	April 2026	—	314.4	—	—	—	—	314.4
5.5% Senior Notes and Exchange Notes	April 2029	—	—	—	—	715.0	—	715.0
eOne IP Credit Facility	July 2029	34.0	34.0	34.0	34.0	187.0	—	323.0
LG IP Credit Facility	September 2029	100.0	100.0	100.0	100.0	578.8	—	978.8

		$134.0	$448.4	$134.0	$134.0	$1,480.8	$—	2,331.2

Less aggregate unamortized debt issuance costs								(40.0)

								$2,291.2

(1)
In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Revolving Credit Facility and Term Loan A were repaid in full. See
 Starz Separation
 below and Note 21 for further information.

(2)
In connection with the Starz Separation, a wholly owned subsidiary of Lionsgate assumed the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder. See
 Starz Separation
 below and Note 21 for further information.

Senior Credit Facilities (Revolving Credit Facility, Term Loan A and Term Loan B)
Revolving Credit Facility Availability of Funds
 & Commitment Fee.
 The revolving credit facility provides for borrowings and letters of credit up to an aggregate of $1.25 billion, and at March 31, 2025 there was $1.25 billion available. There were no letters of credit outstanding at March 31, 2025. However, borrowing levels are subject to certain financial covenants as discussed below. The Company is required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on the achievement of certain leverage ratios, as defined in the credit and guarantee agreement dated December 8, 2016, as amended (the “Old Lionsgate Credit Agreement”), on the total revolving credit facility of $1.25 billion less the amount drawn.
Maturity Date:

•	Revolving Credit Facility & Term Loan A: April 6, 2026. See Starz Separation below.

•	Term Loan B: In November 2024, the Company paid in full the term loan B facility due March 24, 2025 (the “Term Loan B”). See the “Other Debt Transactions” section below.
Interest:

•
Revolving Credit Facility
 & Term Loan A:
 The Revolving Credit Facility and term loan A facility due April 2026 (the “Term Loan A”) bear interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus 0.75%), with a SOFR floor of zero. The margin is subject to potential increases of up to 50 basis points (two increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Old Lionsgate Credit Agreement (effective interest rate of 6.17% as of March 31, 2025, before the impact of interest rate swaps, see Note 18 for interest rate swaps).

F-3
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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•	Term Loan B: The Term Loan B bore interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin).
Required Principal Payments:

•	Term Loan A: Quarterly principal payments, at quarterly rates of 1.75% and increasing to 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.
The Term Loan A also requires mandatory prepayments in connection with certain asset sales, subject to certain significant exceptions, as defined in the Old Lionsgate Credit Agreement.
Optional Prepayment:

•	Revolving Credit Facility & Term Loan A: The Company may voluntarily prepay the Revolving Credit Facility and Term Loan A at any time without premium or penalty.
Security.
 The Senior Credit Facilities are guaranteed by the guarantors named in the Old Lionsgate Credit Agreement and are secured by a security interest in substantially all of the assets of Old Lionsgate and the Guarantors (as defined in the Old Lionsgate Credit Agreement), subject to certain exceptions.
Covenants.
 The Senior Credit Facilities contain representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings and which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Revolving Credit Facility and the Term Loan A and are tested quarterly. As of March 31, 2025, the Company was in compliance with all applicable covenants.
Change in Control.
 The Company may also be subject to an event of default upon a change in control (as defined in the Old Lionsgate Credit Agreement) which, among other things, includes a person or group acquiring ownership or control in excess of 50% of the Company’s common shares.
Starz Separation.
 In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Old Lionsgate Credit Agreement, were repaid in full and all commitments thereunder were terminated. See Note 21.
5.5% Senior Notes and Exchange Notes
Interest:
 Bears interest at 5.5% annually (payable semi-annually in arrears on April 15 and October 15 of each year, commencing on October 15, 2021). See
 Changes Upon Separation of the Starz Business from the Studio Business below for further information.
Maturity Date:
 April 15, 2029. See
 Changes Upon Separation of the Starz Business from the Studio Business below for further information.
Optional Redemption:

(i)
On or after April 15, 2024, the Company may redeem the 5.5% Senior Notes and Exchange Notes in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after April 15, 2024 - 102.750%; (ii) on or after April 15, 2025 -101.375%; and (iii) on or after April 15, 2026 - 100%. See
 Changes Upon Separation of the Starz Business from the Studio Business below for further information.

F-
36

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Security.
 The 5.5% Senior Notes and Exchange Notes are unsubordinated, unsecured obligations of the Company.
Covenants.
 The Exchange Notes contain certain restrictions and covenants that, subject to certain exceptions, limit the Company’s ability to incur additional indebtedness, pay dividends or repurchase the Company’s common shares, make certain loans or investments, and sell or otherwise dispose of certain assets subject to certain conditions, among other limitations. As of March 31, 2025, the Company was in compliance with all applicable covenants.
Change in Control.
 The occurrence of a change of control will be a triggering event requiring the Company to offer to purchase from holders all of the Exchange Notes, at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. In addition, certain asset dispositions will be triggering events that may require the Company to use the excess proceeds from such dispositions to make an offer to purchase the Exchange Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
Changes Upon Separation of the Starz Business from the Studio Business.
 On May 8, 2024, an indirect, wholly-owned subsidiary of the Company issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of the existing 5.5% Senior Notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon completion of the Starz Separation. On or after the Separation Closing Date, as defined in the indenture to the Exchange Notes, the Company may redeem the Exchange Notes, in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Such redemption prices are as follows (as a percentage of the principal amount redeemed): (i) on or after the Separation Closing Date until, but excluding, the one-year
anniversary thereof - 103.0%; (ii) on or after the
one-year
anniversary of the Separation Closing Date until, but excluding the two-year
anniversary thereof - 102.0%; (iii) on or after the
two-year
anniversary of the Separation Closing Date until, but excluding the three-year anniversary thereof - 101.0%; (iv) on or after the three-year anniversary of the Separation Closing Date and thereafter - 100%. The Exchange Notes were initially guaranteed by all existing obligors under the Existing Notes, and upon completion of the Starz Separation, the Exchange Notes became guaranteed exclusively by entities which are part of Lionsgate, see Note 21.
eOne IP Credit Facility.
 In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $8.5 million, beginning November 14, 2024, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.57% as of March 31, 2025, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The eOne IP Credit Facility matures on July 3, 2029.
LG IP Credit Facility.
 In September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million, and in March 2025, the Company closed an amendment which increased the maximum principal amount of the LG IP Credit Facility to $1.0 billion, subject to the amount of collateral

F-
37

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

available, which is based on the valuation of unsold rights from the libraries. As of March 31, 2025, the LG IP Credit Facility is subject to quarterly required principal payments of $25.0 million, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.57% as of March 31, 2025, before the impact of interest rate swaps, see Note 18 for interest rate swaps). The LG IP Credit Facility matures on September 30, 2029.
Capacity to Pay Dividends
At March 31, 2025, the capacity to pay dividends under the Senior Credit Facilities, and the 5.5% Senior Notes and Exchange Notes significantly exceeded the amount of the Company’s accumulated deficit or net loss, and therefore the Company’s net loss of $373.6 million and accumulated deficit of $3,534.1 million were deemed free of restrictions from paying dividends at March 31, 2025.
Other Debt Transactions:
Fiscal 2025:
Term Loan A and Term Loan B Prepayment.
 In May 2024, the Company used the proceeds from the equity issuance associated with the Business Combination (Note 2) to prepay $84.9 million principal amount of the Term Loan A and $214.1 million of the Term Loan B, together with accrued and unpaid interest thereon.
In September 2024, the Company used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the Term Loan B, together with accrued and unpaid interest thereon.
In November 2024, the Company used the proceeds from the increase in the LG IP Credit Facility to pay in full the remaining $250.0 million principal amount of the Term Loan B, together with accrued and unpaid interest thereon.
Fiscal 2024:
Senior Notes Repurchases.
 In the fiscal year ended March 31, 2024, the Company repurchased $85.0 million principal amount of the 5.5% Senior Notes for $61.4 million, together with accrued and unpaid interest.
Fiscal 2023:
Senior Notes Repurchases.
 In the fiscal year ended March 31, 2023, the Company repurchased $200.0 million principal amount of the 5.5% Senior Notes for $135.0 million, together with accrued and unpaid interest.
Term Loan A Prepayment.
 In April 2022, the Company voluntarily prepaid the entire outstanding principal amount of the Term Loan A due March 22, 2023 of $193.6 million, together with accrued and unpaid interest.

F-
38

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Gain (Loss) on Extinguishment of Debt
During the fiscal years ended March 31, 2025, 2024 and 2023, the Company recorded a gain (loss) on extinguishment of debt related to the transactions described above as summarized in the table below.

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Gain (Loss) on Extinguishment of Debt:
Term Loan A and B prepayments	$(1.8)	$—	$(1.3)
Senior Notes exchange and repurchases (1)	(5.7)	21.2	58.7
Production loan prepayment (2)	—	(1.3)	—

	$(7.5)	$19.9	$57.4

(1)
The 5.5% Senior Notes Exchange was considered a modification of terms since the present value of the cash flows after the amendment differed by less than a
10
% change from the present value of the cash flows on a
creditor-by-creditor
basis prior to the amendment. Accordingly, the unamortized debt issuance costs are being amortized over the applicable term of the debt and the third-party costs of $4.9 million were expensed as a loss on extinguishment of debt in the fiscal year ended March 31, 2025.

(2)	Represents issuance costs written off in connection with the early prepayment of certain production loans (see Note 8).
8. Film Related
Obligations

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Film related obligations:
Production Loans	$1,395.4	$1,292.2
Production Tax Credit Facility	280.0	260.0
Programming Notes	90.9	—
Backlog Facility and Other	238.9	287.3
Film Library Facility	75.9	109.9

Total film related obligations	2,081.1	1,949.4
Unamortized issuance costs	(7.3)	(11.4)

Total film related obligations, net	2,073.8	1,938.0
Less current portion	(1,708.7)	(1,393.1)

Total non-current film related obligations	$365.1	$544.9

9

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth future annual repayment of film related obligations as of March 31, 2025:

	Year Ending March 31,
	2026	2027	2028	2029	2030	Thereafter	Total
	(Amounts in millions)
Production Loans	$1,395.4	$—	$—	$—	$—	$—	$1,395.4
Production Tax Credit Facility	—	—	280.0	—	—	—	280.0
Programming Notes	90.9	—	—	—	—	—	90.9
Backlog Facility and Other	185.1	—	53.8	—	—	—	238.9
Film Library Facility (1)	37.3	38.6	—	—	—	—	75.9

	$1,708.7	$38.6	$333.8	$—	$—	$—	$2,081.1

Less unamortized issuance costs							(7.3)

							$2,073.8

(1)
Repayment dates are based on the projected future cash flows generated from the exploitation of the rights, subject to a minimum guaranteed payment amount, as applicable (see further information below).

Production Loans.
 Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 5.66% (before the impact of interest rate swaps, see Note 18 for interest rate swaps). Production loans amounting to $1,254.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $140.6 million are unsecured.
Production Tax Credit Facility.
 In January 2021, as amended in February 2025, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.
As of March 31, 2025, the maximum principal amount of the Production Tax Credit Facility was $280.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of March 31, 2025, tax credit receivables amounting to $357.8 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 5.92% at March 31, 2025). The Production Tax Credit Facility matures on January 27, 2028. As of March 31, 2025, there were no amounts available under the Production Tax Credit Facility. In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million, see Note 21.
Programming Notes
.
 Programming notes represent individual unsecured loans for the licensing of film and television programs that the Company licenses, related to the Company’s Media Networks business. The Company’s programming notes have contractual repayment dates in April 2025, and incur SOFR-based interest at a weighted average rate of 6.51%.

F-4
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Film Library Facility.
 In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the Film Library Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 6.74% at March 31, 2025). The Film Library Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
 In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. As of March 31, 2025, the maximum principal amount of the Backlog Facility was $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 5.57% at March 31, 2025). In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility (see Note 21). The facility maturity date is up to 2 years, 90 days after the revolving period ends, currently August 28, 2027. As of March 31, 2025, there was $135.7 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2024 - $175.0 million outstanding).
Other.
 The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2025, there was $103.2 million outstanding (March 31, 2024 - $112.3 million outstanding) under the “other” loans, incurring SOFR-based interest at a weighted average rate of 5.88%, with contractual repayment dates in July 2025 and October 2025. As of March 31, 2025, accounts receivable amounting to $36.2 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2025 amounting to $86.1 million represented collateral related to the “other” loans.

F-4
1

LIONS
GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9. Leases
The Company has operating leases primarily for office space, studio facilities, and other equipment. The Company’s leases have remaining lease terms of up to approximately 12.25 years.
The components of lease cost were as follows:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Operating lease cost (1)	$76.3	$61.4	$48.4
Short-term lease cost (2)	161.2	96.2	145.0
Variable lease cost (3)	5.5	3.4	3.1

Total lease cost	$243.0	$161.0	$196.5

(1)
Operating lease cost amounts primarily represent the amortization of right-of-use
assets and are included in the “other
non-cash
items” line of the consolidated statements of cash flows. Amounts include costs capitalized during the period for leased assets used in the production of film and television programs.

(2)	Short-term lease cost primarily consists of leases of facilities and equipment associated with film and television productions and are capitalized when incurred.
(3)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.
Supplemental balance sheet information related to leases was as follows:

Category	Balance Sheet Location	March 31, 2025	March 31, 2024
Operating Leases	(Amounts in millions)
Right-of-use assets	Other assets - non-current	$331.4	388.8

Lease liabilities (current)	Other accrued liabilities	$53.8	53.4
Lease liabilities (non-current)	Other liabilities - non-current	336.4	385.1

		$390.2	438.5

	March 31, 2025	March 31, 2024
Weighted average remaining lease term (in years):
Operating leases	8.5	9.0
Weighted average discount rate:
Operating leases	5.36%	5.24%

F-4
2

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The expected future payments relating to the Company’s lease liabilities at March 31, 2025 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31, 2026	$68.0
2027	63.4
2028	61.4
2029	52.4
2030	42.9
Thereafter	202.5

Total lease payments	490.6
Less imputed interest	(100.4)

Total	$390.2

As of March 31, 2025, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities, for which construction related to those leases has not yet been completed. The leases are for terms up to 12.25 years, commencing upon completion of construction (currently expected to be ranging from calendar years 2025 to 2026). The leases include an option to extend the initial term for an additional 10 years to 12 years. The total minimum lease payments under these leases in aggregate are approximately $245.0 million.
10. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair Value Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

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3

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2025 and 2024:

	March 31, 2025			March 31, 2024
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(Amounts in millions)
Assets:
Forward exchange contracts (see Note 18)	$—	$1.8	$1.8	$—	$—	$—
Interest rate swaps (see Note 18)	—	—	—	—	35.6	35.6
Liabilities:
Forward exchange contracts (see Note 18)	—	—	—	—	(2.8)	(2.8)
Interest rate swaps (see Note 18)	—	(3.1)	(3.1)	—	—	—
The following table sets forth the carrying values and fair values of the Company’s outstanding debt and film related obligations at March 31, 2025 and 2024:

	March 31, 2025		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Revolving Credit Facility	$—	$—	$569.9	$575.0
Term Loan A	313.4	312.9	396.6	397.3
Term Loan B	—	—	816.9	818.1
5.5% Senior Notes and Exchange Notes	699.9	623.7	696.6	536.2
eOne IP Credit Facility	317.6	323.0	—	—
LG IP Credit Facility	962.9	978.8	—	—
Production Loans	1,393.9	1,395.4	1,286.2	1,292.2
Production Tax Credit Facility	276.2	280.0	258.7	260.0
Programming Notes	90.9	90.9	—	—
Backlog Facility and Other	238.4	238.9	285.4	287.3
Film Library Facility	74.4	75.9	107.6	109.9

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, and other liabilities. The carrying values of these financial instruments approximated the fair values at March 31, 2025 and 2024.
11. Noncontrolling Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group (prior to the acquisition of additional interest in July 2024), as further described below.
Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.
The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Beginning balance	$123.3	$343.6	$321.2
Net loss attributable to redeemable noncontrolling interests	(1.7)	(14.9)	(9.2)
Noncontrolling interests discount accretion	—	—	13.2
Adjustments to redemption value	(5.0)	83.4	78.4
Other (1)	—	(93.2)	1.7
Cash contributions (distributions)	0.5	(1.0)	(6.6)
Purchase of noncontrolling interest	(23.4)	(194.6)	(55.1)

Ending balance	$93.7	$123.3	$343.6

(1)	In fiscal 2024, amounts represent the reclassification of a portion of the 3 Arts Entertainment redeemable noncontrolling interest from mezzanine equity to a liability, as further described below.
3 Arts Entertainment:
Accounting Prior to Acquisition of Additional Interest in January 2024.
 As of March 31, 2023, the Company had a redeemable noncontrolling interest representing 49% of 3 Arts Entertainment. The noncontrolling interest was subject to put and call options at fair value that were exercisable during the year ended March 31, 2024. The put and call options were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company, the noncontrolling interest holder’s interest prior to the modification discussed below was included in redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets.
The noncontrolling interest holders are employees of 3 Arts Entertainment. Pursuant to the various 3 Arts Entertainment acquisition and related agreements, a portion of the noncontrolling interest holders’ participation in the put and call proceeds was based on the noncontrolling interest holders’ performance during the period. Further, if the employment of a noncontrolling interest holder is terminated, under certain circumstances, their participation in distributions cease and the put and call value was discounted from the fair value of their equity ownership percentage. Accordingly, earned distributions were accounted for as compensation and were being expensed within general and administrative expense as incurred. Additionally, the amount of the put and call proceeds subject to the discount was accounted for as compensation, and amortized within general and administrative expense and reflected as an addition to redeemable noncontrolling interest over the vesting period which ended in November 2022.
A portion of the purchase price of the controlling interest in 3 Arts Entertainment, up to $38.3 million, was recoupable for a five-year period commencing on the acquisition date of May 29, 2018, contingent upon the continued employment of certain employees, or the achievement of certain EBITDA targets, as defined in the 3 Arts Entertainment acquisition and related agreements. Accordingly, $38.3 million was initially recorded as a deferred compensation arrangement within other current and non-current
assets and was amortized in general and administrative expenses over the five-year period ended May 29, 2023.

5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Acquisition of Additional Interest.
 On January 2, 2024, the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights under the previous arrangement by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.
The purchase of the additional 25% interest in 3 Arts Entertainment for $194.1 million was recorded as a reduction of noncontrolling interest which had previously been adjusted to its redemption value, which equaled fair value. At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, during the fourth quarter of fiscal 2024, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities—non-current”
in the consolidated balance sheet at March 31, 2024. In addition, because the new arrangement represented a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million in the year ended March 31, 2024, representing the excess of the fair value of the modified award over amounts previously expensed. This incremental expense was reflected in “restructuring and other” in the consolidated statements of operations, and as a reduction of accumulated deficit in shareholders’ equity, reflected in the “redeemable noncontrolling interests adjustments” line item in the consolidated statements of equity (deficit).
The redeemable noncontrolling interest balance related to 3 Arts Entertainment reflects the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest is being adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Lions Gate Entertainment Corp. shareholders (see Note 1).
The liability component of the noncontrolling interest is reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statements of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated to the holders based on performance, and are being expensed within general and administrative expense as incurred.
Pilgrim Media Group:
Accounting Prior to Acquisition of Additional Interest in July 2024.
 As of March 31, 2022, the Company had a redeemable noncontrolling interest representing 37.5% of Pilgrim Media Group. The noncontrolling

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46

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

interest was subject to put and call options, such that the noncontrolling interest holder had a right to put and the Company had a right to call a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group, at fair value, exercisable for thirty (30) days beginning November 12, 2022. On November 14, 2022 the noncontrolling interest holder exercised the right to put a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group. In February 2023, the Company paid $36.5 million as settlement of the exercised put option, and recorded a reduction to redeemable noncontrolling interest of $55.1 million representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the settlement of the put recorded as a reduction to accumulated deficit of $18.6 million. The noncontrolling interest holder had a right to put and the Company had a right to call the remaining amount of noncontrolling interest at fair value, subject to a cap, exercisable for thirty (30) days beginning November 12, 2024, as amended. Prior to the Company’s acquisition of the remaining interest discussed below, the noncontrolling interest was presented as a redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets, due to put and call options which were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company.
Acquisition of Additional Interest.
 In July 2024, the Company acquired the noncontrolling interest holder’s remaining 12.5% of Pilgrim Media Group for approximately $13.5 million, and recorded a reduction to redeemable noncontrolling interest of $23.4 million, representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the remaining interest recorded as a reduction to accumulated deficit of $9.9 million.
Other:
The Company has other immaterial redeemable noncontrolling interests.
Non-Redeemable
Noncontrolling Interests
The Company has other noncontrolling interests that are not redeemable, which are classified in shareholder’s equity on the Company’s consolidated balance sheets. These noncontrolling interests include:
Legacy Lionsgate Studios:
In connection with the Business Combination discussed in Note 2, on May 13, 2024, the Company recorded a noncontrolling interest representing approximately 12.2% of Legacy Lionsgate Studios amounting to a reduction of noncontrolling interest in shareholders’ equity (deficit) of $100.2 million, due to the negative carrying value of Legacy Lionsgate Studios at May 13, 2024, partially offset by an amount allocated to certain options. See Note 2 for further information.
Other:
In connection with the Company’s investment in CP LG and acquisition of the acquired library and related assets and liabilities discussed in Note 2, on June 5, 2024, the Company recorded a noncontrolling interest representing approximately 49% of CP LG amounting to $33.6 million ($27.3 million at March 31, 2025). See Note 2 for further information.
In addition, the Company has other immaterial noncontrolling interests that are not redeemable.

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47

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12. Revenue
Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the fiscal years ended March 31, 2025, 2024 and 2023. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$154.1	$226.5	$120.7
Home Entertainment
Digital Media	598.2	652.3	527.5
Packaged Media	60.0	84.0	70.5

Total Home Entertainment	658.2	736.3	598.0
Television	347.3	274.4	217.8
International	401.5	391.0	365.0
Other	28.6	28.1	22.2

Total Motion Picture revenues	1,589.7	1,656.3	1,323.7
Television Production
Television	1,069.4	788.5	1,144.3
International	248.2	228.8	277.7
Home Entertainment
Digital Media	184.0	240.6	241.7
Packaged Media	4.1	2.0	3.3

Total Home Entertainment	188.1	242.6	245.0
Other	100.1	70.2	93.1

Total Television Production revenues	1,605.8	1,330.1	1,760.1
Media Networks - Programming Revenues
Domestic (1)	1,356.3	1,382.7	1,413.1
International	15.8	193.7	133.4

	1,372.1	1,576.4	1,546.5
Intersegment eliminations	(619.7)	(545.9)	(775.5)

Total revenues	$3,947.9	$4,016.9	$3,854.8

(1)
During the first quarter of the fiscal year ended March 31, 2025, the Company changed the presentation of Media Networks programming revenues to reflect revenues from Canada in the “Domestic” line item above in order to be consistent with how management is now reviewing the Media Networks segment. Revenues from Canada of $17.3 million and $17.3 million, respectively, for the fiscal years ended March 31, 2024 and March 31, 2023 were reclassified to “Domestic” from “International” in the table above to conform to the current period presentation.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Remaining Performance Obligations
Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2025 are as follows:

	Year Ending March 31,
	2026	2027	2028	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$974.1	$376.3	$128.7	$50.7	$1,529.8

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $269.7 million, including variable and fixed fee arrangements, were recognized during the year ended March 31, 2025 from performance obligations satisfied prior to March 31, 2024. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue (see Note 1). See the consolidated balance sheets or Note 19 for accounts receivable, contract assets and deferred revenue balances at March 31, 2025 and 2024.
Accounts Receivable.
 Accounts receivable are presented net of estimated credit losses. The Company estimates credit losses for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records an allowance for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.
Changes in the allowance for accounts receivable consisted of the following:

	March 31, 2024	Recoveries	Other (1)	Uncollectible accounts written-off	March 31, 2025
	(Amounts in millions)
Provision for credit losses	$7.2	$(1.9)	$2.5	$(1.7)	$6.1

(1)	Represents a measurement period adjustment to the fair value of accounts receivable acquired in the acquisition of eOne (see Note 2).
Contract Assets.
 Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television

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49

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 19 for contract assets at March 31, 2025 and 2024.
Deferred Revenue.
 Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Deferred revenue as of March 31, 2025 increased as compared to March 31, 2024 due to the receipt of customers’ payments for certain motion pictures and television programs prior to the Company satisfying the corresponding performance obligation (i.e., completion and delivery of the motion pictures and television programs, and the start of the customers’ exploitation rights). The change in deferred revenue was also impacted by the industry strikes which has affected the timing of content deliveries. Revenues of $180.2 million were recognized during the year ended March 31, 2025, related to the balance of deferred revenue at March 31, 2024.
13. Capital Stock
(a) Common Shares
The Company had 500 million authorized Class A voting shares and 500 million authorized Class B non-voting
shares, at March 31, 2025 and March 31, 2024.
The table below outlines common shares reserved for future issuance:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Stock options and share appreciation rights (SARs) outstanding	18.3	20.7
Restricted share units and restricted stock — unvested	14.4	13.4
Common shares available for future issuance	10.5	15.4

Shares reserved for future issuance	43.2	49.5

(b) Share Repurchases
On February 2, 2016, the Company’s Board of Directors authorized the Company to increase its previously announced share repurchase plan from a total authorization of $300 million to $468 million. During the fiscal years ended March 31, 2025, 2024 and 2023, the Company did not repurchase any common shares. To date, approximately $288.1 million common shares have been repurchased, leaving approximately $179.9 million of authorized potential repurchases.
(c) Share-based Compensation
General.
 The Company has a performance incentive plan (the “2023 Plan”), as amended, which provides for granting awards which include stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and other forms of awards granted or denominated in the Company’s Class A voting shares and the Company’s Class B non-voting
shares (“Common Shares”) or units of Common Shares, as well as certain cash bonus awards. Persons eligible to receive awards under the 2023 Plan include directors of the Company, officers or employees of the Company or any of its subsidiaries, and certain consultants and advisors to the Company or any of its subsidiaries.
Stock options are generally granted at exercise prices equal to or exceeding the market price of the Company’s Common Shares at the date of grant. Substantially all stock options vest ratably over one to five years from the grant date based on continuous service and expire seven to ten years from the date of grant.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Restricted stock and restricted share units generally vest ratably over one to three years based on continuous service. The Company satisfies stock option exercises and vesting of restricted stock and restricted share units with newly issued shares.
The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the consolidated financial statements is recorded over the requisite service period. Further, the Company estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense recognized in the Company’s consolidated financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.
Share-Based Compensation Expense.
 The Company recognized the following share-based compensation expense during the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Compensation Expense:
Stock options	$0.8	$2.2	$7.0
Restricted share units and other share-based compensation	67.5	77.5	86.8
Share appreciation rights	0.7	1.5	4.0

	69.0	81.2	97.8
Impact of accelerated vesting on equity awards (1)	5.4	9.4	4.2

Total share-based compensation expense	$74.4	$90.6	$102.0
Tax impact (2)	(14.0)	(18.6)	(18.4)

Reduction in net income	$60.4	$72.0	$83.6

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.
(2)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements prior to the effects of changes in the valuation allowance.
Share-based compensation expense, by expense category, consisted of the following:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
Direct operating	$2.9	$2.8	$1.7
Distribution and marketing	0.8	0.8	0.7
General and administration	65.3	77.6	95.4
Restructuring and other	5.4	9.4	4.2

	$74.4	$90.6	$102.0

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Stock Options
The following table sets forth the stock option, and share appreciation rights (“SARs”) activity during the year ended March 31, 2025:

	Stock Options and SARs
	Class A Voting Shares				Class B Non-Voting Shares
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2024	2.4	$22.96			18.3	$13.73
Granted	—	—			— (1)	$7.12
Exercised	—	—			(0.1)	$5.86
Forfeited or expired	(0.1)	$20.26			(2.2)	$14.67

Outstanding at March 31, 2025	2.3	$23.09	1.52	$0.1	16.0	$13.66	4.19	$0.7

Vested or expected to vest at March 31, 2025	2.3	$23.09	1.52	$0.1	15.9	$13.67	4.18	$0.7

Exercisable at March 31, 2025	2.3	$23.09	1.52	$0.1	15.6	$13.77	4.12	$0.7

(1)	Represents less than 0.1 million shares.
The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the years ended March 31, 2025, 2024 and 2023, and the weighted average applicable assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended:

	Year Ended March 31,
	2025	2024	2023
Weighted average fair value of grants	$3.87	$4.63	$4.56
Weighted average assumptions:
Risk-free interest rate (1)	4.2%	4.3% - 4.5%	2.8% - 3.7%
Expected option lives (in years) (2)	7 years	3.3 - 7 years	3.5 - 7 years
Expected volatility for options (3)	47%	46% - 47%	44%
Expected dividend yield (4)	0%	0%	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.
(3)	Expected volatilities are based on implied volatilities from traded options on the Company’s shares, historical volatility of the Company’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of the Company’s shares at the date of grant.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The total intrinsic value of options exercised during the year ended March 31, 2025 was $0.2 million (2024 — $0.2 million, 2023 — $1.2 million).
During the year ended March 31, 2025, less than 0.1 million shares (2024 — less than 0.1 million shares, 2023 — less than 0.1 million) were cancelled to fund withholding tax obligations upon exercise of options.
Restricted Share Units
The following table sets forth the restricted share unit and restricted stock activity during the year ended March 31, 2025:

	Restricted Share Units and Restricted Stock
	Class A Voting Shares	Weighted-Average Grant-Date Fair Value	Class B Non-Voting Shares	Weighted-Average Grant-Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2024	0.1	$9.27	13.3	$8.71
Granted	0.1	$8.24	10.5	$7.98
Vested	(0.1)	$9.20	(8.3)	$8.79
Forfeited	—	—	(1.2)	$8.29

Outstanding at March 31, 2025	0.1	$8.39	14.3	$8.16

The fair values of restricted share units and restricted stock are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units and restricted stock on the date of vesting during the year ended March 31, 2025 was $57.1 million (2024 - $58.1 million, 2023 - $42.4 million).
The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2025 related to non-vested
stock options and restricted stock and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Stock Options	$0.9	0.7
Restricted Share Units and Restricted Stock	57.7	1.5

Total	$58.6

Under the Company’s stock option and long term incentive plans, the Company withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units and restricted stock. During the year ended March 31, 2025, 3.5 million shares (2024 — 3.9 million shares, 2023 — 2.2 million shares) were withheld upon the vesting of restricted share units and restricted stock.

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LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company becomes entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.
The Company recognized excess tax deficiencies of $3.6 million associated with its equity awards in its tax provision for the year ended March 31, 2025 (2024 — deficiencies of $12.0 million, 2023 — deficiencies of $11.3 million).
Other Share-Based Compensation
Pursuant to the terms of certain employment agreements, during the year ended March 31, 2025, the Company granted the equivalent of $2.3 million (2024 - $2.3 million, 2023 - $2.3 million) in shares to certain employees through the term of their employment contracts, which were recorded as compensation expense in the applicable period. Pursuant to this arrangement, for the year ended March 31, 2025, the Company issued 0.3 million shares (2024 - 0.2 million shares, 2023 - 0.3 million shares), net of shares withheld to satisfy minimum tax withholding obligations.
14. Income Taxes
The components of pretax income (loss), net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
United States	$(362.5)	$(1,389.9)	$(2,218.6)
International	3.7	208.6	221.1

	$(358.8)	$(1,181.3)	$(1,997.5)

The Company’s current and deferred income tax provision (benefits) are as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Current provision (benefit):
Federal	$4.4	$(62.5)	$11.9
States	(4.4)	1.7	(0.4)
International	9.5	14.3	15.1

Total current provision (benefit)	$9.5	$(46.5)	$26.6

Deferred provision (benefit):
Federal	$9.0	$(6.6)	$(7.7)
States	(0.7)	(11.9)	(0.1)
International	(3.0)	—	2.5

Total deferred provision (benefit)	5.3	(18.5)	(5.3)

Total provision (benefit) for income taxes	$14.8	$(65.0)	$21.3

F-5
4

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Although the Company is incorporated under Canadian law, the majority of its global operations are currently subject to tax in the U.S. As a result, the Company believes it is more appropriate to use the U.S. federal statutory income tax rate of 21% in its reconciliation of the statutory rate to its reported income tax provision (benefit). The Company’s income tax provision (benefit) differs from the 21% U.S. federal statutory income tax rate applied to income (loss) before taxes due to the mix of earnings generated across the various jurisdictions in which operations are conducted, in addition to the tax deductions generated through the Company’s capital structure.
The differences between income taxes expected at U.S. federal statutory income tax rates and the tax provision (benefits) are as set forth below:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Income taxes computed at Federal statutory rate	$(75.3)	$(248.1)	$(419.5)
Foreign affiliate dividends	(6.7)	(27.3)	(35.4)
Foreign operations subject to different income tax rates	18.5	41.2	48.2
State income tax	(5.0)	(9.6)	(0.5)
Gain on sale of assets	8.4	—	—
Nondeductible goodwill impairment	—	101.9	304.3
Remeasurements of originating deferred tax assets and liabilities	(684.5)	(78.3)	13.6
Permanent differences	2.3	1.0	2.3
Nondeductible share based compensation	0.8	2.5	2.3
Nondeductible officers compensation	4.2	7.7	9.8
Non-controlling interest in partnerships	2.8	18.6	1.8
Uncertain tax benefits	1.4	(70.0)	5.3
Other	2.1	(0.9)	1.9
Changes in valuation allowance	745.8	196.3	87.2

Total provision (benefit) for income taxes	$14.8	$(65.0)	$21.3

For the fiscal years ended March 31, 2025, 2024 and 2023, the Company’s income tax provision (benefit) includes certain foreign affiliate dividends that can be received in its Canadian jurisdiction without being subject to income tax under local law. As a result of an internal capital restructuring during a prior fiscal year, the Company generated a net operating loss carryforward under local income tax law in another foreign jurisdiction which was offset by a valuation allowance based on the Company’s assessment, and which is being absorbed by taxable income annually.

5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$1,286.3	$624.4
Foreign tax credits	49.0	64.9
Investment in film and television programs	54.0	34.2
Accrued compensation	43.9	54.3
Operating leases - liabilities	89.7	99.0
Other assets	58.0	57.7
Reserves	20.6	22.9
Interest	266.0	201.0

Total deferred tax assets	1,867.5	1,158.4
Valuation allowance	(1,589.1)	(808.3)

Deferred tax assets, net of valuation allowance	278.4	350.1
Deferred tax liabilities:
Intangible assets	(189.4)	(222.4)
Operating leases - assets	(77.2)	(88.9)
Other	(31.9)	(52.1)

Total deferred tax liabilities	$(298.5)	$(363.4)

Net deferred tax liabilities	$(20.1)	$(13.3)

The Company has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. federal, state and foreign net operating loss carryforwards (“NOLs”), U.S. federal foreign tax credit carryforwards, and carryforwards of U.S. federal and state interest expenses limited in their deduction under the Internal Revenue Code and similar state and local statutes. In its assessment, the Company has concluded there to be sufficient uncertainty regarding the future realization of these deferred tax assets
The table below presents the changes in the deferred tax valuation allowances:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Beginning balance	$808.3	$455.7	$362.8
Changes in valuation allowance	745.8	196.3	87.2
Other (1)	35.0	156.3	5.7

Ending balance	$1,589.1	$808.3	$455.7

(1)
Valuation allowance adjustments recorded in other comprehensive income are primarily associated with hedging activity. Amounts for the years ended March 31, 2025 and March 31, 2024 also include opening balances of $23.0 million and $187.0 million, respectively, due to the acquisition of eOne on December 27, 2023.

F-
56

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2025, the Company had U.S. federal NOLs of approximately $1,311.2 million available to reduce future U.S. federal income taxes, certain of which expire beginning in 2037 through 2038. As of March 31, 2025, the Company had state NOLs of approximately $1,230.3 million available to reduce future state income taxes which expire in varying amounts beginning in 2026. As of March 31, 2025, the Company had Canadian NOLs of $332.2 million which will expire beginning in 2030. As of March 31, 2025, the Company had Luxembourg NOLs of $3,354.6 million which will expire beginning in 2036. As of March 31, 2025 the Company had Spanish loss carryforwards of $95.6 million which will expire beginning in 2036. As of March 31, 2025 the Company had U.K. NOLs of $64.9 million with no expiration. As of March 31, 2025, the Company had other foreign jurisdiction NOLs of $47.5 million which will expire beginning in 2028. In addition, as of March 31, 2025, the Company had U.S. federal credit carryforwards related to foreign taxes paid of approximately $49.0 million to offset future U.S. federal income taxes that will expire beginning in 2026.
The unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year are classified as “other liabilities” in the consolidated balance sheets. As of March 31, 2025 and 2024, the total amount of gross unrecognized tax benefits, exclusive of interest and penalties, was $0.4 million and $12.1 million, respectively, which, if recognized, would favorably impact the Company’s effective tax rate. The aggregate changes in the Company’s gross amount of unrecognized tax benefits, exclusive of interest and penalties, are summarized as follows:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2022 (liability as of March 31, 2022)	$70.2
Increases related to current year tax position	—
Increases related to prior year tax positions	0.2
Decreases related to prior year tax positions	—
Settlements	(4.3)
Lapse in statute of limitations	(1.2)

Gross unrecognized tax benefits at March 31, 2023 (liability as of March 31, 2023)	64.9
Increases related to current year tax position	—
Increases related to prior year tax positions	8.9
Decreases related to prior year tax positions	—
Settlements	(60.7)
Lapse in statute of limitations	(1)

Gross unrecognized tax benefits at March 31, 2024 (liability as of March 31, 2024)	12.1
Increases related to current year tax position	—
Increases related to prior year tax positions	2.0
Decreases related to prior year tax positions	(2.0)
Settlements	(2.6)
Lapse in statute of limitations	(1.4)

Gross unrecognized tax benefits at March 31, 2025 (liability as of March 31, 2025)	$8.1

The Company records interest and penalties on unrecognized tax benefits as part of its income tax provision (benefit). For the years ended March 31, 2025, 2024, and 2023, the Company recognized as a charge or (benefit)

F-
57

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

for interest and penalties related to uncertain tax positions of $(4.2) million, $(8.9) million, and $5.0 million, respectively. The liability for accrued interest and penalties amounted to $2.0 million and $7.0 million as of March 31, 2025 and 2024, respectively.
The Company estimates that it is reasonably possible that the liability for unrecognized tax benefits will decrease in the next twelve months by $0.8 million, inclusive of interest and penalties, as a result of projected audit settlements in certain jurisdictions.
The Company is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where NOLs were generated and carried forward and make adjustments up to the amount of the NOLs. While the Company is in various stages of inquiry and examination with certain taxing authorities and believes that its tax positions will more likely than not be sustained, it is nonetheless possible that future obligations related to these matters could arise. The Company believes that adequate amounts have been reserved for any adjustments that may ultimately result from an examination.
15. Restructuring and Other
Restructuring and other includes restructuring and severance costs, and certain transaction and other costs, when applicable. During the years ended March 31, 2025, 2024 and 2023, the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the years ended March 31, 2025, 2024 and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Restructuring and other:
Content and other impairments (1)	$162.4	$377.3	$385.2
Severance (2)	40.6	46.6	22.2
COVID-19 related charges included in restructuring and other	—	—	0.1
Transaction and other costs (benefits) (3)	50.5	84.6	4.4

Total Restructuring and Other	253.5	508.5	411.9

Other unusual charges not included in restructuring and other or the Company’s operating segments:
Programming and content charges included in direct operating expense (4)	—	—	7.0
COVID-19 related benefit included in direct operating expense (5)	(3.1)	(1.0)	(11.6)
Unallocated rent cost included in direct operating expense (6)	18.6	—	—

Total restructuring and other and other unusual charges not included in restructuring and other	$269.0	$507.5	$407.3

(1)
Media Networks Restructuring:
 In fiscal 2023, the Company began a plan to restructure its Media Networks international business, and during the fiscal years ended March 31, 2024 and 2025, the Company continued executing its restructuring plan, which included exiting all international territories except for Canada and

F-
58

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

India, and included an evaluation of the programming on Starz’s domestic and international platforms, resulting in certain programming being removed from those platforms and written down to fair value.
The Company has incurred impairment charges from the inception of the Media Networks restructuring plan through March 31, 2025 amounting to $880.1 million. As a result of these restructuring initiatives, the Company recorded content impairment charges related to the Media Networks segment in the fiscal years ended March 31, 2025, 2024 and 2023 of $136.3 million, $364.5 million, and $379.3 million, respectively.
As the Company continues to evaluate the Media Networks business and its current restructuring plan in relation to the current micro and macroeconomic environment and the announced plan to separate the Company’s Starz business (i.e., Media Networks segment) and Studio Business (i.e., Motion Picture and Television Production segments), including further strategic review of content performance and its strategy on a territory-by-territory
basis, the Company may decide to expand its restructuring plan and exit additional territories or remove certain content off its platform in the future. The Company may incur additional content impairment and other restructuring charges as it continues to execute its restructuring plan.
Content and Other Impairments:
 Content and other impairments in the fiscal year ended March
31
,
2025
also include content impairments of $
7.7
 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. In addition, amounts in the fiscal year ended March
31
,
2025
also include impairments of certain operating lease
right-of-use
and leasehold improvement assets related to the Television Production segment associated with facility leases that will no
longer be utilized by the Company primarily related to the integration of eOne.

Content and other impairments in the fiscal year ended March
31
,
2024
also include $
12.8
 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne.

Content and other impairments in the fiscal year ended March
31
,
2023
also include an impairment of operating leases
right-of-use
asset related to the Studio business and corporate facilities amounting to $
5.8
 million associated with a portion of a facility lease that will no
longer be utilized by the Company.
The lease impairments reflects a decline in market conditions since the inception of the leases impacting potential sublease opportunities, and represents the difference between the estimated fair value, which was determined based on the expected discounted future cash flows of the lease assets, and the carrying value.
(2)
Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the fiscal year ended March 31, 2025, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in the fiscal year ended March 31, 2025. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, Media Networks international restructuring and our Motion Picture and Television Production segments.

(3)
Transaction and other costs in the fiscal years ended March 31, 2025, 2024 and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In fiscal 2025 and fiscal 2024, amounts include costs associated with the separation of the Starz Business from the Studio Business, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $49.2 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed (see Note 11 for further information). In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of

F-
59

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity. In fiscal 2025 and 2024, transaction and other costs also include a benefit of
$7.1 million and $5.4 million associated with an arrangement to migrate subscribers in some of the exited territories to a third-party in connection with the Starz international restructuring. In fiscal 2023, transaction and other costs include a benefit of $11.0 million for a settlement of a legal matter related to the Media Networks segment.
(4)
Amounts represent certain unusual programming and content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(5)
Amounts include incremental costs incurred, if any, due to circumstances associated with the
COVID-19
global pandemic, net of recoveries. In the fiscal years ended March 31, 2025, 2024 and 2023, recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense. Insurance recoveries in the fiscal years 2025, 2024 and 2023 were $3.1 million, $1.2 million and $14.1 million, respectively. The fiscal 2023 benefit also included bad debt recoveries.

(6)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
Changes in the restructuring and other severance liability were as follows for the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$23.6	$8.7	$1.5
Accruals (2)	35.2	37.2	18.0
Severance payments	(33.6)	(22.3)	(10.8)

Ending balance (1)	$25.2	$23.6	$8.7

(1)	As of March 31, 2025, the remaining severance liability of approximately $25.2 million is expected to be paid in the next 12 months.
(2)	Excludes $5.4 million, $9.4 million, and $4.2 million in the fiscal years ended March 31, 2025, 2024 and 2023, respectively, of accelerated vesting on equity awards.
16. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s CODM in deciding how to allocate resources to an individual segment and in assessing performance. Our Chief Executive Officer (“CEO”) is the CODM.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks. The Company refers to its Motion Picture and Television Production segments collectively as the Studio Business.

F-6
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Studio Business:
Motion Picture.
 Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production.
 Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to Starz Networks and to Starz platforms outside of the U.S. and Canada, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks Business:
Media Networks.
 Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through OTT platforms, on a direct-to-consumer
basis through the Starz App, and through Distributors; and (ii) Other, which represents revenues primarily from the OTT distribution of the Company’s Starz subscription video services outside of the U.S. and Canada.
In the ordinary course of business, the Company’s reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.
Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 2).

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Segment revenues
Studio Business:
Motion Picture	$1,589.7	$1,656.3	$1,323.7
Television Production	1,605.8	1,330.1	1,760.1

Total Studio Business	3,195.5	2,986.4	3,083.8
Media Networks	1,372.1	1,576.4	1,546.5
Intersegment eliminations	(619.7)	(545.9)	(775.5)

	3,947.9	4,016.9	3,854.8
Intersegment revenues
Studio Business:
Motion Picture	203.3	128.2	44.2
Television Production	416.4	417.7	731.3

Total Studio Business	619.7	545.9	775.5
Media Networks	—	—	—

	619.7	545.9	775.5

F-6
1

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Segment direct operating expenses
Studio Business:
Motion Picture	824.2	796.0	666.5
Television Production	1,369.3	1,090.1	1,541.5

Total Studio Business	2,193.5	1,886.1	2,208.0
Media Networks	702.1	795.5	846.8
Intersegment eliminations	(561.9)	(494.2)	(740.1)

	2,333.7	2,187.4	2,314.7
Segment distribution and marketing
Studio Business:
Motion Picture	357.8	427.0	270.9
Television Production	38.1	35.3	33.3

Total Studio Business	395.9	462.3	304.2
Media Networks	381.0	451.1	496.5
Intersegment eliminations	(0.8)	(2.8)	0.3

	776.1	910.6	801.0
Gross contribution
Studio Business:
Motion Picture	407.7	433.3	386.3
Television Production	198.4	204.7	185.3

Total Studio Business	606.1	638.0	571.6
Media Networks	289.0	329.8	203.2
Intersegment eliminations	(57.0)	(48.9)	(35.7)

	838.1	918.9	739.1
Segment general and administration
Studio Business:
Motion Picture	100.1	113.9	109.8
Television Production	61.9	57.9	51.9

Total Studio Business	162.0	171.8	161.7
Media Networks	86.2	93.4	96.4

	248.2	265.2	258.1
Segment profit
Studio Business:
Motion Picture	307.6	319.4	276.5
Television Production	136.5	146.8	133.4

Total Studio Business	444.1	466.2	409.9
Media Networks	202.8	236.4	106.8
Intersegment eliminations	(57.0)	(48.9)	(35.7)

	$589.9	$653.7	$481.0

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (segment revenues, less segment direct operating and segment distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content

F-6
2

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

strategy, certain benefits related to the
COVID-19
global pandemic, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management, including the CODM, and enables them to understand the fundamental performance of the Company’s businesses. The CODM uses segment profit to evaluate the operating performance of the Company’s segments, to inform decisions for planning and forecasting, and for the allocation of resources.
The reconciliation of total segment profit to the Company’s loss before income taxes is as follows:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Company’s total segment profit	$589.9	$653.7	$481.0
Corporate general and administrative expenses (1)	(123.2)	(136.1)	(122.9)
Adjusted depreciation and amortization (2)	(33.8)	(50.1)	(40.2)
Restructuring and other	(253.5)	(508.5)	(411.9)
Goodwill and intangible asset impairment	—	(663.9)	(1,475.0)
COVID-19 related benefit included in direct operating expense (3)	3.1	1.0	11.6
Programming and content charges (4)	—	—	(7.0)
Unallocated rent cost included in direct operating expense (5)	(18.6)	—	—
Adjusted share-based compensation expense (6)	(69.0)	(81.2)	(97.8)
Purchase accounting and related adjustments (7)	(163.0)	(153.7)	(195.5)

Operating loss	(68.1)	(938.8)	(1,857.7)
Interest expense	(283.6)	(269.8)	(221.2)
Interest and other income	15.1	22.1	6.4
Other gains (losses), net	(19.0)	(26.9)	(26.9)
Gain (loss) on extinguishment of debt	(7.5)	19.9	57.4
Gain on investments, net	—	3.5	44.0
Equity interests income	4.3	8.7	0.5

Loss before income taxes	$(358.8)	$(1,181.3)	$(1,997.5)

(1)
Corporate general and administrative expenses include certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash
fair

F-6
3

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Depreciation and amortization	$188.1	$192.2	$180.3
Less: Amount included in purchase accounting and related adjustments	(154.3)	(142.1)	(140.1)

Adjusted depreciation and amortization	$33.8	$50.1	$40.2

(3)
Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the
COVID-19
global pandemic, net of recoveries (see Note 15). These benefits are excluded from segment operating results.

(4)
Programming and content charges represent certain charges included in direct operating expense in the consolidated statements of operations, and excluded from segment operating results (see Note 15 for further information).

(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$74.4	$90.6	$102.0
Less:
Amount included in restructuring and other (i)	(5.4)	(9.4)	(4.2)

Adjusted share-based compensation	$69.0	$81.2	$97.8

(i)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)
Purchase accounting and related adjustments primarily represent the amortization of non-cash
fair value adjustments to certain assets acquired in acquisitions. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$—	$0.7
General and administrative expense (i)	8.7	11.6	54.7
Depreciation and amortization	154.3	142.1	140.1

	$163.0	$153.7	$195.5

(i)	In the fiscal years ended March 31, 2025, 2024 and 2023, these adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts

F-6
4

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Entertainment. Amounts in fiscal 2024 and 2023 also include the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment. Amounts in fiscal 2023 also include the non-cash
charges for the accretion of the noncontrolling interest discount related to 3 Arts Entertainment (through November 2022). These amounts are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Amortization of recoupable portion of the purchase price	$—	$1.3	$7.7
Noncontrolling interest discount amortization	—	—	13.2
Noncontrolling equity interest in distributable earnings	8.7	10.3	33.8

	$8.7	$11.6	$54.7

See Note 12 for revenues by media or product line as broken down by segment for the fiscal years ended March 31, 2025, 2024, and 2023.
The following table reconciles segment general and administration to the Company’s total consolidated general and administration expense:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$248.2	$265.2	$258.1
Corporate general and administrative expenses	123.2	136.1	122.9
Share-based compensation expense included in general and administrative expense	65.3	77.6	95.4
Purchase accounting and related adjustments	8.7	11.6	54.7

	$445.4	$490.5	$531.1

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Assets
Motion Picture	$1,867.4	$1,851.4
Television Production	2,279.3	2,347.8
Media Networks	2,041.8	2,036.7
Other unallocated assets (1)	633.6	856.8

	$6,822.1	$7,092.7

(1)	Other unallocated assets primarily consist of cash, other assets and investments.

5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth acquisition of investment in films and television programs and program rights, as broken down by segment for the years ended March 31, 2025, 2024 and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Acquisition of investment in films and television programs and program rights
Motion Picture	$642.3	$416.6	$483.6
Television Production	1,024.1	712.8	1,082.0
Media Networks	946.7	852.8	1,173.0
Intersegment eliminations	(644.5)	(572.9)	(759.4)

	$1,968.6	$1,409.3	$1,979.2

The following table sets forth capital expenditures, as broken down by segment for the years ended March 31, 2025, 2024 and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Capital expenditures
Motion Picture	$—	$—	$—
Television Production	0.3	0.3	0.3
Media Networks	17.6	24.8	42.5
Corporate (1)	13.2	9.6	6.2

	$31.1	$34.7	$49.0

(1)	Represents unallocated capital expenditures primarily related to the Company’s corporate headquarters.
Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Revenue
Canada	$79.7	$76.9	$63.1
United States	3,071.3	3,140.1	3,129.8
Other foreign	796.9	799.9	661.9

	$3,947.9	$4,016.9	$3,854.8

F-
66

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-lived assets by geographic location are as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Long-lived assets (1)
United States	$3,200.5	$3,063.2
Other foreign	126.7	176.3

	$3,327.2	$3,239.5

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, interest rate swaps, intangible assets, goodwill and deferred tax assets.
For the year ended March 31, 2025, the Company had revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $922.0 million, primarily related to the Company’s Media Networks and Motion Picture segments (2024 - revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $831.0 million, primarily related to the Company’s Media Networks and Motion Picture segments; 2023 - revenue from one individual customer which represented greater than 10% of consolidated revenues, amounting to $766.6 million, primarily related to the Company’s Media Networks and Motion Picture segments).
As of March 31, 2025, the Company had accounts receivable due from two customers which individually represented greater than 10% of consolidated accounts receivable, and amounted to 11.8% and 10.3% of total consolidated accounts receivable (current and non-current)
at March 31, 2025, or gross accounts receivable of approximately $83.8 million and $72.8 million, respectively. As of March 31, 2024, the Company had accounts receivable due from one customer which individually represented greater than 10% of consolidated accounts receivable, and amounted to 11.6% of total consolidated accounts receivable (current and non-current)
at March 31, 2024, or gross accounts receivable of approximately $100.9 million.
17. Commitments and Contingencies
Commitments
The following table sets forth our future annual repayment of contractual commitments as of March 31, 2025:

	Year Ending March 31,
	2026	2027	2028	2029	2030	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments (1)	$378.0	$189.5	$6.0	$—	$—	$—	$573.5
Interest payments (2)	171.3	139.3	106.0	95.1	23.4	—	535.1
Other contractual obligations	134.1	73.6	42.5	33.6	25.0	154.9	463.7

Total future commitments under contractual obligations (3)	$683.4	$402.4	$154.5	$128.7	$48.4	$154.9	$1,572.3

(1)	Film related obligations commitments are not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition and include the following items:

(i)
Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which we will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

F-
6
7

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(ii)	Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for pictures to be delivered in the future.
(iii)
Program rights commitments represent contractual commitments under programming license agreements related to films that are not available for exhibition until some future date (see below for further details).

(iv)
Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability when incurred. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include estimated future interest payments associated with the commitment.

(2)
Includes cash interest payments on our corporate debt and film related obligations, based on the applicable SOFR interest rates at March 31, 2025, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(3)
Not included in the amounts above are $90.7 million included in other liabilities-non
current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest and $93.7 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 11).

The Company has an exclusive multiyear post
pay-one
output licensing agreement with Universal for live-action films theatrically released in the U.S. starting January 1, 2022. The Universal agreement provides the Company with rights to exhibit these films immediately following their pay-one
windows. The Company is unable to estimate the amounts to be paid under the Universal agreement for films that have not yet been released in theaters, however, such amounts are expected to be significant.
Multiemployer Benefit Plans.
 The Company contributes to various multiemployer pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The Company makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.
The Company does not participate in any multiemployer benefit plans that are considered to be individually significant to the Company, and as of March 31, 2025, all except one of the largest plans in which the Company participates were funded at a level of 80% or greater. The other plan, the Motion Picture Industry Pension Plan, was funded at 72.1% for the 2024 plan year, but was not considered to be in endangered, critical, or critical and declining status in the 2024 plan year. Total contributions made by the Company to multiemployer pension and other benefit plans for the years ended March 31, 2025, 2024 and 2023 were $106.1 million, $59.9 million, and $102.0 million, respectively.

F-
68

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.
As of March 31, 2025, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it currently expects will, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.
18. Financial Instruments
(a) Credit Risk
Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.
(b) Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of March 31, 2025, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than 24 months from March 31, 2025):

March 31, 2025
Foreign Currency	Foreign Currency Amount			US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)			(Amounts in millions)
Euro	40.7	EUR	in exchange for	$43.6	0.92	EUR
Canadian Dollar	15.5	CAD	in exchange for	$10.6	1.40	CAD
Mexican Peso	69.5	MXN	in exchange for	$3.4	20.63	MXN
Hungarian Forint	6,000.0	HUF	in exchange for	$16.0	374.00	HUF
New Zealand Dollar	6.4	NZD	in exchange for	$3.9	1.66	NZD

F-
69

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Interest Rate Swaps
The Company is exposed to the impact of interest rate changes primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).
Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows. However, due to a financing component (debt host) on a portion of our previously outstanding interest rate swaps, the cash flows related to these contracts are classified as financing activities through the date of termination.
Designated Cash Flow Hedges.
 As of March 31, 2024, the Company had the following
pay-fixed
interest rate swaps, which were designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8), and were terminated in December 2024, as further described below.

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025	(1)
June 25, 2018	$200.0	2.723%	March 23, 2025	(1)
July 31, 2018	$300.0	2.885%	March 23, 2025	(1)
December 24, 2018	$50.0	2.744%	March 23, 2025	(1)
December 24, 2018	$100.0	2.808%	March 23, 2025	(1)
December 24, 2018	$50.0	2.728%	March 23, 2025	(1)

Total	$1,700.0

(1)	Represents the re-designated swaps as described in the Fiscal 2023 Transactions section below that were previously not designated cash flow hedges at March 31, 2022.
In December 2024, the Company terminated all of its
pay-fixed
interest rate swaps which were outstanding at March 31, 2024, as shown in the table above. As a result of the termination, the Company received approximately $9.4 million, which was recorded as a reduction of the interest rate swap asset values, and represents the amount of unrealized gains recorded in accumulated other comprehensive income related to the terminated interest rate swaps which will be amortized as a reduction of interest expense through the remaining term of the terminated swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded to interest expense at that time. The receipt of approximately $9.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities.
During the fiscal year ended March 31, 2025, the Company entered into the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 7 and Note 8).

F-7
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Designated Cash Flow Hedges at March
 31, 2025:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
August 15, 2024	$65.0	4.045%	September 15, 2026
August 15, 2024	$77.5	3.803%	August 15, 2026
August 15, 2024	$77.5	3.810%	September 15, 2026
December 15, 2024	$125.0	3.970%	December 15, 2026
January 31, 2025	$100.0	4.060%	January 31, 2027
February 14, 2025	$282.8	4.097%	February 14, 2027

Total	$727.8

Fiscal 2023 Transactions
:
 In May 2022, the Company terminated certain of its previous interest rate swap contracts (the “Terminated Swaps”). As a result of the terminations, the Company received approximately $56.4 million. Simultaneously with the termination of the Terminated Swaps, the Company re-designated
all other swaps previously not designated as cash flow hedges of variable rate debt.
The receipt of approximately $56.4 million as a result of the termination was recorded as a reduction of the asset values of the derivatives amounting to $188.7 million and a reduction of the financing component (debt host) of the Terminated Swaps amounting to $131.3 million. At the time of the termination of the Terminated Swaps, there was approximately $180.4 million of unrealized gains recorded in accumulated other comprehensive income (loss) related to these Terminated Swaps. This amount will be amortized as a reduction of interest expense through the remaining term of the swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded as a reduction to interest expense at that time. In addition, the liability amount of $6.8 million for the re-designated
swaps at the
re-designation
date will be amortized as a reduction of interest expense throughout the remaining term of the re-designated
swaps, unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the loss will be recorded to interest expense at that time.
The receipt of approximately $56.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million).

F-7
1

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Statement Effect of Derivatives
Consolidated statement of operations and comprehensive income (loss):
 The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying consolidated statements of operations and comprehensive income (loss) for the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$3.4	$(5.8)	$1.7
Gain (loss) reclassified from accumulated other comprehensive income (loss) into direct operating expense	(1.2)	(0.3)	(0.3)
Interest rate swaps
Gain (loss) recognized in accumulated other comprehensive income (loss)	$(0.6)	$36.3	$81.1
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	28.6	41.8	1.4
Derivatives not designated as cash flow hedges:
Interest rate swaps
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	$4.3	$(7.2)	$(11.8)
Total direct operating expense on consolidated statements of operations	$2,352.1	$2,189.2	$2,312.5
Total interest expense on consolidated statements of operations	$283.6	$269.8	$221.2
Consolidated balance sheets:
 The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 10). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its consolidated balance sheets. As of March 31, 2025 and 2024, there were no swaps outstanding that were subject to a master netting arrangement.

F-7
2

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of March 31, 2025 and 2024, the Company had the following amounts recorded in the accompanying consolidated balance sheets related to the Company’s use of derivatives:

	March 31, 2025
	Other Current Assets	Other Liabilities (non-current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$1.8	$—
Interest rate swaps	—	3.1

Fair value of derivatives	$1.8	$3.1

	March 31, 2024
	Other Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$2.8
Interest rate swaps	35.6	—

Fair value of derivatives	$35.6	$2.8

As of March 31, 2025, based on the current release schedule, the Company estimates approximately $1.1 million of gains associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending March 31, 2026.
As of March 31, 2025, the Company estimates approximately $26.4 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year
period ending March 31, 2026.
19. Additional Financial Information
The following tables present supplemental information related to the consolidated financial statements.
Cash, Cash Equivalents and Restricted Cash
Cash equivalents consist of investments that are readily convertible into cash. Cash equivalents are carried at cost, which approximates fair value. The Company classifies its cash equivalents within Level 1 of the fair value hierarchy because the Company uses quoted market prices to measure the fair value of these investments (see Note 10). The Company monitors concentrations of credit risk with respect to cash and cash equivalents by placing such balances with higher quality financial institutions or investing such amounts in liquid, short-term, highly-rated instruments or investment funds holding similar instruments. As of March 31, 2025, the Company’s cash and cash equivalents were held in bank depository accounts.
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheets to the total amounts reported in the consolidated statements of cash flows at

F-7
3

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

March 31, 2025 and 2024. At March 31, 2025 and 2024, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations.

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$223.7	$314.0
Restricted cash included in other current assets	67.9	43.7
Restricted cash included in other non-current assets	—	13.7

Total cash, cash equivalents and restricted cash	$291.6	$371.4

Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other gains (losses), net” line item on the consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the years ended March 31, 2025, 2024 and 2023.
Individual Monetization Agreements.
 The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$1,300.4	$1,413.2	$1,405.9
Net cash proceeds received	1,280.0	1,385.9	1,382.7
Loss recorded related to transfers of receivables	20.4	27.3	23.2
At March 31, 2025, the outstanding amount of receivables derecognized from the Company’s consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $574.2 million (March 31, 2024 - $613.4 million).
Pooled Monetization Agreement.
 In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment
by the customers.

F-7
4

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the years ended March 31, 2024 and 2023:

	Year Ended
	March 31,
	2024	2023
	(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2	$167.0
Less amounts from collections reinvested under revolving agreement	(9.1)	(94.3)

Proceeds from new transfers	13.1	72.7
Collections not reinvested and remitted or to be remitted	(13.4)	(66.6)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)	$6.1
Carrying value of receivables transferred and derecognized (2)	$22.1	$164.8
Obligations recorded	$2.1	$5.9
Loss recorded related to transfers of receivables	$2.0	$3.7

(1)
During the year ended March 31, 2024, the Company voluntarily repurchased $46.0 million of receivables previously transferred. In addition, during the year ended March 31, 2023, the Company repurchased $27.4 million of receivables previously transferred, as separately agreed upon with the third-party purchasers, in order to monetize such receivables under the individual monetization program discussed above without being subject to the collateral requirements under the pooled monetization program.

(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.
At March 31, 2025 and March 31, 2024, there were no outstanding receivables derecognized from the Company’s consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement.
Other Assets
The composition of the Company’s other assets is as follows as of March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other (1)	$59.7	$58.2
Restricted cash	67.9	43.7
Contract assets	61.4	59.9
Interest rate swap assets	—	35.6
Tax credits receivable	186.8	199.1

	$375.8	$396.5

5

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Other non-current assets
Prepaid expenses and other	$23.0	$21.6
Restricted cash	—	13.7
Accounts receivable (2)	65.7	111.7
Contract assets (2)	11.3	3.2
Tax credits receivable	435.8	361.7
Operating lease right-of-use assets	331.4	388.8

	$867.2	$900.7

(1)
Includes home entertainment product inventory which consists of Packaged Media and is stated at the lower of cost or market value
(first-in,
first-out
method). Costs of Packaged Media sales, including shipping and handling costs, are included in distribution and marketing expenses.

(2)
Unamortized discounts on long-term,
non-interest
bearing receivables were $7.0 million and $6.2 million at March 31, 2025 and 2024, respectively, and unamortized discounts on contract assets were $1.1 million and $0.3 million at March 31, 2025 and 2024, respectively.

Content Related Payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $80.8 million and $147.4 million at March 31, 2025 and 2024, respectively.
Accumulated Other Comprehensive Income (Loss)
The following table summarizes the changes in the components of accumulated other comprehensive income (loss), net of tax. During the years ended March 31, 2025, 2024 and 2023, there was no income tax expense or benefit reflected in other comprehensive income (loss) due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2022	$(19.7)	$49.0	$29.3
Other comprehensive loss	(1.9)	82.8	80.9
Reclassifications to net loss (1)	—	10.7	10.7

March 31, 2023	(21.6)	142.5	120.9
Other comprehensive income	(1.1)	30.5	29.4
Reclassifications to net loss (1)	—	(34.3)	(34.3)

F-
76

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2024	(22.7)	138.7	116.0
Other comprehensive income (loss)	(5.4)	5.0	(0.4)
Reclassifications to net loss (1)	—	(31.7)	(31.7)
Reclassifications to noncontrolling interest (2)	5.3	(16.6)	(11.3)

March 31, 2025	$(22.8)	$95.4	$72.6

(1)
Represents a loss of $1.2 million included in direct operating expense and a gain of $32.9 million included in interest expense on the consolidated statement of operations in the year ended March 31, 2025 (2024 - loss of $0.3 million included in direct operating expense and a gain of $34.6 million included in interest expense; 2023 - loss of $0.3 million included in direct operating expense and loss of $10.4 million included in interest expense) (see Note 18).

(2)	Represents amounts reclassified in connection with the noncontrolling interest recorded for the proportionate ownership interest in the carrying value of Legacy Lionsgate Studios (see Note 2).
Supplemental Cash Flow Information
Interest paid during the fiscal year ended March 31, 2025 amounted to $256.5 million (2024 — $242.5 million; 2023 — $196.7 million).
Income taxes paid during the fiscal year ended March 31, 2025 amounted to net tax paid of $20.5 million (2024 — net tax paid of $25.8 million; 2023 — net tax paid of $29.1 million).
Significant
non-cash
transactions during the fiscal years ended March 31, 2025, 2024 and 2023 include certain interest rate swap agreements, which are discussed in Note 18, “Financial Instruments”.
There were no significant
non-cash
investing or financing activities for the fiscal years ended March 31, 2025, 2024 and 2023.
Supplemental cash flow information related to leases was as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$79.5	$55.5	$42.3
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$7.4	$172.1	$12.4
Increase in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase in right-of-use assets	$2.8	$103.6	$33.0
Operating leases - increase in lease liability	$2.8	$103.6	$33.0

F-
77

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20. Related Party Transactions
Ignite, LLC
In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Michael Burns, the Vice Chair and a director of the Company, owns a 65.45% interest in Ignite, and Hardwick Simmons, a director of the Company, owns a 24.24% interest in Ignite. During the year ended March 31, 2025, $0.2 million was paid to Ignite under these agreements (2024 - $0.3 million; 2023 - $0.4 million).
Sponsor Option Agreement
On May 13, 2024, Old Lionsgate consummated the transactions contemplated by the Business Combination Agreement. Harry E. Sloan, a member of the Company’s Board of Directors, was the Chairman of SEAC and owned, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the SEAC sponsor. Mr. Sloan recused himself from the decisions to approve the business combination.
In connection with the Business Combination, SEAC received an aggregate of $1.00 and 2,200,000 Sponsor Options each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share (the “Sponsor Option Agreement”). The Sponsor Options became options to purchase Old Lionsgate’s common shares pursuant to the terms of the Sponsor Option Agreement. Lionsgate assumed in writing all of the obligations under and in accordance with the Sponsor Option Agreement pursuant to an amendment thereto under which the SEAC Sponsor Options became exercisable for 2,177,191 common shares of Lionsgate.
Letter Agreement
On July 9, 2009, Old Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Mark H. Rachesky, the Chairman of the Company’s Board of Directors. The MHR Letter Agreement provided, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Old Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Old Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Old Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Old Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Old Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Old Lionsgate in good faith before deciding whether to execute any such other agreement. Lionsgate assumed all of the obligations under and in accordance with the Letter Agreement.
Investor Rights Agreement
On May 6, 2025, Lionsgate entered into an investor rights agreement with MHR Fund Management LLC and affiliated funds (“MHR Fund Management”), Liberty Global Ventures Limited and Liberty Global Ltd. (collectively, “Liberty”) (as amended from time to time, the “Investor Rights Agreement”). The Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the Lionsgate Board of Directors) on its slate of director nominees for

F-
7
8

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

election at each future annual general and special meeting of Lionsgate’s shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders, and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders. Dr. Rachesky, Emily Fine and John D. Harkey, Jr. were appointed as the designees of MHR Fund Management to the Lionsgate Board of Directors pursuant to the Investor Rights Agreement.
In addition, the Investor Rights Agreement provides that for so long as Liberty (together with certain of its affiliates) beneficially own at least 5,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty on its slate of director nominees for election to the Lionsgate Board of Directors at each future annual general meeting of Lionsgate’s shareholders. Michael T. Fries was appointed as the designee of Liberty to the Lionsgate Board of Directors under the Investor Rights Agreement.
In addition, under the Investor Rights Agreement, Lionsgate has also agreed to provide MHR Fund Management and Liberty Management with certain pre-emptive
rights on shares that Lionsgate may issue in the future for cash consideration.
Under the Investor Rights Agreement, Liberty (together with certain of its affiliates) has agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Investor Rights Agreement.
Voting Agreement
On May 6, 2025, Lionsgate entered into a voting agreement with Liberty and MHR Fund Management (as amended from time to time, the “Voting Agreement”). Under the Voting Agreement, Liberty has agreed to vote, in any vote of Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.
In addition, each of Liberty and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Lionsgate Board of Directors, each of them will vote all of Lionsgate’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Lionsgate Board of Directors, subject to certain exceptions set forth in the Voting Agreement.
Under the Voting Agreement, Liberty (together with certain of its affiliates) has also agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s common shares, any such transferee would have to agree to the Voting Agreement, subject to certain exceptions set forth in the Lionsgate Voting Agreement.

F-
79

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Registration Rights Agreements
On May 6, 2025, Lionsgate entered into a registration rights agreement with each of MHR Fund Management and Liberty (together with certain of their affiliates). The two registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”
Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that Lionsgate register all or a portion of their common shares. In addition, in the event that Lionsgate proposes to register any of Lionsgate’s equity securities or securities convertible into or exchangeable for Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms
S-4
or
S-8
or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
The registration rights described above of Liberty will terminate on the first anniversary of the date that Liberty (together with certain of its affiliates) both (i) beneficially owns less than 5,713,774 common shares (which amount, for the avoidance of doubt, represents approximately 2% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Lionsgate Board of Directors. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially own less than 28,568,868 common shares (which amount, for the avoidance of doubt, represents approximately 10% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Lionsgate Board of Directors.
The foregoing descriptions of the MHR Letter Agreement, the Investor Rights Agreement, the Voting Agreement and the Registration Rights Agreements is not meant to be complete and is qualified by reference to the full text of each of the MHR Letter Agreement, the Investor Rights Agreement, the Voting Agreement and the Registration Rights Agreements, respectively, which are filed as exhibits hereto and incorporated by reference herein.
Transactions with Equity Method Investees
Equity Method Investees.
 In the ordinary course of business, the Company is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as follows (see Note 1 and Note 5):

	March 31,
	2025	2024
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$11.7	$11.1
Investment in films and television programs	1.1	2.2

Total due from related parties	$12.8	$13.3

Accounts payable (1)	$17.6	$16.8
Participations and residuals, current	11.1	5.5
Participations and residuals, noncurrent	1.8	1.3
Deferred revenue, current	0.1	0.1

Total due to related parties	$30.6	$23.7

F-8
0

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$4.0	$4.2	$6.1
Direct operating expense	$4.6	$5.0	$8.3
Distribution and marketing expense	$3.0	$0.8	$0.4
Interest and other income	$—	$—	$1.7

(1)	Amounts primarily represent production related advances due to certain of its equity method investees.
21. Subsequent Events
Starz Separation
On May 6, 2025, through a series of transactions contemplated by the Arrangement Agreement, the Starz Separation was completed. As a result of the Arrangement Agreement, the pre-transaction
shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (and is referred to as “Lionsgate”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz business that was previously held by Old Lionsgate. See Note 1 for further information.
In connection with the completion of the Starz Separation and related transactions, pre-transaction
shareholders of Old Lionsgate holding Class A voting shares (“Old Lionsgate Class A Shares”) received one and twelve one-hundredths
(
1.12) Lionsgate new common shares (“Lionsgate Common Shares”) and one and twelve one-hundredths
(
1.12) Starz Entertainment Corp. common shares (“Starz Common Shares”) and pre-transaction
shareholders of Old Lionsgate holding Class B
non-voting
shares (“Old Lionsgate Class B Shares”) received one Lionsgate Common Share and one Starz Common Share.
Pre-transaction
Legacy Lionsgate Studios shareholders, other than Old Lionsgate, received, in exchange for each Legacy Lionsgate Studios common share, without par value (“Legacy Lionsgate Studios Common Share”), they held, a number of Lionsgate Common Shares equal to the product of the Lionsgate Studios Consideration Shares divided by the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation and held by Legacy Lionsgate Studios shareholders other than Old Lionsgate (such shares, the “LG Studios Flip Shares” and such ratio, the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equals the aggregate number of Legacy Lionsgate Studios Common Shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of Lionsgate Common Shares issued to Lionsgate shareholders divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equals the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation.
Such transactions by Legacy Lionsgate Studios shareholders are collectively referred to as the “LG Studios Flip.”
Each of Lionsgate and Starz Entertainment Corp. have a single class of “one share, one vote” common shares.
Following completion of the Starz Separation, Lionsgate Common Share, began trading under the symbol “LION” on the New York Stock Exchange (“NYSE”) and Starz Common Shares began trading under the symbol “STRZ” on the Nasdaq Global Select Market (“NASDAQ”). Old Lionsgate Class A Shares and Old Lionsgate Class B Shares were withdrawn from listing on NYSE and Legacy Lionsgate Studios Common Shares were withdrawn from listing on NASDAQ.

F-8
1

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financing
. On May 6, 2025, all outstanding obligations in respect of principal, interest and fees under the Old Lionsgate Credit Agreement, were repaid in full and all commitments thereunder were terminated.
Lionsgate Credit Agreement.
 On May 6, 2025, Lionsgate entered into a new credit agreement (the “Lionsgate Credit Agreement”) with Lions Gate Television Inc. (“LGTV”), as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.
The Lionsgate Credit Agreement provides for an $800.0 million senior secured revolving credit facility, which facility may be increased to a total amount not in excess of $1,200.0 million, subject to the terms and conditions set forth therein. Availability of funds under the Lionsgate Credit Agreement is subject to a borrowing base. The Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility.
Borrowings under the Lionsgate Credit Agreement will bear interest at a rate per annum equal to, at LGTV’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus a margin of 2.50% for SOFR loans and 1.50% for base rate loans. LGTV will pay a commitment fee equal to 0.375% per annum in respect of unutilized commitments thereunder.
Borrowings under the Lionsgate Credit Agreement may be used for working capital needs and other general corporate purposes, including the financing of permitted acquisitions and investments and to fund the development, production and acquisition costs of motion pictures and episodic series and other transactions not prohibited by the terms thereof.
LGTV’s obligations under the Lionsgate Credit Agreement are guaranteed by Lionsgate and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets LGTV and the guarantors, in each case subject to certain customary exceptions.
The Lionsgate Credit Agreement contains certain customary affirmative and negative covenants that limit the ability of Lionsgate and its restricted subsidiaries, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates. The Lionsgate Credit Agreement also contains events of default customary for financings of this type, including relating to a change of control. In addition, the Lionsgate Credit Agreement requires Lionsgate to maintain a Liquidity Ratio (as defined in the Lionsgate Credit Agreement) of no less than 1.10 to 1.00 as of the last day of each fiscal quarter.
6.000% Notes.
 On May 6, 2025, in connection with the completion of the Starz Separation, LGTV assumed the Exchange Notes by way of supplemental indenture (the “Supplemental Indenture”). Pursuant to the terms of the Supplemental Indenture, LGTV agreed to assume and perform as primary obligor all obligations of the initial issuer under the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder.
Following completion of the Starz Separation, the Exchange Notes bear interest at 6.000% per annum payable semi-annually and mature April 15, 2030. The Exchange Notes are redeemable at LGTV’s option in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date, see Note 7.
Incentive Plans.
 On May 6, 2025, Lionsgate assumed the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, and the plan was amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “Lionsgate 2025 Plan”), and became effective, with respect to 58,000,000

F-8
2

LIONS GATE ENTERTAINMENT CORP.
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Lionsgate Common Shares. On May 6, 2025, Lionsgate became the sponsor of the Lionsgate 2025 Plan. All awards outstanding immediately prior to the completion of the Starz Separation under the equity plans of Old Lionsgate and held by employees or directors who became Lionsgate employees or directors after the Starz Separation, or by former employees (regardless of the division in which such former employee served), were converted into awards of Lionsgate under the Lionsgate 2025 Plan, except that awards of individuals who will be serving as non-employee
directors of both Lionsgate and Starz were only partially converted into awards under the Lionsgate 2025 Plan.
Other Starz Separation Agreements.
 On May 6, 2025, Lionsgate entered into several agreements with Legacy Lionsgate Studios and Starz Entertainment Corp. in connection with the completion of the Starz Separation, including the Separation Agreement; Transition Services Agreement; Employee Matters Agreement; Amendment to Tax Matters Agreement, pursuant to which Lionsgate was made a party to the Tax Matters Agreement; and Amendment to Sponsor Option Agreement, pursuant to which Lionsgate was made a party to the Sponsor Option Agreement.
In addition, Lionsgate entered into several agreements with each of Liberty Global Ventures Limited, Liberty Global Ltd., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP, MHR Institutional Partners III LP, MHR Institutional Partners IV LP and MHR Fund Management LLC and affiliated funds thereto, including the Lionsgate Voting Agreement; Lionsgate Registration Rights Agreements; and Lionsgate Investor Rights Agreement.
Other Events
Interest Rate Swaps.
 In April 2025, the Company entered into the following
pay-fixed
interest rate swaps. The Company expects to designate these interest rate swaps as cash flow hedges (all related to the Company’s SOFR-based debt, see Note 7 and Note 8):

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
April 14, 2025	$100.0	3.449%	April 14, 2027
April 14, 2025	$48.8	3.646%	April 14, 2027

Total	$148.8

Sale of Equity Method Investment.
 On April 17, 2025, the Company sold its equity method ownership interest in Spyglass for $31.9 million and received proceeds of $28.9 million, with the remaining amount to be paid to the Company on the first anniversary of the closing, May 17, 2025. See Note 5.
Production Tax Credit Facility.
 In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million. See Note 8.
Backlog Facility.
 In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility. See Note 8.

F-8
3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of Lionsgate Studios Corp.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Lionsgate Studios Corp. (the Company) as of March 31, 2025 and 2024, the related consolidated statements of operations, comprehensive income (loss), equity (deficit) and cash flows for each of the three years in the period ended March 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the three years in the period ended March 31, 2025, in conformity with U.S. generally accepted accounting principles.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of March 31, 2025, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated May 30, 2025 expressed an unqualified opinion thereon.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matter
The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

4

Pre-release Film Impairments

Description of the Matter	As disclosed in Note 1 to the consolidated financial statements, Investment in Films and Television Programs is stated at the lower of unamortized cost or estimated fair value. As disclosed in Note 4 to the consolidated financial statements, total impairment charges on investment in films and television programs related to theatrical films were $19.7 million for the year ended March 31, 2025 and the unamortized balance related to completed and not released and in progress theatrical films was $680.9 million at March 31, 2025.

Auditing the Company’s impairment evaluation for theatrical films prior to release is challenging and subjective as the key assumptions in the analysis include estimates of future anticipated revenues and box office performance, which may differ from future actual results. These estimates are based in part on the historical performance of similar films, test audience results when available, information regarding competing film releases, and critic reviews.

How We Addressed the Matter in Our Audit	We obtained an understanding, evaluated the design and tested the operating effectiveness of controls over the Company’s theatrical impairment review process. For example, we tested controls over management’s review of unreleased theatrical films for indicators of impairment and management’s determination of the significant assumptions mentioned above.

To test the assessment of unreleased theatrical films for impairment, our audit procedures included, among others, evaluating unreleased theatrical films for indicators of impairment and testing the completeness and accuracy of the underlying data as well as the significant assumptions mentioned above. For example, we assessed management’s assumptions by comparing them to historical performance of comparable films and to current operating information, we evaluated test audience results when available, and we considered the historical accuracy of management’s estimates. We also performed sensitivity analyses to evaluate the potential changes in the expected profitability of unreleased films resulting from reasonable changes in the assumptions.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2001.
Los Angeles, California
May 30, 2025

F-85

LIONSGATE STUDIOS CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	March 31, 2024
	(Amounts in millions)
ASSETS
Cash and cash equivalents	$205.7	$277.0
Accounts receivable, net	576.0	688.6
Due from Starz Business (Note 21)	215.0	33.4
Other current assets	359.2	373.1

Total current assets	1,355.9	1,372.1
Investment in films and television programs, net	1,992.6	1,929.0
Property and equipment, net	34.1	37.3
Investments	77.8	74.8
Intangible assets, net	20.8	25.7
Goodwill	808.5	811.2
Other assets	825.5	852.9

Total assets	$5,115.2	$5,103.0

LIABILITIES
Accounts payable	$248.2	$246.7
Content related payables	32.8	41.4
Other accrued liabilities	216.4	282.4
Participations and residuals	642.4	647.8
Film related obligations	1,617.8	1,393.1
Debt-short term portion	215.6	860.3
Deferred revenue	235.5	170.6

Total current liabilities	3,208.7	3,642.3
Debt	1,457.4	923.0
Participations and residuals	409.3	435.1
Film related obligations	365.3	544.9
Other liabilities	417.0	452.5
Deferred revenue	169.1	118.4
Deferred tax liabilities	11.3	13.7

Total liabilities	6,038.1	6,129.9
Commitments and contingencies (Note 18)
Redeemable noncontrolling interests	93.7	123.3

EQUITY (DEFICIT)
Common shares, no par value, unlimited authorized, 288.7 shares issued (March 31, 2024-253.4 shares issued)	311.9	—
Accumulated deficit	(1,418.2)	(1,249.1)
Accumulated other comprehensive income	60.9	96.7

Total Lionsgate Studios Corp. shareholders’ equity (deficit)	(1,045.4)	(1,152.4)
Noncontrolling interests	28.8	2.2

Total equity (deficit)	(1,016.6)	(1,150.2)

Total liabilities, redeemable noncontrolling interests and equity (deficit)	$5,115.2	$5,103.0

See accompanying notes.

F-
86

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions, except per share amounts)
Revenues:
Revenue	$2,575.8	$2,440.5	$2,308.3
Revenue - Related Party (Note 21)	619.7	545.9	775.5

Total revenues	$3,195.5	$2,986.4	$3,083.8
Expenses:
Direct operating	2,210.0	1,886.7	2,207.9
Distribution and marketing	395.9	462.3	304.2
General and administration	344.6	349.2	387.0
Depreciation and amortization	17.8	15.6	17.9
Restructuring and other	102.6	132.9	27.2

Total expenses	3,070.9	2,846.7	2,944.2

Operating income	124.6	139.7	139.6
Interest expense	(242.5)	(222.5)	(162.6)
Interest and other income	14.8	19.2	6.4
Other losses, net	(11.8)	(20.0)	(21.2)
Loss on extinguishment of debt	(1.8)	(1.3)	(1.3)
Gain on investments, net	—	3.5	44.0
Equity interests income	4.3	8.7	0.5

Income (loss) before income taxes	(112.4)	(72.7)	5.4
Income tax provision	(14.5)	(34.2)	(14.3)

Net loss	(126.9)	(106.9)	(8.9)
Less: Net loss (income) attributable to noncontrolling interests	(1.6)	13.4	8.6

Net loss attributable to Lionsgate Studios Corp. shareholders	$(128.5)	$(93.5)	$(0.3)

Per share information attributable to Lionsgate Studios Corp. shareholders:
Basic net loss per common share	$(0.43)	$(0.42)	$(0.00)

Diluted net loss per common share	$(0.43)	$(0.42)	$(0.00)

Weighted average number of common shares outstanding:
Basic	284.6	253.4	253.4
Diluted	284.6	253.4	253.4
See accompanying notes.

F-
87

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Net loss	$(126.9)	$(106.9)	$(8.9)
Foreign currency translation adjustments, net of tax	(6.9)	(1.0)	(2.2)
Net unrealized gain (loss) on cash flow hedges, net of tax	(28.9)	(3.8)	93.5

Comprehensive income (loss)	(162.7)	(111.7)	82.4
Less: Comprehensive income (loss) attributable to noncontrolling interests	(1.6)	13.4	8.6

Comprehensive income (loss) attributable to Lionsgate Studios Corp. shareholders	$(164.3)	$(98.3)	$91.0

See accompanying notes.

F-
88

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

	Year Ended
	Common Shares		Accumulated Deficit	Parent Net Investment	Accumulated Other Comprehensive Income	Total Lionsgate Studios Corp. Equity (Deficit)	Non-controlling Interests (a)	Total Equity (Deficit)
	Number	Amount
	(Amounts in millions)
Balance at March 31, 2022	—	$—	$—	$(271.5)	$10.2	$(261.3)	1.8	$(259.5)
Retroactive application of recapitalization	253.4	—	(271.5)	271.5	—	—	—	—

Balance at March 31, 2022, after effect of recapitalization (Note 1 and Note 2)	253.4	—	(271.5)	—	10.2	(261.3)	1.8	(259.5)
Net (loss) income	—	—	(0.3)	—	—	(0.3)	0.6	0.3
Net transfers to Parent	—	—	(550.4)	—	—	(550.4)	—	(550.4)
Distributions to noncontrolling interests	—	—	—	—	—	—	(0.9)	(0.9)
Redeemable noncontrolling interests adjustments	—	—	(59.7)	—	—	(59.7)	—	(59.7)
Other comprehensive income	—	—	—	—	91.3	91.3	—	91.3

Balance at March 31, 2023	253.4	—	(881.9)	—	101.5	(780.4)	1.5	(778.9)
Net (loss) income	—	—	(93.5)	—	—	(93.5)	1.5	(92.0)
Net transfers to Parent	—	—	(239.5)	—	—	(239.5)	—	(239.5)
Distributions to noncontrolling interests	—	—	—	—	—	—	(0.8)	(0.8)
Redeemable noncontrolling interests adjustments	—	—	(34.2)	—	—	(34.2)	—	(34.2)
Other comprehensive income	—	—	—	—	(4.8)	(4.8)	—	(4.8)

Balance at March 31, 2024	253.4	—	(1,249.1)	—	96.7	(1,152.4)	2.2	(1,150.2)
Net (loss) income	—	—	(128.5)	—	—	(128.5)	3.3	(125.2)
Net transfers to Parent	—	—	(55.5)	—	—	(55.5)	—	(55.5)
Noncontrolling interests (see Note 12)	—	—	—	—	—	—	33.6	33.6
Distributions to noncontrolling interests	—	—	—	—	—	—	(10.3)	(10.3)
Redeemable noncontrolling interests adjustments	—	—	14.9	—	—	14.9	—	14.9
Other comprehensive loss	—	—	—	—	(35.8)	(35.8)	—	(35.8)
Share-based compensation, Old Lionsgate contribution post Studio Separation, net of required tax withholding	—	33.7	—	—	—	33.7	—	33.7
Issuance of Legacy LG Studios Common Shares upon Business Combination and PIPE Investments, net of issuance costs	35.3	278.2	—	—		278.2	—	278.2

Balance at March 31, 2025	288.7	$311.9	$(1,418.2)	$—	$60.9	$(1,045.4)	$28.8	$(1,016.6)

(a)	Excludes redeemable noncontrolling interests, which are reflected in temporary equity (see Note 12).
See accompanying notes.

F-
8
9

LIONSGATE STUDIOS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Operating Activities:
Net loss	$(126.9)	$(106.9)	$(8.9)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	17.8	15.6	17.9
Amortization of films and television programs	1,642.1	1,347.8	1,649.3
Non-cash charge from the modification of an equity award (see Note 12)	—	49.2	—
Content and other impairments	26.1	12.8	5.9
Amortization of debt financing costs and other non-cash interest	23.7	25.1	21.8
Non-cash share-based compensation	57.9	62.5	73.4
Other non-cash items	38.7	46.0	59.9
Loss on extinguishment of debt	1.8	1.3	1.3
Equity interests income	(4.3)	(8.7)	(0.5)
Gain on investments, net	—	(3.5)	(44.0)
Deferred income taxes	(2.4)	(4.4)	1.6
Changes in operating assets and liabilities:
Proceeds from the termination of interest rate swaps	—	—	188.7
Accounts receivable, net	185.3	84.9	(136.7)
Investment in films and television programs, net	(1,667.3)	(1,120.5)	(1,568.4)
Other assets	(78.0)	16.5	(44.9)
Accounts payable and accrued liabilities	(102.5)	(48.8)	57.4
Participations and residuals	(34.5)	26.8	138.3
Content related payables	(13.5)	(24.5)	(10.7)
Deferred revenue	111.0	3.2	(24.5)
Due from Starz Business	(181.8)	114.5	(30.8)

Net Cash Flows Provided By (Used In) Operating Activities	(106.8)	488.9	346.1

Investing Activities:
Net proceeds from purchase price adjustments for eOne acquisition (see Note 3)	12.0	—	—
Purchase of eOne, net of cash acquired (see Note 3)	—	(331.1)	—
Proceeds from the sale of other investments	1.6	5.2	46.3
Investment in equity method investees and other	(2.0)	(13.3)	(17.5)
Distributions from equity method investees and other	—	0.8	1.9
Acquisition of assets (film library and related assets)	(35.0)	—	—
Increase in loans receivable	—	(3.7)	—
Repayment of loans receivable	1.5	—	—
Purchases of accounts receivables held for collateral	—	(85.5)	(183.7)
Receipts of accounts receivables held for collateral	—	105.7	190.8
Capital expenditures	(13.5)	(9.9)	(6.5)

Net Cash Flows Provided By (Used In) Investing Activities	(35.4)	(331.8)	31.3

Financing Activities:
Debt - borrowings, net of debt issuance costs	4,387.7	3,145.0	1,523.0
Debt - repurchases and repayments	(4,474.5)	(2,611.4)	(1,745.8)
Film related obligations - borrowings	1,985.8	1,820.8	1,584.7
Film related obligations - repayments	(1,959.5)	(1,942.9)	(956.5)
Settlement of financing component of interest rate swaps	—	—	(134.5)
Purchase of noncontrolling interest	(7.4)	(194.6)	(36.5)
Distributions to noncontrolling interest	(10.3)	(1.7)	(7.6)
Parent net investment	(100.3)	(290.1)	(621.3)
Tax withholding required on equity awards	(18.7)	—	—
Proceeds from Business Combination, net (See Note 2)	281.7	—	—

Net Cash Flows Provided By (Used In) Financing Activities	84.5	(74.9)	(394.5)

Net Change In Cash, Cash Equivalents and Restricted Cash	(57.7)	82.2	(17.1)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	(3.1)	0.8	(1.8)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	334.4	251.4	270.3

Cash, Cash Equivalents and Restricted Cash - End Of Period	$273.6	$334.4	$251.4

See accompanying notes.

F-9
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Description of Business, Basis of Presentation and Significant Accounting Policies
Nature of Operations
Prior to the Starz Separation, as further discussed below, Lionsgate Studios Corp. (the “Company,” “Legacy Lionsgate Studios,” “we,” “us,” or “our”) was a subsidiary of Lions Gate Entertainment Corp. (“Old Lionsgate” or “Parent”) which encompasses the motion picture and television studio operations (collectively referred to as the “Studio Business”) of Old Lionsgate.
The Studio Business consists of the Motion Picture and Television Production reportable segments, together with substantially all of Old Lionsgate’s corporate general and administrative costs. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the domestic and international licensing of Starz original productions to the Media Networks segment of Old Lionsgate and its subsidiaries (the “Starz Business”), and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment, a talent management company.
Studio Separation and Business Combination
On May 13, 2024, Old Lionsgate consummated the transactions contemplated by that certain business combination agreement (the “Business Combination Agreement”), with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), SEAC II Corp., a Cayman Islands exempted company and a wholly-owned subsidiary of SEAC (“New SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of Old Lionsgate (“Studio HoldCo”), LG Orion Holdings ULC, a British Columbia unlimited liability company and wholly-owned subsidiary of Old Lionsgate (“StudioCo”), and other affiliates of SEAC. Pursuant to the terms and conditions of the Business Combination Agreement, the Studio Business was combined with SEAC through a series of transactions, including an amalgamation of StudioCo and New SEAC under a Canadian plan of arrangement (the “Business Combination”). In connection with the closing of the Business Combination, New SEAC changed its name to “Lionsgate Studios Corp.” (referred to as “Legacy Lionsgate Studios”) and continued the existing business operations of the Studio Business of Old Lionsgate. The Company became a separate publicly traded company and its common shares, without par value (“Legacy LG Studios Common Shares”), commenced trading on Nasdaq under the symbol “LION” on May 14, 2024.
In connection with and prior to the Business Combination, Old Lionsgate and StudioCo entered into a separation agreement pursuant to which the assets and liabilities of the Studio Business were transferred to StudioCo such that StudioCo held, directly or indirectly, all of the assets and liabilities of the Studio Business (the “Studio Separation”).
The Business Combination was accounted for as a reverse recapitalization in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). Under this method of accounting, SEAC is treated as the acquired company and the Studio Business is treated as the acquirer for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Legacy Lionsgate Studios will represent a continuation of the financial statements of the Studio Business, with the Business Combination treated as the equivalent of the Studio Business issuing Legacy LG Studios Common Shares for the historical net assets of SEAC, substantially consisting of cash held in the trust account, accompanied by a recapitalization of the Studio

F-9
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Business equity. The historical net assets were stated at fair value, which approximated historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of the Studio Business.
To conform to the retroactive application of the reverse recapitalization, in all periods prior to the Business Combination, parent net investment transactions have been recast to accumulated deficit in the consolidated balance sheets and the consolidated statements of equity (deficit).
The shares and net income (loss) per common share, in all periods prior to the Business Combination, are based on the 253.4 million shares issued to Old Lionsgate at the closing of the Business Combination. See
 Net Income (Loss) Per Share
 below for further information.
The Studio Business has been determined to be the accounting acquirer in the Business Combination because Old Lionsgate held a controlling financial interest.
As a result of the Business Combination and additional private investments in public equities (“PIPE”) financing discussed in Note 2, former SEAC public shareholders and founders and new common equity financing investors owned approximately 12.2% of Legacy LG Studios Common Shares. In addition to establishing the Studio Business as a standalone publicly-traded entity, the transaction resulted in approximately $330.0 million of gross proceeds to Old Lionsgate received as of March 31, 2025, including $254.3 million in PIPE financing. See Note 2 for additional information related to the Business Combination. Shortly after the closing of the Business Combination, approximately $299.0 million was used by the Company to pay down the Intercompany Note, see Note 8.
Starz Separation
On May 6, 2025, Old Lionsgate, through a series of transactions contemplated by a certain arrangement agreement, dated as of January 29, 2025, as amended by an amending agreement, dated as of March 12, 2025 (collectively, the “Arrangement Agreement”) completed the separation of the businesses of Legacy Lionsgate Studios, from the STARZ-branded premium subscription platform business (the “Starz Separation”). As a result of the Arrangement Agreement, the pre-transaction
shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (and herein after referred to as “Lionsgate”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate (see Note 22).
Notwithstanding the legal form of the Starz Separation, for accounting and financial reporting purposes, in accordance with U.S. GAAP, due to the relative significance of the Studio Business as compared to the Starz Business and the continued involvement of Old Lionsgate’s senior management with Lionsgate following the completion of the Starz Separation, Lionsgate (which holds the Lionsgate Studio Business) is considered the accounting spinnor or divesting entity and Starz (which holds the Starz Business) is considered the accounting spinnee or divested entity. As a result, Old Lionsgate will be the accounting predecessor to Lionsgate and the pro rata distribution of the Starz Business will be recorded through equity with no gain or loss recorded. The Starz Business will be reflected as discontinued operations in the financial statements of Lionsgate following the completion of the Starz Separation, beginning with the first quarter ending June 30, 2025. For periods following the Starz Separation, Lionsgate will reflect the historical financial position and results of operations of Old Lionsgate and as such, Old Lionsgate’s consolidated financial statements as of March 31, 2025 and 2024 and for each of the three years in the period ended March 31, 2025 are included as exhibit 99.1 to this Annual Report.

F-9
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Basis of Presentation
Upon the effective date of the Studio Separation, the Company’s financial statements are presented on a consolidated basis, as Old Lionsgate completed the contribution of the Studio Business on such date.
For periods prior to the Studio Separation, the Company operated as a segment of Old Lionsgate and not as a separate entity. The Company’s financial statements prior to the Studio Separation were prepared on a carve-out
basis and were derived from Old Lionsgate’s consolidated financial statements and accounting records and reflect the Studio Business’s combined historical financial position, results of operations and cash flows as they were historically managed in accordance with U.S. GAAP. Prior to the Studio Separation, a management approach was applied to determine the carve-out
basis of presentation. In using the management approach, considerations over how the business operated were utilized to identify historical operations that should be presented within the carve-out
financial statements.
For periods subsequent to the Studio Separation, the accompanying consolidated financial statements include the accounts of Legacy Lionsgate Studios and all of its majority-owned and controlled subsidiaries. The financial statements of the Company for all periods presented herein are referred to as “consolidated financial statements”, but include the historical results of the Company prior to the Studio Separation that are presented on a carve-out
basis.
All revenues and costs as well as assets and liabilities directly associated with the business activity of the Studio Business were included in the accompanying consolidated financial statements. Revenues and costs associated with the Studio Business were specifically identifiable in the accounting records maintained by Old Lionsgate and primarily represent the revenue and costs used for the determination of segment profit of the Motion Picture and Television Production segments of Old Lionsgate. In addition, prior to the Studio Separation, the Studio Business costs included an allocation of corporate general and administrative expense (inclusive of share-based compensation) which was allocated to the Studio Business as further discussed below. Other costs excluded from the Motion Picture and Television Production segment profit but relating to the Studio Business were generally specifically identifiable as costs of the Studio Business in the accounting records of Old Lionsgate and were included in the accompanying consolidated financial statements in periods prior to the Studio Separation.
In connection with the Business Combination, on May 9, 2024, Old Lionsgate and StudioCo entered into a shared services and overhead sharing agreement (the “Shared Services Agreement”) which took effect upon the closing of the Business Combination. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Old Lionsgate, except for an amount of $10.0 million to be allocated annually to the Starz Business of Old Lionsgate. The $10.0 million allocation of Old Lionsgate’s corporate general and administrative expenses to the Starz Business pursuant to the Shared Services Agreement is designed to reflect the portion of corporate expenses expended and reflective of the level of effort and costs incurred related to management oversight and services provided for the Starz Business post Studio Separation with consideration of the anticipated separation of the Starz Business.
The corporate general and administrative expenses that are allocated to the Company pursuant to the Shared Services Agreement include salaries and wages for certain executives and other corporate officers related to executive oversight, investor relations costs, costs for the maintenance of corporate facilities, and other common administrative support functions, including corporate accounting, finance and financial reporting, audit and tax costs, corporate and other legal support functions, and certain information technology and human resources. In addition, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company will continue to receive awards of equity and equity-based compensation pursuant to

F-9
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the existing plans of Old Lionsgate. Such awards will be treated as a capital contribution by Old Lionsgate to the Company, with the associated share based compensation expense for such awards allocated to the Company, see Note 14.
For periods prior to the Studio Separation, the combined financial statements of the Studio Business included allocations of corporate general and administrative expenses (inclusive of share-based compensation) from Old Lionsgate related to the corporate and shared service functions historically provided by Old Lionsgate. These expenses were allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis of consolidated Old Lionsgate revenue, payroll expense or other measures considered to be a reasonable reflection of the historical utilization levels of these services.
Management believes the assumptions underlying these consolidated financial statements, including the assumptions regarding the allocation of general and administrative expenses from Old Lionsgate to the Studio Business prior to the Studio Separation, are reasonable. See Note 21 for further detail of the allocations included in the consolidated financial statements.
In connection with the Business Combination, the Company entered into certain intercompany note arrangements, which mirrored the terms and amounts outstanding under Old Lionsgate’s credit facilities as previously reflected in the historical financial statements of the Studio Business prior to the Studio Separation, see Note 8.
Generally Accepted Accounting Principles
These consolidated financial statements have been prepared in accordance with U.S. GAAP.
Principles of Consolidation
For periods subsequent to the Studio Separation, the accompanying consolidated financial statements of the Company include the accounts of Legacy Lionsgate Studios and its majority-owned and controlled subsidiaries. The Company reviews its relationships with other entities to identify whether it is the primary beneficiary of a variable interest entity (“VIE”). If the determination is made that the Company is the primary beneficiary, then the entity is consolidated.
For periods prior to the Studio Separation, the accompanying consolidated financial statements of the Company were derived from the consolidated financial statements and accounting records of Old Lionsgate and reflect certain allocations from Old Lionsgate as further discussed above.
All significant intercompany balances and transactions within the Company were eliminated in these consolidated financial statements.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made by management in the preparation of the financial statements relate to ultimate revenue and costs used for the amortization of investment in films and television programs; estimates related to the revenue recognition of sales or usage-based royalties; fair value of equity-based compensation; the allocations of costs to the Company for certain corporate and shared service

F-9
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

functions in preparing the consolidated financial statements for periods prior to the Studio Separation on a carve-out
basis; fair value of assets and liabilities for allocation of the purchase price of companies and assets acquired; income taxes including the assessment of valuation allowances for deferred tax assets; accruals for contingent liabilities; and impairment assessments for investment in films and television programs and for goodwill. Actual results could differ from
such estimates.
Reclassifications
Certain amounts presented in prior years have been reclassified to conform to the current year’s presentation.
Significant Accounting Policies
Revenue Recognition
The Company’s Motion Picture and Television Production segments generate revenue principally from the licensing of content in domestic theatrical exhibition, home entertainment (e.g., digital media and packaged media), television, and international market places.
Revenue is recognized upon transfer of control of promised services or goods to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services or goods. Revenues do not include taxes collected from customers on behalf of taxing authorities such as sales tax and value-added tax.
Revenue also includes licensing of motion pictures and television programming (including Starz original productions) to the Starz Business. See Note 21 for further details.
Licensing Arrangements.
 The Company’s content licensing arrangements include fixed fee and minimum guarantee arrangements, and sales or usage based royalties.
Fixed Fee or Minimum Guarantees
: The Company’s fixed fee or minimum guarantee licensing arrangements may, in some cases, include multiple titles, multiple license periods (windows) with a substantive period in between the windows, rights to exploitation in different media, or rights to exploitation in multiple territories, which may be considered distinct performance obligations. When these performance obligations are considered distinct, the fixed fee or minimum guarantee in the arrangement is allocated to the title, window, media right or territory as applicable, based on estimates of relative standalone selling prices. The amounts related to each performance obligation (i.e., title, window, media or territory) are recognized when the content has been delivered, and the window for the exploitation right in that territory has begun, which is the point in time at which the customer is able to begin to use and benefit from the content.
Sales or Usage Based Royalties
: Sales or usage based royalties represent amounts due to the Company based on the “sale” or “usage” of the Company’s content by the customer, and revenues are recognized at the later of when the subsequent sale or usage occurs, or the performance obligation to which some or all the sales or usage-based royalty has been allocated and satisfied (or partially satisfied). Generally, when the Company licenses completed content with standalone functionality (such as a movie, or television show), its performance obligation will be satisfied prior to the sale or usage. When the Company licenses intellectual property that does not have stand-alone functionality (e.g., brands, themes, logos, etc.), its performance obligation is generally satisfied in the same period as the sale or usage. The actual amounts due to the Company under these arrangements are generally not reported to the Company until after the close of the reporting period. The

5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Company records revenue under these arrangements for the amounts due and not yet reported to the Company based on estimates of the sales or usage of these customers and pursuant to the terms of the contracts. Such estimates are based on information from the Company’s customers, historical experience with similar titles in that market or territory, the performance of the title in other markets, and/or data available in the industry.
Revenues by Market or Product Line
. The following describes the revenues generated by market or product line. Theatrical revenues are included in the Motion Picture segment; home entertainment, television, international and other revenues are applicable to both the Motion Picture and Television Production segments.

•
Theatrical.
 Theatrical revenues are derived from the domestic theatrical release of motion pictures licensed to theatrical exhibitors on a picture-by-picture
basis (distributed by the Company directly in the United States and through a sub-distributor
in Canada). Revenue from the theatrical release of feature films are treated as sales or usage-based royalties, are recognized as revenue starting at the exhibition date and are based on the Company’s participation in box office receipts of the theatrical exhibitor. Theatrical revenues also include revenues from licenses to direct-to-platform
customers where the initial license of a motion picture is to a direct-to-platform
customer.

•	Home Entertainment. Home entertainment consists of Digital Media and Packaged Media.

•
Digital Media.
 Digital media includes digital transaction revenue sharing arrangements
(pay-per-view
and
video-on-demand
platforms, electronic sell through (“EST”), and digital rental) and licenses of content to digital platforms for a fixed fee.

Digital Transaction Revenue Sharing Arrangements:
 Primarily represents revenue sharing arrangements with certain digital media platforms which generally provide that, in exchange for a nominal or no upfront sales price, the Company shares in the rental or sales revenues generated by the platform on a title-by-title
basis. These digital media platforms generate revenue from rental and EST arrangements, such as download-to-own,
download-to-rent,
and
video-on-demand.
These revenue sharing arrangements are recognized as sales or usage-based royalties based on the performance of these platforms and pursuant to the terms of the contract, as discussed above.
Licenses of Content to Digital Platforms:
 Primarily represents the licensing of content to
subscription-video-on-demand
(“SVOD”) or other digital platforms for a fixed fee. As discussed above, revenues are recognized when the content has been delivered and the window for the exploitation right in that territory has begun.

•
Packaged Media.
 Packaged media revenues represent the sale of motion pictures and television shows (produced or acquired) on physical discs (DVD’s,
Blu-ray,
4K Ultra HD, referred to as “Packaged Media”) in the retail market. Revenues are recognized, net of an allowance for estimated returns and other allowances, on the later of receipt by the customer or “street date” (when it is available for sale by the customer).

•
Television.
 Television revenues are derived from the licensing to domestic markets (linear pay, basic cable, free television markets, syndication) of motion pictures (including theatrical productions and acquired films) and scripted and unscripted television series, television movies, mini-series, and non-fiction
programming. Television revenues also include revenue from licenses to SVOD platforms in which the initial license of a television series is to an SVOD platform or the traditional pay window for a motion picture is licensed to an SVOD platform. Television revenues include fixed fee arrangements as well as arrangements in which the Company earns advertising revenue from the exploitation of certain content on television networks. Revenues associated with a title, right, or window from television licensing arrangements are recognized when the feature film or television program is delivered (on an episodic basis for television product) and the window for the exploitation right has begun.

F-
96

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

•
International.
 International revenues are derived from (1) licensing of the Company’s productions, acquired films, catalog product and libraries of acquired titles to international distributors, on a territory-by-territory
basis; (2) the direct distribution of the Company’s productions, acquired films, and the Company’s catalog product and libraries of acquired titles in the United Kingdom; and (3) licensing to international markets of scripted and unscripted series, television movies, mini-series and non-fiction
programming. License fees and minimum guarantee amounts associated with title, window, media or territory, are recognized when access to the feature film or television program has been granted or delivery has occurred, as required under the contract, and the right to exploit the feature film or television program in that window, media or territory has commenced. Revenues are also generated from sales or usage based royalties received from international distributors based on their distribution performance pursuant to the terms of the contracts after the recoupment of certain costs in some cases, and the initial minimum guarantee, if any, and are recognized when the sale by the Company’s customer generating a royalty due to the Company has occurred.

•
Other.
 Other revenues are derived from the licensing of the Company’s film and television and related content (games, music, location-based entertainment royalties, etc.) to other ancillary markets and from commissions and executive producer fees earned related to talent management.

Revenues from the licensing of film and television content and the sales and licensing of music are recognized when the content has been delivered and the license period has begun, as discussed above. Revenues from the licensing of symbolic intellectual property (i.e., licenses of motion pictures or television characters, brands, storylines, themes or logos) is recognized over the corresponding license term. Commissions are recognized as such services are provided.
Deferred Revenue.
 Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation.
Deferred revenue also relates to customer payments that are made in advance of when the Company fulfills its performance obligation and recognizes revenue. This primarily occurs under television production contracts, in which payments may be received as the production progresses, international motion picture contracts, where a portion of the payments are received prior to the completion of the movie and prior to license rights start dates, and pay television contracts with multiple windows with a portion of the revenues deferred until the subsequent exploitation windows commence. These arrangements do not contain significant financing components because the reason for the payment structure is not for the provision of financing to the Company, but rather to mitigate the Company’s risk of customer non-performance
and incentivize the customer to exploit the Company’s content.
See Note 13 for further information.
Accounts Receivable.
 Payment terms vary by location and type of customer and the nature of the licensing arrangement. However, other than certain multi-year license arrangements; payments are generally due within 60 days after revenue is recognized. For certain multi-year licensing arrangements primarily in the television, digital media, and international markets, payments may be due over a longer period. When the Company expects the period between fulfillment of its performance obligation and the receipt of payment to be greater than a year, a significant financing component is present. In these cases, such payments are discounted to present value based on a discount rate reflective of a separate financing transaction between the customer and the Company, at contract inception. The significant financing component is recorded as a reduction to revenue and accounts receivable initially, with such accounts receivable discount amortized to interest income over the period to receipt of payment. The Company does not assess contracts with deferred payments for significant financing

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LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

components if, at contract inception, the Company expects the period between fulfillment of the performance obligation and subsequent payment to be one year
or less.
Cash and Cash Equivalents
Cash and cash equivalents consist of cash deposits at financial institutions and investments in money market mutual funds.
Restricted Cash
At March 31, 2025, the Company had restricted cash of $67.9 million primarily representing amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations (March 31, 2024- $57.4 million). Restricted cash is included within “other current assets” and “other non-current
assets” on the consolidated balance sheets (see Note 20).
Investment in Films and Television Programs
General.
 Investment in films and television programs includes the unamortized costs of films and television programs, which are monetized individually (i.e., through domestic theatrical, home entertainment, television, international or other ancillary-market distribution).
Recording Cost.
 Costs of acquiring and producing films and television programs and of acquired libraries are capitalized when incurred. For films and television programs produced by the Company, capitalized costs include all direct production and financing costs, capitalized interest and production overhead. For the years ended March 31, 2025, 2024 and 2023, total capitalized interest was $37.9 million, $21.0 million and $28.1 million, respectively. For acquired films and television programs, capitalized costs consist of minimum guarantee payments to acquire the distribution rights.
Amortization.
 Costs of acquiring and producing films and television programs and of acquired libraries are amortized using the individual-film-forecast method, whereby these costs are amortized and participations and residuals costs are accrued in the proportion that current year’s revenue bears to management’s estimate of ultimate revenue at the beginning of the current year expected to be recognized from the exploitation, exhibition or sale of the films or television programs.
Ultimate Revenue.
 Ultimate revenue includes estimates over a period not to exceed ten
years following the date of initial release of the motion picture. For an episodic television series, the period over which ultimate revenues are estimated cannot exceed ten years
following the date of delivery of the first episode, or, if still in production, five years from the date of delivery of the most recent episode, if later. For titles included in acquired libraries, ultimate revenue includes estimates over a period not to exceed twenty years following the date of acquisition.
Development.
 Films and television programs in development include costs of acquiring film rights to books, stage plays or original screenplays and costs to adapt such projects. Such costs are capitalized and, upon commencement of production, are transferred to production costs. Projects in development are written off at the earlier of the date they are determined not to be recoverable or when abandoned, or three years from the date of the initial investment unless the fair value of the project exceeds its carrying cost.
Impairment Assessment.
 An individual film or television program is evaluated for impairment when an event or change in circumstances indicates that the fair value of an individual film is less than its unamortized cost.

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LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The fair value is determined based on a discounted cash flow analysis of the cash flows directly attributable to the title. To the extent the unamortized costs exceed the fair value, an impairment charge is recorded for the excess.
The discounted cash flow analysis includes cash flows estimates of ultimate revenue and costs as well as a discount rate (a Level 3 fair value measurement, see Note 11). The discount rate utilized in the discounted cash flow analysis is based on the weighted average cost of capital of the Company plus a risk premium representing the risk associated with producing a particular film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management’s future revenue estimates.
Property and Equipment, net
Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided for on a straight line basis over the following useful lives:

Computer equipment and software	3 - 5 years
Furniture and equipment	3 - 5 years
Leasehold improvements	Lease term or the useful life, whichever is shorter
Land	Not depreciated
The Company periodically reviews and evaluates the recoverability of property and equipment. Where applicable, estimates of net future cash flows, on an undiscounted basis, are calculated based on future revenue estimates. If appropriate and where deemed necessary, a reduction in the carrying amount is recorded based on the difference between the carrying amount and the fair value based on discounted cash flows.
Leases
The Company determines if an arrangement is a lease at its inception. The expected term of the lease used for computing the lease liability and right-of-use
(“ROU”) asset and determining the classification of the lease as operating or financing may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company also elected to not separate lease components from non-lease
components across all lease categories. Instead, each separate lease component and non-lease
component are accounted for as a single lease component.
Operating Leases.
 Operating lease ROU assets, representing the Company’s right to use the underlying asset for the lease term, are included in the “Other assets—non-current”
line item in the Company’s consolidated balance sheets. Operating lease liabilities, representing the present value of the Company’s obligation to make payments over the lease term, are included in the “Other accrued liabilities” and “Other liabilities—non-current”
line items in the Company’s consolidated balance sheets. The Company has entered into various short-term operating leases which have an initial term of 12 months or less. These short-term leases are not recorded on the Company’s consolidated balance sheets. Lease expense for operating leases is recognized on a straight-line basis over the lease term.
The present value of the lease payments is calculated using a rate implicit in the lease, when readily determinable. However, as most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate to determine the present value of the lease payments for the majority of its leases.
Variable lease payments that are based on an index or rate are included in the measurement of ROU assets and lease liabilities at lease inception. All other variable lease payments are expensed as incurred and are not included in the measurement of ROU assets and lease liabilities.

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LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company
did
not have any finance leases during the years ended March 31, 2025, 2024 or 2023.
Investments
Investments include investments accounted for under the equity method of accounting, and equity investments with and without readily determinable fair value.
Equity Method Investments:
 The Company uses the equity method of accounting for investments in companies in which it has a minority equity interest and the ability to exert significant influence over operating decisions of the companies. Significant influence is generally presumed to exist when the Company owns between 20% and 50% of the voting interests in the investee, holds substantial management rights or holds an interest of less than 20% in an investee that is a limited liability partnership or limited liability corporation that is treated as a flow-through entity.
Under the equity method of accounting, the Company’s share of the investee’s earnings (losses) are included in the “equity interests income” line item in the consolidated statements of operations. The Company records its share of the net income or loss of most equity method investments on a one quarter lag and, accordingly, during the years ended March 31, 2025, 2024 and 2023, the Company recorded its share of the income or loss generated by these entities for the years ended December 31, 2024, 2023 and 2022, respectively.
Dividends and other distributions from equity method investees are recorded as a reduction of the Company’s investment. Distributions received up to the Company’s interest in the investee’s retained earnings are considered returns on investments and are classified within cash flows from operating activities in the consolidated statements of cash flows. Distributions from equity method investments in excess of the Company’s interest in the investee’s retained earnings are considered returns of investments and are classified within cash flows provided by investing activities in the consolidated statements of cash flows.
Other Equity Investments:
 Investments in nonconsolidated affiliates in which the Company owns less than 20% of the voting common stock, or does not exercise significant influence over operating and financial policies, are recorded at fair value using quoted market prices if the investment has a readily determinable fair value. If an equity investment’s fair value is not readily determinable, the Company will recognize it at cost less any impairment, adjusted for observable price changes in orderly transactions in the investees’ securities that are identical or similar to the Company’s investments in the investee. The unrealized gains and losses and the adjustments related to the observable price changes are recognized in net income (loss).
Impairments of Investments:
 The Company regularly reviews its investments for impairment, including when the carrying value of an investment exceeds its market value. If the Company determines that an investment has sustained an other-than-temporary decline in its value, the investment is written down to its fair value by a charge to earnings. Factors that are considered by the Company in determining whether an other-than-temporary decline in value has occurred include (i) the market value of the security in relation to its cost basis, (ii) the financial condition of the investee, and (iii) the Company’s intent and ability to retain the investment for a sufficient period of time to allow for recovery in the market value of the investment.
For investments accounted for using the equity method of accounting or equity investments without a readily determinable fair value, the Company evaluates information available (e.g., budgets, business plans, financial statements, etc.) in addition to quoted market prices, if any, in determining whether an other-than-temporary decline in value exists. Factors indicative of an other-than-temporary decline include recurring operating losses, credit defaults and subsequent rounds of financing at an amount below the cost basis of the Company’s investment.

F-10
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Finite-Lived Intangible Assets
Identifiable intangible assets with finite lives are amortized to depreciation and amortization expense over their estimated useful lives, ranging from 5 to 15 years.
Amortizable intangible assets are tested for impairment whenever events or changes in circumstances (triggering events) indicate that the carrying amount of the asset may not be recoverable. If a triggering event has occurred, an impairment analysis is required. The impairment test first requires a comparison of undiscounted future cash flows expected to be generated over the remaining useful life of an asset to the carrying value of the asset. The impairment test is performed at the lowest level of cash flows associated with the asset. If the carrying value of the asset exceeds the undiscounted future cash flows, the asset would not be deemed to be recoverable. Impairment would then be measured as the excess of the asset’s carrying value over its fair value, which would generally be estimated based on a discounted cash flow (“DCF”) model.
The Company monitors its finite-lived intangible assets and changes in the underlying circumstances each reporting period for indicators of possible impairments or a change in the useful life or method of amortization of its finite-lived intangible assets. No such triggering events were identified during the years ended March 31, 2025 and 2024.
Goodwill
At March 31, 2025, the carrying value of goodwill was $808.5 million. Goodwill is allocated to the Company’s reporting units, which are its operating segments or one level below its operating segments (component level). Reporting units are determined by the discrete financial information available for the component and whether that information is regularly reviewed by segment management. Components are aggregated into a single reporting unit if they share similar economic characteristics. The Company’s reporting units for purposes of goodwill impairment testing during the years ended March 31, 2025, 2024 and 2023 were Motion Picture, and the Television and Talent Management businesses, both of which are part of the Television Production segment.
Goodwill is not amortized, but is reviewed for impairment each fiscal year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not
that the fair value of a reporting unit is less than its carrying value. The Company performs its annual impairment test as of January 1 in each fiscal year. A goodwill impairment loss would be recognized for the amount that the carrying amount of a reporting unit exceeds its fair value. An entity may perform a qualitative assessment of the likelihood of the existence of a goodwill impairment. The qualitative assessment is an evaluation, based on all identified events and circumstances which impact the fair value of the reporting unit, of whether or not it is more likely than not that the fair value is less than the carrying value of the reporting unit. If the Company believes that as a result of its qualitative assessment it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative impairment test is not required but may be performed at the option of the Company.
A quantitative assessment requires determining the fair value of the Company’s reporting units. The determination of the fair value of each reporting unit utilizes DCF analyses and market-based valuation methodologies, which represent Level 3 fair value measurements. Fair value determinations require considerable judgment and requires assumptions and estimates of many factors, including revenue and market growth, operating margins and cash flows, market multiples and discount rates, and are sensitive to changes in these underlying assumptions and factors.

F-10
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill Impairment Assessments:
Fiscal 2025.
 For the Company’s annual goodwill impairment test for fiscal 2025, given the length of time since our last quantitative assessment and considering the separation of the Studio Business from the Starz Business, the Company performed quantitative goodwill impairment assessments for all our reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment), based on the most recent data and expected growth trends, using a combination of DCF analyses and market-based valuation methodologies to estimate the fair value of the Company’s reporting units. Based on our quantitative impairment assessment, the Company determined that the fair value of our reporting units significantly exceeded the carrying values for all of our reporting units. See Note 7 for further information.
Fiscal 2024
. For the Company’s annual goodwill impairment test for fiscal 2024, the Company performed qualitative goodwill impairment assessments for all reporting units (Motion Picture, and our Television and Talent Management businesses, both of which are part of our Television Production segment). Our qualitative assessment considered the recent performance of these reporting units, and updated forecasts of performance and cash flows, as well as the current micro and macroeconomic environments in relation to the current and expected performance of these reporting units, and industry considerations, and determined that since the date of the most recent quantitative assessment performed over these reporting units, there were no events or circumstances that rise to a level that would more-likely-than-not
reduce the fair value of those reporting units below their carrying values; therefore, a quantitative goodwill impairment analysis was not required for these reporting units.
Management will continue to monitor all of its reporting units for changes in the business environment that could impact the recoverability of goodwill in future periods. The recoverability of goodwill is dependent upon the continued growth of revenue and cash flows from the Company’s business activities. Examples of events or circumstances that could result in changes to the underlying key assumptions and judgments used in the Company’s goodwill impairment tests, and ultimately impact the estimated fair value of the Company’s reporting units may include the global economy; consumer consumption levels of the Company’s content; adverse macroeconomic conditions related to higher inflation and interest rates and currency rate fluctuations, and the impact on the global economy from wars, terrorism and multiple international conflicts, and future bank failures; volatility in the equity and debt markets which could result in higher weighted-average cost of capital; capital market transactions; the duration and potential impact of strikes of unions, on our ability to produce, acquire and distribute our content; the commercial success of the Company’s television programming and motion pictures; the Company’s continual contractual relationships with its customers; and changes in consumer behavior. While historical performance and current expectations have resulted in fair values of the Company’s reporting units in excess of carrying values, if the Company’s assumptions are not realized, it is possible that an impairment charge may need to be recorded in the future.
Prints, Advertising and Marketing Expenses
The costs of prints, advertising and marketing expenses are expensed as incurred.
Advertising expenses for the year ended March 31, 2025 were $296.3 million (2024 — $347.8 million, 2023 — $203.4 million) which were recorded as distribution and marketing expenses in the accompanying consolidated statements of operations.
Income Taxes
Income taxes are accounted for using an asset and liability approach for financial accounting and reporting for income taxes and recognition and measurement of deferred tax assets are based upon the likelihood of

F-10
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

realization of tax benefits in future years. Under this method, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established when management determines that it is more likely than not that some portion or all of the net deferred tax asset, on a jurisdiction-by-jurisdiction
basis, will not be realized. The financial effect of changes in tax laws or rates is accounted for in the period of enactment.
From time to time, the Company engages in transactions in which the tax consequences may be subject to uncertainty and judgment is required in assessing and estimating the tax consequences of these transactions. In determining the Company’s tax provision for financial reporting purposes, the Company establishes a reserve for uncertain tax positions unless such positions are determined to be more likely than not of being sustained upon examination, based on their technical merits. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.
In connection with the Business Combination, on May 13, 2024, the Company and Old Lionsgate entered into a tax matters agreement (the “Tax Matters Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, certain indemnification rights with respect to tax matters, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes.
For periods prior to the Business Combination (including the period from April 1, 2024, through May 13, 2024), income taxes were calculated on a separate tax return basis. The separate tax return method applies the accounting guidance for income taxes to the standalone financial statements as if the Company was a separate taxpayer and standalone enterprise. The Company’s U.S. operations, and certain of its
non-U.S.
operations historically were included in the income tax returns of Old Lionsgate or its subsidiaries that may not be part of the Company. Management believes the assumptions supporting the Company’s allocation and presentation of income taxes on a separate tax return basis for the periods prior to the Business Combination to be reasonable.
For periods following the Business Combination (including the period from May 14, 2024, through March 31, 2025), income taxes were calculated by applying an estimated effective income tax rate to the Company’s ordinary income (loss), adjusted for the income tax effects of items that related discretely to the period, if any. Following the Business Combination, certain tax attributes (including U.S. federal net operating losses) were statutorily allocated from Old Lionsgate to the legal entities comprising the Studio Business, and were available for use.
Government Assistance
The Company has access to government programs that are designed to promote film and television production and distribution in certain foreign countries. The Company also has access to similar programs in certain states within the U.S. that are designed to promote film and television production in those states.
Tax credits earned with respect to expenditures on qualifying film and television productions are recorded as a reduction to investment in films and television programs when the qualifying expenditures have been incurred provided that there is reasonable assurance that the credits will be realized (see Note 4 and Note 20).
Foreign Currency Translation
Monetary assets and liabilities denominated in currencies other than the functional currency are translated at exchange rates in effect at the balance sheet date. Resulting unrealized and realized gains and losses are included in the consolidated statements of operations.

F-10
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Foreign company assets and liabilities in foreign currencies are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Foreign company revenue and expense items are translated at the average rate of exchange for the fiscal year. Gains or losses arising on the translation of the accounts of foreign
companies are included in accumulated other comprehensive income or loss, a separate component of equity.
Derivative Instruments and Hedging Activities
Derivative financial instruments are used by the Company in the management of its foreign currency and interest rate exposures. The Company’s policy is not to use derivative financial instruments for trading or speculative purposes.
The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments are recorded at fair value in the consolidated balance sheets (see Note 11). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in accumulated other comprehensive income or loss and included in unrealized gains (losses) on cash flow hedges until the underlying hedged item is recognized in earnings. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from accumulated other comprehensive income or loss to net income or net loss when the underlying hedged item is recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings. See Note 19 for further discussion of the Company’s derivative financial instruments.
Parent Net Investment
Parent net investment represents Old Lionsgate’s historical investment in the Company, the accumulated net earnings (losses) after taxes and the net effect of settled transactions with and allocations from Old Lionsgate. All transactions reflected in parent net investment by Old Lionsgate have been considered as financing activities for purposes of the consolidated statements of cash flows. To conform to the retroactive application of the reverse recapitalization as described above, transactions historically presented as parent net investment have been recast to accumulated deficit in the consolidated balance sheets and the consolidated statements of equity (deficit).
Share-Based Compensation
Certain Company employees participate in the share-based compensation plans sponsored by Old Lionsgate. Old Lionsgate share-based compensation awards granted to employees of the Company consist of stock options, restricted share units and share appreciation rights. As such, following the Studio Separation the awards to Company employees are reflected in common shares within the consolidated statements of equity (deficit) at the time they are expensed. Prior to the Studio Separation, the awards to Company employees were reflected in accumulated deficit (as recast from parent net investment in connection with the reverse recapitalization, see
 Studio Separation and Business Combination
 above) within the consolidated statements of equity (deficit) at the time they were expensed. For periods prior to the Studio Separation, the consolidated statements of operations also include an allocation of Old Lionsgate corporate and shared employee share-based compensation expenses.
The Company measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. The fair value is recognized in earnings over the period during which an employee is required to provide service. See Note 14 for further discussion of the Company’s share-based compensation.

F-10
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Transfers of Financial Assets
The Company enters into arrangements to sell certain financial assets (i.e., monetize its trade accounts receivables). For a transfer of financial assets to be considered a sale, the asset must be legally isolated from the Company and the purchaser must have control of the asset. Determining whether all the requirements have been met includes an evaluation of legal considerations, the extent of the Company’s continuing involvement with the assets transferred and any other relevant considerations. When the true sales criteria are met, the Company derecognizes the carrying value of the financial asset transferred and recognizes a net gain or loss on the sale. The proceeds from these arrangements with third party purchasers are reflected as cash provided by operating activities in the consolidated statements of cash flows. If the sales criteria are not met, the transfer is considered a secured borrowing and the financial asset remains on the consolidated balance sheets with proceeds from the sale recognized as debt and recorded as cash flows from financing activities in the consolidated statements of cash flows. See Note 20 for discussion of the Company’s accounts receivable monetization.
Net Loss Per Share
Basic net loss per share is calculated based on the weighted average common shares outstanding for the period. Basic and diluted net loss per share for the years ended March 31, 2025, 2024 and 2023 is presented below:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions, except per share amounts)
Basic and Diluted Net Loss Per Common Share:
Numerator:
Net loss attributable to Lionsgate Studios Corp. shareholders	$(128.5)	$(93.5)	$(0.3)
Recovery (accretion) of redeemable noncontrolling interest	5.0	(11.9)	—

Net loss attributable to Lionsgate Studios Corp. shareholders after accretion of redeemable noncontrolling interest	$(123.5)	$(105.4)	$(0.3)

Denominator:
Weighted average common shares outstanding	284.6	253.4	253.4

Basic and diluted net loss per common share	$(0.43)	$(0.42)	$0.00

For periods prior to the Studio Separation, basic and diluted net loss per share per share was calculated based on the 253.4 million shares issued to Old Lionsgate at the closing of the Business Combination.
Additionally, for the years ended March 31, 2025, 2024 and 2023, the outstanding common shares issuable presented below were excluded from diluted net loss per common share because they are contingently issuable upon certain vesting criteria that have not been met as of the reporting period.

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
SEAC Sponsor Options	2.2	—	—

F-10
5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements
Accounting Guidance Adopted in Fiscal 2025
Segment Reporting:
 In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2023-07,
 Improvements to Reportable Segment Disclosures
. The amendments in this update expanded disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker (“CODM”) uses reported segment profit or loss information in assessing segment performance and allocating resources. This guidance was effective for the Company beginning with these financial statements issued for the fiscal year ended March 31, 2025, and the Company has applied this guidance to all periods presented (see Note 17).
Accounting Guidance Not Yet Adopted
Income Taxes:
 In December 2023, the FASB issued ASU
2023-09,
 Income Taxes (Topic 740): Improvements to Income Tax Disclosures,
 requiring public business entities, on an annual basis, to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. Additionally, the guidance requires all entities to disaggregate disclosures by jurisdiction on the amount of income taxes paid (net of refunds received), income or loss from continuing operations before income tax expense (or benefit) and income tax expense (or benefit) from continuing operations. This guidance is effective for fiscal years beginning after December 15, 2024, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2026. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Income Statement:
 In November 2024, the FASB issued ASU
2024-03,
 Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic
220-40):
Disaggregation of Income Statement Expenses (Subtopic
220-40),
 requiring public business entities to disclose additional information about specific expense categories in the notes to financial statements at interim and annual reporting periods. This ASU is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The disclosures required under the ASU can be applied either prospectively to financial statements issued for reporting periods after the effective date or retrospectively to any or all periods presented in the financial statements. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.
Business Combinations:
 In May 2025, the FASB issued ASU
2025-03,
 Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity.
 This standard clarifies the guidance in determining the acquirer in an acquisition transaction effected primarily by exchanging equity interests when the legal acquiree is a VIE that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. This guidance is effective for fiscal years beginning after December 15, 2026, and therefore will be effective beginning with the Company’s financial statements issued for the fiscal year ending March 31, 2028 and interim reporting periods beginning in fiscal 2029, with early adoption permitted. The amendments are required to be applied prospectively to any acquisition transaction that occurs after the initial application date. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statements and disclosures.

6

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

2. Business Combination
As discussed in Note 1, on May 13, 2024 (the “Closing Date”) the Company consummated the transactions contemplated by the Business Combination (the “Closing”).
The following table presents the number of Legacy LG Studios Common Shares issued in connection with the Closing:

Number of Legacy LG Studios Common Shares Issued
Shares issued to SEAC public shareholders (1)	7,027,873
Shares issued to SEAC Sponsor and its permitted transferees (2)	2,010,000
Shares issued to PIPE Investors (3)	25,759,430
Additional shares issued (4)	448,127

Total shares issued in Business Combination and related transactions	35,245,430
Shares issued to Old Lionsgate (5)	253,435,794

Total Legacy Lionsgate Studios Common Shares following the Closing of the Business Combination	288,681,224

(1)
Reflects 7,027,873 Legacy LG Studios Common Shares issued to holders of Class A ordinary shares of SEAC (the “SEAC Class A Ordinary Shares”) which were subject to possible redemption. This reflects the 75,000,000 SEAC Class A Ordinary Shares outstanding as of March 31, 2024, net of 67,972,127 SEAC Class A Ordinary Shares which were redeemed prior to the Closing for $730.1 million in aggregate at a weighted average redemption price of $10.745 per share.

(2)
Reflects 2,010,000 Legacy LG Studios Common Shares issued to Eagle Equity Partners V, LLC (the “SEAC Sponsor”) and its permitted transferees in connection with their SEAC Class A Ordinary Shares held after the conversion of their Class B ordinary shares of SEAC (the “SEAC Class B Ordinary Shares”) and repurchase of 16,740,000 SEAC Class B Ordinary Shares pursuant to the Sponsor Securities Repurchase, as described below, prior to the Business Combination. The number of Legacy LG Studios Common Shares issued excludes options issued in the Sponsor Securities Repurchase described below, for the purchase of 2,200,000 Legacy LG Studios Common Shares subject to certain vesting restrictions pursuant to the Sponsor Option Agreement described below.

(3)
Reflects 14,141,559 Legacy LG Studios Common Shares issued at a purchase price of $9.63 per share and 11,617,871 Legacy LG Studios Common Shares issued at a purchase price of $10.165 per share, to certain institutional and accredited investors (the “PIPE Investors”) pursuant to subscription agreements as described below. Amounts exclude 1,953,976 PIPE Shares for which Reduction Rights as described below were exercised.

(4)
Reflects 254,200 Legacy LG Studios Common Shares issued pursuant to share purchase and/or non-redemption
agreements (the
“Non-Redemption
Agreements”) SEAC and New SEAC entered into with certain investors prior to the Business Combination and 193,927 Legacy LG Studios Common Shares issued to certain PIPE Investors for which Reduction Rights, as described below, were exercised.

(5)
Reflects 253,435,794 Legacy LG Studios Common Shares issued to Old Lionsgate through a series of transactions, including an amalgamation of StudioCo and New SEAC, as consideration for the cancellation and exchange of each then issued and outstanding common share, without par value, of StudioCo. Under the recapitalization accounting, these shares are reflected as issued and outstanding as of the beginning of the earliest period presented in the consolidated statements of equity (deficit).

F-1
07

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table presents and reconciles elements of the Business Combination and related transactions to the consolidated statement of cash flows and the consolidated statement of equity (deficit) for the year ended March 31, 2025 (amounts in millions):

Gross cash proceeds from SEAC trust account, net of redemptions (1)	$75.7
Gross cash proceeds from PIPE Investment, net of Reduction Rights exercised (2)	254.3

Total gross cash proceeds	330.0
Less: SEAC warrant exchange payment (3)	(12.5)
Less: SEAC transaction costs	(20.1)
Less: Legacy Lionsgate Studios transaction costs	(19.2)

Net proceeds from the Business Combination and related equity issuances per the consolidated statement of equity (deficit)	278.2
Add: Transaction costs accrued and not paid, net of transaction costs previously paid	3.5

Net cash proceeds from the Business Combination and related equity issuances per the consolidated statement of cash flows	$281.7

(1)
Reflects the remaining $75.7 million in SEAC’s trust account, established at the consummation of SEAC’s initial public offering, after redemptions. As described above, 7,027,873 Legacy LG Studios Common Shares were issued to holders of SEAC Class A Ordinary Shares which were subject to possible redemption and not redeemed prior to the Closing.

(2)	Reflects the gross proceeds from the issuance of 25,759,430 Legacy LG Studios Common Shares to PIPE Investors, net of Reduction Rights exercised.
(3)
Prior to the Closing, each of the then issued and outstanding whole warrants of SEAC, sold as part of SEAC’s initial public offering (the “SEAC Public Warrants”) was automatically exchanged for $0.50 in cash pursuant to the terms of an amendment to the agreement governing the SEAC Public Warrants. As of the Closing, no SEAC Public Warrants were outstanding.

PIPE Investment
Concurrently with the execution of the Business Combination Agreement, SEAC, New SEAC and Old Lionsgate entered into subscription agreements with PIPE Investors (the “Initial Subscription Agreements”) pursuant to which PIPE Investors agreed to purchase from the Company an aggregate of 18,172,378 Legacy LG Studios Common Shares (the “Initial PIPE Shares”), at a purchase price of $9.63 per share, immediately following the Closing.
Pursuant to the Initial Subscription Agreements, certain PIPE Investors elected to offset their commitment under their Initial Subscription Agreement (the “Reduction Right”) with respect to 1,953,976 PIPE Shares, which reduced the Initial PIPE Shares to 16,218,402 shares. PIPE Investors that exercised Reduction Rights were entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every SEAC Class A Ordinary Share for which it exercised its Reduction Right, and resulted in 193,927 newly issued SEAC Class A Ordinary Shares being issued, which ultimately resulted in 193,927 Legacy LG Studios Common Shares as reflected in the table above.
Prior to the close of the Business Combination, SEAC, New SEAC and Old Lionsgate entered into additional subscription agreements with additional PIPE Investors pursuant to which such PIPE Investors agreed

F-1
08

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to purchase from the Company an aggregate of 11,617,871 Legacy LG Studios Common Shares at a purchase price of $10.165 per share, immediately following the Closing.
The aggregate gross proceeds from the PIPE Investment received at the Closing was $254.3 million, which amount excludes an aggregate of approximately $20.0 million that remains due from a PIPE Investor that subscribed for 2,076,843 Legacy LG Studios Common Shares pursuant to the Initial Subscription Agreements.
Sponsor Option; Lions Gate Parent Issuance and Sponsor Issuance
In connection with the Business Combination, SEAC repurchased 16,740,000 of the SEAC Class B Ordinary Shares, representing the SEAC Class B Ordinary Shares in excess of 1,800,000 held by the SEAC Sponsor (the “Sponsor Securities Repurchase”), in exchange for an aggregate of $1.00 and 2,200,000 options of SEAC (the “SEAC Sponsor Options”) each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share, (the “Sponsor Option Agreement”). In connection with the Business Combination, the SEAC Sponsor Options ultimately became options to purchase Legacy LG Studios Common Shares pursuant to the terms of the Sponsor Option Agreement, see Note 14. After the repurchase of the SEAC Class B Ordinary Shares, there were 2,010,000 SEAC Class B Ordinary Shares outstanding (consisting of the 1,800,000 and 210,000 of SEAC Class B Ordinary Shares held by the SEAC Sponsor and the independent directors and advisors, respectively) which automatically converted into SEAC Class A Ordinary Shares and were exchanged for 2,010,000 Legacy LG Studios Common Shares as reflected in the table above. In connection with the Starz Separation, on May 6, 2025, Legacy Lionsgate Studios entered into an amendment to the Sponsor Option Agreement, pursuant to which Lionsgate was made a party to the Sponsor Option Agreement and SEAC Sponsor Options became options to purchase Lionsgate common shares, see Note 22.
Non-Redemption
Agreements
In connection with the Business Combination, SEAC and New SEAC entered into non-redemption
agreements with certain investors (the
“Non-Redemption
Investors”), pursuant to which
Non-Redemption
Investors who met the terms and conditions set forth in the
non-redemption
agreement were entitled to purchase from SEAC a fractional share of newly issued SEAC Class A Ordinary Shares at a nominal purchase price for every Purchase Commitment Share, as defined in the non-redemption
agreement, purchased. As a result, 254,200 newly issued SEAC Class A Ordinary Shares were issued to the
Non-Redemption
Investors, which ultimately resulted in 254,200 Legacy LG Studios Common Shares as reflected in the table above.
Intercompany Note Repayment
Following the close of the Business Combination, the Company transferred the aggregate transaction proceeds less the SEAC warrant exchange payment and SEAC transaction expenses, in cash to Old Lionsgate in partial repayment of the Intercompany Note, see Note 8.
3. Acquisitions
Acquired Library
On June 5, 2024, the Company invested approximately $35.0 million for a 51% members’ interest in a newly formed limited liability company, CP LG Library Holdings, LLC (“CP LG”), with the Company designated as the managing member of CP LG. CP LG used the funds received from the Company, along with funds invested by the 49% member, to acquire a library of 46 films for approximately $68.6 million. Also on June 5, 2024, the Company entered into a distribution agreement with CP LG to distribute the titles in the

F-1
09

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquired library. The purchase included the film library (of which $48.3 million of the purchase price was allocated to investment in film and television programs for the film library), accounts receivable and certain liabilities associated with the film library, most notably participations and residuals liabilities.
The Company determined that CP LG is a VIE for which it is the primary beneficiary and is consolidated under the applicable accounting guidance as the Company has the power to direct the significant activities and the right to receive benefits and obligation to absorb losses of CP LG. The Company concluded that the acquired library and related assets and liabilities was not a business and therefore, accounted for the acquisition as an initial consolidation of a VIE that is not a business under the applicable accounting guidance. There was no gain or loss recognized upon initial consolidation of the VIE as the sum of the fair value of the consideration paid and noncontrolling interest equaled the fair value of the net assets on the acquisition date. See Note 12 for the noncontrolling interest recorded related to CP LG.
As of March 31, 2025, the consolidated balance sheet included assets and liabilities of CP LG totaling $63.3 million (which is primarily comprised of investment in film and television programs) and $7.7 million, respectively. The assets and liabilities of CP LG primarily consist of accounts receivable, investment in film and television programs, and participations and residuals.
eOne Acquisition
On December 27, 2023, Old Lionsgate and its subsidiaries, Lions Gate Entertainment Inc., a Delaware corporation (“LGEI”), and Lions Gate International Motion Pictures S.à.r.l., a Luxembourg société à responsabilité limitée (“LGIMP” and, with the Company and LGEI, collectively the “Buyers”), completed the acquisition of all of the issued and outstanding equity interests of the companies constituting the Entertainment One television and film (“eOne”) business from Hasbro, Inc., a Rhode Island corporation (“Hasbro”), pursuant to that certain Equity Purchase Agreement (the “Purchase Agreement”) dated August 3, 2023. The aggregate cash purchase price was approximately $373.1 million. The acquisition of eOne, a film and television production and distribution company, builds the Company’s film and television library, strengthens the Company’s scripted and unscripted television business, and continues to expand the Company’s presence in Canada and the U.K.
The acquisition was accounted for under the acquisition method of accounting, with the financial results of eOne included in the Company’s consolidated results from December 27, 2023. Revenues and loss before income taxes from eOne for the period from December 27, 2023 through March 31, 2024 amounted to approximately $113.8 million and $4.9 million, respectively. The Company incurred approximately $1.0 million and $9.4 million of acquisition-related costs that were expensed in restructuring and other during the fiscal years ended March 31, 2025 and 2024, respectively.

F-11
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allocation of Purchase Consideration.
 The Company has made an allocation of the purchase price of eOne to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair value as follows:

(Amounts in millions)
Cash and cash equivalents	$54.1
Accounts receivable	293.2
Investment in films and television programs	370.2
Property and equipment	14.0
Intangible assets	4.0
Other assets (1)	172.4
Accounts payable and accrued liabilities	(69.3)
Content related payables	(38.8)
Participations and residuals (1)	(202.9)
Film related obligations (1)	(105.8)
Other liabilities and deferred revenue (1)	(130.9)

Fair value of net assets acquired	360.2
Goodwill	12.9

Purchase price consideration	$373.1

(1)	Includes current and non-current amounts.
The goodwill amount reflected in the table above arises from the opportunity for strengthening the Company’s global distribution infrastructure and enhanced positioning for motion picture and television projects and selling opportunities. The goodwill will not be amortized for financial reporting purposes, and will not be deductible for federal tax purposes. The fair value measurements were primarily based on significant inputs that are not observable in the market, such as discounted cash flow (DCF) analyses, and thus represent Level 3 fair value measurements.
Investment in films and television programs includes the fair value of completed films and television programs which have been produced by eOne or for which eOne has acquired distribution rights, as well as the fair value of films and television programs in production, pre-production
and development. For investment in films and television programs, the fair value was estimated based on forecasted cash flows discounted to present value at a rate commensurate with the risk of the assets. Titles that were released less than three years prior to the acquisition date (December 27, 2023) were valued individually and will be amortized using the individual film forecast method, based on the ratio of current period revenues to management’s estimated remaining total gross revenues to be earned (“ultimate revenue”). Titles released more than three years prior to the acquisition date were valued as part of a library and will be amortized on a straight-line basis over the estimated useful life of 5 years to 10 years.
The intangible assets acquired include trade names with a weighted average estimated useful life of 5 years. The fair value of the trade names was estimated based on the present value of the hypothetical cost savings that could be realized by the owner of the trade names as a result of not having to pay a stream of royalty payments to another party. These cost savings were calculated based on a DCF analysis of the hypothetical royalty payment that a licensee would be required to pay in exchange for use of the trade names, reduced by the tax effect realized by the licensee on the royalty payments.
Other fair value adjustments were made to property and equipment and right-of-use
lease assets to reflect the fair value of certain assets upon acquisition.

F-11
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Deferred taxes, net of any required valuation allowance, were adjusted to record the deferred tax impact of acquisition accounting adjustments primarily related to amounts allocated to film and television programs, other intangible assets, and certain property and equipment, right-of-use
lease assets, and other liabilities.
The fair value of eOne’s cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, participations and residuals, film related obligations and other liabilities were estimated to approximate their book values.
Pro Forma Statement of Operations Information.
 The following unaudited pro forma condensed consolidated statement of operations information presented below illustrates the results of operations of the Company as if the acquisition of eOne as described above occurred on April 1, 2023. The unaudited pro forma condensed consolidated financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the acquisition had occurred on April 1, 2023, nor is it indicative of future results. The statement of operations information below includes (i) the statement of operations of eOne for the nine months ended December 27, 2023 combined with the Company’s statement of operations for the fiscal year ended March 31, 2024 (which includes the operations of eOne since the December 27, 2023 acquisition date).

Year Ended March 31, 2024
(Amounts in millions)
Revenues	$3,380.0
Net loss attributable to Lionsgate Studios Corp. shareholders	(376.5)
The unaudited pro forma condensed consolidated financial information includes, where applicable, adjustments for (i) reductions in amortization expense from the fair value adjustments to investment in films and television programs, (ii) reduction in amortization expense related to acquired intangible assets, (iii) reduction in depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time
non-recurring
costs, (v) increase in interest expense resulting from financing the acquisition with borrowings under the Company’s revolving credit facility, (vi) elimination of intercompany activity between eOne and the Company, and (vii) associated tax-related
impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the acquisition of eOne on the Company’s historical financial information on a supplemental pro forma basis. The unaudited pro forma condensed consolidated statement of operations information does not include adjustments related to integration activities, operating efficiencies or cost savings. In addition, the unaudited pro forma condensed consolidated financial information for the year ended March 31, 2024 includes an impairment of goodwill and trade name of $296.2 million which was reflected in the statement of operations of eOne for the nine months ended December 27, 2023.
The results of operations of eOne were reflected beginning December 27, 2023, in the Motion Picture and Television Production reportable segments of the Company.

F-11
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4. Investment in Films and Television Programs
The predominant monetization strategy for all of the Company’s investments in films and television programs is on an individual film basis. Total investment in films and television programs is as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Investment in Films and Television Programs:
Released, net of accumulated amortization	$987.3	$992.2
Completed and not released	135.1	225.4
In progress	783.0	644.4
In development	87.2	67.0

Investment in films and television programs, net	$1,992.6	$1,929.0

(1)	At March 31, 2025, the unamortized balance related to completed and not released and in progress theatrical films was $680.9 million.
(2)
Production tax credits reduced total investment in films and television programs by $243.6 million and $112.2 million during the years ended March 31, 2025 and 2024, respectively, which resulted in a reduction of direct operating expense related to the amortization of investment in films and television programs cost of approximately $112.0 million and $70.6 million for the years ended March 31, 2025 and 2024, respectively.

At March 31, 2025, acquired film and television libraries have remaining unamortized costs of $235.7 million, which are monetized individually and are being amortized on a straight-line basis or the individual-film-forecast method over a weighted average remaining period of approximately 13.3 years (March 31, 2024 - unamortized costs of $223.1 million).
Amortization of investment in film and television programs was $1,642.1 million, $1,347.8 million and $1,649.3 million for the years ended March 31, 2025, 2024 and 2023, respectively, and was included in direct operating expense in the consolidated statements of operations.
The table below summarizes estimated future amortization expense for the Company’s investment in film and television programs as of March 31, 2025:

	Year Ending March 31,
	2026	2027	2028
	(Amounts in millions)
Estimated future amortization expense:
Released investment in films and television programs	$333.5	$182.1	$146.9
Completed and not released investment in films and television programs	$90.4	n/a	n/a

F-11
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impairments.
 Investment in films and television programs includes write-downs to fair value, which are included in direct operating expense on the consolidated statements of operations, and represented the following amounts by segment for the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Impairments by segment:
Included in direct operating expense (1) :
Motion Picture	$19.7	$34.6	$6.2
Television Production	6.7	8.4	4.6
Impairments not included in segment operating results (2) :
Included in restructuring and other	7.2	12.8	—

	$33.6	$55.8	$10.8

(1)	Impairments included in direct operating expense are included in the amortization expense amounts disclosed above.
(2)
Amounts in fiscal 2025 primarily represent content impairments related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in fiscal 2024 represent development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. See Note 16.

5. Property and Equipment

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Leasehold improvements	$33.9	$34.4
Property and equipment	17.5	18.1
Computer equipment and software	96.6	84.2

	148.0	136.7
Less accumulated depreciation and amortization	(115.1)	(100.6)

	32.9	36.1
Land	1.2	1.2

	$34.1	$37.3

During the fiscal year ended March 31, 2025, depreciation expense amounted to $12.9 million (2024 - $10.3 million; 2023 - $12.2 million).
6. Investments
The Company’s investments consisted of the following:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Investments in equity method investees	$68.1	$68.4
Other investments (1)	9.7	6.4

	$77.8	$74.8

F-11
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Other investments represents equity investments without readily determinable fair values.
Equity Method Investments:
The Company has investments in various equity method investees with ownership percentages ranging from approximately 6% to 49%. These investments include:
Spyglass.
 Spyglass is a global premium content company, focused on developing, producing, financing and acquiring motion pictures and television programming across all platforms for worldwide audiences. On April 17, 2025, the Company sold its equity method ownership interest in Spyglass. See Note 22 for further information.
STARZPLAY Arabia.
 STARZPLAY Arabia (Playco Holdings Limited) offers a STARZ-branded online subscription video-on-demand
service in the Middle East and North Africa. On October 17, 2022, the Company sold a portion of its ownership interest in STARZPLAY Arabia and received net proceeds of $43.4 million, and the Company recorded a gain of $43.4 million on the sale which is included in gain on investments in the Company’s consolidated statements of operations. Subsequent to the transaction, the Company continues to hold a minority ownership interest in STARZPLAY Arabia.
Roadside Attractions
. Roadside Attractions is an independent theatrical distribution company.
Pantelion Films.
 Pantelion Films is a joint venture with Videocine, an affiliate of Televisa, which produces, acquires and distributes a slate of English and Spanish language feature films that target Hispanic moviegoers in the U.S.
42.
 42 is a fully integrated management and production company, producing film, television and content, representing actors, writers, directors, comedians, presenters, producers, casting directors and media book rights; with offices in London and Los Angeles.
Other.
 In addition to the equity method investments discussed above, the Company holds ownership interests in other immaterial equity method investees.
7. Goodwill and Intangible Assets
Goodwill
Changes in the carrying value of goodwill by reporting segment were as follows:

	Motion Picture	Television Production	Total
	(Amounts in millions)
Balance as of March 31, 2023	$393.7	$401.9	$795.6
Acquisition of eOne (see Note 3)	1.0	4.8	5.8
Measurement period adjustments (1)	3.9	5.9	9.8

Balance as of March 31, 2024	$398.6	$412.6	$811.2
Measurement period adjustments (2)	(1.7)	(1.0)	(2.7)

Balance as of March 31, 2025	$396.9	$411.6	$808.5

F-11
5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)
Fiscal 2024:
 Measurement period adjustments in fiscal 2024 for the acquisition of eOne reflect an increase to goodwill of $9.8 million resulting from a net decrease in estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of net decreases to accounts receivable and other assets of $11.4 million and $12.4 million, respectively, partially offset by a net increase to investment in films and television programs of $4.0 million, and net decreases to content related payables of $1.9 million, accrued liabilities of $3.8 million, participations and residuals of $1.9 million, and deferred revenue of $2.4 million.

(2)
Fiscal 2025:
 Measurement period adjustments in fiscal 2025 for the acquisition of eOne reflect a decrease to goodwill of $2.7 million resulting from an adjustment to the purchase price related to a settlement of certain working capital items of $12.0 million partially offset by a net decrease in the estimated fair value of the net assets acquired. The decrease in the estimated fair value of the net assets acquired consisted of a net decrease to accounts receivable of $5.6 million, a net decrease in investment in films and television programs of $1.6 million, net increases to content related payables of $3.4 million, participations and residuals of $1.0 million, and accrued and other liabilities of $1.9 million, partially offset by a net increase to other assets of $4.2 million.

Intangible Assets
Finite-Lived Intangible Assets.
 Finite-lived intangible assets consisted of the following:

	March 31, 2025			March 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(Amounts in millions)
Finite-lived intangible assets subject to amortization:
Customer relationships	$31.0	$14.1	$16.9	$31.0	$12.1	$18.9
Trademarks and trade names	7.6	4.0	3.6	7.6	3.0	4.6
Other	23.9	23.6	0.3	23.9	21.7	2.2

	$62.5	$41.7	$20.8	$62.5	$36.8	$25.7

Amortization expense associated with the Company’s intangible assets for the fiscal years ended March 31, 2025, 2024, and 2023 was approximately $4.9 million, $5.3 million, and $5.7 million, respectively. Amortization expense remaining relating to intangible assets for each of the years ending March 31, 2026 through 2030 is estimated to be approximately $3.3 million, $3.0 million, $3.0 million, $2.7 million, and $2.1 million, respectively.

F-1
16

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

8. Debt
Total debt of the Company, excluding film related obligations, was as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Intercompany Revolver (1)	$81.6	$—
Intercompany Note:
LGTV Revolver (2)	—	575.0
LGTV Term Loan A (2)	314.4	399.3
LGTV Term Loan B (2)	—	819.2
eOne IP Credit Facility	323.0	—
LG IP Credit Facility	978.8	—

Total corporate debt	1,697.8	1,793.5
Unamortized debt issuance costs	(24.8)	(10.2)

Total debt, net	1,673.0	1,783.3
Less current portion	(215.6)	(860.3)

Non-current portion of debt	$1,457.4	$923.0

(1)
In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Intercompany Revolver were repaid in full. See
 Starz Separation
 below and Note 22 for further information.

(2)
As of March 31, 2024, amounts reflect the balances outstanding under Old Lionsgate’s Credit Agreement (including the revolving credit facility, term loan A and term loan B, together referred to as the “Old Lionsgate Senior Credit Facilities”) prior to the Company’s entry into the Intercompany Note with LGCH described below. In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Intercompany Note were repaid in full. See
 Starz Separation
 below and Note 22 for further information.

The following table sets forth future annual contractual principal payment commitments of debt as of March 31, 2025:

	Maturity Date	Year Ending March 31,
Debt Type		2026	2027	2028	2029	2030	Thereafter	Total
		(Amounts in millions)
Intercompany Revolver (1)	—	$81.6	$—	$—	$—	$—	$—	$81.6
Intercompany Note (1) :
LGTV Revolver	April 2026	—	—	—	—	—	—	—
LGTV Term Loan A	April 2026	—	314.4	—	—	—	—	314.4
eOne IP Credit Facility	July 2029	34.0	34.0	34.0	34.0	187.0	—	323.0
LG IP Credit Facility	September 2029	100.0	100.0	100.0	100.0	578.8	—	978.8

		$215.6	$448.4	$134.0	$134.0	$765.8	$—	$1,697.8

Less aggregate unamortized debt issuance costs								(24.8)

								$1,673.0

(1)
In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Intercompany Revolver and Intercompany Note were repaid in full. See
 Starz Separation
 below and Note 22 for further information.

7

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intercompany Note and Intercompany Revolver
Intercompany Revolver
. In connection with the Studio Separation and Business Combination, on May 13, 2024, LGAC International LLC, a Delaware limited liability company and wholly owned consolidated subsidiary of the Company (“LGAC International”) and Lions Gate Capital Holdings 1, Inc., a Delaware corporation and subsidiary of Old Lionsgate (“LGCH1”), which is not a consolidated subsidiary of Legacy Lionsgate Studios, entered into a revolving credit agreement (the “Intercompany Revolver”), pursuant to which LGAC International and LGCH1 agreed to make revolving loans to each other from time to time, provided that the net amount owing by one party to the other at any particular time may not exceed $150.0 million. Amounts advanced by one party were used to repay existing indebtedness owing to the other party thereunder, if any, such that at no time were amounts owed in both directions. The net amount owed under the Intercompany Revolver, at any time, bore interest on the outstanding principal amount at a rate equal to adjusted term SOFR plus 1.75%. In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Intercompany Revolver were repaid in full. See
 Starz Separation
 below and Note 22 for further information.
Intercompany Note.
 In connection with the Studio Separation and Business Combination, on May 8, 2024, Lions Gate Capital Holdings LLC, a Delaware limited liability company and subsidiary of Old Lionsgate (“LGCH”), which is not a consolidated subsidiary of Legacy Lionsgate Studios, as lender, entered into an intercompany note and assumption agreement (the “Intercompany Note”) with Lions Gate Television Inc., a Delaware corporation and wholly owned consolidated subsidiary of the Company (“LGTV”), as borrower and assuming party.
Pursuant to the Intercompany Note, LGTV was able to borrow up to $1.1 billion from LGCH on a revolving basis (the “LGTV Revolver”). LGTV also assumed balances of $399.3 million in term A loans (“LGTV Term Loan A”) and $819.2 million in term B loans (“LGTV Term Loan B” and together with the LGTV Revolver and the LGTV Term Loan A, the “LGTV Loans”). Assumed balances of the LGTV Term Loan A and LGTV Term Loan B reflected the outstanding balances of Old Lionsgate’s term loan A and term loan B under the credit and guarantee agreement dated December 8, 2016, as amended (the “Old Lionsgate Credit Agreement”). The terms of the Intercompany Note provide that the outstanding obligations and debt service requirements (principal and interest payments) of the Company remain substantially similar to the amounts and terms reflected in historical periods prior to the Studio Separation. In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Intercompany Note were repaid in full. See
 Starz Separation
 below and Note 22 for further information.
LGTV Revolver Availability of Funds
 & Commitment Fee.
 The Company’s borrowing capacity under the LGTV Revolver was $1.1 billion, and as of March 31, 2025 there was $1.1 billion available thereunder. LGTV was required to pay a quarterly commitment fee on the revolving credit facility of 0.250% to 0.375% per annum, depending on Old Lionsgate’s achievement of certain leverage ratios, as defined in the Old Lionsgate Credit Agreement.
Maturity Date:

•	LGTV Revolver & LGTV Term Loan A: April 6, 2026. See Starz Separation below.

•	LGTV Term Loan B: In November 2024, the Company paid in full the LGTV Term Loan B which was due March 24, 2025. See the “Other Debt Transactions” section below.
Interest:

•	LGTV Revolver & LGTV Term Loan A: The LGTV Revolver and LGTV Term Loan A bore interest at a rate per annum equal to SOFR plus 0.10% plus 1.75% margin (or an alternative base rate plus

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18

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

0.75%), with a SOFR floor of zero. The margin was subject to potential increases of up to 50 basis points (two increases of 25 basis points each) upon certain increases to net first lien leverage ratios, as defined in the Old Lionsgate Credit Agreement (effective interest rate of 6.17% as of March 31, 2025, before the impact of interest rate swaps, see Note 19 for interest rate swaps).

•	LGTV Term Loan B: The LGTV Term Loan B bore interest at a rate per annum equal to SOFR plus 0.10% plus 2.25% margin, with a SOFR floor of zero (or an alternative base rate plus 1.25% margin).
Required Principal Payments:

•
LGTV Term Loan A:
 Principal payments were required in an amount equal to LGTV’s pro rata share (as determined by LGCH in its reasonable discretion) of the principal payments due and payable under the Old Lionsgate Credit Agreement. The Old Lionsgate Credit Agreement required quarterly principal payments, at quarterly rates of 1.75% and increasing to 2.50% beginning September 30, 2024 through March 31, 2026, with the balance payable at maturity.

The LGTV Term Loan A also required mandatory prepayments in the event LGCH is required to make a mandatory repayment pursuant to the terms of the Old Lionsgate Credit Agreement. The Old Lionsgate Credit Agreement required repayment in connection with certain asset sales, subject to certain significant exceptions.
Optional Prepayment:

•	LGTV Revolver & LGTV Term Loan A: The Company may voluntarily prepay the LGTV Loans at any time without premium or penalty.
Guarantee and Security Matters.
 The Company and certain of its subsidiaries were guarantors under the Old Lionsgate Senior Credit Facilities. The Old Lionsgate Senior Credit Facilities were secured by a security interest in substantially all of the assets of Old Lionsgate and the Guarantors (as defined in the Old Lionsgate Credit Agreement), subject to certain exceptions. The Intercompany Note and the Intercompany Revolver are not secured obligations of the obligors thereunder. In the event the Company and its subsidiaries that are Guarantors cease to be Guarantors under the Old Lionsgate Senior Credit Facilities, LGCH had the right to cause the Company and such subsidiaries to take actions to become guarantors under the Intercompany Note and provide security over property or assets previously pledged under the Old Lionsgate Senior Credit Facilities.
Covenants.
 The Intercompany Note contained representations and warranties, events of default and affirmative and negative covenants that are customary for similar financings. In addition, the Intercompany Note required the Company observe and perform each of the covenants set forth in the Old Lionsgate Credit Agreement which include, among other things and subject to certain significant exceptions, restrictions on the ability to declare or pay dividends, create liens, incur additional indebtedness, make investments, dispose of assets and merge or consolidate with any other person. In addition, a net first lien leverage maintenance covenant and an interest coverage ratio maintenance covenant apply to the Old Lionsgate Credit Agreement and were tested quarterly by Old Lionsgate. These covenants and ratios are applicable to and computed for the applicable entities pursuant to the Old Lionsgate Credit Agreement, which includes Old Lionsgate subsidiaries which are not part of the Company. As of March 31, 2025, the Company and Old Lionsgate were in compliance with all applicable covenants.
Sale Transaction or Change of Control.
 LGTV was required to prepay the LGTV Loans immediately prior to or simultaneously with the closing of any Sale Transaction or Change of Control, as defined in the Intercompany Note.

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LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Starz Separation.
 In connection with the Starz Separation, all outstanding obligations in respect of principal, interest and fees under the Old Lionsgate Credit Agreement, were repaid in full and all commitments thereunder were terminated. See Note 22.
On May 6, 2025, all outstanding obligations in respect of principal, interest and fees were repaid in full and all commitments were terminated under each of (i) Intercompany Revolver and (ii) the Intercompany Note.
eOne IP Credit Facility.
 In July 2024, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “eOne IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles acquired as part of the eOne acquisition. The maximum principal amount of the eOne IP Credit Facility is $340.0 million, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. The eOne IP Credit Facility is subject to quarterly required principal payments of $8.5 million, beginning November 14, 2024, with the balance payable at maturity. Advances under the eOne IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.57% as of March 31, 2025, before the impact of interest rate swaps, see Note 19 for interest rate swaps). The eOne IP Credit Facility matures on July 3, 2029.
LG IP Credit Facility.
 In September 2024, certain subsidiaries of the Company entered into a $455.0 million senior secured amortizing term credit facility (the “LG IP Credit Facility”) based on and secured by the Company’s intellectual property rights primarily associated with certain titles. In November 2024 and December 2024, the Company closed amendments which increased the maximum principal amount of the LG IP Credit Facility to $850.0 million, and in March 2025, the Company closed an amendment which increased the maximum principal amount of the LG IP Credit Facility to $1.0 billion, subject to the amount of collateral available, which is based on the valuation of unsold rights from the libraries. As of March 31, 2025, the LG IP Credit Facility is subject to quarterly required principal payments of $25.0 million, with the balance payable at maturity. Advances under the LG IP Credit Facility bear interest at a rate equal to Term SOFR plus 2.25% per annum (effective interest rate of 6.57% as of March 31, 2025, before the impact of interest rate swaps, see Note 19 for interest rate swaps). The LG IP Credit Facility matures on September 30, 2029.
Capacity to Pay Dividends
At March 31, 2025, the capacity to pay dividends significantly exceeded the amount of the Company’s accumulated deficit or net loss, and therefore the Company’s net loss of $126.9 million and accumulated deficit of $1,418.2 million were deemed free of restrictions from paying dividends at March 31, 2025.
Lionsgate Exchange Notes and Existing Notes:
On May 8, 2024, LGCH1, an indirect, wholly-owned subsidiary of Old Lionsgate, which is not a consolidated subsidiary of Legacy Lionsgate Studios, issued $389.9 million aggregate principal amount of 5.5% senior notes due 2029 (the “Exchange Notes”) in exchange for an equivalent amount of Old Lionsgate’s existing 5.5% senior notes due 2029 (the “Existing Notes”). The Exchange Notes initially bear interest at 5.5% annually and mature April 15, 2029, with the interest rate increasing to 6.0% and the maturity date extending to April 15, 2030 effective upon Lionsgate’s completion of the separation of the Starz Business from the Studio Business.
The Exchange Notes and Existing Notes and related interest expense are not reflected in the Company’s consolidated financial statements. The Company and certain of its subsidiaries are guarantors under the Exchange Notes and the Existing Notes. Upon completion of the Starz Separation, the Exchange Notes became obligations of Lionsgate, see Note 22.

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LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The outstanding principal balance of the Exchange Notes and Existing Notes totaled $715.0 million at March 31, 2025 and March 31, 2024.
As of March 31, 2025, Old Lionsgate was in compliance with all applicable covenants with respect to the Exchange Notes and the Existing Notes.
Other Debt Transactions
Fiscal 2025:
LGTV Term Loan A and LGTV Term Loan B Prepayment
. In May 2024, the Company used the proceeds from the equity issuance associated with the Business Combination (Note 2) to prepay $84.9 million principal amount of the LGTV Term Loan A and $214.1 million of the LGTV Term Loan B, together with accrued and unpaid interest thereon.
In September 2024, the Company used the proceeds from the LG IP Credit Facility to prepay $355.1 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.
In November 2024, the Company used the proceeds from the increase in the LG IP Credit Facility to pay in full the remaining $250.0 million principal amount of the LGTV Term Loan B, together with accrued and unpaid interest thereon.
Fiscal 2023:
LGTV Term Loan A Prepayment.
 In April 2022, the Company voluntarily prepaid the entire outstanding principal amount of the LGTV Term Loan A due March 22, 2023 of $193.6 million, together with accrued and unpaid interest.
Loss on Extinguishment of Debt
During the fiscal years ended March 31, 2025, 2024, and 2023, the Company recorded a loss on extinguishment of debt related to the transactions described above as summarized in the table below.

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Loss on Extinguishment of Debt:
Term Loan A and Term Loan B repayment (1)	$(1.8)	$—	$(1.3)
Production loan prepayment (2)	—	(1.3)	—

	$(1.8)	$(1.3)	$(1.3)

(1)	See LGTV Term Loan A and LGTV Term Loan B Prepayment above.
(2)	Represents issuance costs written off in connection with the early prepayment of certain production loans (see Note 9).

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1

LIONSGATE STUDIOS CORP.
NOTES
TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

9. Film Related Obligations

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Film related obligations:
Production Loans	$1,395.4	$1,292.2
Production Tax Credit Facility	280.0	260.0
Backlog Facility and Other	238.9	287.3
Film Library Facility	75.9	109.9

Total film related obligations	1,990.2	1,949.4
Unamortized issuance costs	(7.1)	(11.4)

Total film related obligations, net	1,983.1	1,938.0
Less current portion	(1,617.8)	(1,393.1)

Total non-current film related obligations	$365.3	$544.9

The following table sets forth future annual repayment of film related obligations as of March 31, 2025:

	Year Ending March 31,
	2026	2027	2028	2029	2030	Thereafter	Total
	(Amounts in millions)
Production Loans	$1,395.4	$—	$—	$—	$—	$—	$1,395.4
Production Tax Credit Facility	—	—	280.0	—	—	—	280.0
Backlog Facility and Other	185.1	—	53.8	—	—	—	238.9
Film Library Facility (1)	37.3	38.6	—	—	—	—	75.9

	$1,617.8	$38.6	$333.8	$—	$—	$—	$1,990.2

Less unamortized issuance costs							(7.1)

							$1,983.1

(1)
Repayment dates are based on the projected future cash flows generated from the exploitation of the rights, subject to a minimum guaranteed payment amount, as applicable (see further information below).

Production Loans
.
 Production loans represent individual and multi-title loans for the production of film and television programs that the Company produces. The majority of the Company’s production loans have contractual repayment dates either at or near the expected completion or release dates, with the exception of certain loans containing repayment dates on a longer term basis, and incur primarily SOFR-based interest at a weighted average rate of 5.66% (before the impact of interest rate swaps, see Note 19 for interest rate swaps). Production loans amounting to $1,254.8 million are secured by collateral which consists of the underlying rights related to the intellectual property (i.e. film or television show), and $140.6 million are unsecured.
Production Tax Credit Facility.
 In January 2021, as amended in February 2025, the Company entered into a non-recourse
senior secured revolving credit facility (the “Production Tax Credit Facility”) based on and secured by collateral consisting solely of certain of the Company’s tax credit receivables.
As of March 31, 2025, the maximum principal amount of the Production Tax Credit Facility was $280.0 million, subject to the amount of collateral available, which is based on specified percentages of amounts payable to the Company by governmental authorities pursuant to the tax incentive laws of certain eligible

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2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

jurisdictions that arise from the production or exploitation of motion pictures and television programming in such jurisdiction. Cash collections from the underlying collateral (tax credit receivables) are used to repay the Production Tax Credit Facility. As of March 31, 2025, tax credit receivables amounting to $357.8 million represented collateral related to the Production Tax Credit Facility. Advances under the Production Tax Credit Facility bear interest at a rate equal to SOFR plus 0.10% plus 1.50% per annum or the base rate plus 0.50% per annum (effective interest rate of 5.92% at March 31, 2025). The Production Tax Credit Facility matures on January 27, 2028. As of March 31, 2025, there were no amounts available under the Production Tax Credit Facility. In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million, see Note 22.
Film Library Facility.
 In July 2021, as amended in September 2022, certain subsidiaries of the Company entered into a senior secured amortizing term credit facility (the “Film Library Facility”) based on and secured by the collateral consisting solely of certain of the Company’s rights in certain acquired library titles. The maximum principal amount of the Film Library Facility is $161.9 million, subject to the amount of collateral available, which is based on the valuation of cash flows from the libraries. The cash flows generated from the exploitation of the rights will be applied to repay the Film Library Facility subject to cumulative minimum guaranteed payment amounts as set forth below:

Cumulative Period From September 29, 2022 Through:	Cumulative Minimum Guaranteed Payment Amounts	Payment Due Date
	(in millions)
September 30, 2025	$91.1	November 14, 2025
September 30, 2026	$121.4	November 14, 2026
July 30, 2027	$161.9	July 30, 2027
Advances under the Film Library Facility bear interest at a rate equal to, at the Company’s option, SOFR plus 0.11% to 0.26% depending on the SOFR term (i.e., one or three months) plus 2.25% per annum (with a SOFR floor of 0.25%) or the base rate plus 1.25% per annum (effective interest rate of 6.74% at March 31, 2025). The Film Library Facility matures on July 30, 2027.
Backlog Facility and Other:
Backlog Facility.
 In March 2022, as amended in August 2022, certain subsidiaries of the Company entered into a committed secured revolving credit facility (the “Backlog Facility”) based on and secured by collateral consisting solely of certain of the Company’s fixed fee or minimum guarantee contracts where cash will be received in the future. As of March 31, 2025, the maximum principal amount of the Backlog Facility was $175.0 million, subject to the amount of eligible collateral contributed to the facility. Advances under the Backlog Facility bear interest at a rate equal to Term SOFR plus 0.10% to 0.25% depending on the SOFR term (i.e., one, three or six months), plus an applicable margin amounting to 1.15% per annum. The applicable margin is subject to a potential increase to either 1.25% or 1.50% based on the weighted average credit quality rating of the collateral contributed to the facility (effective interest rate of 5.57% at March 31, 2025). In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility (see Note 22). The Backlog Facility revolving period ends on May 16, 2025, at which point cash collections from the underlying collateral is used to repay the facility. The facility maturity date is up to two years, 90 days after the revolving period ends, currently August 28, 2027. As of March 31, 2025, there was $135.7 million outstanding under the Backlog Facility, and there were no amounts available under the Backlog Facility (March 31, 2024—$175.0 million outstanding).

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3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Other.
 The Company has other loans, which are secured by accounts receivable and contracted receivables which are not yet recognized as revenue under certain licensing agreements. Outstanding loan balances under these “other” loans must be repaid with any cash collections from the underlying collateral if and when received by the Company, and may be voluntarily repaid at any time without prepayment penalty fees. As of March 31, 2025, there was $103.2 million outstanding (March 31, 2024—$112.3 million outstanding,) under the “other” loans, incurring SOFR-based interest at a weighted average rate of 5.88%, with contractual repayment dates in July 2025 and October 2025. As of March 31, 2025, accounts receivable amounting to $36.2 million and contracted receivables not yet reflected as accounts receivable on the balance sheet at March 31, 2025 amounting to $86.1 million represented collateral related to the “other” loans.
Old Lionsgate Film Related Obligations
The Company is a guarantor under certain film related obligations of the Starz Business of Old Lionsgate with an outstanding principal balance of $90.9 million and nil at March 31, 2025 and 2024, respectively, with contractual maturity dates in April 2025.
10.
Leases
The Company has operating leases primarily for office space, studio facilities, and other equipment. The Company’s leases have remaining lease terms of up to approximately 12.25 years.
The components of lease cost were as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Operating lease cost (1)	$66.5	$48.7	$35.3
Short-term lease cost (2)	161.2	96.2	145.0
Variable lease cost (3)	4.3	3.0	2.8

Total lease cost	$232.0	$147.9	$183.1

(1)
Operating lease cost amounts primarily represent the amortization of right-of-use
assets and are included in the “other
non-cash
items” line of the consolidated statements of cash flows. Amounts include costs capitalized during the period for leased assets used in the production of film and television programs.

(2)	Short-term lease cost primarily consists of leases of facilities and equipment associated with film and television productions and are capitalized when incurred.
(3)	Variable lease cost primarily consists of insurance, taxes, maintenance and other operating costs.
Supplemental balance sheet information related to leases was as follows:

Category	Balance Sheet Location	March 31, 2025	March 31, 2024
Operating Leases		(Amounts in millions)
Right-of-use assets	Other assets - non-current	$294.1	344.3

Lease liabilities (current)	Other accrued liabilities	$44.0	44.4
Lease liabilities (non-current)	Other liabilities - non-current	290.7	329.7

		$334.7	$374.1

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4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31, 2025	March 31, 2024
Weighted average remaining lease term (in years):
Operating leases	9.0	9.4
Weighted average discount rate:
Operating leases	5.54%	5.37%
The expected future payments relating to the Company’s lease liabilities at March 31, 2025 are as follows:

Operating Leases
(Amounts in millions)
Year ending March 31,
2026	$56.2
2027	51.0
2028	49.0
2029	46.5
2030	39.3
Thereafter	186.0

Total lease payments	428.0
Less imputed interest	(93.3)

Total	$334.7

As of
March
31, 2025, the Company has entered into certain leases that have not yet commenced primarily related to studio facilities, for which construction related to those leases has not yet been completed. The leases are for terms up to 12.25 years, commencing upon completion of construction (currently expected to be ranging from calendar years 2025 to 2026). The leases include an option to extend the initial term for an additional 10 years to 12 years. The total minimum lease payments under these leases in aggregate are approximately $245.0 million.
11. Fair Value Measurements
Fair Value
Accounting guidance and standards about fair value define fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair Value
Hierarchy
Fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The accounting guidance and standards establish three levels of inputs that may be used to measure fair value:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.

•
Level 2 — Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived

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5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 — Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.
The following table sets forth the assets and liabilities required to be carried at fair value on a recurring basis as of March 31, 2025 and 2024:

	March 31, 2025			March 31, 2024
	Level 1	Level 2	Total	Level 1	Level 2	Total
	(Amounts in millions)
Assets:
Forward exchange contracts (see Note 19)	$—	$1.8	$1.8	$—	$—	$—
Interest rate swaps (see Note 19)	—	—	—	—	35.6	35.6
Liabilities:
Forward exchange contracts (see Note 19)	—	—	—	—	(2.8)	(2.8)
Interest rate swaps (see Note 19)	—	(3.1)	(3.1)	—	—	—
The
following
table sets forth the carrying values and fair values of the Company’s outstanding debt and film related obligations at March 31, 2025 and 2024:

	March 31, 2025		March 31, 2024
	(Amounts in millions)
	Carrying Value	Fair Value (1)	Carrying Value	Fair Value (1)
		(Level 2)		(Level 2)
Intercompany Revolver	$81.6	$81.6	$—	$—
LGTV Revolver	—	—	569.9	575.0
LGTV Term Loan A	313.4	312.9	396.6	397.3
LGTV Term Loan B	—	—	816.9	818.1
eOne IP Credit Facility	317.6	323.0	—	—
LG IP Credit Facility	962.9	978.8	—	—
Production Loans	1,394.1	1,395.4	1,286.2	1,292.2
Production Tax Credit Facility	276.2	280.0	258.7	260.0
Backlog Facility and Other	238.4	238.9	285.4	287.3
Film Library Facility	74.4	75.9	107.6	109.9

(1)
The Company measures the fair value of its outstanding debt and interest rate swaps using discounted cash flow techniques that use observable market inputs, such as SOFR-based yield curves, swap rates, and credit ratings (Level 2 measurements).

The Company’s financial instruments also include cash and cash equivalents, accounts receivable, accounts payable, content related payables, other accrued liabilities, and other liabilities. The carrying values of these financial instruments approximated the fair values at March 31, 2025 and 2024.
12.
Noncontrolling
Interests
Redeemable Noncontrolling Interests
Redeemable noncontrolling interests (included in temporary equity on the consolidated balance sheets) primarily relate to 3 Arts Entertainment and Pilgrim Media Group (prior to the acquisition of additional interest in July 2024), as further described below.

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26

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Redeemable noncontrolling interests are measured at the greater of (i) the redemption amount that would be paid if settlement occurred at the balance sheet date less the amount attributed to unamortized noncontrolling interest discount if applicable, or (ii) the historical value resulting from the original acquisition date value plus or minus any earnings or loss attribution, plus the amount of amortized noncontrolling interest discount, less the amount of cash distributions that are not accounted for as compensation, if any. The amount of the redemption value in excess of the historical values of the noncontrolling interest, if any, is recognized as an increase to redeemable noncontrolling interest and a charge to retained earnings or accumulated deficit.
The table below presents the reconciliation of changes in redeemable noncontrolling interests:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Beginning balance	$123.3	$343.6	$321.2
Net loss attributable to redeemable noncontrolling interests	(1.7)	(14.9)	(9.2)
Noncontrolling interests discount accretion	—	—	13.2
Adjustments to redemption value	(5.0)	83.4	78.4
Other (1)	—	(93.2)	1.7
Cash contributions (distributions)	0.5	(1.0)	(6.6)
Purchase of noncontrolling interest	(23.4)	(194.6)	(55.1)

Ending balance	$93.7	$123.3	$343.6

(1)	In fiscal 2024, amounts represent the reclassification of a portion of the 3 Arts Entertainment redeemable noncontrolling interest from mezzanine equity to a liability, as further described below.
3 Arts Entertainment:
Accounting Prior to Acquisition of Additional Interest in January 2024.
 As of March 31, 2023, the Company had a redeemable noncontrolling interest representing 49% of 3 Arts Entertainment. The noncontrolling interest was subject to put and call options at fair value that were exercisable during the year ended March 31, 2024. The put and call options were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company, the noncontrolling interest holder’s interest prior to the modification discussed below was included in redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets.
The noncontrolling interest holders are employees of 3 Arts Entertainment. Pursuant to the various 3 Arts Entertainment acquisition and related agreements, a portion of the noncontrolling interest holders’ participation in the put and call proceeds was based on the noncontrolling interest holders’ performance during the period. Further, if the employment of a noncontrolling interest holder is terminated, under certain circumstances, their participation in distributions cease and the put and call value was discounted from the fair value of their equity ownership percentage. Accordingly, earned distributions were accounted for as compensation and were being expensed within general and administrative expense as incurred. Additionally, the amount of the put and call proceeds subject to the discount was accounted for as compensation, and amortized within general and administrative expense and reflected as an addition to redeemable noncontrolling interest over the vesting period which ended in November 2022.
A portion of the purchase price of the controlling interest in 3 Arts Entertainment, up to $38.3 million, was recoupable for a five-year period commencing on the acquisition date of May 29, 2018, contingent upon the

F-1
27

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

continued employment of certain employees, or the achievement of certain EBITDA targets, as defined in the 3 Arts Entertainment acquisition and related agreements. Accordingly, $38.3 million was initially recorded as a deferred compensation arrangement within other current and non-current
assets and was amortized in general and administrative expenses over the five-year period ended May 29, 2023.
Acquisition of Additional Interest.
 On January 2, 2024, the Company closed on the acquisition of an additional 25% of 3 Arts Entertainment representing approximately half of the noncontrolling interest for $194.1 million. In addition, the Company purchased certain profit interests held by certain managers and entered into certain option rights agreements, which replaced the put and call rights under the previous arrangement by providing noncontrolling interest holders the right to sell to the Company and the Company the right to purchase their remaining (24%) interest beginning in January 2027.
The purchase of the additional 25% interest in 3 Arts Entertainment for $194.1 million was recorded as a reduction of noncontrolling interest which had previously been adjusted to its redemption value, which equaled fair value. At the completion of the purchase, a portion of the noncontrolling interest continued to be considered compensatory, as it was subject to forfeiture provisions upon termination of employment under certain circumstances, and the remaining portion represented the noncontrolling interest holders’ fully vested equity interest. Under the new arrangement, the holders’ right to sell their interest to the Company, and the Company’s right to purchase the noncontrolling interest, are based on a formula-based amount (i.e., a fixed EBITDA multiple), subject to a minimum purchase price, rather than being based on fair value. Since the redemption features described above were based on a formula using a fixed multiple, the compensatory portion of the noncontrolling interest is now considered a liability award, and as a result, during the fourth quarter of fiscal 2024, approximately $93.2 million was reclassified from mezzanine equity to a liability, and is reflected in “other liabilities—non-current”
in the consolidated balance sheet at March 31, 2024. In addition, because the new arrangement represented a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million in the year ended March 31, 2024, representing the excess of the fair value of the modified award over amounts previously expensed. This incremental expense was reflected in “restructuring and other” in the consolidated statements of operations, and as a reduction of accumulated deficit in shareholders’ equity, reflected in the “redeemable noncontrolling interests adjustments” line item in the consolidated statements of equity (deficit).
The redeemable noncontrolling interest balance related to 3 Arts Entertainment reflects the fully vested equity portion of the noncontrolling interest, which remains classified as redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets due to the purchase and sale rights beginning in 2027 which were determined to be embedded in the noncontrolling interest, and are outside the control of the Company. The redeemable noncontrolling interest is being adjusted to its redemption value through accumulated deficit through the sale or purchase right date in January 2027. Subsequent to the January 2024 transactions noted above, changes in the carrying value of the redeemable noncontrolling interest are reflected in the calculation of basic and diluted net income or loss per common share attributable to Legacy Lionsgate Studios Corp. shareholders, if dilutive, or to the extent the adjustments represent recoveries of amounts previously reflected in the computation of basic and diluted net income or loss per common share attributable to Legacy Lionsgate Studios Corp. shareholders (see Note 1).
The liability component of the noncontrolling interest is reflected at its estimated redemption value, with any changes in estimated redemption value recognized as a charge or benefit in general and administrative expense in the consolidated statements of operations over the vesting period (i.e., the period from January 2, 2024 to the sale or purchase right date in January 2027). Earned distributions continue to be accounted for as compensation since such amounts are allocated to the holders based on performance, and are being expensed within general and administrative expense as incurred.

8

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Pilgrim Media Group:
Accounting Prior to Acquisition of Additional Interest in July 2024.
As of March 31, 2022, the Company had a redeemable noncontrolling interest representing 37.5% of Pilgrim Media Group. The noncontrolling interest was subject to put and call options, such that the noncontrolling interest holder had a right to put and the Company had a right to call a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group, at fair value, exercisable for thirty (30) days beginning November 12, 2022. On November 14, 2022 the noncontrolling interest holder exercised the right to put a portion of the noncontrolling interest, equal to 25% of Pilgrim Media Group. In February 2023, the Company paid $36.5 million as settlement of the exercised put option, and recorded a reduction to redeemable noncontrolling interest of $55.1 million representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the settlement of the put recorded as a reduction to accumulated deficit of $18.6 million. The noncontrolling interest holder had a right to put and the Company had a right to call the remaining amount of noncontrolling interest at fair value, subject to a cap, exercisable for thirty (30) days beginning November 12, 2024, as amended. Prior to the Company’s acquisition of the remaining interest discussed below, the noncontrolling interest was presented as a redeemable noncontrolling interest outside of shareholders’ equity on the Company’s consolidated balance sheets, due to put and call options which were determined to be embedded in the noncontrolling interest, and because the put rights were outside the control of the Company.
Acquisition of Additional Interest
. In July 2024, the Company acquired the noncontrolling interest holder’s remaining 12.5% of Pilgrim Media Group for approximately $13.5 million, and recorded a reduction to redeemable noncontrolling interest of $23.4 million, representing the carrying value of the noncontrolling interest purchased, with the difference between the carrying value of the noncontrolling interest purchased and the cash paid for the remaining interest recorded as a reduction to accumulated deficit of $9.9 million.
Other:
The Company has other immaterial redeemable noncontrolling interests.
Non-Redeemable
Noncontrolling Interests
Other:
In connection with the Company’s investment in CP LG and acquisition of the acquired library and related assets and liabilities discussed in Note 3, on June 5, 2024, the Company recorded a noncontrolling interest representing approximately 49% of CP LG amounting to $33.6 million ($27.3 million at March 31, 2025). See Note 3 for further information.
In addition, the Company has other immaterial noncontrolling interests that are not redeemable.

F-1
29

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

13. Revenue
Revenue by Segment, Market or Product Line
The table below presents revenues by segment, market or product line for the fiscal years ended March 31, 2025, 2024, and 2023. The Motion Picture and Television Production segments include the revenues of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Revenue by Type:
Motion Picture
Theatrical	$154.1	$226.5	$120.7
Home Entertainment
Digital Media	598.2	652.3	527.5
Packaged Media	60.0	84.0	70.5

Total Home Entertainment	658.2	736.3	598.0
Television	347.3	274.4	217.8
International	401.5	391.0	365.0
Other	28.6	28.1	22.2

Total Motion Picture revenues (1)	1,589.7	1,656.3	1,323.7
Television Production
Television	1,069.4	788.5	1,144.3
International	248.2	228.8	277.7
Home Entertainment
Digital Media	184.0	240.6	241.7
Packaged Media	4.1	2.0	3.3

Total Home Entertainment	188.1	242.6	245.0
Other	100.1	70.2	93.1

Total Television Production revenues (2)	1,605.8	1,330.1	1,760.1

Total revenues	$3,195.5	$2,986.4	$3,083.8

(1)
Total Motion Picture revenues for the fiscal years ended March 31, 2025, 2024, and 2023 includes $203.3 million, $128.2 million, and $44.2 million, respectively, of revenues from licensing Motion Picture segment product to the Starz Business.

(2)
Total Television Production revenues for the fiscal years ended March 31, 2025, 2024, and 2023 includes $416.4 million, $417.7 million, and $731.3 million, respectively, of revenues from licensing Television Production segment product to the Starz Business.

F-13
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Remaining Performance Obligations
Remaining performance obligations represent deferred revenue on the balance sheet plus fixed fee or minimum guarantee contracts where the revenue will be recognized and the cash received in the future (i.e., backlog). Revenues expected to be recognized in the future related to performance obligations that are unsatisfied at March 31, 2025 are as follows:

	Year Ending March 31,
	2026	2027	2028	Thereafter	Total
	(Amounts in millions)
Remaining Performance Obligations	$935.0	$376.3	$128.7	$50.7	$1,490.7

The above table does not include estimates of variable consideration for transactions involving sales or usage-based royalties in exchange for licenses of intellectual property. The revenues included in the above table include all fixed fee contracts regardless of duration.
Revenues of $269.7 million, including variable and fixed fee arrangements, were recognized during the fiscal year ended March 31, 2025, from performance obligations satisfied prior to March 31, 2024. These revenues were primarily associated with the distribution of television and theatrical product in electronic sell-through and video-on-demand
formats, and to a lesser extent, the distribution of theatrical product in the domestic and international markets related to films initially released in prior periods.
Accounts Receivable, Contract Assets and Deferred Revenue
The timing of revenue recognition, billings and cash collections affects the recognition of accounts receivable, contract assets and deferred revenue. See the consolidated balance sheets or Note 20 for accounts receivable, contract assets and deferred revenue balances at March 31, 2025 and 2024.
Accounts Receivable.
 Accounts receivable are presented net of estimated credit losses. The Company estimates credit losses for accounts receivable based on historical experience for the respective risk categories and current and future expected economic conditions. To assess collectability, the Company analyzes market trends, economic conditions, the aging of receivables and customer specific risks, and records an allowance for estimated credit losses expected over the lifetime of the receivables in direct operating expense.
The Company performs ongoing credit evaluations and monitors its credit exposure through active review of customers’ financial condition, aging of receivable balances, historical collection trends, and expectations about relevant future events that may significantly affect collectability. The Company generally does not require collateral for its trade accounts receivable.
Changes in the allowance for accounts receivable consisted of the following:

	March 31, 2024	Recoveries	Other (1)	Uncollectible accounts written-off	March 31, 2025
	(Amounts in millions)
Provision for credit losses	$6.4	$(2.1)	$2.5	$(1.2)	$5.6

(1)	Represents a measurement period adjustment to the fair value of accounts receivable acquired in the acquisition of eOne (see Note 3).

F-13
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Contract Assets.
 Contract assets relate to the Company’s conditional right to consideration for completed performance under the contract (e.g., unbilled receivables). Amounts relate primarily to contractual payment holdbacks in cases in which the Company is required to deliver additional episodes or seasons of television content in order to receive payment, complete certain administrative activities, such as guild filings, or allow the Company’s customers’ audit rights to expire. See Note 20 for contract assets at March 31, 2025 and 2024.
Deferred Revenue.
 Deferred revenue relates primarily to customer cash advances or deposits received prior to when the Company satisfies the corresponding performance obligation. Deferred revenue as of March 31, 2025 increased as compared to March 31, 2024 due to the receipt of customers’ payments for certain motion pictures and television programs prior to the Company satisfying the corresponding performance obligation (i.e., completion and delivery of the motion pictures and television programs, and the start of the customers’ exploitation rights). The change in deferred revenue was also impacted by the industry strikes which has affected the timing of content deliveries. Revenues of $151.8 million were recognized during the fiscal year ended March 31, 2025, related to the balance of deferred revenue at March 31, 2024.
14. Capital Stock
(a) Common Shares
The Company has an unlimited number of authorized shares following the closing of the Business Combination and at March 31, 2025. As of March 31, 2025, common shares reserved for future issuance include SEAC Sponsor Options described below.
As of March 31, 2024 and prior to the Business Combination, the Company was wholly-owned by Old Lionsgate.
See Note 22 for a discussion of the Starz Separation transaction and the LG Studios Flip.
(b) SEAC Sponsor Options
In connection with the Business Combination, 2,200,000 SEAC Sponsor Options to receive Legacy LG Studios Common Shares pursuant to the Sponsor Option Agreement, as described in Note 2, were issued and have an exercise price of $0.0001 per share. The SEAC Sponsor Options will become exercisable (i) on or after the date on which the trading price of Legacy LG Studios Common Shares (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) equals or exceeds $16.05 per share or (ii) if a Change of Control (as defined in the Sponsor Option Agreement) occurs, subject to certain conditions. The SEAC Sponsor Options are not considered compensatory nor were they granted in exchange for a good or service. The SEAC Sponsor Options meet the requirements for equity classification because they are considered to be indexed to Legacy LG Studios Common Shares and are classified in shareholders’ equity. The Company has recorded the SEAC Sponsor Options to equity at closing of the Business Combination in connection with the reverse recapitalization accounting described at Note 2.
In connection with the Starz Separation, Legacy Lionsgate Studios entered into an amendment to Sponsor Option Agreement, pursuant to which Lionsgate was made a party to the Sponsor Option Agreement and SEAC Sponsor Options became options to purchase Lionsgate common shares, see Note 22.
(c) Lionsgate Share-based Compensation
General
. As described in Note 1, the Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of the Company receive awards of equity and equity-based compensation

F-13
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

pursuant to the existing equity incentive plan of Old Lionsgate, the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (the “2023 Lionsgate Plan”). Such awards are treated as a capital contribution by Old Lionsgate to the Company, and the share-based compensation expenses for such awards will be allocated to the Company.
Prior to the Studio Separation, the consolidated financial statements included an allocation of share-based compensation expense attributable to corporate and shared service functions.
The following disclosures of unit data are based on grants related directly to Company employees and Old Lionsgate corporate and shared employees, and exclude unit data related to employees of the Starz Business.
Stock options are generally granted at exercise prices equal to or exceeding the market price of shares of existing Old Lionsgate common stock at the date of grant. Substantially all stock options vest ratably over one
 to five years from the grant date based on continuous service and expire seven
 to ten years from the date of grant. Restricted stock and restricted share units generally vest ratably over one
 to three years based on continuous service. Old Lionsgate satisfies stock option exercises and vesting of restricted stock and restricted share units with newly issued shares.
The measurement of all share-based awards uses a fair value method and the recognition of the related share-based compensation expense in the consolidated financial statements is recorded over the requisite service period. Further, Old Lionsgate estimates forfeitures for share-based awards that are not expected to vest. As share-based compensation expense allocated to the Company and recognized in the Company’s consolidated financial statements is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures.
Share-Based Compensation Expense.
 The Company recognized the following share-based compensation expense during the fiscal years ended March 31, 2025, 2024, and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Compensation Expense:
Stock options	$0.8	$1.7	$2.3
Restricted share units and other share-based compensation	27.7	37.7	39.3
Share appreciation rights	0.6	0.4	0.9

Total Legacy Lionsgate Studios employee share-based compensation expense	29.1	39.8	42.5
Corporate allocation of share-based compensation	23.9	15.0	26.7

	53.0	54.8	69.2
Impact of accelerated vesting on equity awards (1)	4.9	7.7	4.2

Total share-based compensation expense	57.9	62.5	73.4
Tax impact (2)	(14.0)	(15.1)	(17.8)

Reduction in net income	$43.9	$47.4	$55.6

(1)	Represents the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements prior to the Studio Separation.
(2)	Represents the income tax benefit recognized in the statements of operations for share-based compensation arrangements prior to the effects of changes in the valuation allowance.

F-13
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Share-based compensation expense, by expense category, consisted of the following:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Share-Based Compensation Expense:
General and administration	$53.0	$54.8	$69.2
Restructuring and other	4.9	7.7	4.2

	$57.9	$62.5	$73.4

Stock Options
The following table sets forth the stock option, and share appreciation rights (“SARs”) at Old Lionsgate for grants related directly to the Company employees and Old Lionsgate corporate and shared service employees during the fiscal year ended March 31, 2025:

	Stock Options and SARs
	Old Lions Gate Class A Voting Shares				Old Lions Gate Class B Non-Voting Shares
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (2)	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (2)
	(Amounts in millions, except for weighted-average exercise price and years)
Outstanding at March 31, 2024	2.4	$22.96			17.1	$13.92
Granted	—	$—			— (1)	$7.12
Exercised	—	$—			(0.1)	$5.50
Forfeited or expired	(0.1)	$20.26			(2.2)	$14.64

Outstanding at March 31, 2025	2.3	$23.10	1.51	$0.1	14.8	$13.86	4.22	$0.6

Vested or expected to vest at March 31, 2025	2.3	$23.10	1.51	$0.1	14.8	$13.87	4.21	$0.6

Exercisable at March 31, 2025	2.3	$23.10	1.51	$0.1	14.5	$13.98	4.14	$0.6

(1)	Represents less than 0.1 million shares.
(2)	The intrinsic value is calculated for each in the money stock option and SAR as the difference between the closing price of Old Lionsgate’s common stock on March 31, 2025 and the exercise price.
The fair value of each option award is estimated on the date of grant using a closed-form option valuation model (Black-Scholes). The following table presents the weighted average grant-date fair value of options granted in the fiscal years ended March 31, 2025, 2024, and 2023, and the weighted average applicable

F-13
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

assumptions used in the Black-Scholes option-pricing model for stock options and share-appreciation rights granted during the years then ended:

	Year Ended March 31,
	2025	2024	2023
Weighted average fair value of grants	$3.87	$4.63	$4.56
Weighted average assumptions:
Risk-free interest rate (1)	4.2%	4.3% - 4.5%	2.8% - 3.7%
Expected option lives (in years) (2)	7 years	3.3 - 7 years	3.5 - 7 years
Expected volatility for options (3)	47%	46% - 47%	44%
Expected dividend yield (4)	0%	0%	0%

(1)	The risk-free rate assumed in valuing the options is based on the U.S. Treasury Yield curve in effect applied against the expected term of the option at the time of the grant.
(2)	The expected term of options granted represents the period of time that options granted are expected to be outstanding.
(3)	Expected volatilities are based on implied volatilities from traded options on the Company’s shares, historical volatility of the Company’s shares and other factors.
(4)	The expected dividend yield is estimated by dividing the expected annual dividend by the market price of the Company’s shares at the date of grant.
The total intrinsic value of options exercised during the fiscal year ended March 31, 2025 was $0.2 million (2024 — $0.2 million, 2023 — $1.1 million).
During the fiscal year ended March 31, 2025, less than 0.1 million shares (2024 and 2023— less than 0.1 million shares) were cancelled to fund withholding tax obligations upon exercise of options.
Restricted Share Units
The following table sets forth the restricted share unit and restricted stock activity on grants related directly to Company employees and Old Lionsgate corporate and shared service employees during the fiscal year ended March 31, 2025:

	Restricted Share Units and Restricted Stock
	Old Lions Gate Class A Voting Shares		Old Lions Gate Class B Non-Voting Shares
	Number of Shares	Weighted-Average Grant-Date Fair Value	Number of Shares	Weighted-Average Grant-Date Fair Value
	(Amounts in millions, except for weighted-average grant date fair value)
Outstanding at March 31, 2024	0.1	$9.27	9.8	$8.93
Granted	0.1	$8.20	8.2	$7.98
Vested	(0.1)	$9.20	(5.9)	$8.83
Forfeited	—	—	(1.0)	$8.32

Outstanding at March 31, 2025	0.1	$8.39	11.1	$8.17

The fair values of restricted share units and restricted stock are determined based on the market value of the shares on the date of grant. The total fair value of restricted share units and restricted stock on the date of vesting during fiscal year ended March 31, 2025 was $37.9 million (2024—$39.6 million, 2023—$29.1 million).

F-13
5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the total remaining unrecognized compensation cost as of March 31, 2025 related to non-vested
stock options and restricted stock and restricted share units and the weighted average remaining years over which the cost will be recognized:

	Total Unrecognized Compensation Cost	Weighted Average Remaining Years
	(Amounts in millions)
Stock Options	$0.9	0.7
Restricted Share Units and Restricted Stock	45.1	1.5

Total (1)	$46.0

(1)	Represents remaining unrecognized compensation cost related to the Company’s employees and an allocation of compensation costs for Old Lionsgate corporate and shared service employees.
Under Old Lionsgate’s stock option and long term incentive plans, Old Lionsgate withholds shares to satisfy minimum statutory federal, state and local tax withholding obligations arising from the vesting of restricted share units and restricted stock. During the fiscal year ended March 31, 2025, 3.3 million shares (2024 — 3.0 million shares, 2023—1.5 million) were withheld upon the vesting of restricted share units and restricted stock.
Prior to the Starz Separation, Old Lionsgate, and hence, the Company, became entitled to an income tax deduction in an amount equal to the taxable income reported by the holders of the stock options and restricted share units when vesting or exercise occurs, the restrictions are released and the shares are issued. Restricted share units are forfeited if the employees are terminated prior to vesting.
The Company recognized excess tax deficiencies of $2.4 million associated with its equity awards in its tax provision for the fiscal year ended March 31, 2025 (2024 — deficiencies of $7.4 million, 2023 — benefits of $8.7 million).
Other Share-Based Compensation
Pursuant to the terms of certain employment agreements, during the fiscal year ended March 31, 2025, Old Lionsgate granted the equivalent of $2.3 million (2024 - $2.3 million, 2023 - $2.3 million) in shares to certain Company employees through the term of their employment contracts, which were recorded as compensation expense in the applicable period. Pursuant to this arrangement, for the year ended March 31, 2025, Old Lionsgate issued 0.3 million shares (2024 - 0.2 million shares, 2023 - 0.3 million shares), net of shares withheld to satisfy minimum tax withholding obligations.
15. Income Taxes
The components of pretax income (loss), net of intercompany eliminations, are as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
United States	$(139.3)	$(143.8)	$(33.5)
International	26.9	71.1	38.9

	$(112.4)	$(72.7)	$5.4

F-1
36

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s current and deferred income tax provision (benefits) are as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Current provision (benefit):
Federal	$3.1	$20.4	$3.2
States	2.7	5.6	(0.5)
International	11.1	12.6	10.0

Total current provision	$16.9	$38.6	$12.7

Deferred provision (benefit):
Federal	$1.6	$(3.4)	$0.4
States	(4.0)	0.3	(0.1)
International	—	(1.3)	1.3

Total deferred provision (benefit)	(2.4)	(4.4)	1.6

Total provision for income taxes	$14.5	$34.2	$14.3

Although the Company is incorporated under Canadian law, the majority of its global operations are currently subject to tax in the U.S. As a result, the Company believes it is more appropriate to use the U.S. federal statutory income tax rate of 21% in its reconciliation of the statutory rate to its reported income tax provision (benefit). The Company’s income tax provision differs from the U.S. federal statutory rate multiplied by pretax income (loss) due to the mix of the Company’s pretax income (loss) generated across the various jurisdictions in which it operates, changes in the valuation allowance against deferred tax assets, and certain minimum taxes and foreign withholding taxes.
The differences between income taxes expected at U.S. federal statutory income tax rates and the income tax provision are as set forth below:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Income taxes computed at Federal statutory rate	$(23.9)	$(15.3)	$1.1
Foreign operations subject to different income tax rates	6.9	6.8	5.0
State income tax	(1.5)	5.9	(0.6)
Remeasurements of originating deferred tax assets and liabilities	(283.4)	4.7	(4.7)
Permanent differences	2.1	0.1	2.1
Nondeductible share based compensation	4.5	1.2	1.8
Nondeductible officers compensation	4.2	7.7	9.8
Non-controlling interest in partnerships	2.8	18.6	1.8
Foreign derived intangible income	—	(2.4)	(1.4)
Other	0.1	2.7	1.7
Changes in valuation allowance	302.7	4.2	(2.3)

Total provision for income taxes	$14.5	$34.2	$14.3

F-1
37

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The income tax effects of temporary differences between the book value and tax basis of assets and liabilities are as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Deferred tax assets:
Net operating losses	$395.3	$241.9
Foreign tax credits	36.6	—
Intangible assets	—	9.5
Accrued compensation	34.8	42.9
Operating leases- liabilities	76.3	83.5
Other assets	45.8	50.7
Reserves	19.1	21.1
Interest	180.3	68.0

Total deferred tax assets	788.2	517.6
Valuation allowance	(686.6)	(341.6)

Deferred tax assets, net of valuation allowance	101.6	176.0
Deferred tax liabilities:
Intangible assets	(2.0)	—
Investment in film and television programs	(13.2)	(56.9)
Unrealized gains on derivative contracts	(25.4)	(32.9)
Operating leases - assets	(68.2)	(78.2)
Other	(4.1)	(21.7)

Total deferred tax liabilities	(112.9)	(189.7)

Net deferred tax liabilities	$(11.3)	$(13.7)

The Company has recorded valuation allowances for certain deferred tax assets, which are primarily related to U.S. federal, state, foreign net operating loss carryforwards (“NOLs”), U.S. foreign tax credit carryforwards and carryforwards of U.S. federal and state interest expenses limited in their deduction under the Internal Revenue Code and similar state statutes. In its assessment, the Company has concluded there to be sufficient uncertainty regarding the future realization of these deferred tax assets.
The table below presents the changes in the deferred tax valuation allowances:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Beginning balance	$341.6	$152.2	$362.8
Changes in valuation allowance	302.7	4.2	(2.3)
Other (1)	42.3	185.2	(208.3)

Ending balance	$686.6	$341.6	$152.2

(1)
Valuation allowance adjustments recorded in other comprehensive income are primarily associated with hedging activity. Amounts for the year ended March 31, 2025 and March 31, 2024 also include opening balances of $23.0 million and $187.0 million, respectively, due to the acquisition of eOne on December 27, 2023.

F-1
38

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Following the Business Combination, certain tax attributes were statutorily allocated from Old Lionsgate to the legal entities comprising the Studio Business. As of March 31, 2025, the Company has U.S. federal NOLs of approximately $1,067.4 million available to reduce future U.S. federal income taxes, certain of which expire beginning in 2037 through 2038. As of March 31, 2025, the Company had state NOLs of approximately $817.7 million available to reduce future state income taxes which expire in varying amounts beginning in 2026. As of March 31, 2025, the Company had Canadian NOLs of approximately $324.1 million which will expire beginning in 2030. As of March 31, 2025, the Company had Spanish NOLs of $95.6 million which will expire beginning in 2036. As of March 31, 2025 the Company had U.K. NOLs of approximately $64.9 million with no expiration. As of March 31, 2025, the Company had other foreign jurisdiction NOLs of $13.6 million which will expire beginning in 2028. In addition, as of March 31, 2025, the Company had U.S federal credit carryforwards related to foreign taxes paid of approximately $36.6 million to offset future U.S. federal income taxes that will expire beginning in 2026.
The unrecognized tax benefits that are not expected to result in payment or receipt of cash within one year are classified as “other liabilities” in the consolidated balance sheets. As of March 31, 2025 and 2024, the total amount of gross unrecognized tax benefits, exclusive of interest and penalties, was $0.4 million and $0.4 million, respectively, which, if recognized, would favorably impact the Company’s effective tax rate. The aggregate changes in the Company’s gross amount of unrecognized tax benefits, exclusive of interest and penalties, are summarized as follows:

Amounts in millions
Gross unrecognized tax benefits at March 31, 2022	$1.0
Increases related to current year tax position	—
Increases related to prior year tax positions	—
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.7)

Gross unrecognized tax benefits at March 31, 2023	0.3
Increases related to current year tax position	—
Increases related to prior year tax positions	5.3
Decreases related to prior year tax positions	—
Settlements	—
Lapse in statute of limitations	(0.3)

Gross unrecognized tax benefits at March 31, 2024	5.3
Increases related to current year tax position	—
Increases related to prior year tax positions	5.6
Decreases related to prior year tax positions	(2.0)
Settlements	—
Lapse in statute of limitations	(0.8)

Gross unrecognized tax benefits at March 31, 2025	$8.1

The Company records interest and penalties on unrecognized tax benefits as part of its income tax provision. For the years ended March 31, 2025, 2024 and 2023, the Company recognized insignificant amounts of interest and penalties related to uncertain tax positions. The Company estimates the liability for unrecognized tax benefits may decrease by approximately $0.8 million in the next twelve months.

9

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company is subject to taxation in the U.S. and various state, local, and foreign jurisdictions. To the extent allowed by law, the taxing authorities may have the right to examine prior periods where NOLs were generated and carried forward and make adjustments up to the amount of the NOLs. While the Company is in various stages of inquiry and examination with certain taxing authorities and believes that its tax positions will more likely than not be sustained, it is nonetheless possible that future obligations related to these matters could arise. The Company believes that adequate amounts have been reserved for any adjustments that may ultimately result from an examination.
16. Restructuring and Other
Restructuring and other includes restructuring and severance costs and certain transaction and other costs, when applicable. During the fiscal years ended March 31, 2025, 2024, and 2023 the Company also incurred certain other unusual charges or benefits, which are included in direct operating expense in the consolidated statements of operations and are described below. The following table sets forth restructuring and other and these other unusual charges or benefits and the statement of operations line items they are included in for the fiscal years ended March 31, 2025, 2024, and 2023:

	Year Ended March 31,
	2025	2024	2023

Restructuring and other:
Content and other impairments (1)	$26.1	$12.8	$5.9
Severance (2)	37.0	35.2	15.0
Transaction and other costs (3)	39.5	84.9	6.3

Total Restructuring and Other	102.6	132.9	27.2
Other unusual charges not included in restructuring and other or the Company’s operating segments:
Content charges included in direct operating expense (4)	—	1.5	8.1
COVID-19 related benefit included in direct operating expense (5)	(2.1)	(0.9)	(8.9)
Unallocated rent cost included in direct operating expense (6)	18.6	—	—

Total restructuring and other and other unusual charges not included in restructuring and other	$119.1	$133.5	$26.4

(1)
Amounts in the fiscal year ended March 31, 2025 include content impairments of $7.7 million related to the Motion Picture and Television Production segments associated with exiting local production in certain international territories. Amounts in the fiscal year ended March 31, 2025 also include impairments of certain operating lease right-of-use
and leasehold improvement assets related to the Television Production segment associated with facility leases that will no longer be utilized by the Company primarily related to the integration of eOne. Amounts in the fiscal year ended March 31, 2024 include $12.8 million of development costs written off in connection with changes in strategy in the Television Production segment as a result of the acquisition of eOne. Amounts in the fiscal year ended March 31, 2023 include an impairment of an operating lease right-of-use
asset related to the Studio Business and corporate facilities amounting to $5.8 million associated with a portion of a facility lease that will no longer be utilized by the Company. The lease impairments reflect a decline in market conditions since the inception of the leases impacting potential sublease opportunities, and represents the difference between the estimated fair values, which were determined based on the expected discounted future cash flows of the lease assets, and the carrying value.

F-14
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Severance costs were primarily related to restructuring, acquisition integration activities and other cost-saving initiatives. During the fiscal year ended March 31, 2025, in connection with the Company’s current restructuring plan, approximately 8% of its eligible U.S. employees elected to take advantage of voluntary severance and early retirement packages. A total of approximately $26.0 million in severance expense was incurred under the voluntary severance program and was recognized in restructuring and other in the fiscal year ended March 31, 2025. In the fiscal year ended March 31, 2024, amounts were due to restructuring activities including integration of the acquisition of eOne, and our Motion Picture and Television Production segments.

(3)
Transaction and other costs in the fiscal years ended March 31, 2025, 2024, and 2023 reflect transaction, integration and legal costs associated with certain strategic transactions, and restructuring activities and also include costs associated with legal and other matters. In fiscal 2025 and fiscal 2024, amounts include costs associated with the separation of the Starz Business from the Studio Business, and acquisition and integration costs related to the acquisition of eOne. In fiscal 2024, amounts also include $
49.2
 million associated with the acquisition of additional interest in 3 Arts Entertainment. Due to the new arrangement representing a modification of terms of the compensation element under the previous arrangement which resulted in the reclassification of the equity award to a liability award, the Company recognized incremental compensation expense of $49.2 million, representing the excess of the fair value of the modified award over amounts previously expensed (see Note 12 for further information). In addition, transaction and other costs in fiscal 2024 includes approximately $16.6 million of a loss associated with a theft at a production of a 51% owned consolidated entity. In the quarter ended March 31, 2025, the Company recognized a benefit of $3.1 million for insurance recoveries related to the loss. The Company also expects to recover a portion of the loss from the noncontrolling interest holders of this entity.

(4)
Amounts represent certain unusual content charges. In the fiscal year ended March 31, 2023, the amounts represent development costs written off as a result of changes in strategy across the Company’s theatrical slate in connection with certain management changes and changes in the theatrical marketplace in the Motion Picture segment. These charges are excluded from segment results and included in amortization of investment in film and television programs in direct operating expense on the consolidated statement of operations.

(5)
Amounts include incremental costs incurred, if any, due to circumstances associated with the
COVID-19
global pandemic, net of recoveries. In the fiscal years ended March 31, 2025, 2024 and 2023, recoveries exceeded the incremental costs expensed in the year, resulting in a net benefit included in direct operating expense. Insurance recoveries in the fiscal years 2025, 2024 and 2023 were $2.1 million, $1.0 million and $8.4 million, respectively. The fiscal 2023 benefit also included bad debt recoveries.

(6)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
Changes in the restructuring and other severance liability were as follows for the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Severance liability
Beginning balance	$19.3	$3.7	$0.8
Accruals (2)	32.1	27.5	10.8
Severance payments	(27.9)	(11.9)	(7.9)

Ending balance (1)	$23.5	$19.3	$3.7

(1)	As of March 31, 2025, the remaining severance liability of approximately $23.5 million is expected to be paid in the next 12 months.
(2)	Excludes $4.9 million, $7.7 million, and $4.2 million in the fiscal years ended March 31, 2025, 2024, and 2023 respectively, of accelerated vesting on equity awards.

F-14
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

17. Segment Information
The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company’s internal management structure, and the financial information that is evaluated regularly by the Company’s CODM in deciding how to allocate resources to an individual segment and in assessing performance. Our Chief Executive Officer (“CEO”) is the CODM.
The Company has two reportable business segments: (1) Motion Picture and (2) Television Production.
Motion Picture.
 Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production.
 Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction
programming. Television Production includes the licensing of Starz original series productions to the Starz Business, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Segment information is presented in the table below. The Motion Picture and Television Production segments include the results of operations of eOne from the acquisition date of December 27, 2023 (see Note 3).

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Segment revenues
Motion Picture	$1,589.7	$1,656.3	$1,323.7
Television Production	1,605.8	1,330.1	1,760.1

Total revenue	3,195.5	2,986.4	3,083.8
Segment direct operating expenses
Motion Picture	824.2	796.0	666.5
Television Production	1,369.3	1,090.1	1,541.5

Total segment direct operating expense	2,193.5	1,886.1	2,208.0
Segment distribution and marketing
Motion Picture	357.8	427.0	270.9
Television Production	38.1	35.3	33.3

Total segment distribution and marketing	395.9	462.3	304.2
Gross contribution
Motion Picture	407.7	433.3	386.3
Television Production	198.4	204.7	185.3

Total gross contribution	606.1	638.0	571.6
Segment general and administration
Motion Picture	100.1	113.9	109.8
Television Production	61.9	57.9	51.9

Total segment general and administration	162.0	171.8	161.7
Segment profit
Motion Picture	307.6	319.4	276.5
Television Production	136.5	146.8	133.4

Total segment profit	$444.1	$466.2	$409.9

F-14
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (segment revenues, less segment direct operating and segment distribution and marketing expense) less segment general and administration expenses. Segment profit excludes, when applicable, corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and/or programming and content strategy, certain benefits related to the
COVID-19
global pandemic, unallocated rent cost and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company’s management, including the CODM, and enables them to understand the fundamental performance of the Company’s businesses. The CODM uses segment profit to evaluate the operating performance of the Company’s segments, to inform decisions for planning and forecasting, and for the allocation of resources.
The reconciliation of total segment profit to the Company’s income (loss) before income taxes is as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Company’s total segment profit	$444.1	$466.2	$409.9
Corporate general and administrative expenses (1)	(120.9)	(110.6)	(100.9)
Adjusted depreciation and amortization (2)	(13.6)	(10.5)	(12.2)
Restructuring and other	(102.6)	(132.9)	(27.2)
COVID-19 related benefit included in direct operating expense (3)	2.1	0.9	8.9
Content charges (4)	—	(1.5)	(8.1)
Unallocated rent cost included in direct operating expense (5)	(18.6)	—	—
Adjusted share-based compensation expense (6)	(53.0)	(54.8)	(69.2)
Purchase accounting and related adjustments (7)	(12.9)	(17.1)	(61.6)

Operating income	124.6	139.7	139.6
Interest expense	(242.5)	(222.5)	(162.6)
Interest and other income	14.8	19.2	6.4
Other gains (losses), net	(11.8)	(20.0)	(21.2)
Loss on extinguishment of debt	(1.8)	(1.3)	(1.3)
Gain on investments, net	—	3.5	44.0
Equity interests income	4.3	8.7	0.5

Income (loss) before income taxes	$(112.4)	$(72.7)	$5.4

(1)
Corporate general and administrative expenses reflect the allocations of certain general and administrative expenses from Old Lionsgate related to certain corporate and shared service functions historically provided by Old Lionsgate, including, but not limited to, executive oversight, accounting, tax, legal, human resources, occupancy, and other shared services (see Note 1 and Note 21). Amount excludes allocation of share-based compensation expense discussed below. The costs included in corporate general and administrative expenses represent certain corporate executive expense (such as salaries and wages for the office of the Chief Executive Officer, Chief Financial Officer, General Counsel and other corporate officers), investor relations costs, costs of maintaining corporate facilities, and other unallocated common administrative support functions, including corporate accounting, finance and financial reporting, internal and external audit and tax costs, corporate and other legal support functions, and certain information technology and human resources expense.

F-14
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Adjusted depreciation and amortization represents depreciation and amortization as presented on the consolidated statements of operations less the depreciation and amortization related to the non-cash
fair value adjustments to property and equipment and intangible assets acquired in acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Depreciation and amortization	$17.8	$15.6	$17.9
Less: Amount included in purchase accounting and related adjustments	(4.2)	(5.1)	(5.7)

Adjusted depreciation and amortization	$13.6	$10.5	$12.2

(3)
Amounts represent the incremental costs, if any, included in direct operating expense resulting from circumstances associated with the
COVID-19
global pandemic, net of recoveries (see Note 16). These benefits are excluded from segment operating results.

(4)	Content charges represent certain charges included in direct operating expense in the consolidated statements of operations, and excluded from segment operating results.
(5)	Amounts represent rent cost for production facilities that were unutilized as a result of the industry strikes, and therefore such amounts are not allocated to the segments.
(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Total share-based compensation expense	$57.9	$62.5	$73.4
Less:
Amount included in restructuring and other (i)	(4.9)	(7.7)	(4.2)

Adjusted share-based compensation	$53.0	$54.8	$69.2

(i)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of vesting schedules for equity awards pursuant to certain severance arrangements.

(7)	The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$—	$0.7
General and administrative expense (i)	8.7	12.0	55.2
Depreciation and amortization	4.2	5.1	5.7

	$12.9	$17.1	$61.6

(i)
In the fiscal years ended March 31, 2025, 2024 and 2023, these adjustments include the expense associated with the noncontrolling equity interests in the distributable earnings related to 3 Arts Entertainment.

F-14
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Amounts in fiscal 2024 and 2023 also include the amortization of the recoupable portion of the purchase price (through May 2023) related to 3 Arts Entertainment. Amounts in fiscal 2023 also include the non-cash
charges for the accretion of the noncontrolling interest discount related to 3 Arts Entertainment (through November 2022). These amounts are accounted for as compensation and are included in general and administrative expense, as presented in the table below. The noncontrolling equity interest in the distributable earnings of 3 Arts Entertainment are reflected as an expense rather than noncontrolling interest in the consolidated statement of operations due to the relationship to continued employment.

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Amortization of recoupable portion of the purchase price	$—	$1.3	$7.7
Noncontrolling interest discount amortization	—	—	13.2
Noncontrolling equity interest in distributable earnings	8.7	10.7	34.3

	$8.7	$12.0	$55.2

See Note 13 for revenues by media or product line as broken down by segment for the fiscal years ended March 31, 2025, 2024, and 2023.
The following table reconciles segment general and administration expense to the Company’s total consolidated general and administration expense:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
General and administration
Segment general and administrative expenses	$162.0	$171.8	$161.7
Corporate general and administrative expenses	120.9	110.6	100.9
Share-based compensation expense included in general and administrative expense	53.0	54.8	69.2
Purchase accounting and related adjustments	8.7	12.0	55.2

	$344.6	$349.2	$387.0

The reconciliation of total segment assets to the Company’s total consolidated assets is as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Assets
Motion Picture	$1,867.4	$1,851.4
Television Production	2,279.3	2,347.8
Other unallocated assets (1)	968.5	903.8

	$5,115.2	$5,103.0

(1)	Other unallocated assets primarily consist of cash, other assets and investments.

5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth acquisition of investment in films and television programs and program rights, as broken down
by segment for the fiscal years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Acquisition of investment in films and television programs and program rights
Motion Picture	$642.3	$418.1	$484.5
Television Production	1,025.0	702.4	1,083.9

	$1,667.3	$1,120.5	$1,568.4

The following table sets forth capital expenditures, as broken down by segment for the years ended March 31, 2025, 2024 and 2023:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Capital expenditures
Motion Picture	$—	$—	$—
Television Production	0.3	0.3	0.3
Corporate (1)	13.2	9.6	6.2

	$13.5	$9.9	$6.5

(1)	Represents unallocated capital expenditures primarily related to the Company’s corporate headquarters.
Revenue by geographic location, based on the location of the customers, with no other foreign country individually comprising greater than 10% of total revenue, is as follows:

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Revenue
Canada	$75.8	$70.4	$64.0
United States	2,332.8	2,262.3	2,348.8
Other foreign	786.9	653.7	671.0

	$3,195.5	$2,986.4	$3,083.8

Long-lived assets by geographic location are as follows:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Long-lived assets (1)
United States	$2,039.9	$2,047.6
Other foreign	280.9	263.0

	$2,320.8	$2,310.6

(1)	Long-lived assets represents total assets less the following: current assets, investments, long-term receivables, interest rate swaps, intangible assets, goodwill and deferred tax assets.

F-1
46

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

For the fiscal years ended March 31, 2025, 2024 and 2023, the Company had revenue from the Starz Business of $619.7 million, $545.9 million and $775.5 million, respectively, which represented greater than 10% of consolidated revenues (see Note 21). For the fiscal year ended March 31, 2025, the Company had revenue from one individual external customer which represented greater than 10% of consolidated revenues, amounting to $513.4 million, related to the Company’s Motion Picture and Television Production segments (2024—revenue from one individual external customer which represented greater than 10% of consolidated revenues, amounting to $411.1 million, related to the Company’s Motion Picture and Television Production segments; 2023—revenue from one individual external customer which represented greater than 10% of consolidated revenues, amounting to $337.1 million, related to the Company’s Motion Picture and Television Production segments).
As of March 31, 2025, the Company had accounts receivable due from two customers which individually represented greater than
10
% of consolidated accounts receivable. Accounts receivable due from these two customers amounted to 12.8% and 10.5% of total consolidated accounts receivable (current and non-current)
at March 31, 2025, respectively, or gross accounts receivable of approximately $83.1 million and $68.1 million, respectively. As of March 31, 2024, the Company had accounts receivable due from two customers which individually represented greater than 10% of consolidated accounts receivable. Accounts receivable due from these two customers amounted to 12.5% and 10.7% of total consolidated accounts receivable (current and non-current)
at March 31, 2024, respectively, or gross accounts receivable of approximately $100.9 million and $86.8 million, respectively. In addition, the Company had amounts due from the Starz Business of $215.0 million and $33.4 million at March 31, 2025 and 2024, respectively, which are separately presented in the “Due from Starz Business” line item of the consolidated balance sheets (see Note 21).
18. Commitments and Contingencies
Commitments
The following table sets forth our future annual repayment of contractual commitments as of March 31, 2025:

	Year Ending March 31,
	2026	2027	2028	2029	2030	Thereafter	Total
	(Amounts in millions)
Contractual commitments by expected repayment date (off-balance sheet arrangements)
Film related obligations commitments (1)	$187.3	$47.3	$5.8	$—	$—	$—	$240.4
Interest payments (2)	131.9	100.0	66.7	55.8	21.7	—	376.1
Other contractual obligations	92.8	67.5	42.5	33.6	25.0	154.9	416.3

Total future commitments under contractual obligations (3)	$412.0	$214.8	$115.0	$89.4	$46.7	$154.9	$1,032.8

(1)	Film related obligations commitments are not reflected on the consolidated balance sheets as they did not then meet the criteria for recognition and include the following items:
(i)
Distribution and marketing commitments represent contractual commitments for future expenditures associated with distribution and marketing of films which we will distribute. The payment dates of these amounts are primarily based on the anticipated release date of the film.

(ii)	Minimum guarantee commitments represent contractual commitments related to the purchase of film rights for pictures to be delivered in the future.
(iii)	Production loan commitments represent amounts committed for future film production and development to be funded through production financing and recorded as a production loan liability

F-1
47

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

when incurred. Future payments under these commitments are based on anticipated delivery or release dates of the related film or contractual due dates of the commitment. The amounts include estimated future interest payments associated with the commitment.
(2)
Includes cash interest payments on the Company’s corporate debt and film related obligations, based on the applicable SOFR interest rates at March 31, 2025, net of payments and receipts from the Company’s interest rate swaps, and excluding the interest payments on the revolving credit facility as future amounts are not fixed or determinable due to fluctuating balances and interest rates.

(3)
Not included in the amounts above are $90.7 million included in other liabilities-non
current representing the compensatory portion of the 3 Arts Entertainment noncontrolling interest and $93.7 million of redeemable noncontrolling interest, as future amounts and timing are subject to a number of uncertainties such that we are unable to make sufficiently reliable estimations of future payments (see Note 12).

Multiemployer Benefit Plans.
 The Company contributes to various multiemployer pension plans under the terms of collective bargaining agreements that cover its union-represented employees. The Company makes periodic contributions to these plans in accordance with the terms of applicable collective bargaining agreements and laws but does not sponsor or administer these plans. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers.
The Company does not participate in any multiemployer benefit plans that are considered to be individually significant to the Company, and as of March 31, 2025, all except one of the largest plans in which the Company participates were funded at a level of 80% or greater. The other plan, the Motion Picture Industry Pension Plan, was funded at 72.10% for the 2024 plan year, but was not considered to be in endangered, critical, or critical and declining status in the 2024 plan year. Total contributions made by the Company to multiemployer pension and other benefit plans for the years ended March 31, 2025, 2024 and 2023 were $104.4 million, $58.0 million, and $87.0 million, respectively.
Contingencies
From time to time, the Company is involved in certain claims and legal proceedings arising in the normal course of business.
The Company establishes an accrued liability for claims and legal proceedings when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters.
As of March 31, 2025, the Company is not a party to any material pending claims or legal proceeding and is not aware of any other claims that it currently expects will, individually or in the aggregate, have a material adverse effect on the Company’s financial position, results of operations or cash flows.

F-1
48

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

19. Financial Instruments
(a) Credit Risk
Concentration of credit risk with the Company’s customers is limited due to the Company’s customer base and the diversity of its sales throughout the world. The Company performs ongoing credit evaluations and maintains a provision for potential credit losses. The Company generally does not require collateral for its trade accounts receivable.
(b) Derivative Instruments and Hedging Activities
Forward Foreign Exchange Contracts
The Company enters into forward foreign exchange contracts to hedge its foreign currency exposures on future production expenses and tax credit receivables denominated in various foreign currencies (i.e., cash flow hedges). The Company also enters into forward foreign exchange contracts that economically hedge certain of its foreign currency risks, even though hedge accounting does not apply or the Company elects not to apply hedge accounting. The Company monitors its positions with, and the credit quality of, the financial institutions that are party to its financial transactions. Changes in the fair value of the foreign exchange contracts that are designated as hedges are reflected in accumulated other comprehensive income (loss), and changes in the fair value of foreign exchange contracts that are not designated as hedges and do not qualify for hedge accounting are recorded in direct operating expense. Gains and losses realized upon settlement of the foreign exchange contracts that are designated as hedges are amortized to direct operating expense on the same basis as the production expenses being hedged.
As of March 31, 2025, the Company had the following outstanding forward foreign exchange contracts (all outstanding contracts have maturities of less than
24
 months from March 31, 2025):

March 31, 2025
Foreign Currency	Foreign Currency Amount			US Dollar Amount	Weighted Average Exchange Rate Per $1 USD
	(Amounts in millions)			(Amounts in millions)
Euro	40.7	EUR	in exchange for	$43.6	0.92	EUR
Canadian Dollar	15.5	CAD	in exchange for	$10.6	1.40	CAD
Mexican Peso	69.5	MXN	in exchange for	$3.4	20.63	MXN
Hungarian Forint	6,000.0	HUF	in exchange for	$16.0	374.00	HUF
New Zealand Dollar	6.4	NZD	in exchange for	$3.9	1.66	NZD
Interest Rate Swaps
The Company is exposed to the impact of interest rate changes, primarily through its borrowing activities. The Company’s objective is to mitigate the impact of interest rate changes on earnings and cash flows. The Company primarily uses pay-fixed
interest rate swaps to facilitate its interest rate risk management activities, which the Company generally designates as cash flow hedges of interest payments on floating-rate borrowings.
Pay-fixed
swaps effectively convert floating-rate borrowings to fixed-rate borrowings. The unrealized gains or losses from these designated cash flow hedges are deferred in accumulated other comprehensive income (loss) and recognized in interest expense as the interest payments occur. Changes in the fair value of interest rate swaps that are not designated as hedges are recorded in interest expense (see further explanation below).

F-1
49

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Cash settlements related to interest rate contracts are generally classified as operating activities on the consolidated statements of cash flows. However, due to a financing component (debt host) on a portion of our previously outstanding interest rate swaps, the cash flows related to these contracts are classified as financing activities through the date of termination.
In connection with the Studio Separation, Business Combination and Intercompany Note described in Note 8, the Company assumed the rights, obligations, costs and benefits associated with and provided under the terms of Old Lionsgate’s floating-to-fixed
swap contracts.
Designated Cash Flow Hedges.
 As of March 31, 2024, the Company had the following
pay-fixed
interest rate swaps, which were designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 8 and Note 9) and were terminated in December 2024, as further described below.

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
May 23, 2018	$300.0	2.915%	March 24, 2025
May 23, 2018	$700.0	2.915%	March 24, 2025	(1)
June 25, 2018	$200.0	2.723%	March 23, 2025	(1)
July 31, 2018	$300.0	2.885%	March 23, 2025	(1)
December 24, 2018	$50.0	2.744%	March 23, 2025	(1)
December 24, 2018	$100.0	2.808%	March 23, 2025	(1)
December 24, 2018	$50.0	2.728%	March 23, 2025	(1)

Total	$1,700.0

(1)	Represents the re-designated swaps as described in the Fiscal 2023 Transactions section below that were previously not designated cash flow hedges at March 31, 2022.
In December 2024, the Company terminated all of its
pay-fixed
interest rate swaps which were outstanding at March 31, 2024, as shown in the table above. As a result of the termination, the Company received approximately $9.4 million, which was recorded as a reduction of the interest rate swap asset values, and represents the amount of unrealized gains recorded in accumulated other comprehensive income related to the terminated interest rate swaps which will be amortized as a reduction of interest expense through the remaining term of the terminated swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded to interest expense at that time. The receipt of approximately $9.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities.
During the fiscal year ended March 31, 2025, the Company entered into the following pay-fixed
interest rate swaps, which have been designated as cash flow hedges outstanding (all related to the Company’s SOFR-based debt, see Note 8 and Note 9).

F-15
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Designated Cash Flow Hedges at March
 31, 2025:

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
August 15, 2024	$65.0	4.045%	September 15, 2026
August 15, 2024	$77.5	3.803%	August 15, 2026
August 15, 2024	$77.5	3.810%	September 15, 2026
December 15, 2024	$125.0	3.970%	December 15, 2026
January 31, 2025	$100.0	4.060%	January 31, 2027
February 14, 2025	$282.8	4.097%	February 14, 2027

Total	$727.8

Fiscal 2023 Transactions:
 In May 2022, the Company terminated certain of its previous interest rate swap contracts (the “Terminated Swaps”). As a result of the terminations, the Company received approximately $56.4 million. Simultaneously with the termination of the Terminated Swaps, the Company re-designated
all other swaps previously not designated as cash flow hedges of variable rate debt.
The receipt of approximately $56.4 million as a result of the termination was recorded as a reduction of the asset values of the derivatives amounting to $188.7 million and a reduction of the financing component (debt host) of the Terminated Swaps amounting to $131.3 million. At the time of the termination of the Terminated Swaps, there was approximately $180.4 million of unrealized gains recorded in accumulated other comprehensive income (loss) related to these Terminated Swaps. This amount will be amortized as a reduction of interest expense through the remaining term of the swaps unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the gain will be recorded as a reduction to interest expense at that time. In addition, the liability amount of $6.8 million for the re-designated
swaps at the
re-designation
date will be amortized as a reduction of interest expense throughout the remaining term of the re-designated
swaps, unless it becomes probable that the cash flows originally hedged will not occur, in which case the proportionate amount of the loss will be recorded to interest expense at that time.
The receipt of approximately $56.4 million was classified in the consolidated statement of cash flows as cash provided by operating activities of $188.7 million reflecting the amount received for the derivative portion of the termination of swaps, and a use of cash in financing activities of $134.5 million reflecting the pay down of the financing component of the Terminated Swaps (inclusive of payments made between April 1, 2022 and the termination date amounting to $3.2 million).

F-15
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Financial Statement Effect of Derivatives
Consolidated statements of operations and comprehensive income (loss):
 The following table presents the
pre-tax
effect of the Company’s derivatives on the accompanying consolidated statements of operations and comprehensive income (loss) for the fiscal years ended March 31, 2025, 2024 and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts
Gain (loss) recognized in accumulated other comprehensive income (loss)	$3.4	$(5.8)	$1.7
Loss reclassified from accumulated other comprehensive income (loss) into direct operating expense	(1.2)	(0.3)	(0.3)
Interest rate swaps
Gain (loss) recognized in accumulated other comprehensive income (loss)	$(0.6)	$36.3	$81.1
Gain reclassified from accumulated other comprehensive income (loss) into interest expense	28.6	41.8	1.4
Derivatives not designated as cash flow hedges:
Interest rate swaps
Gain (loss) reclassified from accumulated other comprehensive income (loss) into interest expense	$4.3	$(7.2)	$(11.8)
Total direct operating expense on consolidated statements of operations	$2,210.0	$1,886.7	$2,207.9
Total interest expense on consolidated statements of operations	$242.5	$222.5	$162.6
Consolidated balance sheets:
 The Company classifies its forward foreign exchange contracts and interest rate swap agreements within Level 2 as the valuation inputs are based on quoted prices and market observable data of similar instruments (see Note 11). Pursuant to the Company’s accounting policy to offset the fair value amounts recognized for derivative instruments, the Company presents the asset or liability position of the swaps that are with the same counterparty under a master netting arrangement net as either an asset or liability in its consolidated balance sheets. As of March 31, 2025 and March 31, 2024, there were no swaps outstanding that were subject to a master netting arrangement.
As of March 31, 2025 and 2024, the Company had the following amounts recorded in the accompanying consolidated balance sheets related to the Company’s use of derivatives:

	March 31, 2025
	Other Current Assets	Other Liabilities (non-current)
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$1.8	$—
Interest rate swaps	—	3.1

Fair value of derivatives	$1.8	$3.1

F-15
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	March 31, 2024
	Other Current Assets	Other Accrued Liabilities
	(Amounts in millions)
Derivatives designated as cash flow hedges:
Forward exchange contracts	$—	$2.8
Interest rate swaps	35.6	—

Fair value of derivatives	$35.6	$2.8

As of March 31, 2025, based on the current release schedule, the Company estimates approximately $1.1 million of gains associated with forward foreign exchange contract cash flow hedges in accumulated other comprehensive income (loss) will be reclassified into earnings during the one-year
period ending March 31, 2026.
As of March 31, 2025, the Company estimates approximately $26.4 million of gains recorded in accumulated other comprehensive income (loss) associated with interest rate swap agreement cash flow hedges will be reclassified into interest expense during the one-year
period ending March 31, 2026.
20. Additional Financial Information
The following tables present supplemental information related to the consolidated financial statements.
Cash, Cash Equivalents and Restricted Cash
Cash equivalents consist of investments that are readily convertible into cash. Cash equivalents are carried at cost, which approximates fair value. The Company classifies its cash equivalents within Level 1 of the fair value hierarchy because the Company uses quoted market prices to measure the fair value of these investments (see Note 11). The Company monitors concentrations of credit risk with respect to cash and cash equivalents by placing such balances with higher quality financial institutions or investing such amounts in liquid, short-term, highly-rated instruments or investment funds holding similar instruments. As of March 31, 2025, the Company’s cash and cash equivalents were held in bank depository accounts.
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported in the consolidated balance sheets to the total amounts reported in the consolidated statements of cash flows at March 31, 2025 and 2024. At March 31, 2025 and 2024, restricted cash represents primarily amounts related to required cash reserves for interest payments associated with certain corporate debt and film related obligations.

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Cash and cash equivalents	$205.7	$277.0
Restricted cash included in other current assets	67.9	43.7
Restricted cash included in other non-current assets	—	13.7

Total cash, cash equivalents and restricted cash	$273.6	$334.4

F-15
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Accounts Receivable Monetization
Under the Company’s accounts receivable monetization programs, the Company has entered into (1) individual agreements to monetize certain of its trade accounts receivable directly with third-party purchasers and (2) a revolving agreement to monetize designated pools of trade accounts receivable with various financial institutions, as further described below. Under these programs, the Company transfers receivables to purchasers in exchange for cash proceeds, and the Company continues to service the receivables for the purchasers. The Company accounts for the transfers of these receivables as a sale, removes (derecognizes) the carrying amount of the receivables from its balance sheets and classifies the proceeds received as cash flows from operating activities in the consolidated statements of cash flows. The Company records a loss on the sale of these receivables reflecting the net proceeds received (net of any obligations incurred), less the carrying amount of the receivables transferred. The loss is reflected in the “other gains (losses), net” line item on the consolidated statements of operations. The Company receives fees for servicing the accounts receivable for the purchasers, which represent the fair value of the services and were immaterial for the fiscal years ended March 31, 2025, 2024, and 2023.
Individual Monetization Agreements.
 The Company enters into individual agreements to monetize trade accounts receivable. The third-party purchasers have no recourse to other assets of the Company in the event of non-payment
by the customers. The following table sets forth a summary of the receivables transferred under individual agreements or purchases during the fiscal years ended March 31, 2025, 2024, and 2023:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Carrying value of receivables transferred and derecognized	$478.3	$512.3	400.5
Net cash proceeds received	464.9	491.9	383.0
Loss recorded related to transfers of receivables	13.4	20.4	17.5
At March 31, 2025, the outstanding amount of receivables derecognized from the Company’s consolidated balance sheets, but which the Company continues to service, related to the Company’s individual agreements to monetize trade accounts receivable was $429.9 million (March 31, 2024 - $449.2 million).
Pooled Monetization Agreement.
 In December 2019, the Company entered into a revolving agreement, as amended in July 2023, to transfer up to $100.0 million of certain receivables to various financial institutions on a recurring basis in exchange for cash equal to the gross receivables transferred, which matured on October 1, 2023. As customers paid their balances, the Company would transfer additional receivables into the program. The transferred receivables were fully guaranteed by a bankruptcy-remote wholly-owned subsidiary of the Company. The third-party purchasers had no recourse to other assets of the Company in the event of non-payment
by the customers.

F-15
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth a summary of the receivables transferred under the pooled monetization agreement during the years ended March 31, 2024 and 2023:

	Year Ended
	March 31,
	2024	2023
	(Amounts in millions)
Gross cash proceeds received for receivables transferred and derecognized	$22.2	$167.0
Less amounts from collections reinvested under revolving agreement	(9.1)	(94.3)

Proceeds from new transfers	13.1	72.7
Collections not reinvested and remitted or to be remitted	(13.4)	(66.6)

Net cash proceeds received (paid or to be paid) (1)	$(0.3)	$6.1
Carrying value of receivables transferred and derecognized (2)	$22.1	$164.8
Obligations recorded	$2.1	$5.9
Loss recorded related to transfers of receivables	$2.0	$3.7

(1)
During the fiscal year ended March 31, 2024, the Company voluntarily repurchased $46.0 million of receivables previously transferred. In addition, during the year ended March 31, 2023, the Company repurchased $27.4 million of receivables previously transferred, as separately agreed upon with the third-party purchasers, in order to monetize such receivables under the individual monetization program discussed above without being subject to the collateral requirements under the pooled monetization program.

(2)	Receivables net of unamortized discounts on long-term, non-interest bearing receivables.
At March 31, 2025 and March 31, 2024, there were no outstanding receivables derecognized from the Company’s consolidated balance sheet, for which the Company continues to service, related to the pooled monetization agreement.
Other Assets
The composition of the Company’s other assets is as follows as of March 31, 2025 and 2024:

	March 31, 2025	March 31, 2024
	(Amounts in millions)
Other current assets
Prepaid expenses and other (1)	$43.1	$34.8
Restricted cash	67.9	43.7
Contract assets	61.4	59.9
Interest rate swap assets	—	35.6
Tax credits receivable	186.8	199.1

	$359.2	$373.1

Other non-current assets
Prepaid expenses and other	$18.6	$18.3
Restricted cash	—	13.7
Accounts receivable (2)	65.7	111.7
Contract assets (2)	11.3	3.2
Tax credits receivable	435.8	361.7
Operating lease right-of-use assets	294.1	344.3

	$825.5	$852.9

5

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)
Includes home entertainment product inventory which consists of Packaged Media and is stated at the lower of cost or market value
(first-in,
first-out
method). Costs of Packaged Media sales, including shipping and handling costs, are included in distribution and marketing expenses.

(2)
Unamortized discounts on long-term,
non-interest
bearing receivables were $7.0 million and $6.2 million at March 31, 2025 and 2024, respectively, and unamortized discounts on contract assets were $1.1 million and $0.3 million at March 31, 2025 and 2024, respectively.

Content Related Payables
Content related payables include minimum guarantees and accrued licensed program rights obligations, which represent amounts payable for film or television rights that the Company has acquired or licensed.
Other Accrued Liabilities
Other accrued liabilities include employee related liabilities (such as accrued bonuses and salaries and wages) of $59.2 million and $116.2 million at March 31, 2025 and March 31, 2024, respectively.
Accumulated Other Comprehensive Income
The following table summarizes the changes in the components of accumulated other comprehensive income, net of tax. During the fiscal years ended March 31, 2025, 2024, and 2023, there was no income tax expense or benefit reflected in other comprehensive income due to the income tax impact being offset by changes in the Company’s deferred tax valuation allowance.

	Foreign currency translation adjustments	Net unrealized gain (loss) on cash flow hedges	Total
	(Amounts in millions)
March 31, 2022	$(38.9)	$49.1	$10.2
Other comprehensive income (loss)	(2.2)	82.8	80.6
Reclassifications to net loss (1)	—	10.7	10.7

March 31, 2023	(41.1)	142.6	101.5
Other comprehensive income (loss)	(1.0)	30.5	29.5
Reclassifications to net loss (1)	—	(34.3)	(34.3)

March 31, 2024	(42.1)	138.8	96.7
Other comprehensive income (loss)	(6.9)	2.8	(4.1)
Reclassifications to net loss (1)	—	(31.7)	(31.7)

March 31, 2025	$(49.0)	$109.9	$60.9

(1)
Represents a loss of $1.2 million included in direct operating expense and a gain of $32.9 million included in interest expense on the consolidated statement of operations in the fiscal year ended March 31, 2025 (2024 - loss of $0.3 million included in direct operating expense and a gain of $34.6 million included in interest expense; 2023- loss of $0.3 million included in direct operating expense and loss of $10.4 million included in interest expense) (see Note 19).

Supplemental Cash Flow Information
Interest paid during the fiscal year ended March 31, 2025 amounted to $214.0 million (2024 - $196.9 million; 2023 - $137.7 million).

F-1
5
6

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Income taxes paid during the fiscal year ended March 31, 2025 amounted to net tax paid of $19.5 million (2024 - net tax paid of $22.8 million; 2023 - net tax paid of $14.3 million).
Significant
non-cash
transactions during the fiscal years ended March 31, 2025, 2024, and 2023 include certain interest rate swap agreements, which are discussed in Note 19, “Financial Instruments”.
Except for
non-cash
financing activity described in Note 21, there were no significant non-cash
financing or investing activities for the fiscal years ended March 31, 2025, 2024, and 2023. Supplemental cash flow information related to leases was as follows:

	Year Ended
	March 31,
	2025	2024	2023
	(Amounts in millions)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows for operating leases	$68.4	$45.1	$40.3
Right-of-use assets obtained in exchange for new lease obligations:
Operating leases	$7.4	$172.1	$11.3
Increase in right-of-use assets and lease liability due to a reassessment event:
Operating leases - increase in right-of-use assets	$2.8	$103.6	$17.4
Operating leases - increase in lease liability	$2.8	$103.6	$17.4
21. Related Party Transactions
In connection with the Studio Separation and in the normal course of business, the Company entered into transactions with Old Lionsgate and the Starz Business which include the following, which unless otherwise indicated prior to the Studio Separation were settled through parent net investment at the time of the transaction:
Old Lionsgate corporate general and administrative expenses:
 As described in Note 1, in connection with the Business Combination, the Company and Old Lionsgate entered into the Shared Services Agreement which took effect upon the Closing. The Shared Services Agreement facilitates the allocation to the Company of all corporate general and administrative expenses of Old Lionsgate, except for an amount of $10.0 million to be allocated annually to Old Lionsgate. During the fiscal year ended March 31, 2025, $120.9 million of Old Lionsgate corporate general and administrative expenses, excluding amounts related to share-based compensation discussed below, were allocated to the Company. Of the total amount allocated to the Company during fiscal year ended March 31, 2025, $106.7 million was allocated to the Company after the Studio Separation pursuant to the Shared Services Agreement. Prior to the Studio Separation, during the fiscal year ended March 31, 2025, $14.2 million of corporate expenses were allocated to the Company (2024 -$110.6 million, 2023- $100.9 million).
Share-based compensation:
 The Studio Separation Agreement and the Shared Services Agreement provide that officers, employees and directors of Legacy LG Studios will continue to receive awards of equity and equity-based compensation pursuant to the existing equity incentive plans of Old Lionsgate. Such awards are treated as a capital contribution by Old Lionsgate to Legacy LG Studios, and the share-based compensation expense for such awards is allocated to Legacy LG Studios.

F-1
57

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Prior to the Studio Separation, Old Lionsgate provided share-based compensation related to the Studio Business employees and as part of its corporate expense allocations a proportionate amount of the share-based compensation related to those corporate functions is allocated to the Studio Business.
Licensing of content to the Starz Business:
 The Company licenses motion pictures and television programming (including Starz original productions) to the Starz Business. The license fees generally are due upon delivery or due at a point in time following the first showing or when the content is made available. Prior to the Studio Separation, license fee amounts due were primarily settled with the Starz Business through parent net investment. License fees receivable (net of amounts owed to the Starz Business) are reflected in Due from Starz Business on the consolidated balance sheets. The consideration to which the Company is entitled under the license agreements with the Starz Business is included in revenue from contracts with customers and presented separately in the consolidated statements of operations (see Note 13). In the fiscal years ended March 31, 2025, 2024 and 2023, the Company recognized revenue of $619.7 million, $545.9 million and $775.5 million, respectively, related to these licensing arrangements with the Starz Business, which is separately presented in the “Revenue - Related Party” line on the consolidated statements of operations. As of March 31, 2025, deferred revenue on the consolidated balance sheet includes $19.1 million related to these licensing arrangements with the Starz Business.
Operating expense reimbursement:
 As previously described in Note 1, the Company pays certain expenses on behalf of the Starz Business such as certain rent expense, employee benefits, insurance and other administrative operating costs. The Starz Business also pays certain expenses on behalf of the Company such as legal expenses, software development costs and severance. See
 “Transactions with Old Lionsgate”
 below for further discussion of the settlement of these transactions. These expenditures are reflected in the financial statements of the Studio Business and the Starz Business as applicable.
Monetization of certain accounts receivables:
 The Company had an agreement with Starz for Starz to transfer certain accounts receivables to the Company to participate in the Company’s pooled monetization arrangement, which matured on October 1, 2023. The Company purchased the transferred receivables at fair value and recorded them at the purchased amount on its balance sheet and classified the purchase price paid in parent net investment (see Note 20). The accounts receivables purchased from the Starz Business were historically pledged as collateral under this agreement. Any discount on the purchase of the receivable from the Starz Business was accreted to interest income over the period to collection of the accounts receivable. The accounts receivable purchased from the Starz Business and subsequent collections were reflected as investing activities in the consolidated statements of cash flows.
Transactions with Old Lionsgate
Prior to the Studio Separation, Old Lionsgate utilized a centralized approach to cash management. Cash generated by the Studio Business was managed by Old Lionsgate’s centralized treasury function and cash was routinely transferred to the Company or to the Starz Business to fund operating activities when needed. Payables to and receivables from Old Lionsgate, primarily related to the Starz Business, were often settled through movement to the intercompany accounts between Old Lionsgate, the Starz Business and the Studio Business. Other than certain specific balances related to unsettled payables or receivables, the intercompany balances between the Studio Business and Old Lionsgate were accounted for as parent net investment.
Because of this centralized approach to cash management, financial transactions for cash movement and the settlement of payables and receivables when due with Old Lionsgate were generally accounted for through the parent net investment account. Settlements of amounts payable and receivable when due through the parent net investment account were reflected as cash payments or receipts for the applicable operating transaction within

F-1
58

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operating activities, with the net change in parent net investment included within financing activities in the consolidated statements of cash flows.
The net transfers to and from Old Lionsgate through the period prior to the Studio Separation discussed above were as follows:

	Year Ended
	March 31,
	2025	2024	2023
Cash pooling and general financing activities	$91.6	$(199.3)	36.1
Licensing of content (1)	11.7	540.0	733.3
Corporate reimbursements	(5.3)	7.0	13.3
Corporate expense allocations (excluding allocation of share-based compensation)	2.3	27.9	22.3
Funding of purchases of accounts receivables held for collateral	—	(85.5)	(183.7)

Net transfers to (from) Parent per consolidated statements of cash flows	$100.3	$290.1	$621.3

Share-based compensation (including allocation of share-based compensation)	(6.0)	(62.5)	(73.4)
Other non-cash transfer (2)	(38.8)	11.9	2.5

Net transfers to (from) Parent per consolidated statements of equity (deficit)	$55.5	$239.5	$550.4

(1)	Reflects the settlement of amounts due from the Starz Business related to the Company’s licensing arrangements with the Starz Business.
(2)	Includes a non-cash transfer of debt through Parent net investment of $35.0 million in connection with the Studio Separation in the fiscal year ended March 31, 2025.
Other Related Party Transactions
Ignite, LLC
. In April 2004, a wholly-owned subsidiary of the Company entered into agreements (as amended) with Ignite, LLC (“Ignite”) for distribution rights to certain films. Michael Burns, the Vice Chair and a director of the Company, owns a 65.45% interest in Ignite, and Hardwick Simmons, a director of the Company, owns a 24.24% interest in Ignite. During the year ended March 31, 2025, $0.2 million was paid to Ignite under these agreements (2024 - $0.3 million; 2023 -$0.4 million).
Sponsor Option Agreement.
 On May 13, 2024, Old Lionsgate consummated the transactions contemplated by the Business Combination Agreement. Harry E. Sloan, a member of the Company’s Board of Directors, was the Chairman of SEAC and owned, directly or indirectly, a material interest in Eagle Equity Partners V, LLC, a Delaware limited liability company, the SEAC sponsor. Mr. Sloan recused himself from the decisions to approve the business combination.
In connection with the Business Combination, SEAC received an aggregate of $1.00 and 2,200,000 SEAC Sponsor Options each of which entitled SEAC Sponsor to purchase one SEAC Class A Ordinary Share at $0.0001 per share. The SEAC Sponsor Options became options to purchase Old Lionsgate’s common shares pursuant to the terms of the Sponsor Option Agreement. Lionsgate assumed in writing all of the obligations

F-1
59

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

under and in accordance with the Sponsor Option Agreement pursuant to an amendment thereto under which the SEAC Sponsor Options became exercisable for 2,177,191 common shares of Lionsgate.
Letter Agreement.
 On July 9, 2009, Old Lionsgate entered into a letter agreement (as amended from time to time, the “MHR Letter Agreement”) with Dr. Mark H. Rachesky, the Chairman of the Company’s Board of Directors. The MHR Letter Agreement provided, subject to certain terms and conditions, including that Dr. Rachesky and certain of his affiliates hold at least 8,192,246 common shares of Old Lionsgate, subject to equitable adjustment (which amount represented approximately 7% of Old Lionsgate’s common shares outstanding as of May 22, 2009), that in the event Old Lionsgate enters into an agreement with any other person, or invites or receives a proposal, in either case which relates to the matters addressed by the MHR Letter Agreement, and that has terms or conditions that are more favorable to such other person or more restrictive to Old Lionsgate than the terms or conditions set forth in the MHR Letter Agreement or the Registration Rights Agreement with MHR Fund Management (as described below), then Old Lionsgate will offer Dr. Rachesky and certain of his affiliates the opportunity to enter into an agreement on the same terms and conditions or, as the case may be, make a competing proposal which shall be considered by Old Lionsgate in good faith before deciding whether to execute any such other agreement. Lionsgate assumed all of the obligations under and in accordance with the Letter Agreement.
Investor Rights Agreement.
 On May 6, 2025, Lionsgate entered into an investor rights agreement with MHR Fund Management LLC and affiliated funds (“MHR Fund Management”), Liberty Global Ventures Limited and Liberty Global Ltd. (collectively, “Liberty”) (as amended from time to time, the “Investor Rights Agreement”). The Investor Rights Agreement provides that, among other things, (i) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include three (3) designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to approval by the Lionsgate Board of Directors) on its slate of director nominees for election at each future annual general and special meeting of Lionsgate’s shareholders, (ii) for so long as funds affiliated with MHR Fund Management beneficially own at least 7,500,000, but less than 10,000,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include two designees of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders, and (iii) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 7,500,000, of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual general meeting of Lionsgate’s shareholders. Dr. Rachesky, Emily Fine and John D. Harkey, Jr. were appointed as the designees of MHR Fund Management to the Lionsgate Board of Directors pursuant to the Investor Rights Agreement.
In addition, the Investor Rights Agreement provides that for so long as Liberty (together with certain of its affiliates) beneficially own at least 5,000,000 of Lionsgate’s then outstanding common shares in the aggregate, Lionsgate will include one designee of Liberty on its slate of director nominees for election to the Lionsgate Board of Directors at each future annual general meeting of Lionsgate’s shareholders. Michael T. Fries was appointed as the designee of Liberty to the Lionsgate Board of Directors under the Investor Rights Agreement.
In addition, under the Investor Rights Agreement, Lionsgate has also agreed to provide MHR Fund Management and Liberty Management with certain pre-emptive
rights on shares that Lionsgate may issue in the future for cash consideration.
Under the Investor Rights Agreement, Liberty (together with certain of its affiliates) has agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s then outstanding common shares, or that would result in a person or group of persons

F-16
0

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

beneficially owning 5% or more of Lionsgate’s then outstanding common shares, any such transferee would have to agree to the restrictions and obligations set forth in the Investor Rights Agreement, including transfer restrictions, subject to certain exceptions set forth in the Investor Rights Agreement.
Voting Agreement.
 On May 6, 2025, Lionsgate entered into a voting agreement with Liberty and MHR Fund Management (as amended from time to time, the “Voting Agreement”). Under the Voting Agreement, Liberty has agreed to vote, in any vote of Lionsgate’s shareholders on a merger, amalgamation, plan of arrangement, consolidation, business combination, third party tender offer, asset sale or other similar transaction involving Lionsgate or any of its subsidiaries (and any proposal relating to the issuance of capital, increase in the authorized capital or amendment to any constitutional documents in connection with any of the foregoing), all of the common shares beneficially owned by them (together with certain of their affiliates) in excess of 18.5% of Lionsgate’s outstanding voting power in the aggregate in the same proportion as the votes cast by other shareholders.
In addition, each of Liberty and MHR Fund Management (together with certain of their affiliates) has agreed that as long as any of them have the right to nominate at least one representative to the Lionsgate Board of Directors, each of them will vote all of Lionsgate’s common shares owned by them (together with certain of their affiliates) in favor of each of the other’s respective nominees to the Lionsgate Board of Directors, subject to certain exceptions set forth in the Voting Agreement.
Under the Voting Agreement, Liberty (together with certain of its affiliates) has also agreed that if it sells or transfers any of its common shares to a shareholder or group of shareholders that beneficially own 5% or more of Lionsgate’s common shares, or that would result in a person or group of persons beneficially owning 5% or more of Lionsgate’s common shares, any such transferee would have to agree to the Voting Agreement, subject to certain exceptions set forth in the Lionsgate Voting Agreement.
Registration Rights Agreements.
 On May 6, 2025, Lionsgate entered into a registration rights agreement with each of MHR Fund Management and Liberty (together with certain of their affiliates). The two registration rights agreements described in the foregoing are referred to herein as the “Registration Rights Agreements.”
Each Registration Rights Agreement provides that the applicable investor is entitled to two demand registration rights to request that Lionsgate register all or a portion of their common shares. In addition, in the event that Lionsgate proposes to register any of Lionsgate’s equity securities or securities convertible into or exchangeable for Lionsgate’s equity securities, either for its own account or for the account of other security holders, the applicable investor will be entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to customary limitations. As a result, whenever Lionsgate proposes to file a registration statement under the Securities Act, other than with respect to a registration statement on Forms
S-4
or
S-8
or certain other exceptions, the applicable investor will be entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
The registration rights described above of Liberty will terminate on the first anniversary of the date that Liberty (together with certain of its affiliates) both (i) beneficially owns less than 5,713,774 common shares (which amount, for the avoidance of doubt, represents approximately 2% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Lionsgate Board of Directors. The registration rights described above of the applicable affiliates of MHR Fund Management will terminate on the first anniversary of the date that they both (i) beneficially own less than 28,568,868 common shares (which amount, for the avoidance of doubt, represents approximately 10% of Lionsgate’s common shares outstanding as of May 7, 2025), and (ii) ceases to have a designated representative on the Lionsgate Board of Directors.

F-16
1

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The foregoing descriptions of the MHR Letter Agreement, the Investor Rights Agreement, the Voting Agreement and the Registration Rights Agreements is not meant to be complete and is qualified by reference to the full text of each of the MHR Letter Agreement, the Investor Rights Agreement, the Voting Agreement and the Registration Rights Agreements, respectively, which are filed as exhibits hereto and incorporated by reference herein.
Transactions with Equity Method Investees
Equity Method Investees.
 In the ordinary course of business, the Company is involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs and the lease of a studio facility owned by a former equity-method investee, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as follows (see Note 1 and Note 6):

	March 31,
	2025	2024
	(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$8.7	$8.1
Investment in films and television programs	1.1	2.2

Total due from related parties	$9.8	$10.3

Accounts payable (1)	$17.6	$16.8
Participations and residuals, current	11.1	5.5
Participations and residuals, noncurrent	1.8	1.3
Deferred revenue, current	0.1	0.1

Total due to related parties	$30.6	$23.7

	Year Ended March 31,
	2025	2024	2023
	(Amounts in millions)
Consolidated Statements of Operations
Revenues	$3.3	$3.0	$4.8
Direct operating expense	$4.6	$5.0	$8.3
Distribution and marketing expense	$3.0	$0.8	$0.4

(1)	Amounts primarily represent production related advances due to certain of its equity method investees.
22. Subsequent Events
Starz Separation
On May 6, 2025, Old Lionsgate, through a series of transactions contemplated by the Arrangement Agreement, completed the separation of the businesses of Legacy Lionsgate Studios, from the STARZ-branded premium subscription platform business (the “Starz Separation”). Pursuant to the Arrangement Agreement, the
pre-transaction
shareholders of Old Lionsgate own shares in two separately traded public companies: (1) New Lionsgate, which was renamed “Lionsgate Studios Corp.” (and is referred to as “Lionsgate”) and holds, directly and through subsidiaries, the Studio Business previously held by Old Lionsgate, and is owned by Old Lionsgate shareholders and Legacy Lionsgate Studios shareholders, and (2) Old Lionsgate, which was renamed “Starz

F-16
2

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Entertainment Corp.” and holds, directly and through subsidiaries, the Starz Business that was previously held by Old Lionsgate. See Note 1 for further information.
In connection with the completion of the Starz Separation and related transactions, pre-transaction
shareholders of Old Lionsgate holding Class A voting shares (“Old Lionsgate Class A Shares”) received one and twelve one-hundredths
(1.12) Lionsgate new common shares (“Lionsgate Common Shares”) and one and twelve one-hundredths
(1.12) Starz Entertainment Corp. common shares (“Starz Common Shares”) and pre-transaction
shareholders of Old Lionsgate holding Class B
non-voting
shares (“Old Lionsgate Class B Shares”) received one Lionsgate Common Share and one Starz. Common Share.
Pre-transaction
Legacy Lionsgate Studios shareholders, other than Old Lionsgate, received, in exchange for each Legacy Lionsgate Studios common share, without par value (“Legacy Lionsgate Studios Common Share”), they held, a number of Lionsgate Common Shares equal to the product of the Lionsgate Studios Consideration Shares divided by the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation and held by Legacy Lionsgate Studios shareholders other than Old Lionsgate (such shares, the “LG Studios Flip Shares” and such ratio, the “LG Studios Reorganization Ratio”). The LG Studios Consideration Shares equals the aggregate number of Legacy Lionsgate Studios Common Shares obtained when the LG Studios Flip Percentage is multiplied by the quotient of (a) the aggregate number of Lionsgate Common Shares issued to Lionsgate shareholders divided by (b) 1 minus the LG Studios Flip Percentage. The LG Studios Flip Percentage equals the quotient, expressed as a percentage, of (1) the LG Studios Flip Shares divided by (2) the total number of Legacy Lionsgate Studios Common Shares issued and outstanding immediately prior to the Starz Separation. Such transactions by Legacy Lionsgate Studios shareholders are collectively referred to as the “LG Studios Flip.”
Each of Lionsgate and Starz Entertainment Corp. have a single class of “one share, one vote” common shares.
Following completion of the Starz Separation, Lionsgate Common Shares began trading under the symbol “LION” on the New York Stock Exchange (“NYSE”) and Starz Common Shares began trading under the symbol “STRZ” on the Nasdaq Global Select Market (“NASDAQ”). Old Lionsgate Class A Shares and Old Lionsgate Class B Shares were withdrawn from listing on NYSE and Legacy Lionsgate Studios Common Shares were withdrawn from listing on NASDAQ.
Financing
. On May 6, 2025, all outstanding obligations in respect of principal, interest and fees under the Old Lionsgate Credit Agreement, were repaid in full and all commitments thereunder were terminated. On May 6, 2025, all outstanding obligations in respect of principal, interest and fees were repaid in full and all commitments were terminated under each of (i) Intercompany Revolver and (ii) the Intercompany Note.
Lionsgate Credit Agreement.
 On May 6, 2025, Lionsgate entered into a new credit agreement (the “Lionsgate Credit Agreement”) with Lions Gate Television Inc. (“LGTV”), as borrower, the guarantors referred to therein, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.
The Lionsgate Credit Agreement provides for an $800.0 million senior secured revolving credit facility, which facility may be increased to a total amount not in excess of $1,200.0 million, subject to the terms and conditions set forth therein. Availability of funds under the Lionsgate Credit Agreement is subject to a borrowing base. The Lionsgate Credit Agreement and commitments thereunder will mature on the date that is five years after the closing date of the facility.
Borrowings under the Lionsgate Credit Agreement will bear interest at a rate per annum equal to, at LGTV’s option, either Term SOFR (subject to a 0.00% floor) or a base rate, in each case plus a margin of 2.50% for SOFR loans and 1.50% for base rate loans. LGTV will pay a commitment fee equal to 0.375% per annum in respect of unutilized commitments thereunder.

F-16
3

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Borrowings under the Lionsgate Credit Agreement may be used for working capital needs and other general corporate purposes, including the financing of permitted acquisitions and investments and to fund the development, production and acquisition costs of motion pictures and episodic series and other transactions not prohibited by the terms thereof.
LGTV’s obligations under the Lionsgate Credit Agreement are guaranteed by Lionsgate and substantially all of its wholly owned restricted subsidiaries and secured by substantially all assets LGTV and the guarantors, in each case subject to certain customary exceptions.
The Lionsgate Credit Agreement contains certain customary affirmative and negative covenants that limit the ability of Lionsgate and its restricted subsidiaries, among other things and subject to certain significant exceptions, to incur debt or liens, make investments, enter into certain mergers, consolidations, asset sales and acquisitions, pay dividends and make other restricted payments and enter into transactions with affiliates. The Lionsgate Credit Agreement also contains events of default customary for financings of this type, including relating to a change of control. In addition, the Lionsgate Credit Agreement requires Lionsgate to maintain a Liquidity Ratio (as defined in the Lionsgate Credit Agreement) of no less than 1.10 to 1.00 as of the last day of each fiscal quarter.
6.000% Notes.
 On May 6, 2025, in connection with the completion of the Starz Separation, LGTV assumed the Exchange Notes by way of supplemental indenture (the “Supplemental Indenture”). Pursuant to the terms of the Supplemental Indenture, LGTV agreed to assume and perform as primary obligor all obligations of the initial issuer under the Exchange Notes and the initial issuer was released and discharged from all obligations thereunder.
Following completion of the Starz Separation, the Exchange Notes bear interest at 6.000% per annum payable semi-annually and mature April 15, 2030. The Exchange Notes are redeemable at LGTV’s option in whole at any time, or in part from time to time, at certain specified redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date, see Note 8.
Incentive Plans.
 On May 6, 2025, Lionsgate assumed the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, and the plan was amended and restated as the Lionsgate Studios Corp. 2025 Performance Incentive Plan (the “Lionsgate 2025 Plan”), and became effective, with respect to 58,000,000 Lionsgate Common Shares. On May 6, 2025, Lionsgate became the sponsor of the Lionsgate 2025 Plan. All awards outstanding immediately prior to the completion of the Starz Separation under the equity plans of Old Lionsgate and held by employees or directors who became Lionsgate employees or directors after the Starz Separation, or by former employees (regardless of the division in which such former employee served), were converted into awards of Lionsgate under the Lionsgate 2025 Plan, except that awards of individuals who will be serving as non-employee
directors of both Lionsgate and Starz were only partially converted into awards under the Lionsgate 2025 Plan.
Other Starz Separation Agreements.
 On May 6, 2025, Lionsgate entered into several agreements with Legacy Lionsgate Studios and Starz Entertainment Corp. in connection with the completion of the Starz Separation, including the Separation Agreement; Transition Services Agreement; Employee Matters Agreement; Amendment to Tax Matters Agreement, pursuant to which Lionsgate was made a party to the Tax Matters Agreement; and Amendment to Sponsor Option Agreement, pursuant to which Lionsgate was made a party to the Sponsor Option Agreement.
In addition, Lionsgate entered into several agreements with each of Liberty Global Ventures Limited, Liberty Global Ltd., MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR

F-16
4

LIONSGATE STUDIOS CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Institutional Partners II LP, MHR Institutional Partners IIA LP, MHR Institutional Partners III LP, MHR Institutional Partners IV LP and MHR Fund Management LLC and affiliated funds thereto, including the Lionsgate Voting Agreement; Lionsgate Registration Rights Agreements; and Lionsgate Investor Rights Agreement.
Rights Agreement
On May 6, 2025, the Board of Directors of Lionsgate declared a dividend of one common share purchase right (a “Right”) for each outstanding Lionsgate Common Share, and adopted a shareholder rights plan, as set forth in the Shareholder Rights Agreement dated as of May 7, 2025 (the “Rights Agreement”), by and between Lionsgate and Computershare Investor Services, Inc., as rights agent. The dividend is payable on May 20, 2025 to Lionsgate stockholders of record as of the close of business on May 19, 2025.
Other Events
Interest Rate Swaps.
 In April 2025, the Company entered into the following
pay-fixed
interest rate swaps. The Company expects to designate these interest rate swaps as cash flow hedges (all related to the Company’s SOFR-based debt, see Note 8 and Note 9):

Effective Date	Notional Amount	Fixed Rate Paid	Maturity Date
	(in millions)
April 14, 2025	$100.0	3.449%	April 14, 2027
April 14, 2025	$48.8	3.646%	April 14, 2027

Total	$148.8

Sale of Equity Method Investment.
 On April 17, 2025, the Company sold its equity method ownership interest in Spyglass for $31.9 million and received proceeds of $28.9 million, with the remaining amount to be paid to the Company on the first anniversary of the closing, May 17, 2025. See Note 6.
Production Tax Credit Facility.
 In May 2025, the Company entered into an amendment to the Production Tax Credit Facility which increased the maximum principal amount to $380.0 million. See Note 9.
Backlog Facility.
 In May 2025, the Company entered into an amendment to the Backlog Facility, such that the maximum principal amount of the Backlog Facility was decreased to $150.0 million, and the Backlog Facility revolving period ends on May 30, 2025, at which point cash collections from the underlying collateral is used to repay the facility. See Note 9.

5

Item 21. Exhibits and Financial Statement Schedules

(a)	The exhibits listed below in the “Exhibit Index” are filed as part of, or are incorporated by reference in, this registration statement.

(b)	Exhibit Index

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Arrangement Agreement, dated as of January 29, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.**

2.2	Amendment No.1 to Arrangement Agreement, dated as of March 12, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Corp., Lionsgate Studios Holding Corp. and LG Sirius Holdings ULC.**

2.3	Plan of Arrangement by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.

2.4	Separation Agreement, dated as of May 6, 2025, by and among Lions Gate Entertainment Corp., Lionsgate Studios Holding Corp., Lionsgate Studios Corp., and LG Sirius Holdings ULC.

3.1	Interim Articles of Lionsgate Studios Holding Corp.**

3.2	Closing Articles of Lionsgate Studios Holding Corp.

4.1	Indenture, dated as of May 8, 2024, among Lions Gate Capital Holdings 1, Inc., the guarantors party thereto, and U.S. Bank Trust Company, National Association, as Trustee.

4.1.1	Supplemental Indenture No. 1, dated as of May 13, 2024.

4.1.2	Supplemental Indenture No. 2, dated as of September 25, 2024.

4.1.3	Supplemental Indenture No. 3, dated as of December 31, 2024.

4.1.4	Supplemental Indenture No. 4, dated as of May 8, 2024.

4.1.5	Supplemental Indenture No. 5, dated as of February 3, 2025.

4.1.6	Supplemental Indenture No. 6, dated as of April 23, 2025.

4.1.7	Supplemental Indenture No. 7, dated as of May 6, 2025.

5.1	Opinion of Dentons Canada LLP regarding legality of securities being registered.

10.1	Tax Matters Agreement, dated as of May 9, 2024, by and between Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp.**

10.2	Amendment to Tax Matters Agreement, dated as of May 6, 2025, by and between Lions Gate Entertainment Corp. and Lionsgate Studios Holding Corp.

10.3	Transition Services Agreement, dated as of May 6, 2025, by and between Starz Entertainment, LLC and Lions Gate Entertainment, Inc.

10.4	Employee Matters Agreement, dated as of May 6, 2025, by and among Lionsgate Studios Holding Corp., Lionsgate Studios Corp., LG Sirius Holdings ULC and Lions Gate Entertainment Corp.

10.5	Lionsgate Studios Corp. 2025 Performance Incentive Plan.

Exhibit No.	Description of Document

10.6	Employment Agreement between Jon Feltheimer and Lions Gate Entertainment Corp., dated as of August 21, 2020.**

10.7	Employment Agreement between Michael Burns and Lionsgate Studios Corp., dated as of May 6, 2025.

10.8	Employment Agreement between James W. Barge and Lions Gate Entertainment Corp., dated as of March 21, 2024.**

10.9	Employment Agreement between Brian Goldsmith and Lions Gate Entertainment Corp., dated as of October 1, 2022.**

10.10	Employment Agreement between Bruce Tobey and Lions Gate Entertainment Corp., dated as of March 27, 2023.**

10.11	Amendment to Employment Agreement, dated as of April 9, 2025, between Lions Gate Entertainment Corp. and Bruce Tobey.

10.12	Employment Agreement between Jeffrey A. Hirsch and Lions Gate Entertainment Corp., dated as of September 30, 2019.**

10.13	Amendment No. 1 to Employment Agreement between Jeffrey A. Hirsch and Lions Gate Entertainment Corp., dated as of September 28, 2023.**

10.14	Investor Rights Agreement, dated as of May 6, 2025, by and among Lionsgate Studios Holding Corp., MHR Fund Management, LLC, Liberty Global Ventures Limited, Liberty Global LTD. and Mammoth Funds (as defined therein).

10.15	Voting Agreement, dated as of May 6, 2025, by and among Lionsgate Studios Holding Corp., Liberty Global Ventures Limited, MHR Fund Management, LLC, Liberty Global LTD., and Mammoth Funds (as defined therein).

10.16	Registration Rights Agreement, dated as of May 6, 2025, by and among Lionsgate Studios Holding Corp. and the MHR Group (as defined therein).*

10.17	Registration Rights Agreement, dated as of May 6, 2025, by and between Lionsgate Studios Holding Corp. and Liberty Global Ventures Limited.*

10.18	Sponsor Option Agreement by and among Screaming Eagle Acquisition Corp, Eagle Equity Partners V, LLC and SEAC II Corp.**

10.19	Amendment to Sponsor Option Agreement, dated as of May 6, 2025, by and among Lionsgate Studios Holding Corp. and Eagle Equity Partners V, LLC.

10.20	Credit and Guarantee Agreement, dated as of May 6, 2025, among Lions Gate Television Inc., as borrower, the guarantors party thereto, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as administrative agent.

21.1	List of Subsidiaries of Lionsgate Studios Corp.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Lions Gate Entertainment Corp.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for Lionsgate Studios Corp.

23.3	Consent of Dentons Canada LLP (included as part of Exhibit 5.1 hereto).

Exhibit No.	Description of Document

24.1	Powers of Attorney (included on the signature pages hereto).

107	Filing Fee Table.**

101.INS	Inline XBRL Instance Document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

**	Previously filed.

Item 22. Undertakings.

Each undersigned Registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b)

that, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(e)

that for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(f) Insofar as indemnification by each Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the indemnification provisions described herein, or otherwise, such Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on July 24, 2025.

LIONSGATE STUDIOS CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Jon Feltheimer, Bruce Tobey and Adrian Kuzycz, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the SEC and the Canadian Securities Administrators any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.

Signature	Title	Date

/s/ James W. Barge James W. Barge	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	July 24, 2025

/s/ Gordon Crawford Gordon Crawford	Director	July 24, 2025

/s/ Jon Feltheimer Jon Feltheimer	Chief Executive Officer (Principal Executive Officer) and Director	July 24, 2025

/s/ Emily Fine Emily Fine	Director	July 24, 2025

/s/ Michael T. Fries Michael T. Fries	Director	July 24, 2025

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	July 24, 2025

Signature	Title	Date

/s/ Susan McCaw Susan McCaw	Director	July 24, 2025

/s/ Yvette Ostolaza Yvette Ostolaza	Director	July 24, 2025

/s/ Mark H. Rachesky, M.D. Mark H. Rachesky, M.D.	Director	July 24, 2025

/s/ Richard Rosenblatt Richard Rosenblatt	Director	July 24, 2025

/s/ Harry E. Sloan Harry E. Sloan	Director	July 24, 2025